Filed Pursuant to Rule 424(b)(3)
Registration No. 333-259554

PROSPECTUS

AEYE, INC.

Up to 68,139,193 Shares of Common Stock

Up to 166,666 Warrants

Up to 7,833,332 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to (i) the resale of 64,232,845 shares of Common Stock by certain of the selling security holders named in this prospectus (each a “Selling Securityholder” and collectively, the “Selling Securityholders”), (ii) the issuance by us and resale of 3,885,268 shares of Common Stock reserved for issuance upon the exercise of options to purchase Common Stock and 21,080 shares of Common Stock reserved for issuance upon the settlement of outstanding RSUs, and (iii) the issuance by us of up to 7,833,332 shares of Common Stock upon the exercise of outstanding warrants to purchase our common stock (the “Warrants”). This prospectus also relates to the resale of up to 166,666 of our outstanding Warrants (the “Private Placement Warrants”) originally issued in a private placement (the “Private Placement”) in connection with the initial public offering of CF Finance Acquisition Corp III, a Delaware corporation (“CF III”), by the holders thereof. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus, although we will receive the proceeds from any exercise of any Warrants for cash.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LIDR” and “LIDRW”, respectively. On September 14, 2021, the closing price of our Common Stock was $7.65 per share and the closing price of our Warrants was $1.11 per warrant.

We will bear all costs, expenses and fees in connection with the registration of the securities under this registration statement, except that the Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock or Warrants hereunder.

Our business and investment in our Common Stock and Warrants involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus, although we will receive the proceeds from any exercise of any Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On August 16, 2021 (the “Closing Date”), we consummated the previously announced merger pursuant to that certain Merger Agreement, dated as of February 17, 2021 (the “Original Merger Agreement”, as amended by that certain Merger Agreement Amendment, dated as of April 30, 2021 (the “Merger Agreement Amendment”, the Original Merger Agreement, as amended by the Merger Agreement Amendment, the “Merger Agreement”), by and among the Company (formerly known as CF III), AEye Technologies, Inc. (formerly known as AEye, Inc.) (“Old AEye”), and Meliora Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into Old AEye, with Old AEye becoming our wholly owned subsidiary (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Transactions”). On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), we changed our name to AEye, Inc. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our”, “AEye”, “Company”, and “post-combination entity” refer to AEye, Inc. and its subsidiaries following the consummation of the Merger or to Old AEye and its subsidiaries prior to the consummation of the Merger.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	our ability to realize the benefits of the Merger, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our product development timeline and expected start of production;

•	the implementation, market acceptance and success of our business model;

•	our ability to scale in a cost-effective manner;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 9 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.

Overview

AEye is a provider of high-performance, adaptive lidar systems for vehicle autonomy, ADAS, and robotic vision applications. With a sophisticated workforce of leaders and researchers, we have developed an artificial intelligence technology that enables active “intelligent sensing”, differentiating us in the marketplace from competition. Our software-definable iDAR (“Intelligent Detection and Ranging”) platform combines adaptive lidar, an optionally fused camera, and integrated deterministic artificial intelligence to capture more intelligent information with less data, enabling faster, more accurate, and more reliable perception.

Old Aeye was founded in 2013 by Luis Dussan, our President and Chief Technology Officer. His goal was to create a deterministic AI-driven sensing system that performs better than the human eye and visual cortex. From our inception, our culture drew from esteemed scientists and electro-optics engineers from the National Aeronautics and Space Administration (“NASA”), Lockheed Martin Corporation, Northrop Grumman Corporation, the U.S. Air Force, and the Defense Advanced Research Projects Agency (“DARPA”) to create the highest performing sensing and perception system for the most challenging situations, ensuring the highest levels of safety for autonomous driving.

Our adaptive iDAR is designed to enable higher levels of autonomy and functionality - SAE Levels 2 through 5 - with the goal of optimizing performance, power and reducing price. Our iDAR platform is software-definable, network-optimized, and leverages deterministic artificial intelligence at the edge. We have substantial investments in our R&D processes and deliver value to our customers through a combination of sales and direct channels. We perform the majority of our R&D activities in our 56,549 square foot corporate headquarters in Dublin, California, along with working with technology developers on a world-wide basis to develop new technology. We are partnering with leading Tier 1 suppliers to integrate our proprietary technology and design, ultimately meeting the specifications of OEMs while building reliable, trusted business relationships.

We expect to enable accelerated adoption of lidar across many markets and have partnered with leading Tier 1 automobile suppliers to achieve this mission. The main markets for lidar, including Industrial, Automotive, and Mobility are projected to see significant growth, allowing for greater market share as well as specialization opportunities like highway autonomous driving applications that benefit from our product. We believe that lidar will be a required sensing solution across many end markets and we intend to be the leading solutions provider in this space.

Background

We were originally known as CF III. On August 16, 2021, CF III consummated the Merger with Old AEye pursuant to the Merger Agreement. In connection with the Closing of the Merger, CF III changed its name to AEye, Inc. The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CF III will be treated as the “accounting acquiree” and Old as the “accounting acquirer” for financial reporting purposes.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of CF III, Merger Sub, Old AEye or the holders of any of our or Old AEye’s securities:

•	Merger Sub merged with and into Old AEye, with Old AEye surviving as a wholly-owned subsidiary of the Company;

•

each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into an equal number of shares of common stock of validly issued, fully paid and nonassessable shares of common stock of Old AEye, which shares constitute the only outstanding shares of capital stock of Old AEye held by us;

•

all issued and outstanding shares of Old AEye’s capital stock (other than shares held by us, CF Finance Holdings III, LLC (the “Sponsor”) or held in treasury) converted into an aggregate of 122,509,667 shares of Common Stock.

•	all shares of Old AEye’s capital stock held in treasury were canceled without any conversion thereof;

•	all of the outstanding options of Old AEye to acquire Old AEye’s common stock were assumed by the Company and converted into options to acquire an aggregate of 29,415,292 shares of Common Stock;

•

all of the outstanding restricted stock units (“RSUs”) of Old AEye to acquire Old AEye’s common stock were assumed by the Company and converted into RSUs to acquire an aggregate of 1,724,283 shares of Common Stock;

•

all of the 5,750,000 outstanding shares of CF III’s Class B common stock, par value $0.0001 per share, held by the Sponsor and the former independent directors of CF III converted into an aggregate of 5,750,000 shares of Common Stock;

•	all of the 500,000 private placement units held by the Sponsor were separated, pursuant to their terms, into 500,000 shares of Common Stock and 166,666 Warrants; and

•	all of the remaining outstanding Company units were separated, pursuant to their terms, into one share of Common Stock and one-third (1/3) of one Warrant (and CF III’s units ceased trading on Nasdaq).

In connection with the execution of the Merger Agreement, CF III entered into subscription agreements with certain parties subscribing for shares of CF III’s common stock, par value $0.0001 per share (“CF III Common Stock,” and such parties, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and CF III agreed to sell to the Subscribers, an aggregate of up to 22,500,000 shares of CF III Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of up to $225 million. Immediately prior to the closing of the Merger, we issued and sold 22,000,000 shares of our Common Stock to the Subscribers for aggregate gross proceeds to us of $220 million (the “PIPE Investment”).

The rights of holders of our Common Stock and Warrants are governed by our Amended and Restated Certificate of Incorporation (the “Amended Charter”), our amended and restated bylaws (the “Amended Bylaws”), and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated as of November 12, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section titled “Description of Our Securities.”

Risks Associated with Our Business

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors,” immediately following this prospectus summary. These risks include the following, among others:

•	We are an early stage company with a history of losses, and we expect to incur significant expense and continuing losses for the foreseeable future;

•	Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter;

•

We operate in a highly competitive industry involving emerging technology. Certain of our competitors in the lidar technology space have in the past offered, and may in the future offer, their products and services on terms that we and/or our partners are unwilling to match, which may adversely affect our market share;

•	Our business could be materially and adversely affected by the current global COVID-19 pandemic or other epidemics and outbreaks;

•

We continue to implement strategic initiatives designed to grow our business. These initiatives may prove more costly than we currently anticipate and we may not succeed in increasing our revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability;

•	If our deterministic artificial intelligence-driven sensing system is not selected for inclusion in ADAS, by OEMs or their suppliers, our business will be materially and adversely affected;

•

Our products require key components and critical raw materials and our inability to reduce and control the cost of such components and raw materials could negatively impact the adoption of our products and accordingly, our financial condition and operating results.

•

Continued pricing pressures, OEM and Tier 1 supplier cost reduction initiatives and the ability of OEMs and Tier 1 suppliers to re-source or cancel vehicle or technology programs may result in lower than anticipated revenue, or cause substantial losses to be incurred, which may adversely affect our business;

•

We expect to incur substantial research and development (“R&D”) costs and devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability and may never result in revenue to us;

•	If market adoption of lidar does not continue to develop, or develops more slowly than we expect, our business will be adversely affected;

•	We are highly dependent on the services of our executive officers, in particular, Luis Dussan, one of our founders, and Blair LaCorte, our Chief Executive Officer;

•	We may experience difficulties in managing our growth and expanding our operations;

•

We rely on third-party suppliers and because some of the raw materials and key components in our products come from limited or single source suppliers, we are susceptible to supply shortages, longer than anticipated lead times for components, and supply changes, any of which could disrupt our supply chain and could delay deliveries of our products to customers;

•

Because our sales have been primarily to customers making purchases for R&D projects and our current orders are project-based, we expect our results of operations to fluctuate on a quarterly and annual basis, which could cause our stock price to fluctuate or decline;

•	We may face risks associated with our reliance on certain artificial intelligence and machine learning models;

•

Our outsourced manufacturing business model for the Industrial and Mobility markets may not be successful, which could harm our ability to deliver products and recognize revenue in the Industrial and Mobility markets;

•

The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in our hardware or software which could reduce the market adoption of our new products, damage our reputation with current or prospective customers, expose us to product liability and other claims and thereby adversely affect our operating costs;

•	We may be subject to product liability or warranty claims that could result in significant direct or indirect costs, which could adversely affect our business and operating results; and

•	Our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others.

Corporate Information

CF III was incorporated in the State of Delaware in March 2016 for the purpose of effecting a transaction such as the Merger and completed its initial public offering (the “IPO”) in November 2020. In August 2021, Merger Sub merged with and into Old AEye, with Old AEye surviving the merger as a wholly owned subsidiary of CF III. In connection with the Merger, we changed our name to AEye, Inc. Our principal executive offices are located at One Park Place, Suite 200, Dublin, CA 94568. Our telephone number is (925) 400-4366. Our website address is www.aeye.ai. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of CF III’s IPO, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Securities and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Shares of Common Stock offered by the Selling Securityholders	68,139,193 shares.

Shares of Common Stock prior to exercise of all Warrants	154,404,302 shares (as of August 16, 2021).

Shares of Common Stock outstanding assuming the exercise of all Warrants and options referenced above	166,143,982 shares (as of August 16, 2021).

Warrants offered by the Selling Securityholders	166,666 Warrants.

Warrants outstanding	7,833,332 Warrants (as of August 16, 2021).

Exercise price per share pursuant to the Warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Securityholders. We will receive the proceeds from any exercise of the Warrants for cash, which we intend to use for general corporate and working capital purposes. See “Use of Proceeds” on page 44 for additional information.

Risk factors	You should carefully read the “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	“LIDR”

Nasdaq symbol for our Warrants	“LIDRW”

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Business and Operations

We are an early stage company with a history of losses and expects to incur significant expenses and continuing losses through at least 2024.

We have experienced net losses in each year since our inception. In the six months ended June 30, 2021 and 2020, we incurred net losses of approximately $22.6 million and $13.7 million, respectively. We expect these losses to continue through at least 2024 as we expand our product offerings and continue to scale our commercial operations and R&D program. As of June 30, 2021, we had an accumulated deficit of approximately $109.4 million. Even if we are able to increase sales or licensing of our products, there can be no assurance that we will be commercially successful.

We expect that we will continue to incur significant losses through at least 2024 as we:

•	continue to utilize our third-party partners for design, testing and commercialization;

•	expand our operations and supply chain capabilities to produce our lidar solutions, including costs associated with outsourcing the production of our lidar solutions;

•	expand our design, development and servicing capabilities;

•	build up inventories of parts and components for our lidar solutions;

•	produce an inventory of our lidar solutions;

•	increase our sales and marketing activities and develop our distribution infrastructure; and

•	increase our general and administrative spending to meet the requirements of operating as a public company.

If our products do not achieve sufficient market acceptance, we will not become profitable. If we fail to become profitable, or if we are unable to fund our continuing losses we may be unable to continue our business operations. We may never achieve or sustain profitability.

Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

We have been focused on developing our deterministic artificial intelligence-driven sensing system for vehicle autonomy, ADAS and industrial applications as a private company since 2013. This relatively limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter. The risks and challenges we have faced or expect to face include our ability to:

•	develop and commercialize our products;

•	produce and deliver lidar and software products meeting acceptable performance metrics;

•	forecast our revenue and budget for and manage our expenses;

•	attract new customers and retain existing customers;

•	develop, obtain or progress strategic partnerships;

•	comply with existing and new or modified laws and regulations applicable to our business;

•	plan for and manage capital expenditures for our current and future products, and manage our supply chain and supplier relationships related to our current and future products;

•	anticipate and respond to macroeconomic changes as well as changes in the markets in which we operate;

•	maintain and enhance the value of our reputation and brand;

•	effectively manage our growth and business operations, including the impacts of the COVID-19 pandemic on our business;

•	develop and protect our intellectual property;

•	hire, integrate and retain talented people at all levels of our organization; and

•	successfully develop new solutions to enhance the experience of our customers.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as those predictions would be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will continue to encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

Our business could be materially and adversely affected by the current global COVID-19 pandemic or other epidemics and outbreaks.

The ongoing COVID-19 pandemic has disrupted and affected our business operations, which has led to business and supply chain disruptions. For example, our offices and R&D and manufacturing locations have been, and continue to be, impacted due to national and regional government declarations requiring closures, quarantines and travel restrictions. The ongoing COVID-19 pandemic, including associated business interruptions and recovery, as well as other possible epidemics or outbreaks of other contagions could result in a material adverse impact on our business or our current or anticipated customers’ or suppliers’ business operations, including reduction or suspension of operations in the U.S. or other parts of the world. Our design and engineering operations, among others, cannot all be conducted remotely and often require on-site access to materials and equipment. We have customers, suppliers and partners with international operations, and our customers, suppliers and partners also depend on suppliers and manufacturers worldwide, which means that our business and prospects could be affected by the continuation or worsening of the COVID-19 pandemic anywhere in the world. Depending upon the duration of the ongoing COVID-19 pandemic and the associated business interruptions, our customers, suppliers, manufacturers and partners may suspend or delay their engagement with us. Our response and that of our customers and suppliers to the ongoing COVID-19 pandemic may prove to be inadequate and we may be unable to continue our respective operations in the manner we had prior to the outbreak or the worsening of the outbreak, and we may consequently endure interruptions, reputational harm, delays in our product development and shipments, all of which could have an adverse effect on our business, operating results, and financial condition. In addition, when the pandemic subsides, we cannot assure you as to the timing of any economic recovery, which could have a material adverse effect on our target markets and our business.

We continue to implement strategic initiatives designed to grow our business. These initiatives may prove more costly than we currently anticipate and we may not succeed in increasing our revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability.

We continue to make investments and implement initiatives designed to grow our business, including:

•	investing in R&D;

•	expanding our sales and marketing efforts to attract new customers and strategic partners;

•	investing in new applications and markets for our products;

•	further enhancing our manufacturing processes and partnerships;

•	protection of our intellectual property; and

•	investing in legal, accounting, and other administrative functions necessary to support our operations as a public company.

These initiatives may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue, if at all, in an amount sufficient to offset these higher expenses and to achieve and maintain profitability. The market opportunities we are pursuing are at an early stage of development, and it may be many years before the end markets we expect to serve generate demand for our products at scale, if at all. Our revenue may be adversely affected for a number of reasons, including the development and/or market acceptance of new technology that competes with our products, if OEMs, Tier 1 automotive suppliers or other market participants change their autonomous vehicle or ADAS technology or strategy, a failure of our customers to commercialize autonomous systems that include our solution, our inability to effectively manage or outsource the management of our inventory, manufacturing or contract manufacturing of products at scale, our inability to enter new markets or to help our customers adapt its products for new applications or our failure to attract new customers or secure production orders from existing customers currently analyzing our solutions or increasing competition. Furthermore, it is difficult to predict the size and growth rate of our target markets, customer demand for our products, commercialization timelines, developments in autonomous sensing, ADAS and related technology, the entry of competitive products, or the success of existing competitive products and services. For these reasons, we do not expect to achieve profitability over the near term. If our revenue does not grow over the long term, our ability to achieve and maintain profitability may be adversely affected, and the value of our business may significantly decrease.

If our deterministic artificial intelligence-driven sensing system is not selected for inclusion in autonomous driver-assistance systems, or ADAS, by OEMs or their suppliers, our business will be materially and adversely affected.

OEMs and their suppliers design and develop autonomous driving and ADAS technology over several years. These OEMs and suppliers undertake extensive testing or qualification processes prior to placing orders for large quantities of products such as our active lidar products because such products will function as part of a larger system or platform and must meet specifications that we do not control or dictate. We spend significant time and resources to have our products selected by OEMs and their suppliers, which we refer to as a “design win.” In the case of autonomous driving and ADAS technology, a design win means our active lidar product has been selected for use in a particular vehicle model or models. In addition, our relationships with Tier 1 suppliers are still subject to definitive agreements. If these relationships do not materialize, OEMs may be less inclined to select our products for use in their vehicle models. If we do not achieve a design win with respect to a particular vehicle model, we may not have an opportunity to supply our products to the OEM or our supplier for that vehicle model for a period of many years. In many cases, this period can be as long as five to seven years (or more). If our products are not selected by an OEM or our suppliers for one vehicle model or if our products are not successful in that vehicle model, it is less likely that our product will be deployed in other vehicle models of that OEM. If we fail to obtain design wins for a significant number of vehicle models from one or more OEMs or their suppliers, our business, results of operations and financial condition will be materially and adversely affected. The period of time from a design win to implementation is long and we are subject to the risks of cancellation or postponement of the contract or unsuccessful implementation.

Our products require key components and critical raw materials and our inability to reduce and control the cost of such components and raw materials could negatively impact the adoption of our products and accordingly, our financial condition and operating results.

The production of our components is dependent on sourcing certain key components and raw materials at acceptable price levels. If we or our licensees or contract manufacturers are unable to adequately reduce and control the costs of such key components, they will be unable to realize manufacturing costs targets, which could reduce the market adoption of our products, damage our reputation with current or prospective customers, and have an adverse effect on our brand, business, prospects, financial condition and operating results.

Continued pricing pressures, OEM and Tier 1 supplier cost reduction initiatives and the ability of OEMs and Tier 1 suppliers to re-source or cancel vehicle or technology programs may result in lower than anticipated revenue, or cause substantial losses to be incurred, which may adversely affect our business.

Cost-cutting initiatives adopted by our customers may result in continuing downward pressure on pricing. Our agreements and partnerships with OEMs and Tier 1 suppliers may require step-downs in pricing over the term of the agreement or partnership, or if commercialized, over the period of production. In addition, our OEM and Tier 1 supplier customers often reserve the right to terminate their supply contracts for convenience, which enhances their ability to obtain price reductions. OEMs and Tier 1 suppliers also possess significant leverage over their suppliers, including us, because the automotive component supply industry is highly competitive, serves a limited number of customers and has a high fixed cost base. See “–We operate in a highly competitive market involving emerging technology. We compete against a number of competitors, some of whom have substantially greater resources than us” below.

Accordingly, we expect our product designs to be subject to substantial and continuing pricing pressure from OEMs, Tier 1 suppliers and lidar competitors, which may impact the revenue we receive from licensing our product designs or selling our products. It is possible that pricing pressures beyond our expectations could intensify as OEMs, Tier 1 suppliers and lidar competitors pursue restructuring, consolidation and cost-cutting initiatives. If we are unable to identify sufficient design cost savings to meet the expectations of OEMs and Tier 1 suppliers, our revenue and profitability would be adversely affected.

We expect to incur substantial R&D costs and to devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability and may never result in revenue to us.

Our future growth depends on penetrating new markets, adapting products to new applications and customer requirements, and introducing new products that achieve market acceptance. Our plans to incur substantial, and increasing, R&D costs as part of our effort to design, develop, manufacture and commercialize new products and enhance existing products. Our R&D expenses were approximately $17.0 million and $18.6 million during 2020 and 2019, respectively, and are likely to grow in the future. Because we account for R&D as an operating expense, these expenditures will adversely affect our results of operations in the future. Further, our R&D program may not produce successful results, and our new products may not achieve market acceptance, create additional revenue or become profitable.

Although we believe that lidar is an essential technology for autonomous vehicles and other emerging applications, market adoption of lidar is uncertain. If market adoption of lidar does not continue to develop, or adoption is deferred or otherwise develops more slowly than we expect, our business will be adversely affected.

While our artificial intelligence-driven lidar-based sensing system can be applied to different use cases across end markets, approximately 79% of our revenue during 2020 was generated from automotive applications with a few customers in the aerospace, delivery, shuttle, railway, mining and aviation sectors. Despite the fact that the automotive industry has engaged in considerable effort to research and test lidar products for ADAS and autonomous driving applications, the automotive industry may not introduce lidar products in commercially available vehicles on a timeframe that matches our expectations, if at all. We continually study emerging and competing sensing technologies and methodologies and we may incorporate new sensing technologies to our product portfolio over time. However, lidar products remain relatively new and it is possible that other sensing modalities, or a new disruptive modality based on new or existing technologies, including a combination of technology, will achieve acceptance or leadership in the ADAS and autonomous driving space. Even if lidar products are used in initial generations of autonomous driving technology and ADAS products, we cannot guarantee that lidar products will be designed into or included in subsequent generations of such commercialized technology. In addition, we expect that initial generations of autonomous vehicles will be focused on limited applications, such as robo-taxis and shuttles, and that mass market adoption of autonomous technology may significantly lag behind these initial applications. The speed of market adoption and growth for ADAS or autonomous vehicles is difficult, if not impossible, to predict, and it is more difficult to predict this market’s future growth in light of the economic consequences of the COVID-19 pandemic. Although we currently believe we have a differentiated market leading technology for the autonomous vehicle market, by the time mass market adoption of autonomous vehicle technology is achieved, we expect competition among providers of sensing technology based on lidar and other modalities to increase substantially. If, by the time autonomous vehicle technology achieves mass market adoption, commercialization of lidar products is not successful, or not as successful as we or the market expects, or if other sensing modalities gain acceptance by developers of ADAS, OEMs, regulators, safety organizations or other market participants, our business, results of operations and financial condition will be materially and adversely affected.

We are investing in and pursuing market opportunities outside of the Automotive market, including in the aerospace and defense, shuttle, delivery vehicle, drone, railway, traffic system, and mining sectors. We believe that our future revenue growth, if any, will depend in part on our ability to expand within new markets such as these and to enter new markets as they emerge. Each of these markets presents distinct risks and, in many cases, requires us to address the particular requirements of that market.

Addressing these requirements can be time-consuming and costly. The market for lidar technology is relatively new, rapidly developing and unproven. Many of our prospective customers are still in the testing and development phases and we cannot be certain that we will commercialize products or systems with our lidar products, or at all. We cannot be certain that lidar will be sold into these markets, or that lidar will be sold into any markets at scale. Adoption of lidar products, including our products, will depend on numerous factors, including: whether the technological capabilities of lidar and lidar-based products meet users’ current or anticipated needs, whether the benefits of designing lidar into larger sensing systems outweigh the costs, complexity and time needed to deploy such technology or replace or modify existing systems that may have used other modalities, such as cameras and radar, whether users in other applications can move beyond the testing and development phases and proceed to commercializing systems supported by lidar technology and whether lidar developers such as we can keep pace with the expected rapid technological change in certain developing markets and the global response to the COVID-19 pandemic and the length of any associated economic recovery. If lidar technology does not achieve commercial success, or if adoption of lidar is deferred or the market otherwise develops at a pace slower than we expect, our business, results of operation and financial condition will be materially and adversely affected.

We may experience difficulties in managing our growth and expanding our operations.

We expect to experience significant growth in the scope and nature of our operations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, legal and compliance programs and reporting systems. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on our business, reputation and financial results.

We rely on third-party suppliers and because some of the raw materials and key components in our products come from limited or single source suppliers, we are susceptible to supply shortages, longer than anticipated lead times for components, and supply changes, any of which could disrupt our supply chain and could delay deliveries of our products to customers.

Most of the components that go into the manufacture of our solutions are sourced from third-party suppliers. To date, we have produced our products in relatively limited quantities for use in R&D programs. Although we do not have any experience in managing our supply chain to manufacture and deliver our products at scale, our future success will depend on our ability to manage or outsource the management of our supply chain to allow us to manufacture and deliver our products at scale. Some of the key components used to manufacture our products come from limited or single source suppliers. We are therefore subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. We have a global supply chain and the COVID-19 pandemic and other epidemics and outbreaks may adversely affect our ability to source components in a timely or cost-effective manner from our third-party suppliers due to, among other things, work stoppages or interruptions. For example, our products depend on lasers. Any shortage of these lasers could materially and adversely affect our ability to manufacture our solutions. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. While we have entered into agreements with suppliers for the supply of some components at set prices, such quantities are limited given we are not yet producing at scale. Therefore, we have in the past, and may in the future, experience component shortages and price fluctuations of key components and materials, and the predictability of the availability and pricing of these components may be limited. Component shortages or pricing fluctuations could be material in the future. In the event of a component shortage, supply interruption or a material pricing change from suppliers of these components, we may not be able to develop alternate sources in a timely manner, or at all, in the case of sole or limited source items. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly and we may not be able to source these components on terms that are acceptable to it, or at all, which may undermine our ability to meet our requirements or to fill customer orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect our ability to meet our scheduled product deliveries to our customers. This could adversely affect our relationships with our customers and channel partners and could cause delays in shipment of our products and adversely affect our operating results. In addition, increased component costs could result in lower gross margins. Even where we are able to pass increased component costs along to our customers, there may be a lapse of time before we are able to do so such that we will be required to absorb some or all of the increased cost. If we are unable to buy these components in quantities sufficient to meet our requirements on a timely basis, we will not be able to deliver products to our customers, which may result in such customers using competitive products instead of ours.

Because our sales have been primarily to customers making purchases for R&D projects and customers’ current orders are project-based, we expect our results of operations to fluctuate on a quarterly and annual basis, which could cause our stock price to fluctuate or decline.

Our quarterly results of operations have fluctuated in the past and may vary significantly in the future. As such, historical comparisons of our operating results may not be meaningful. In particular, because our sales to date have primarily been to customers making purchases for their own R&D, sales in any given quarter can fluctuate based on the timing and success of our customers’ development projects. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control and may not fully reflect the underlying performance of our business. These fluctuations could adversely affect our ability to meet our expectations or those of securities analysts, ratings agencies or investors. If we do not meet these expectations for any period, the value of our business and our securities could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:

•	the timing and magnitude of orders and shipments of our products in any quarter;

•	decreases in pricing that we may adopt to drive market adoption or in response to competitive pressure;

•	our ability to retain our existing customers and strategic partners and attract new customers and strategic partners;

•	our ability to develop, introduce, manufacture and ship, in a timely manner, products that meet customer requirements;

•	disruptions in our sales channels or termination of our relationships with important channel partners;

•	delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new products or updates from us or our competitors;

•	fluctuations in demand for our products;

•	the mix of products sold or licensed in any quarter;

•	the duration or worsening of the global COVID-19 pandemic and the time it takes for economic recovery;

•	the timing and rate of broader market adoption of ADAS or autonomous systems utilizing our solutions across the automotive and other market sectors;

•	the timing and scale of the market acceptance of lidar generally;

•	further technological advancements by our competitors and other market participants;

•	the ability of our customers and strategic partners to commercialize systems that incorporate our products;

•	any change in the competitive dynamics of our markets, including consolidation of competitors, regulatory developments and new market entrants;

•	our ability to effectively manage or outsource management of our inventory;

•	changes in the source, cost, availability of and regulations pertaining to components and materials we use in our products;

•	adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and

•	general economic, industry and market conditions, including trade disputes.

We may face risks associated with our reliance on certain artificial intelligence and machine learning models.

We rely on artificial intelligence and machine learning (“AI/ML”) in the development of our deterministic artificial intelligence-driven sensing system for vehicle autonomy, ADAS and industrial applications. The AI/ML models that we use are trained using various data sets. If the AI/ML models are incorrectly designed, the data we use to train them is incomplete, inadequate, or biased in some way, or if we do not have sufficient rights to use the data on which our AI/ML models rely, the performance of our products, services, and business, as well as our reputation, could suffer or we could incur liability through the violation of laws, third-party privacy, or other rights, or contracts to which we are a party.

Our outsourced manufacturing business model for the Industrial and Mobility markets may not be successful, which could harm our ability to deliver products and recognize revenue in the Industrial and Mobility markets.

Our manufacturing strategy for the Industrial and Mobility markets has always been focused on outsourcing volume manufacturing to contract manufacturers while maintaining the design, engineering, prototyping, testing, and pilot manufacturing in-house at our facility in Dublin, California. We currently have agreements with certain third-party manufacturers to provide contract manufacturing, testing and delivery of certain of our products.

Reliance on third-party manufacturers reduces our control over the manufacturing process, including reduced control over quality, product costs and product supply and timing. We may experience delays in shipments or issues concerning product quality from our third-party manufacturers. If any of our third-party manufacturers experience interruptions, delays or disruptions in supplying our products, including by natural disasters, the global COVID-19 pandemic, other epidemics or outbreaks of other contagions, or work stoppages or capacity constraints, our ability to ship products would be delayed. In addition, unfavorable economic conditions could result in financial distress among third-party manufacturers upon which we rely, thereby increasing the risk of disruption of supplies necessary to fulfill our production requirements and meet customer demands. Additionally, if any of our third-party manufacturers experience quality control problems in their manufacturing operations and our products do not meet customer or regulatory requirements, it could be required to cover the cost of repair or replacement of any defective products. These delays or product quality issues could have an immediate and material adverse effect on our ability to fulfill orders and could have a negative effect on our operating results. In addition, such delays or issues with product quality could adversely affect our reputation and our relationship with our channel partners. If our third-party manufacturers experience financial, operational, manufacturing capacity or other difficulties, or experience shortages in required components, or if they are otherwise unable or unwilling to continue to manufacture our products in required volumes or at all, our supply may be disrupted, we may be required to seek alternate manufacturers and we may be required to re-design our products. It would be time-consuming, and could be costly and impracticable, to begin to use new manufacturers and designs, and such changes could cause significant interruptions in supply and could have an adverse effect on our ability to meet our scheduled product deliveries and may subsequently lead to the loss of sales. While we take measures to protect our trade secrets, the use of third-party manufacturers may also risk disclosure of our innovative and proprietary manufacturing methodologies, which could adversely affect our business.

We engage international contract manufacturers, and therefore we may face risks associated with manufacturing operations outside the United States.

Manufacturing outside the United States is subject to several inherent risks, including:

•	foreign currency fluctuations;

•	local economic conditions;

•	political instability;

•	import and export requirements;

•	foreign government regulatory requirements;

•	reduced protection for intellectual property rights in some countries;

•	tariffs and other trade barriers and restrictions; and

•	potentially adverse tax consequences.

We intend to continue to engage with contract manufacturers outside the United States, therefore we will be subject to these risks, each of which could increase our costs and decrease our profit margins.

We, our outsourcing partners and our suppliers may rely on complex machinery to produce our products, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We, and our outsourcing partners and suppliers may rely on complex machinery for the production, assembly and installation of our lidar solutions, which will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our limited in-house production facility and the facilities of our outsourcing partners and suppliers consist of large-scale machinery combining many components. These components may suffer unexpected malfunctions from time to time and will require repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fires, seismic activity and natural disasters. Should such operational risks materialize, it may result in the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, some of which may be the responsibility of our outsourcing partners and suppliers, but could have a material adverse effect on our business, prospects, financial condition or operating results.

As part of growing our business, we may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected, and our stock price could decline.

From time to time, we may undertake acquisitions to add new products and technologies, acquire talent, gain new sales channels or enter into new markets or sales territories. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets, businesses, key personnel, customers, vendors and suppliers will require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

To date, we have limited experience with acquisitions and the integration of acquired technology and personnel. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations and could cause our stock price to decline.

Our sales and operations in international markets expose us to associated operational, financial and regulatory risks.

International sales comprise a significant amount of our overall revenue. Sales to international customers accounted for 79% and 74% of our revenue in 2020 and 2019, respectively. We are committed to growing our international sales, and while we have committed resources to expanding our international operations and sales channels, these efforts may not be successful. International operations are subject to a number of other risks, including:

•	exchange rate fluctuations;

•	political and economic instability, international terrorism and anti-American sentiment, particularly in emerging markets;

•	global or regional health crises, such as the COVID-19 pandemic or other epidemics or outbreaks of other contagions;

•	potential for violations of anti-corruption laws and regulations, such as those related to bribery and fraud;

•	preference for locally branded products, and laws and business practices favoring local competition;

•	potential consequences of, and uncertainty related to, the “Brexit” process in the United Kingdom, which could lead to additional expense and complexity in doing business there;

•	increased difficulty in managing inventory;

•	delayed revenue recognition;

•	less effective protection of intellectual property;

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stringent regulation of the autonomous or other systems or products using our products and stringent consumer protection and product compliance regulations, including but not limited to the General Data Protection Regulation in the European Union, European competition law, the Restriction of Hazardous Substances Directive, the Waste Electrical and Electronic Equipment Directive and the European Ecodesign Directive that are costly to comply with and may vary from country to country;

•	difficulties and costs of staffing and managing foreign operations;

•	import and export laws and the impact of tariffs;

•	changes in local tax and customs duty laws or changes in the enforcement, application or interpretation of such laws; and

•	U.S. government’s restrictions on technology transfers to certain countries.

The occurrence of any of these risks could negatively affect our international business and consequently our business, operating results and financial condition.

The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in our hardware or software which could reduce the market adoption of our products, damage our reputation with current or prospective customers, expose us to product liability and other claims and thereby adversely affect our operating costs.

Our products are highly technical, very complex and require high standards to manufacture. Our products have in the past, and will likely in the future, experience defects, errors or reliability issues at various stages of development, production and use. We may be unable to timely release new products, manufacture existing products, correct problems that have arisen or correct such problems to our customers’ satisfaction. Additionally, undetected errors, defects or security vulnerabilities, especially as new products are introduced or as new versions are released, could result in serious injury to the end users of the technology incorporating our products, or those in the surrounding area, our customers never being able to commercialize technology incorporating our products, litigation against us, negative publicity and other consequences. These risks are particularly prevalent in the highly competitive autonomous driving and ADAS markets. Some errors or defects in our products may only be discovered after they have been tested, commercialized and deployed by customers. If that is the case, we may incur significant additional development costs and product recall, repair or replacement costs. These problems may also result in claims, including class actions, against us. Our reputation or brand may be damaged as a result of these problems and customers may be reluctant to buy our products, which could adversely affect our ability to retain existing customers and attract new customers and could adversely affect our financial results.

In addition, we could face material legal claims for breach of contract, product liability, fraud, tort or breach of warranty as a result of these problems. Defending a lawsuit, regardless of its merit, could be costly and may divert management’s attention and adversely affect the market’s perception of us and our products. In addition, our business liability insurance coverage could prove inadequate with respect to a claim and future coverage may be unavailable on acceptable terms, or at all. These product-related issues could result in claims against us and our business could be adversely affected.

We may be subject to product liability or warranty claims that could result in significant direct or indirect costs, which could adversely affect our business and operating results.

Our customers use our solutions in autonomous driving and ADAS applications, which present the risk of significant injury, including fatalities. We may be subject to claims if a product using its active lidar technology is involved in an accident and persons are injured or purport to be injured. Any insurance that we carry may not be sufficient or it may not apply to all situations. Similarly, our customers could be subjected to claims as a result of such accidents and bring legal claims against us to attempt to hold us liable. In addition, if lawmakers or governmental agencies were to determine that the use of our products or autonomous driving or ADAS applications increased the risk of injury to all or a subset of our customers, they may pass laws or adopt regulations that limit the use of our products or increase the liability associated with the use of our products or that regulate the use of or delay the deployment of autonomous driving and ADAS technology. Any of these events could adversely affect our brand, relationships with customers, operating results or financial condition.

Suppliers to OEMs may require that we provide a warranty, either directly or indirectly, on our products, including our embedded software. The occurrence of any material defects in our products during the warranty period could make us liable for damages and warranty claims. In addition, we could incur significant costs to correct any defects, warranty claims or other problems, including costs related to product recalls. Any negative publicity related to the perceived quality of our products could affect our brand image, partner and customer demand, and adversely affect our operating results and financial condition. Also, warranty, recall and product liability claims may result in litigation, including class actions, the occurrence of which could be costly, lengthy and distracting and adversely affect our business and operating results.

If we do not maintain sufficient inventory or if we do not adequately manage our inventory, we could lose sales or incur higher inventory-related expenses, which could negatively affect our operating results.

To ensure adequate inventory, we must forecast inventory needs and expenses, place orders sufficiently in advance with our suppliers and manufacturing partners and manufacture products based on our estimates of future demand for particular products. Fluctuations in the adoption of lidar products may affect our ability to forecast our future operating results, including revenue, gross margins, cash flows and profitability. Our ability to accurately forecast demand for our products could be affected by many factors, including the accuracy of the forecasts that we receive from our customers, the rapidly changing nature of the autonomous driving and ADAS markets in which we operate, the uncertainty surrounding the market acceptance and commercialization of lidar technology, the emergence of new markets, an increase or decrease in customer demand for our products or for products and services of our competitors, product introductions by competitors, the COVID-19 pandemic, other epidemics or outbreaks of other contagions, any work stoppages or interruptions, unanticipated changes in general market conditions and the general weakening of economic conditions or consumer confidence. If our lidar products are commercialized in autonomous driving and ADAS applications, both of which are experiencing rapid growth in demand, we may face challenges acquiring adequate supplies to manufacture our products and/or we and our manufacturing partners may not be able to manufacture our products at a rate necessary to satisfy the levels of demand, which would negatively affect our revenue. This risk may be exacerbated by the fact that we may not carry or be able to obtain for our manufacturers a significant amount of inventory to satisfy short-term demand increases. If we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products available for sale.

Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect our financial results, including our gross margin, and have a negative effect on our brand. Conversely, if we underestimate customer demand for our products, we, or our manufacturing partners, may not be able to deliver products to meet our requirements, and this could result in damage to our brand and customer relationships and adversely affect our revenue and operating results.

Our forecasts and projections are based upon assumptions, analyses and internal estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially from those forecasted or projected.

Our forecasts and projections included in this registration statement are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by our management, any or all of which may not prove to be correct or accurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially from those forecasted or projected.

The forecasts and projections in this registration statement include forecasts and estimates relating to the expected size and growth of the markets for which we operate or seek to enter, and assumes that we are able to achieve a certain projected market share of the total addressable market. Such markets may not develop or grow, or may develop and grow at a lower rate than expected, and even if these markets experience the forecasted growth described in this registration statement, we may not achieve such projected market share. Our future growth is subject to many factors, including, among others, our ability to develop and commercialize our products and the market’s adoption of our products, both of which are subject to risks and uncertainties, many of which are beyond our control. Accordingly, the forecasts and estimates of market size and growth described in this registration statement should not be taken as indicative of our future outlook. In addition, these forecasts do not take into account the impact of the current global COVID-19 pandemic, and we cannot assure you that these forecasts will not be materially and adversely affected as a result of the COVID-19 pandemic.

The average selling prices of our products or our fees or royalties from technology licenses could decrease rapidly over the life of the product or license term, which may negatively affect our revenue and gross margin.

We may experience declines in the average selling prices of our products generally as our customers seek to commercialize autonomous systems at prices low enough to achieve market acceptance or due to competitive pressures. In order to sell products that have a falling average unit selling price and maintain margins at the same time, we will need to continually reduce product and manufacturing costs. To manage manufacturing costs, we and our Tier 1 partners must engineer the most cost-effective design for our products. In addition, we continuously drive initiatives to reduce labor cost, improve efficiency, reduce the cost of materials, use fewer materials and further lower overall product costs by carefully managing component prices, inventory and shipping cost. We also need to continually introduce competitive new products in order to maintain our overall gross margin. We may also experience declines in fees or royalties from licensing our technology as customers reduce the prices of products incorporating our licensed technology in order to achieve market acceptance or due to competitive pressures. If we are unable to manage the cost structure of our products, successfully introduce new products with higher gross margins, and develop new technology that we can license at attractive royalty rates, our revenue and overall gross margin would likely decline.

Adverse conditions in the automotive industry or the global economy more generally could have adverse effects on our results of operations.

While we make our strategic planning decisions based on the assumption that the markets we are targeting will grow, our business is dependent, in large part on, and directly affected by, business cycles and other factors affecting the global automotive industry and the global economy generally. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rates and credit availability, consumer confidence, fuel costs, fuel availability, environmental impact, governmental incentives and regulatory requirements, and political volatility, especially in energy-producing countries and growth markets. In addition, automotive production and sales can be affected by our OEM and Tier 1 supplier customers’ ability to continue operating in response to challenging economic conditions and in response to labor relations issues, regulatory requirements, trade agreements and other factors, such as the unavailability of unrelated components in the assembly of automobiles, an example of which is the current shortage of semiconductors necessary for automobile production. The volume of automotive production in North America, Europe and the rest of the world has fluctuated, sometimes significantly, from year to year, and we expect such fluctuations to give rise to fluctuations in the demand for our products and licenses of our technology. Any significant adverse change in any of these factors may result in a reduction in automotive sales and production by our OEM and Tier 1 supplier customers and could have a material adverse effect on our business, results of operations and financial condition.

Customers with which we enter into supply agreements may require changes to our products or may be subject to renegotiation or termination in a short time period, which would materially and adversely affect our business.

If we and our partners are able to secure design wins so that our solutions are included in autonomous driving and ADAS products, we expect to, or our Tier 1 partners to enter into supply agreements with the relevant customer. Market practice dictates that these supply agreements typically require us to supply a customer’s requirements for a particular vehicle model or autonomous driving or ADAS product, rather than supply a set number of products. These arrangements can have short terms, be subject to renegotiation or may be reduced or otherwise terminated, the occurrence of any of which may affect product pricing and future profitability. Therefore, even if we are successful in obtaining design wins, and it or our Tier 1 partners are able to enter into definitive agreements with OEMs, and the systems into which our products are built are commercialized, the discontinuation of, the loss of business with respect to, or a lack of commercial success of a particular vehicle model or technology package for which we are a significant supplier could mean that the expected sales of our products will not materialize, materially and adversely affecting our business.

Since many of the markets in which we compete are new and rapidly evolving, it is difficult to forecast long-term end-customer adoption rates and demand for our products.

We are pursuing opportunities in markets that are undergoing rapid changes, including technological and regulatory changes, and it is difficult to predict the timing and size of the opportunities. For example, autonomous driving and lidar-based ADAS applications require the utilization of complex technology. Because these systems depend on technology from many companies, commercialization of autonomous driving or ADAS products could be delayed or impaired on account of certain technological components not being ready to be deployed in automobiles. We are in the process of developing necessary relationships with commercial partners which may not result in the commercialization of our technology immediately, or at all. Regulatory, safety or reliability developments, many of which are outside of our control, could also cause delays or otherwise impair commercial adoption of these new technologies, which will adversely affect our growth. Our future financial performance will depend on our ability to make timely investments in emerging market opportunities. If one or more of these markets experience a shift in customer or prospective customer demand, our products may not compete as effectively, if at all, and they may not be designed into commercialized products. Given the evolving nature of the markets in which we operate, it is difficult to predict customer demand or adoption rates for our products or the future growth of these markets. As a result, the financial projections in this registration statement necessarily reflect various estimates and assumptions that may not prove accurate and these projections could differ materially from actual results due to the risks included in “Risk Factors,” among others. If demand does not develop or if we cannot accurately forecast customer demand, the size or timing of our markets, inventory requirements or our future financial results, our business, results of operations and financial condition will be adversely affected.

We currently have and target many customers that are large corporations with substantial negotiating power, have exacting product standards and potentially competitive internal solutions. If we are unable to sell our products to these customers, our prospects and results of operations will be adversely affected.

Many of our customers and potential customers are large, multinational corporations with substantial negotiating power relative to it and, in some instances, may have internal solutions that are competitive to our products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing design wins with any of these companies will require a substantial investment of our time and resources. We cannot assure you that our products will secure design wins from these or other companies or that we will generate meaningful revenue from the sales of our products to these key potential customers. If our products are not selected by these potential customers or if these potential customers develop or acquire competitive technology, it will have an adverse effect on our business.

Our business could be materially and adversely affected if we lost any of our large customers or strategic partners if their demand for our products declined due to factors outside of our control, including component shortages (whether related to our products or otherwise) that impact our customers’ overall production plans or product development plans, or if our customers were unable to pay their invoices.

Although we have and continue to pursue a broad customer base, it is dependent on a collection of customer relationships which are currently in development with strong purchasing power. In 2020, ZKW Group GmbH (an affiliate of LG Electronics) accounted for approximately 66% of our annual revenue and Hella accounted for approximately 68% of our annual revenue in 2019. The loss of business from any of our major customers (whether by lower overall demand for our products, component shortages that impact their production plans or product development plans, cancellation of existing contracts or product orders or the failure to design in our products or award us initial or new business) could have a material adverse effect on our business.

To the extent autonomous vehicle and ADAS systems become accepted by major OEMs, we expect that we will rely increasingly for our revenue on Tier 1 suppliers through which OEMs procure components. We expect that these Tier 1 suppliers will be responsible for certain hardware and software configuration activities specific to each OEM, and they may not exclusively carry our solutions.

There is also a risk that one or more of our major customers could be unable to pay our invoices as they become due or that a customer will simply refuse to make such payments if it experiences financial difficulties. If our customers face financial difficulties, they may also cancel current or future product programs that could materially and adversely impact our financial results. If a major customer were to enter into bankruptcy proceedings or similar proceedings whereby contractual commitments are subject to a stay of execution and the possibility of legal or other modification, we could be forced to record a substantial loss.

We are substantially relying on our relationship with Continental, and our business could be materially and adversely affected if our relationship with Continental was terminated, or if we, through our relationship with Continental, are unable to obtain a sufficient number of design wins and successfully enter into definitive agreements or other commercial arrangements with OEMs in respect of such design wins.

Our business prospects and projections are substantially based on our relationship with Continental. We have entered into a memorandum of understanding with Continental pursuant to which Continental will license from us the rights to manufacture and integrate our lidar product into OEM model lines through long-term series production contracts with OEMs. There can be no assurance that we will be able to maintain or further our relationship with Continental and or that Continental will secure orders for our product designs and software. If we are unable to maintain or progress our relationship with Continental, or enter into a definitive arrangement with Continental with economic terms that are sufficiently favorable to us, or if Continental is unable to secure a sufficient number of design wins and successfully enter into definitive agreements or other commercial arrangements with OEMs, then our business could be materially and adversely affected.

If we are unable to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry or are subject to negative publicity, then our financial condition, operating results, business prospects and access to capital may suffer materially.

Customers may be less likely to purchase our lidar solutions if they are not convinced that our business will succeed or that our service and support and other operations will continue in the long term. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among customers, suppliers, analysts, ratings agencies and other parties in our products, long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as our limited operating history, customer unfamiliarity with our lidar solutions, any delays in scaling production, delivery and service operations to meet demand, competition and uncertainty regarding the future of autonomous vehicles or our other services and our production and sales performance compared with market expectations.

Our investments in educating our customers and potential customers about the advantages of lidar and its applications may not result in sales of our products.

Educating our prospective customers, and to a lesser extent, our existing customers, about lidar, its advantages over other sensing technologies and lidar’s ability to convey value in different industries and deployments is an integral part of developing new business and the lidar market generally. If prospective customers have a negative perception of, or experience with, lidar or a competitor’s lidar products they may be reluctant to adopt lidar in general or specifically our products. Adverse statements about lidar by influential market participants may also deter adoption. Some of our competitors have significant financial or marketing resources that may allow them to engage in public marketing campaigns about their alternative technology, lidar generally or our solutions specifically. Our efforts to educate potential customers and the market generally and to counter any adverse statements made by competitors or other market participants will require significant financial and personnel resources. These educational efforts may not be successful and we may not offset the costs of such efforts with revenue from the new customers. If we are unable to acquire new customers to offset these expenses or if the market accepts such adverse statements, our financial condition will be adversely affected.

The period of time from a design win to implementation is long and we are subject to the risks of cancellation or postponement of the contract or unsuccessful implementation.

Prospective customers, including those in the automotive industry, generally must make significant commitments of resources to test and validate our products and confirm that they can integrate with other technologies before including them in any particular system, product or model. The development cycles of our products with new customers varies widely depending on the application, market, customer and the complexity of the product. In the Automotive market, for example, this development cycle can be five to seven years (or more). The development cycle in certain other markets can be months to one or two years. These development cycles result in us investing our resources prior to the opportunity to realize any revenue from commercialization. Further, we are subject to the risk that customers cancel or postpone implementation of our technology, as well as that we will not be able to integrate our technology successfully into a larger system with other sensing modalities. If our customers face financial difficulties, they may also cancel current or future product programs that could materially and adversely impact our financial results. Further, our revenue could be less than forecasted if the system, product or vehicle model that includes our lidar products is unsuccessful, including for reasons unrelated to our technology. Long development cycles and product cancellations or postponements may adversely affect our business, results of operations and financial condition.

We operate in a highly competitive market involving emerging technology. We compete against a number of competitors, some of whom have substantially greater resources than us.

The markets for sensing technology applicable to autonomous solutions across numerous industries are highly competitive. Our future success will depend on our ability to achieve a leadership position in our targeted markets by continuing to develop, and protect from infringement, advanced lidar technology in a timely manner and to stay ahead of existing and new competitors. Our competitors compete with us directly by offering lidar products and indirectly by attempting to solve some of the same challenges with different technologies. Our current and future competitors may enjoy competitive advantages, such as greater name recognition, established relationships or existing contracts with Tier 1 suppliers and/or OEMs, and substantially greater financial, technical and other resources. We face competition from a number of sources including camera and radar companies, other developers of lidar products, Tier 1 suppliers and other technology and automotive supply companies. In the Automotive market, our competitors have commercialized both lidar and non-lidar-based ADAS technology that has achieved market adoption, strong brand recognition and may continue to improve. Other competitors are working towards commercializing autonomous driving technology and either by themselves, or with a publicly announced partner, and have substantial financial, marketing, R&D and other resources. Some of our customers in the autonomous vehicle and ADAS markets have announced development efforts or made acquisitions directed at creating their own lidar-based or other sensing technologies, which would compete with our solutions. We do not know how close these competitors are to commercializing autonomous driving systems or novel ADAS applications. In markets outside of the automotive industry, our competitors seek to develop new sensing applications across industries. Even in these emerging markets, we face substantial competition from numerous competitors seeking to prove the value of their technology.

Additionally, competition may result in pricing pressure and reduced margins and may impede our ability to secure design wins, successfully enter into definitive agreements or other commercial arrangements, or successfully commercialize our products at scale, which may prevent us from achieving our projected market share. In particular, our competitors have in the past offered, and may in the future offer, their products and services on terms that we and/or our Tier 1 partners are unwilling to match or could introduce new products with competitive price and performance characteristics, which may adversely affect our market share

The markets in which we compete are characterized by rapid technological change, which requires us to continue to develop new products and product innovations and could adversely affect market adoption of our products.

While we intend to invest substantial resources to remain on the forefront of technological development, continuing technological changes in sensing technology and lidar, and the markets for these products, including the ADAS and autonomous driving space, could adversely affect adoption of lidar and/or our products, either generally or for particular applications. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which we offer our products. We cannot guarantee that such new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative sources of supply. In addition, to date we have focused on the delivery of our solutions to R&D programs in which developers are investing substantial capital to develop new systems that incorporate our solutions. Our future success relies heavily on the outcome of the R&D efforts by our customers. As autonomous technology reaches the stage of large-scale commercialization, we will be required to develop and deliver solutions at price points that enable wider and ultimately mass-market adoption. Delays in introducing products and innovations, the failure to choose correctly among technical alternatives or the failure to offer innovative products or configurations at competitive prices may cause existing and potential customers to purchase our competitors’ products or turn to alternative sensing technology.

If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or system configurations that meet customer requirements on a timely basis or that remain competitive with alternatives, our products could lose market share, our revenue will decline, we may experience operating losses and our business and prospects will be adversely affected.

Developments in alternative technology may adversely affect the demand for our technology.

Significant developments in alternative technologies, such as cameras and radar, may materially and adversely affect our business, prospects, financial condition and operating results in ways we do not currently anticipate. Existing and future camera and radar technologies may emerge as customers’ preferred alternative to our solutions. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced products in the autonomous vehicle industry, which could result in the loss of competitiveness of our lidar solutions, decreased revenue and a loss of market share to competitors (or a failure to increase revenue and/or market share). Our R&D efforts may not be sufficient to adapt to changes in technology. As technologies change, our plans to upgrade or adapt our lidar solutions with the latest technology. However, our solutions may not compete effectively with alternative systems if we are not able to source and integrate the latest technology into our existing lidar solutions.

Because lidar is new in most of the markets we are seeking to enter, forecasts of market growth in this registration statement may not be accurate.

Market opportunity estimates and growth forecasts included in this registration statement are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts and estimates in this registration statement relating to the expected size and growth of the markets for lidar-based technology may prove to be inaccurate. Even if these markets experience the forecasted growth described in this registration statement, we may not grow our business at similar rates, or at all. Our future growth is subject to many factors, including market adoption of our products, which is subject to many risks and uncertainties. Accordingly, the forecasts and estimates of market size and growth described in this registration statement, including our estimates that the size of its total addressable market is expected to grow from approximately $3 billion currently to $42 billion by 2030, should not be taken as indicative of our future growth. In addition, these forecasts do not take into account the impact of the current global COVID-19 pandemic, which may materially and adversely affect our forecasts.

We may need to raise capital in excess of our current projections, in order to execute our business plan or respond to changing market conditions, which may not be available on terms acceptable to us, or at all.

In the future, we may need to raise capital in excess of our current projections, in order to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances and it may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to further business relationships with current or potential customers or partners, we may issue equity or equity-linked securities to such current or potential customers or partners. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities or if we issue equity or equity-linked securities to current or potential customers to further business relationships, our existing stockholders could experience significant dilution. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

We identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we fail to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us.

In connection with our financial statement close process for the year ended December 31, 2020, we identified a material weakness in the design and operating effectiveness of our internal control over financial reporting. The material weakness we identified resulted from a lack of sufficient number of personnel within our accounting function who possessed an appropriate level of expertise to timely identify, select, and apply GAAP sufficiently to provide reasonable assurance that transactions were appropriately recorded. This also resulted in us not having adequate risk assessment and design of internal control activities surrounding the financial close and reporting process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to our consolidated financial statements that could not be prevented or detected on a timely basis.

Our management is in the process of developing a remediation plan which shall include, without limitation, the hiring of additional accounting and finance personnel with technical public company accounting and financial reporting experience. The material weakness will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate.

If not remediated, this material weakness could result in material misstatements to our annual or interim financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.

If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls, internal control over financial reporting and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC are recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers.

Our current controls, and any new controls that we develop, may be inadequate because of changes in conditions in its business. Further, weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation or improvement, could adversely affect our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in the periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information.

In order to maintain and improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, we have expended and anticipate that we will continue to expend significant resources, including accounting-related costs, and provide significant management oversight. Any failure to maintain the adequacy of our internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially and adversely affect our ability to operate our business. If our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results.

Changes in tax laws or exposure to additional income tax liabilities could affect our future profitability.

Factors that could materially affect our future effective tax rates include but are not limited to:

•	changes in tax laws (including tax rates) or the regulatory environment;

•	changes in accounting and tax standards or practices;

•	changes in the composition of operating income by tax jurisdiction; and

•	our operating results before taxes.

Because we do not have a long history of operating at our present scale and we have significant expansion plans, our effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law making significant changes to the U.S. Tax Code. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income (“GILTI”) and base erosion and anti-abuse tax (“BEAT”). The new legislation had no effect on our 2019 and 2020, and 2021 provision for income taxes because we generated net tax losses and offset our deferred tax assets on the balance sheet with a full valuation allowance due to our current loss position and forecasted losses for the near future. The overall impact of this tax reform is uncertain, and our business and financial condition, including with respect to our non-U.S. operations, could be adversely affected.

In addition to the impact of the Tax Act on our federal taxes, the Tax Act may impact our taxation in other jurisdictions, including with respect to state income taxes. State legislatures have not had sufficient time to respond to the Tax Act. Accordingly, there is uncertainty as to how the laws will apply in the various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws in reaction to the Tax Act that could result in changes to our global tax position and materially adversely affect our business, results of operations and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our future intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we do not prevail in any such disagreements, our profitability may be affected.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2020, we had approximately $69.2 million of U.S. federal and approximately $44.6 million of state net operating loss carryforwards available to reduce future taxable income. Of the approximately $69.2 million in U.S. federal operating loss carryforwards, approximately $57.0 million will be carried forward indefinitely for U.S. federal tax purposes and approximately $12.3 million will expire between 2033 and 2037. Approximately $44.2 million of our U.S. state net operating loss carryforwards will expire between 2035 and

2040. It is possible that we will not generate taxable income in time to use these net operating loss carryforwards before their expiration, or at all. Under legislative changes made in December 2017, U.S. federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such net operating losses is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, the federal and state net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the U.S. Tax Code, respectively, and similar provisions of state law. Under those sections of the U.S. Tax Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset our post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. We have not yet undertaken an analysis of whether the Merger constitutes an “ownership change” for purposes of Section 382 and Section 383 of the U.S. Tax Code. If the Merger is determined to constitute an “ownership change,” our profitability may be impacted.

We are highly dependent on the services of our executive officers, in particular Luis Dussan, one of our founders, President and Chief Technology Officer, and Blair LaCorte, our Chief Executive Officer.

We are highly dependent on our executive officers, in particular, one of our founders, Luis Dussan, our President and Chief Technology Officer and Blair LaCorte, our Chief Executive Officer. Mr. Dussan created our artificial perception platform and remains deeply involved in our business, particularly in technology development. Mr. LaCorte has successfully led our growth and expansion strategy and his unparalleled leadership skills and industry insight are critical to us.

In addition, we are also dependent on the services of our other executive officers, Robert Brown, our Chief Financial Officer, Thomas R. Tewell, our Chief Operating Officer, and Andrew S. Hughes, our General Counsel. The loss of any of our executive officers could adversely affect our business because the loss could make it more difficult to, among other things, compete with other market participants, continue to develop innovative product designs and retain existing customers or cultivate new ones. Negative public perception of, or negative news related to any of our executive officers may adversely affect our brand, relationship with customers or standing in the industry.

Our business depends substantially on the efforts of our executive officers and highly skilled personnel, and our operations may be severely disrupted if we lost their services.

Competition for highly skilled personnel is often intense, especially in the San Francisco Bay Area, where we are headquartered, and we may incur significant costs to attract the highly-skilled personnel we require. We may not be successful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications, especially those with engineering skills.

In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity or equity awards declines, we may adversely affect our ability to retain highly skilled employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

Our business is subject to the risks of earthquakes, fires, floods and other natural catastrophic events, pandemics, and interruptions by man-made problems, such as terrorism. Material disruptions of our business or information systems resulting from these events could adversely affect our operating results.

A significant natural disaster, such as an earthquake, fire, flood, hurricane or significant power outage or other similar events, such as infectious disease outbreaks or pandemic events, including the ongoing COVID-19 pandemic, could have an adverse effect on our business and operating results. The ongoing COVID-19 pandemic may have the effect of heightening many of the other risks described in this “Risk Factors” section, such as the demand for our products, our ability to achieve or maintain profitability and our ability to raise additional capital in the future. Our corporate headquarters and major operations are located in the San Francisco Bay Area of California, which has experienced, and could experience again, a high number of COVID-19 pandemic cases and is also a region known for significant seismic activity. In addition, natural disasters, acts of terrorism or war could cause disruptions in our operations, we or our customers’ or channel partners’ businesses, our suppliers’ or the economy as a whole. We also rely on information technology systems to communicate among our workforce and with third parties. Any disruption to our communications, whether caused by a natural disaster or by manmade problems, such as power disruptions, could adversely affect our business. We do not have a formal disaster recovery plan or policy in place and do not currently require that our suppliers’ partners have such plans or policies in place. To the extent that any such disruptions result in delays or cancellations of orders or impede our suppliers’ ability to timely deliver components, or the deployment of our products, our business, operating results and financial condition would be adversely affected.

Interruption or failure of our information technology and communications systems could impact our ability to effectively provide services we may implement in the future.

We may, in the future, include in-vehicle services and functionality that utilize data connectivity to monitor performance and timely capture opportunities to enhance performance and functionality. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failure, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We primarily utilize reputable third-party service providers or vendors for our data (including among others financial data, human resources data, manufacturing and production data, sales data, and electronic mail), other than for our source code and related materials that are managed internally. These third-party providers could also be vulnerable to harms similar to those that could damage our systems, including sabotage and intentional acts of vandalism causing potential disruptions. Some of our systems will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems with our third-party cloud hosting providers could result in lengthy interruptions in our business. In addition, our future in-vehicle services and functionality are expected to be highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in our business or the failure of our systems.

We are subject to cybersecurity risks to operational systems, security systems, infrastructure, integrated software in our lidar solutions and the data processed by those solutions, and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

We are at risk for interruptions, outages and breaches of: our operational systems, including business, financial, accounting, product development or production processes, owned by us or our suppliers; our facility security systems, owned by us or our suppliers; our in-product technology owned by us or our suppliers; the integrated software in our lidar solutions; or the data that we processes or our suppliers process on our behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of employees, suppliers, or others; jeopardize the security of our facilities; or affect the performance of in-product technology and the integrated software in our lidar solutions. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery, phishing, or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect ourself against intellectual property theft, data breaches and other cyber incidents, such measures will require continual updates and improvements, and we cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or produce, sell, deliver and service our solutions, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that the systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm our reputation, cause us to breach our contracts with other parties or subject us to regulatory actions and litigation, any of which could materially affect our business, prospects, financial condition and operating results. In addition, our insurance coverage for cyber-attacks may not be sufficient to cover all the losses we may experience as a result of a cyber incident.

Legal and Regulatory Risks Related to Our Business

We are subject to governmental export and import control laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and results of operations.

Our products and solutions are subject to import and export laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. U.S. export control laws and regulations and economic sanctions prohibit the shipment of certain products and services to U.S. embargoed or sanctioned countries, governments and persons. In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities. Exports of our products and technology must be made in compliance with these laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges, and fines, which may be imposed on us and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

Changes in global political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories or countries where we currently purchase our components, sell our products or conduct our business could adversely affect our business. The U.S. has recently instituted or proposed changes in trade policies that include the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the U.S., economic sanctions on individuals, corporations or countries, and other government regulations affecting trade between the U.S. and other countries where we conduct our business. A number of other nations have proposed or instituted similar measures directed at trade with the United States in response. As a result of these developments, there may be greater restrictions and economic disincentives on international trade that could adversely affect our business. For example, such changes could adversely affect the Automotive market, our ability to access key components or raw materials needed to manufacture our products (including rare-earth metals), our ability to sell our products or license our product designs and software to customers outside of the U.S. and the demand for our products. It may be time-consuming and expensive for us to alter our business operations to adapt to or comply with any such changes, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We have been and may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on our profitability and consolidated financial position.

We have been and may be, from time to time, involved in litigation, regulatory proceedings and commercial or contractual disputes that may be significant. These matters may include disputes with our suppliers and customers, intellectual property claims, stockholder litigation, government investigations, class action lawsuits, personal injury claims, environmental issues, customs and value-added tax disputes and employment and tax issues. In particular, we were named in a lawsuit filed in February 2021, in the Third Judicial Circuit Court of Wayne, Michigan, by a company called Orfin, LLC (“Orfin”). In the suit, Orfin alleged that it entered into an enforceable agreement with us to invest $2.5 million in a convertible note to be issued by us. Based on this and other allegations, Orfin asserted claims against us for breach of contract and promissory estoppel. The suit was transferred to the United States District Court for the District of Delaware in April 2021 and voluntarily dismissed, without prejudice, in August 2021. It is possible Orfin asserts related claims in the future, and even though we believe that Orfin’s claims lack merit, we cannot guarantee a favorable outcome in the litigation.

In addition, we could face in the future, a variety of labor and employment claims against it, which could include but is not limited to general discrimination, wage and hour, privacy, ERISA or disability claims. In such matters, government agencies or private parties may seek to recover from us very large, indeterminate amounts in penalties or monetary damages (including, in some cases, treble or punitive damages) or seek to limit our operations in some way.

Any of these types of lawsuits, whether initiated by us or a third party, could require significant management time and attention or could involve substantial legal liability, adverse regulatory outcomes, and/or substantial expenses to defend. Often these cases raise complex factual and legal issues and create risks and uncertainties. No assurances can be given that any proceedings or claims will not have a material adverse impact on our operating results and consolidated financial position or that our established reserves or our available insurance will mitigate this impact.

Unforeseen issues could result in damage to certain property which could result in adverse effects on our business and reputation.

Our lidar utilizes lasers for performing 3D sensing. While we have developed system components designed to prevent our lidar lasers from causing property damage (including to cameras), in the event that an unforeseen issue arises that results in property damage, our reputation or brand may be damaged and we could face material legal claims for breach of contract, product liability, tort or breach of warranty as a result of these problems. Defending a lawsuit, regardless of its merit, could be costly and may divert management’s attention and adversely affect the market’s perception of us and our products. In addition, our business liability insurance coverage could prove inadequate with respect to a claim and future coverage may be unavailable on acceptable terms, or at all.

We are subject to, and must remain in compliance with, numerous laws and governmental regulations concerning the manufacturing, use, distribution and sale of our products. Some of our customers also require that we comply with their own unique requirements relating to these matters.

We manufacture and sells products that contain electronic components, and such components may contain materials that are subject to government regulation in both the locations where we manufacture and assembles our products, as well as the locations where we sell our products. For example, certain regulations limit the use of lead in electronic components. Since we operate on a global basis, ensuring simultaneous compliance in multiple jurisdictions is a complex process which requires continual monitoring of regulations and an ongoing compliance process to ensure that we and our suppliers are in compliance with existing regulations in each market where we operate. If there is an unanticipated new regulation that significantly impacts our use and sourcing of various components or requires more expensive components, that regulation could materially adversely affect our business, results of operations and financial condition.

Our products are used for autonomous driving and ADAS applications, which are subject to complicated regulatory schemes that vary from jurisdiction to jurisdiction. These are rapidly evolving areas where new regulations could impose limitations on the use of lidar generally or our products specifically. If we fail to adhere to these new regulations or fail to continually monitor the updates, it may be subject to litigation, loss of customers or negative publicity and our business, results of operations and financial condition will be adversely affected.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in building our production facilities.

Concerns over environmental pollution and climate change have produced significant legislative and regulatory efforts on a global basis, and we believe this will continue both in scope and in the number of countries participating. In addition, as climate change issues become more prevalent, foreign, federal, state and local governments and our customers have been responding to these issues. The increased focus on environmental sustainability may result in new regulations and customer requirements, or changes in current regulations and customer requirements, which could materially adversely impact our business, results of operations and financial condition. If we are unable to effectively manage real or perceived issues, including concerns about environmental impacts or similar matters, sentiments toward us or our products could be negatively impacted, and our business, results of operations or financial condition could suffer.

Our operations are and will be subject to international, federal, state and local environmental laws and regulations, and such laws and regulations could directly increase the cost of energy, which may have an effect on the way we manufacture products or utilizes energy to produce our products. In addition, any new regulations or laws in the environmental area might increase the cost of raw materials or key components we use in our products. Environmental regulations require us to reduce product energy usage, monitor and exclude an expanding list of restricted substances and to participate in required recovery and recycling of our products. Environmental and health and safety laws and regulations can be complex, and we have limited experience complying with them. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations.

Contamination at properties we currently operate at, where we formerly operated or to which hazardous substances were sent by us, may result in liability for us under environmental laws and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or operating results. We may face unexpected delays in obtaining the required permits and approvals in connection with our planned production facilities that could require significant time and financial resources and delay our ability to operate these facilities, which would adversely impact our business, prospects, financial condition and operating results.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Our business may be adversely affected by changes in automotive and laser regulations or concerns that drive further regulation of the automobile and laser market.

Government product safety regulations are an important factor for our business. Historically, these regulations have imposed ever-more stringent safety regulations for vehicles and laser products. These safety regulations often require, or customers demand that, vehicles have more safety features per vehicle and more advanced safety products.

While we believe increasing automotive and laser safety standards will present a market opportunity for our products, government safety regulations are subject to change based on a number of factors that are not within our control, including new scientific or technological data, adverse publicity regarding industry recalls and safety risks of autonomous driving and ADAS products, accidents involving our products, domestic and foreign political developments or considerations, and litigation relating to our products and our competitors’ products. Changes in government regulations, especially in the autonomous driving and ADAS industries could adversely affect our business. If government priorities shift and we are unable to adapt to changing regulations, our business may be materially and adversely affected.

Federal, state and local regulators impose more stringent compliance and reporting requirements in response to product recalls and safety issues in the automotive industry. As the cars that carry our sensors go into production, it is subject to the existing stringent requirements under the National Traffic and Motor Vehicle Safety Act of 1966, or the Vehicle Safety Act, including a duty to report, subject to strict timing requirements, safety defects with our products. The Vehicle Safety Act imposes potentially significant civil penalties for violations including the failure to comply with such reporting actions. We are also subject to the existing U.S. Transportation Recall Enhancement, Accountability and Documentation Act, or TREAD, which requires equipment manufacturers, such as us, to comply with “Early Warning” requirements by reporting certain information to the National Highway Traffic Safety Administration, or NHTSA, such as information related to defects or reports of injury related to our products. TREAD imposes criminal liability for violating such requirements if a defect subsequently causes death or bodily injury. In addition, the Motor Vehicle Safety Act authorizes the NHTSA to require a manufacturer to recall and repair vehicles that contain safety defects or fail to comply with U.S. federal motor vehicle safety standards. Sales into foreign countries may be subject to similar regulations. If we cannot rapidly address any safety concerns or defects with our products, our business, results of operations and financial condition may be adversely affected.

Autonomous and ADAS features may be delayed in adoption by OEMs, and our business impacted, as additional emissions and safety requirements are imposed on vehicle manufacturers.

Vehicle regulators globally continue to consider new and enhanced emissions requirements, including electrification, to meet environmental and economic needs as well as pursue new safety standards to address emerging traffic risks. To control new vehicle prices, among other concerns, OEMs may need to dedicate technology and cost additions to new vehicle designs to meet these emissions and safety requirements and postpone the consumer cost pressures of new autonomous and ADAS features.

Our business may be adversely affected if we fail to comply with the regulatory requirements under the Federal Food, Drug, and Cosmetic Act or other requirements imposed by the Food and Drug Administration (the “FDA”).

As a lidar technology company, we are subject to the Electronic Product Radiation Control Provisions of the Federal Food, Drug, and Cosmetic Act. These requirements are enforced by the FDA. Electronic product radiation includes laser technology. Regulations governing these products are intended to protect the public from hazardous or unnecessary exposure. Manufacturers are required to certify in product labeling and reports to the FDA that their products comply with applicable performance standards as well as maintain manufacturing, testing, and distribution records for their products. Failure to comply with these requirements could result in enforcement action by the FDA, which could require us to cease distribution of our products, recall or remediate products already distributed to customers, or subject us to FDA enforcement actions.

Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the variety of jurisdictions in which we operate may adversely impact our business, and such legal requirements are evolving, uncertain and may require improvements in, or changes to, our policies and operations.

Our current and potential future operations and sales subject us to existing and future laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. For example, the European Commission has adopted the General Data Protection Regulation and California enacted the California Consumer Privacy Act of 2018, both of which provide for potentially material penalties for non-compliance. These regimes may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact our operations and the development of our business. While, generally, we do not have access to, collect, store, process, or share information collected by our solutions unless our customers choose to proactively provide such information to us, our products may evolve both to address potential customer requirements or to add new features and functionality. Therefore, the full impact of these privacy regimes on our business is rapidly evolving across jurisdictions and remains uncertain at this time.

We may also be affected by cyber-attacks and other means of gaining unauthorized access to our products, systems, and data. For instance, cyber criminals or insiders may target us or third parties with which we have business relationships to obtain data, or in a manner that disrupts our operations or compromises our products or the systems into which our products are integrated.

We are assessing the continually evolving privacy and data security regimes and measures we believes are appropriate in response. Since these data security regimes are evolving, uncertain and complex, especially for a global business like ours, we may need to update or enhance our compliance measures as our products, markets and customer demands further develop, and these updates or enhancements may require implementation costs. In addition, we may not be able to monitor and react to all developments in a timely manner. The compliance measures we do adopt may prove ineffective. Any failure, or perceived failure, by us to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, cyber-attacks, or improper access to, use of, or disclosure of data, or any security issues or cyber-attacks affecting us, could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on our reputation and brand, loss of proprietary information and data, disruption to our business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause customers and business partners to lose trust in us, which could have an adverse effect on our reputation and business.

Regulations related to conflict minerals may cause us to incur additional expenses and could limit the supply and increase the costs of certain metals used in the manufacturing of our products.

We are subject to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, that will require us to determine, disclose and report whether our products contain metals sourced from specified geographies, and are referred to as “conflict minerals.” The implementation of these requirements could adversely affect the sourcing, availability and pricing of the materials used in the manufacture of components used in our products. In addition, we will incur additional costs to comply with the disclosure requirements, including costs related to conducting diligence procedures to determine the sources of conflict minerals that may be used in or necessary to the production of our products and, if applicable, potential changes to products, processes or sources of supply as a consequence of such verification activities. It is also possible that our reputation may be adversely affected if we determine that certain of our products contain minerals not determined to be conflict-free or if we are unable to alter our products, processes or sources of supply to avoid use of such materials.

Risks Related to Our Intellectual Property

Despite the actions we are taking to defend and protect our intellectual property, we may not be able to adequately protect or enforce our intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Our efforts to protect and enforce our intellectual property rights and prevent third parties from violating our rights may be costly.

The success of our products and our business depends in large part on our ability to obtain patents and other intellectual property rights and maintain adequate legal protection for our products in the United States and other foreign jurisdictions. We rely on a combination of patent, trademark, copyright and trade secret laws, as well as confidentiality agreements and other contractual restrictions, to establish and protect our proprietary rights, all of which can only provide limited protection.

We cannot assure you that any patents will be issued with respect to our currently pending patent applications or that any trademarks will be registered with respect to our currently pending applications in a manner that gives us adequate defensive protection or competitive advantages, if at all, or that any patents issued to us or any trademarks registered by us will not be challenged, invalidated or circumvented. We have filed for patents, service marks and trademarks in the United States and in certain international jurisdictions, but such protections may not be available in all countries in which we operate or in which we seek to enforce our intellectual property rights, or may be difficult to enforce in practice. Our currently-issued patents and trademarks and any patents and trademarks that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive to us or infringe our intellectual property.

Protecting against the unauthorized use of our intellectual property, products and other proprietary rights is expensive and can be difficult, particularly outside of the United States. Unauthorized parties may attempt to copy or reverse engineer our lidar technology or certain aspects of our solutions that it considers proprietary. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to prevent unauthorized parties from copying or reverse engineering our solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the United States.

Any such litigation, whether initiated by us or a third party, could result in substantial costs and diversion of management resources, either of which could adversely affect our business, operating results and financial condition. Even if we obtain favorable outcomes in litigation, we may not be able to obtain adequate remedies, especially in the context of unauthorized parties copying or reverse engineering its solutions.

Further, many of our current and potential competitors may have the ability to dedicate substantially greater resources to defending intellectual property infringement claims and to enforcing their intellectual property rights than we have. Attempts to enforce our rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us or result in a decision that invalidates or narrows the scope of our rights, in whole or in part. Effective patent, trademark, copyright and trade secret protection may not be available in every country in which our products are available and competitors based in other countries may sell infringing products in one or more markets. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, operating results, financial condition and prospects.

Third-party claims that we are infringing intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses, and our business could be adversely affected.

Although we believe we hold key patents related to our products, a number of companies, both within and outside of the lidar industry, hold other patents covering various aspects of lidar products. In addition to these patents, participants in this industry typically also protect their technology, especially embedded software, through copyrights and trade secrets. As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. We have received, and in the future may receive, inquiries from other intellectual property holders and may become subject to claims that we infringe their intellectual property rights, particularly as we expand our presence in the market, expand to new use cases and face increasing competition. In addition, parties may claim that the names and branding of our products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, we may have to change the names and branding of our products in the affected territories and it could incur other costs.

We currently have a number of agreements in effect pursuant to which we have agreed to defend, indemnify and hold harmless our customers, suppliers, and channel partners and other partners from damages and costs which may arise from the infringement by our products of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Our insurance may not cover all intellectual property infringement claims. A claim that our products infringe a third party’s intellectual property rights, even if untrue, could adversely affect our relationships with our customers, may deter future customers from purchasing our products and could expose us to costly litigation and settlement expenses. Even if we are not a party to any litigation between a customer and a third party relating to infringement by our products, an adverse outcome in any such litigation could make it more difficult for us to defend our products against intellectual property infringement claims in any subsequent litigation in which we are a named party. Any of these results could adversely affect our brand and operating results.

Our defense of intellectual property rights claims brought against us or our customers, suppliers and channel partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force us to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms, or at all. Further, a party making such a claim, if successful, could secure a judgment that requires us to pay substantial damages or obtain an injunction. An adverse determination also could invalidate our intellectual property rights and adversely affect our ability to offer our products to our customers and may require that we procure or develop substitute products that do not infringe, which could require significant effort and expense. Any of these events could adversely affect our business, operating results, financial condition and prospects.

Our intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that it files will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how.

We rely on trade secrets, designs, manufacturing know-how, and confidential information to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that we believe is best protected by means that do not require public disclosure. We generally seek to protect this information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with our employees, consultants, contractors, commercial partners, vendors and third parties. However, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to provide adequate protection, prevent disclosure, third-party infringement or misappropriation of our trade secrets, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. We have limited control over the protection of trade secrets used by our current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for us or designated in the agreements between such parties and us to be jointly owned, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets.

We also rely on physical and electronic security measures to protect our proprietary information, but we cannot provide assurance that these security measures will not be breached or provide adequate protection for our property. There is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage. We may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce our intellectual property rights.

We employee third-party licensed software for use in our business, and the inability to maintain these licenses, errors in the software, or the terms of open source licenses could result in increased costs or reduced service levels, which would adversely affect our business.

Our business relies on certain third-party software obtained under licenses from other companies. We anticipate that it will continue to rely on such third-party software in the future. Although we believe that there are alternatives to the third-party software we currently license, this may not always be the case, or it may be difficult or costly to replace. In addition, integration of new third-party software may require significant work and require substantial investment of our time and resources. Our use of additional or alternative third-party software would require us to enter into license agreements with third parties, which may not be available on commercially reasonable terms, or at all. Many of the risks associated with the use of third-party software cannot be eliminated, and these risks could negatively affect our business.

Some of the third-party software used by us is licensed under the terms of open source software licenses. Companies that incorporate open source software into their technologies have, from time to time, faced claims challenging the use of open source software and/or compliance with open source license terms. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms. Some open source software licenses require users who distribute software containing open source software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code, which could include valuable proprietary code of the user, on unfavorable terms or at no cost. While we monitor the use of open source software and attempt to ensure that none is used in a manner that would require us to disclose our internally developed source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur. Any requirement to disclose our internally developed source code or pay damages for breach of contract could have a material adverse effect on our business, financial condition and results of operations and could help our competitors develop services that are similar to or better than our competitors.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our employees’ former employers.

We may be subject to claims that we or our employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of an employee’s former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

Risks Related to Our Common Stock and Warrants

The price of our Common Stock and Warrants may be volatile.

The price of our Common Stock and Warrants may fluctuate due to a variety of factors, including:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products and services;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in our growth rates or our competitors’ growth rates;

•	developments regarding our patents or proprietary rights or those of our competitors;

•	ongoing legal proceedings;

•	commencement of, or involvement in, litigation involving the combined company;

•	our ability to raise additional capital as needed;

•	changes in our capital structure, such as future issuances of securities or the incurrence of new or additional debt;

•	the volume of shares of Common Stock available for public sale and the size of our public float;

•	additions and departures of key personnel;

•	concerns or allegations as to the safety or efficacy of our products and services;

•	sales of stock by us or members of our management team, our board of directors (the “Board”) or certain significant stockholders;

•	changes in stock market analyst recommendations or earnings estimates regarding our stock, other comparable companies or our industry generally; and

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changes in financial markets or general economic conditions, including the effects of recession or slow economic growth in the U.S. and abroad, interest rates, fuel prices, international currency fluctuations, corruption, political instability, acts of war or terrorism, and the COVID-19 pandemic or other public health crises.

These market and industry factors may materially reduce the market price of our Common Stock and Warrants regardless of our operating performance.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our Common Stock or Warrants, the price and trading volume of our Common Stock and Warrants could decline.

The trading market for our Common Stock and Warrants will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our Common Stock and Warrants would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or the performance of our Common Stock or Warrants, or if our operating results fail to meet the expectations of analysts, the price of our Common Stock and Warrants would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price and trading volume of our Common Stock and Warrants to decline.

The future sales of shares by existing stockholders may adversely affect the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decline.

The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These increased costs will increase our net loss. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or our executive officers.

Additionally, there continues to be public interest and increased legislative pressure related to environmental, social and governance, or ESG, activities of public companies. For example, there is a growing number of states requiring organizations to report their board composition as well or mandating gender diversity and representation from underrepresented communities, including New York and California. We risk negative stockholder reaction, including from proxy advisory services, as well as damage to our brand and reputation, if we do not act responsibly in a number of key areas, including diversity and inclusion, environmental stewardship, support for local communities, corporate governance and transparency and considering ESG and human capital factors in our operations.

Our management team has limited experience managing a public company.

Most of the members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Additionally, many members of our management team were recently hired, including our Chief Executive Officer, Blair LaCorte, who joined us in 2017 and became Chief Executive Officer in 2020; our Chief Financial Officer, Robert Brown, who joined us in November 2020; our Chief Operating Officer, Thomas R. Tewell, who joined us in March 2021; and our General Counsel, Andrew Hughes, who joined us in March 2021. Our management team may not successfully or efficiently manage their new roles and responsibilities. Our transition to being a public company subjects us to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, under certain circumstances, our loan and security agreement and any future debt or preferred securities or future debt agreements we may enter may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our Common Stock and Warrants.

Provisions in our Amended Charter and Amended Bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our Amended Charter and Amended Bylaws authorize our Board to issue up to 1,000,000 shares of preferred stock. As a result, without further stockholder approval, our Board will have the authority to attach special rights, including voting and dividend rights, to this preferred stock, including pursuant to a stockholder rights plan. With these rights, preferred stockholders could make it more difficult for a third-party to acquire us. In addition, our Amended Charter and Amended Bylaws provide for a staggered Board, whereby directors serve for three-year terms, with one-third of the directors coming up for reelection each year. A staggered Board will make it more difficult for a third-party to obtain control of our Board through a proxy contest, which may be a necessary step in an acquisition of us that is not favored by our Board.

We are also subject to anti-takeover provisions under the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “Merger” with that person for three years without special approval, which could discourage a third-party from making a takeover offer and could delay or prevent a change in control of us. For purposes of these provisions, an “interested stockholder” generally means someone owning 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in the DGCL.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Common Stock and Warrants less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the initial public offering of SBG; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration

•

exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our Common Stock or Warrants less attractive if we rely on these exemptions. If some investors find our Common Stock or Warrants less attractive as a result, there may be a less active trading market for our Common Stock and Warrants and our share and Warrant price may be more volatile.

Our Amended Bylaws provide that the state or federal courts located within the State of Delaware are the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Amended Bylaws provide that the state or federal courts located within the State of Delaware are the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers or stockholders to our stockholders, (iii) any action, suit or proceeding asserting a claim against us arising pursuant to any provision of the DGCL, our Amended Bylaws, or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. However, this choice of forum provision does not apply to (a) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of Delaware courts, or (b) actions in which a federal court has assumed exclusive jurisdiction to a proceeding. This choice of forum provision is not intended to apply to any actions brought under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Amended Bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the Securities Act). This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees or stockholders, which may discourage such lawsuits against us and our directors, officers and other employees or stockholders.

Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provision in our Amended Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the Warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants at the time that holders wish to exercise such Warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of Common Stock that holders will receive upon exercise of the Warrants will be fewer than it would have been had such holder exercised its Warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their Warrants for cash if a current and effective prospectus relating to the Common Stock issuable upon exercise of the Warrants is available. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are not able to do so, the potential “upside” of the holder’s investment in may be reduced or the warrants may expire worthless.

There is no guarantee that the warrants will ever be in the money, and they may expire worthless and the terms of warrants may be amended.

The exercise price for the warrants is $11.50 per share of Common Stock. There is no guarantee that the warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, the warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding warrants to make any other change. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of Common Stock purchasable upon exercise of a warrant.

Our Warrant Agreement designates the courts of the State of New York or the U.S. District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with us.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

The Company has no obligation to net cash settle the warrants.

In no event do we have any obligation to net cash settle the warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the warrants upon exercise of the warrants. Accordingly, the warrants may expire worthless.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

We will receive the proceeds from any exercise of Warrants or options for cash. We intend to use the proceeds from any exercise of Warrants or options for cash for general corporate and working capital purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial information of CF III and AEye adjusted to give effect to the PIPE Investment and AEye becoming a wholly owned subsidiary of CF III (which changed its name to “AEye, Inc.”) as a result of AEye merging with and into Merger Sub, a direct wholly owned subsidiary of CF III, with AEye surviving as a wholly owned subsidiary of the CF III (the “Combined Entity”).

The unaudited pro forma condensed combined balance sheets as of June 30, 2021 combine the historical unaudited condensed balance sheet of CF III and the historical unaudited condensed consolidated balance sheet of AEye as of June 30, 2021 on a pro forma basis as if the Business Combination and other events contemplated by the Merger Agreement, summarized below, had been consummated on June 30, 2021.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 combines the historical unaudited condensed statements of operations of CF III and the historical unaudited condensed consolidated statements of operations and comprehensive loss of AEye for the six months ended June 30, 2021, giving effect to the transaction as if the Business Combination and other events contemplated by the Merger Agreement had been consummated on January 1, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 presents historical consolidated statements of operations and comprehensive loss of AEye for the year ended December 31, 2020, giving effect to the transaction as if the Transaction and other events contemplated by the Merger Agreement had been consummated on January 1, 2020.

The unaudited pro forma condensed financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•

the (a) historical audited financial statements of CF III as of and for the year ended December 31, 2020 and (b) historical unaudited condensed financial statements of CF III as of and for the six months ended June 30, 2021; and

•

the (a) historical audited consolidated financial statements of AEye as of and for the year ended December 31, 2020 and (b) historical unaudited condensed consolidated financial statements of AEye as of and for the six months ended June 30, 2021

The unaudited pro forma condensed combined financial information should also be read together with “CF III’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “AEye’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

Pursuant to the Merger Agreement, Merger Sub merged with and into AEye, with AEye surviving the Merger. AEye became a wholly owned subsidiary of CF III and CF III was renamed “AEye, Inc.” Upon the consummation of the Business Combination, AEye Stockholders received shares of Class A Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio (which, as of June 30, 2021, would have been 3.7223). Accordingly, an estimated 203,973,647 shares of Class A Common Stock were immediately issued and outstanding following consummation of the Business Combination, based on AEye’s Capital Stock balance as of June 30, 2021, CF III’s Common Stock balance as of June 30, 2021, and the Class A Common Stock to be issued in the PIPE Investment, and an estimated 17,397,124 shares were reserved for the potential future issuance of the Class A Common Stock pursuant to the Equity Incentive Plan. At the Effective Time, by

virtue of the Merger and without any further action, the following occurred with respect to the outstanding shares of AEye capital stock and convertible equity instruments:

•	the cancellation of each issued and outstanding share of AEye Preferred Stock and the conversion into the right to receive a number of shares of Class A Common Stock equal to the Exchange Ratio;

•

the cancellation of each issued and outstanding share of AEye capital stock (including shares of AEye Common Stock resulting from the conversion of the AEye convertible equity instruments) and the conversion into the right to receive a number of shares of Class A Common Stock equal to the Exchange Ratio;

•

the conversion of all outstanding AEye convertible equity instruments into a number of shares of AEye Common Stock equal to (i) the sum of the aggregate principal amount of the AEye convertible equity instruments then outstanding plus all dividends accrued thereon, divided by (ii) the quotient obtained by dividing $250,000,000 by the Fully-Diluted AEye Shares, immediately prior to the Effective Time. At the Effective Time, the AEye Common Stock will then convert to Class A Common Stock based on the Exchange Ratio;

•

the assumption and conversion of each then outstanding AEye Option, whether vested or unvested, into an option to purchase shares of Class A Common Stock on the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former AEye Option, with the number of shares exercisable and the exercise price adjusted using the Exchange Ratio;

•

the assumption and conversion of each then outstanding AEye Warrant into a warrant to purchase shares of Class A Common Stock on the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former AEye Warrant, with the number of shares exercisable and the exercise price adjusted using the Exchange Ratio; and

•

the assumption and conversion of each then outstanding AEye RSU into an RSU with the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former AEye RSU, with the number of shares to be received on settlement adjusted using the Exchange Ratio.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, CF III will be treated as the “accounting acquiree” and AEye as the “accounting acquirer” for financial reporting purposes. This determination was made considering both scenarios of no redemptions and maximum redemptions and is primarily based on:

•	Historical AEye stockholders comprising a relative majority of the voting power of the Combined Entity and having the ability to nominate the members of the Combined Entity Board;

•	Historical AEye Stockholders and holders of AEye convertible equity instruments holding 74.7% (assuming no redemptions) of the Combined Entity;

•	AEye’s relative historical size (based on revenues, total assets (excluding cash held in the Trust Account), and number of employees) being significantly larger than CF III;

•	AEye’s historical operations prior to the acquisition comprising the only ongoing operations of the Combined Entity; and

•	AEye’s historical senior management comprising a majority of the senior management of the Combined Entity.

Accordingly, for accounting purposes, the financial statements of the Combined Entity will represent a continuation of the financial statements of AEye with the Business Combination treated as the equivalent of

AEye issuing stock for the net assets of CF III, accompanied by a recapitalization. The net assets of CF III will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of AEye.

Other Events in Connection with the Business Combination

In connection with the Business Combination:

•	CF III issued and sold 22,000,000 shares of its Class A Common Stock at a purchase price of $10.00 per share pursuant to the PIPE Investment; and

•

Prior to Closing, AEye was to either repay the Paycheck Protection Program (“PPP”) loan (“PPP Loan”), including associated interest, or if the PPP Loan had not been previously repaid or forgiven, place an amount necessary to satisfy the repayment of the PPP Loan in an escrow account. On June 19, 2021, the Company received notice of the PPP forgiveness payment made to Silicon Valley Bank (SVB) by the Small Business Administration in the amount of $2,270 thousand in principal and $27 thousand in interest. This amount represents the forgiveness of the total PPP Loan from SVB and, as such, AEye is not required to repay the PPP Loan or place the amount required to repay the PPP Loan into an escrow account.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and reflects the adoption of Release No. 33-10786. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Entity upon consummation of the Business Combination and other events contemplated by the Merger Agreement. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and other events contemplated by the Merger Agreement occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any additional Business Combination proceeds remaining after the payment of all transaction costs related to the Business Combination are expected to be used for other general corporate purposes. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of the Combined Entity following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed financial information were prepared and are subject to change as additional information becomes available and analyses are performed. CF III and AEye have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed information contained herein assumes that the CF III Stockholders approve the Business Combination. CF III’s public stockholders may elect to redeem their public shares for cash even if they approve the Business Combination. CF III cannot predict how many of its public stockholders will exercise their right to redeem their shares of CF III Class A Common Stock for cash. Therefore, the unaudited pro forma condensed financial information presents the following two redemption scenarios. The actual results may be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results:

•	No Redemptions Scenario — This scenario assumes that no shares of CF III Class A Common Stock are redeemed; and

•

Maximum Redemptions Scenario — This scenario assumes that 20,958,853 shares of CF III Class A Common Stock are redeemed for an aggregate payment of $211,684 thousand, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of approximately $10.10 per share based on the Trust Account balance as of June 30, 2021.

The following summarizes the pro forma shares of Class A Common Stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined (Assuming No Redemptions Scenario)		Pro Forma Combined (Assuming Maximum Redemptions Scenario)
Stockholder	Shares	%	Shares	%
Former CF III Class A public stockholders	23,000,000	11.3%	2,041,147	1.1%
Sponsor, other CF III initial stockholders and transferees (1)	6,250,000	3.0%	6,250,000	3.4%
Former AEye Stockholders (including holders of AEye Preferred Stock) and holders of AEye Convertible Equity Instruments (2)(3)	152,223,647	74.7%	152,223,647	83.2%
PIPE Investors (3)	22,500,000	11.0%	22,500,000	12.3%

Pro forma common stock outstanding at June 30, 2021	203,973,647	100%	183,014,794	100%

Assumed options and assumed Warrants (3)	(30,002,411)		(30,002,411)

Pro forma common stock outstanding at June 30, 2021	173,971,236		153,012,383

(1)

Amount reflects 5,750,000 shares of CF III Class B Common Stock held by the Sponsor and the other CF III initial stockholders and converted into Class A Common Stock at Closing and 500,000 shares of CF III Class A Common Stock purchased by the Sponsor in the Private Placement.

(2)

Amount is based on 40,895,270 AEye Shares outstanding as of June 30, 2021, by applying the Treasury Stock Method and converted at an Exchange Ratio (as of June 30, 2021) of 3.7223 pursuant to the Merger Agreement.

(3)

Number of outstanding shares assumes the issuance of approximately 30,002,411 shares of Class A Common Stock underlying Assumed Options and Assumed Warrants, by applying the Treasury Stock Method, that do not represent legally outstanding shares of Class A Common Stock at closing.

(4)

Reflects 1,450,000 shares of the Class A Common Stock subscribed for by current holders of AEye capital stock and AEye convertible equity instruments in the PIPE Investment, 20,550,000 shares of Class A Common Stock subscribed for by third party investors in the PIPE Investment and 500,000 shares of Class A Common Stock subscribed for by the Sponsor in the PIPE Investment.

The figures in this table are presented only as illustrative examples and are based on the scenarios described above, which may be different from the actual amount of redemptions in connection with the Business Combination. In the event that CF III Class A Common Stock is redeemed in connection with the Business Combination, but the number of shares redeemed is less than 20,958,853, the ownership percentages set forth above will vary between the two scenarios.

The two alternative levels of redemptions assumed in the unaudited pro forma condensed combined balance sheets and statement of operations are based on the assumption that there are no adjustments for the outstanding CF III Warrants issued in connection with the IPO as such securities are not exercisable until 30 days after the Closing.

The following unaudited pro forma condensed balance sheet as of June 30, 2021 under the no redemptions scenario and maximum redemptions scenario and the unaudited pro forma condensed combined statement of operation for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of CF III and AEye. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different and those changes could be material.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

	As of June 30, 2021		Assuming No Redemptions			Assuming Maximum Redemptions
(In thousands, except share and per share data)	AEye (Historical)	CF III (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,226	$128	$232,305	A	$413,661	$(211,684)	J	$201,977
			(22,249)	C
			(27,788)	D
			225,000	E
			(3,461)	B
			(1,500)	R
Accounts receivable, net	138				138			138
Inventories, net	4,468		—		4,468			4,468
Prepaid and other current assets	1,711	467	—		2,178			2,178

Total current assets	17,543	595	402,307		420,445	(211,684)		208,761
Cash held in trust account		232,305	(232,305)	A	—			—
Property and equipment, net	4,697				4,697			4,697
Other noncurrent assets	6,040	147	(3,859)	C	2,328			2,328

Total assets	$28,280	$233,047	$166,143		$427,470	$(211,684)		$215,786

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	4,782	109			4,891			4,891
Accrued expenses and other current liabilities	6,048	81	(425)	C	5,704			5,704
Deferred revenue	272				272			272
Convertible notes	37,759		(37,758)	L	1			1
Borrowings - net of issuance costs, current portion	11,334	3,461	(2,270)	K	9,064			9,064
			(3,461)	B
Franchise tax payable		100			100			100
Income tax payable		—			—			—

Total current liabilities	60,195	3,751	(43,914)		20,032	—		20,032
Deferred rent, noncurrent	3,333	—			3,333			3,333
Borrowings - net of issuance, noncurrent	1,242	—	(229)	O	1,013			1,013
Warrant liability		12,612	(12,343)	P	269			269

Total liabilities	$64,770	$16,363	$(56,486)		$24,647	$—		$24,647
COMMITMENTS AND CONTINGENCIES
Common Stock subject to redemption		211,684	(211,684)	F	—			—

	As of June 30, 2021		Assuming No Redemptions			Assuming Maximum Redemptions
(In thousands, except share and per share data)	AEye (Historical)	CF III (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments			Pro Forma Combined
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock	$62,639	$—	$(62,639)	G	$—	$			$—
Common stock	—				—				—
Class A common stock	—	—	3	E	(6)		(2)	J	(8)
			2	F
			(12)	H
			—	L
			1	M
			—	N
Class B common stock		1	(1)	M	—				—
Additional paid-in capital	10,239	9,458	(26,109)	C	539,469		(211,682)	J	327,787
			224,998	E
			211,682	F
			62,639	G
			12	H
			(4,459)	I
			38,034	L
			—	N
			229	O
			12,343	P
			1,903	Q
			(1,500)	R
Accumulated deficit	(109,368)	(4,459)	4,459	I	(136,640)				(136,640)
			(276)	L
			425	C
			2,270	K
			(1,903)	Q
			(27,788)	D

Total stockholders’ equity (deficit)	(36,490)	5,000	434,313		402,823		(211,684)		191,139

Total liabilities and stockholders’ equity (deficit)	$28,280	$233,047	$166,143		$427,470		$(211,684)		$215,786

UNAUDITED CONDENSED COMBINED STATEMENTS OF

OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

	For the Six Months Ended June 30, 2021		Assuming No Redemptions			Assuming Maximum Redemptions
(In thousands, except share and per share data)	AEye (Historical)	CF III (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments	Pro Forma Combined
REVENUE:
Prototype sales and support	$461				$461		$461
Development contracts	615				615		615

Total revenues	1,076				1,076	—	1,076

Cost of goods sold	1,071				1,071		1,071

Gross profit	5				5		5
OPERATING EXPENSES:
Research and development	11,562				11,562		11,562
Sales and marketing	3,498				3,498		3,498
General and administrative	7,760	1,035	951	LL	8,811		8,811
			(510)	NN
			(425)	MM

Total operating expenses	22,820	1,035	16		23,871	—	23,871

LOSS FROM OPERATIONS	(22,815)	(1,035)	(16)		(23,866)	—	(23,866)
OTHER INCOME (EXPENSE):
Change in fair value of embedded derivatives and warrants	(119)	(550)	119	HH	(12)		(12)
			538	KK
PPP loan forgiveness	2,297				2,297		2,297
Interest income	5				5		5
Interest income on investment held in Trust Account		11	(11)	GG	—		—
Interest expense	(1,952)		1,283	JJ	(658)		(658)

			11	II

Total other income (expense), net	231	(539)	1,940		1,632	—	1,632

NET (LOSS)	$(22,584)	$(1,574)	$1,924		$(22,234)	$—	$(22,234)

PER SHARE DATA
Net loss per share (basic and diluted)	$(2.08)
Weighted average shares outstanding (basic and diluted)	10,868,166
Net loss per share (basic and diluted), Class A - Public shares		$—			$(0.13)		$(0.15)
Weighted average shares of Class A - Public shares		23,000,000			173,971,236		153,012,383
Net loss per share (basic and diluted), Class A - Private placement		$(0.25)
Weighted average shares of Class A - Private placement		500,000
Net loss per share (basic and diluted), Class B - Common Stock		$(0.25)
Weighted average shares of Class B - Common stock		5,750,000

UNAUDITED CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	For the Year Ended December 31, 2020		Assuming No Redemptions			Assuming Maximum Redemptions
(In thousands, except share and per share data)	AEye (Historical)	CF III (Historical)	Pro Forma Adjustments		Pro Forma Combined	Additional Pro Forma Adjustments	Pro Forma Combined
REVENUE:
Prototype sales and support	$365				$365		$365
Development contracts	1,214				1,214		1,214

Total revenues	$1,579				$1,579	$—	$1,579

Cost of goods sold	808				808		808

Gross profit	771				771		771
OPERATING EXPENSES:
Research and development	17,130				17,130		17,130
Sales and marketing	3,408				3,408		3,408
General and administrative	6,715	154	1,670	FF	8,539		8,539

Total operating expenses	$27,253	$154	$1,670		$29,077	$—	$29,077

LOSS FROM OPERATIONS	(26,482)	(154)	(1,670)		(28,306)	—	(28,306)
OTHER INCOME (EXPENSE):
Change in fair value of embedded derivatives and warrants	1,410	(2,730)	(1,410)	BB	(58)		(58)
			2,672	EE
Interest income	23				23		23
Interest income on investment held in Trust Account		1	(1)	AA	—		—
Interest expense	(1,502)		1,185	DD	(301)		(301)
			16	CC

Total other income (expense), net	(69)	(2,729)	2,462		(336)	—	(336)

NET LOSS	$(26,551)	$(2,883)	$792		$(28,642)	$—	$(28,642)

PER SHARE DATA
Net loss per share (basic and diluted)	$(2.36)
Weighted average shares outstanding (basic and diluted)	11,247,251
Net loss per share (basic and diluted), Class A - Public shares		$—			$(0.16)		$(0.19)
Weighted average shares of Class A - Public shares		23,000,000			173,614,708		152,288,934
Net loss per share (basic and diluted), Class A - Private placement		$(0.52)
Weighted average shares of Class A - Private placement		500,000
Net loss per share (basic and diluted), Class B - Common Stock		$(0.52)
Weighted average shares of Class B - Common stock		5,090,659

AEYE HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data or unless otherwise stated)

1.	BASIS OF PRESENTATION

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CF III will be treated as the “accounting acquiree” and AEye as the “accounting acquirer” for financial reporting purposes. This determination is primarily based on AEye Stockholders comprising a relative majority of the voting power of the Combined Entity and having the ability to nominate the members of the Combined Entity Board, AEye’s operations prior to the acquisition comprising the only ongoing operations of the Combined Entity, and AEye’s senior management comprising a majority of the senior management of the Combined Entity. Accordingly, for accounting purposes, the financial statements of the Combined Entity will represent a continuation of the financial statements of AEye with the Business Combination treated as the equivalent of AEye issuing stock for the net assets of CF III, accompanied by a recapitalization. The net assets of CF III will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of AEye.

The unaudited pro forma condensed combined balance sheets as of June 30, 2021 combine the unaudited condensed balance sheet of CF III as of June 30, 2021 and the unaudited condensed balance sheet of AEye as of June 30, 2021, giving effect to the transaction as if the Business Combination and other events contemplated by the Merger Agreement had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 presents the historical consolidated statement of operations and comprehensive loss of AEye and the historical statement of operations and comprehensive loss of CF III for the six months ended June 30, 2021, giving effect to the transaction as if the Transaction and other events contemplated by the Merger Agreement had been consummated on January 1, 2020.

The unaudited pro forma condensed financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•

the (a) historical audited financial statements of CF III as of and for the year ended December 31, 2020 and (b) historical unaudited condensed financial statements of CF III as of and for the six months ended June 30, 2021; and

•

the (a) historical audited consolidated financial statements of AEye as of and for the year ended December 31, 2020 and (b) historical unaudited condensed consolidated financial statements of AEye as of and for the six months ended June 30, 2021

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Entity.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that AEye believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. AEye believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

2.	ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheets as of June 30, 2021 are as follows:

(A) Reflects the transfer of $232,306 thousand of investments held in the Trust Account to cash and cash equivalents that becomes available for general use by the Combined Entity following the Business Combination, assuming no redemptions.

(B) Reflects the repayment of the Sponsor loan upon completion of the Business Combination.

(C) Represents preliminary direct and incremental transaction costs estimated to be incurred by AEye related to the Business Combination of approximately $22,249 thousand for advisory, banking, printing, legal and accounting fees. AEye capitalized and deferred $3,860 thousand of these transaction costs and these costs were included in other current assets. These deferred costs will be reclassified to additional paid-in-capital upon the consummation of the Business Combination. Transaction expenses that are not directly incremental to the Business Combination are expensed. For the 6 months ended June 30, 2021, $425 thousand of these expenses were incurred. The Unaudited Pro Forma Condensed Combined Statement of Operations reflect the impact of these expenses at (MM).

(D) Represents preliminary transaction costs estimated to be incurred by CF III of approximately $27,788 thousand for advisory, placement agent, banking, printing, legal, and accounting fees in connection with the Business Combination and the PIPE Investment. These costs are expensed as incurred. For the 6 months ended June 30, 2021, $510 thousand of expenses were incurred with the impact reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations at (NN).

(E) Reflects cash proceeds from the concurrent PIPE Investment in the amount of $225,000 thousand and corresponding offset to additional paid-in capital and common stock.

(F) Reflects the reclassification of 20,958,853 CF III Common Stock subject to possible redemption to permanent equity, assuming no redemptions.

(G) Reflects the cancellation of AEye Preferred Stock pursuant to the Merger Agreement. Recapitalization reflected at Note (H).

(H) Represents recapitalization of historical AEye Common and Preferred Stockholders equity through the issuance of 122,221,235 Combined Entity Common Stock and paid in capital (pursuant to the Exchange Ratio as of June 30, 2021, of 3.7223) using par value $0.0001 per share at a stock price of $10.00 per share.

(I) Reflects the reclassification of CF III’s historical accumulated deficit to additional paid-in capital upon consummation of the Business Combination.

(J) Represents the redemption of the maximum number of 20,958,853 shares of CF III Class A Common Stock for approximately $211,684 thousand allocated to the Class A Common Stock and additional paid-in capital using par value $0.0001 per share at a redemption price of $10.10 per share.

(K) Reflects the forgiveness of AEye’s historical liabilities for the PPP Loan notified by the Small Business Administration on June 19, 2021.

(L) Reflects the conversion of AEye convertible equity instruments into AEye Common Stock, immediately prior to the Business Combination and subsequently into Class A Common Stock, including the write off of unamortized debt discount, the elimination of the derivative liability and the write off of deferred debt issuance costs.

(M) Reflects the conversion of shares of CF III Class B Common Stock into shares of Class A Common Stock upon the consummation of a Business Combination on a one-for-one basis. Each share of CF III Class B Common Stock will be reclassified, on a one for one basis, as one new share of Class A Common Stock.

(N) Reflects the conversion of AEye Common Stock (from convertible equity instruments - refer to Note (L)) into shares of Class A Common Stock at the Exchange Ratio (as of June 30, 2021) of 3.7223.

(O) Reflects the reclassification of AEye warrant liability to equity pursuant to the Merger Agreement.

(P) Reflects the reclassification of warrant liability related to 7,666,666 CF III public warrants as they are expected to qualify for equity classification upon the Closing of the transaction.

The unaudited pro forma condensed combined balance sheet reflects this reclassification as a decrease in warrant liabilities and a corresponding increase in Combined Entity additional paid-in capital.

(Q) Reflects the one-time recognition of share-based compensation impact for the “Brown Award” of which 25% of the unvested shares in the Brown Award will immediately vest upon the successful completion of the Business Combination. Unaudited Pro Forma Condensed Combined Statement of Operations impact shown at (FF).

The “Brown award” represents an option to purchase 876,893 shares of AEye, Inc. Common Stock in accordance with the 2016 Plan subject to the vesting schedule set forth in the Notice of Grant of Stock Option by and between AEye, Inc. and Robert Brown, dated November 17, 2020.

The options vest 25% on the first anniversary of the grant date, with the remaining vesting ratably over the next three years. The specific terms and conditions of the award state “[u]pon completion of a transaction with a special purpose acquisition company within 12 months after the Vesting Commencement Date, then 25% of the shares subject to the Option shall immediately vest.” The single vesting condition for the award is service based, with the performance condition of completing the transaction which accelerates the vesting of certain awards, as reflected in Adjustment (Q). On the grant date, the options were measured at their grant date fair values. The Company recorded share-based compensation expense on a straight-line basis over the four-year vesting period.

(R) Reflects the payment of $1,500 thousand to an executive as part of an Option Repurchase and Release Agreement entered into with the executive on June 28, 2021 for the purchase of 145,833 vested options. The executive was awarded options under the Company’s 2016 Plan and ceased employment with AEye in April 2021.

Per the Option Repurchase and Release Agreement, the agreed consideration of $1,500 thousand will be transferred following the closing of the first “Exit Event”, defined as any of the following: (a) the merger described in in the Merger Agreement and preliminary S-4 registration statement filed with the Securities and Exchange Commission on May 13, 2021; (b) a transaction whereby a special purpose acquisition company acquires equity interests of the Company; (c)a Change in Control (as defined in the 2016 Plan); or (d) the first firm commitment underwritten public offering pursuant to an effective registration statement on an established national or foreign securities exchange covering the offer and sale by the Company.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

(GG) Reflects the elimination of interest income on the Trust Account.

(HH) Reflects the elimination of non-cash loss of approximately $119 thousand associated with the fair value of the embedded derivative of the AEye convertible equity instruments, assumed to be settled as part of the Business Combination and equity-classified.

(II) Reflects the elimination of interest expense from PPP Loan.

(JJ) Reflects the elimination of the amortization of debt discount associated with the embedded derivative, interest accruing on the convertible notes and interest expense related to the debt issuance costs associated with the convertible notes.

(KK) Reflects the elimination of the gain on CF III derivative warrant liability related to the public warrants as the CF III public warrants are expected to qualify for equity classification upon the Closing of the transaction.

(LL) Reflects the one-time recognition of share-based compensation expense for the “Brown Award” of which 25% of the unvested shares in the Brown Award will immediately vest upon the successful completion of the Business Combination.

(MM) Reflects the transaction expenses that are expensed as incurred. For the 6 months ended June 30, 2021, $425 thousand of these expenses were incurred.

(NN) Reflects the transaction expenses of CF III. For the 6 months ended June 30, 2021, $510 thousand of these expenses were incurred.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(AA) Reflects the elimination of interest income on the Trust Account.

(BB) Reflects the elimination of non-cash gain of approximately $1,410 thousand associated with the fair value of the embedded derivative of the AEye convertible equity instruments, assumed to be settled as part of the Business Combination and equity-classified.

(CC) Reflects the elimination of interest expense from PPP Loan.

(DD) Reflects the elimination of the amortization of debt discount associated with the embedded derivative, interest accruing on the convertible notes and interest expense related to the debt issuance costs associated with the convertible notes.

(EE) Reflects the elimination of the loss on CF III derivative warrant liability related to the public warrants as the CF III public warrants are expected to qualify for equity classification upon the Closing of the transaction.

(FF) Reflects the one-time recognition of share-based compensation expense for the “Brown Award” of which 25% of the unvested shares in the Brown Award will immediately vest upon the successful completion of the Business Combination.

3.	NET LOSS PER SHARE

Represents the net loss per share calculated using the historical weighted average outstanding shares and the issuance of additional shares in connection with the Business Combination and PIPE Investment, assuming the shares were outstanding since January l, 2020. As the Business Combination and PIPE Investment are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and PIPE Investment have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is adjusted to eliminate such shares for the entire period.

The unaudited pro forma net loss per share has been prepared assuming the no redemptions and maximum redemptions scenarios for the six months ended June 30, 2021 and for the year ended December 31, 2020 (in thousands, except share and per share data):

	For the Six Months Ended June 30, 2021		For the Year Ended December 31, 2020
	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(22,234)	$(22,234)	$(28,642)	$(28,642)
Basic and diluted weighted average shares outstanding	173,971,236	153,012,383	173,614,708	152,288,934
Pro forma net loss per share - basic and diluted	$(0.13)	$(0.15)	$(0.16)	$(0.19)
Pro forma weighted average shares outstanding - basic and diluted
Former CF III Class A stockholders	23,000,000	2,041,147	23,000,000	1,674,226
Former CF III Class B stockholders	5,750,000	5,750,000	5,750,000	5,750,000
Class A Common Stock purchased by Sponsor in the Private Placement	500,000	500,000	500,000	500,000
Former AEye Stockholders (including holders of AEye Preferred Stock) and holders of AEye Convertible Equity Instruments	122,221,236	122,221,236	121,864,708	121,864,708
PIPE Investors	22,500,000	22,500,000	22,500,000	22,500,000

	173,971,236	153,012,383	173,614,708	152,288,934

Following the Closing, the following outstanding shares of common stock equivalents, calculated using the Treasury Stock Method, were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented above because including them would have had an anti-dilutive effect:

AEye Options that will convert into a right to purchase shares of Class A Common Stock	7,995,503
AEye Warrants that will convert into a right to purchase shares of Class A Common Stock	64,721

Total	8,060,224

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with the consolidated financial statements and the related notes and other financial information of AEye included elsewhere in this prospectus. Some of the information contained in this discussion and analysis contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this prospectus, actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a provider of high-performance, adaptive lidar systems for vehicle autonomy, ADAS, and robotic vision applications. With a sophisticated workforce of leaders and researchers, we have developed an artificial intelligence technology that enables active “intelligent sensing”, differentiating us in the marketplace from competition. Our software-definable iDAR™ (“Intelligent Detection and Ranging”) platform combines adaptive lidar, an optionally fused camera, and integrated deterministic artificial intelligence to capture more intelligent information with less data, enabling faster, more accurate, and more reliable perception.

Old Aeye was founded in 2013 by Luis Dussan, AEye’s President and Chief Technology Officer. His goal was to create a deterministic AI-driven sensing system that performs better than the human eye and visual cortex. From our inception, our culture drew from esteemed scientists and electro-optics engineers from the National Aeronautics and Space Administration (“NASA”), Lockheed Martin Corporation, Northrop Grumman Corporation, the U.S. Air Force, and the Defense Advanced Research Projects Agency (“DARPA”) to create the highest performing sensing and perception system for the most challenging situations, ensuring the highest levels of safety for autonomous driving.

Our adaptive iDAR is designed to enable higher levels of autonomy and functionality - SAE Levels 2 through 5 - with the goal of optimizing performance, power and reducing price. Our iDAR platform is software-definable, network-optimized, and leverages deterministic artificial intelligence at the edge. We have substantial investments in our R&D processes and deliver value to our customers through a combination of sales and direct channels. We perform the majority of our R&D activities in our 56,549 square foot corporate headquarters in Dublin, California, along with working with technology developers on a world-wide basis to develop new technology. We are partnering with leading Tier 1 suppliers to integrate our proprietary technology and design, ultimately meeting the specifications of OEMs while building reliable, trusted business relationships.

We expect to enable accelerated adoption of lidar across many markets and have partnered with leading Tier 1 automobile suppliers to achieve this mission. The main markets for lidar, including Industrial, Automotive, and Mobility are projected to see significant growth, allowing for greater market share as well as specialization opportunities like highway autonomous driving applications that benefit from our product. We believe that lidar will be a required sensing solution across many end markets and we intend to be the leading solutions provider in this space.

Merger and Public Company Costs

On August 16, 2021, we consummated the Merger contemplated by the Merger Agreement. The Merger was effected through the Merger of Merger Sub with and into Old AEye. As a result of the Merger, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Old AEye became our wholly owned subsidiary with the Old AEye stockholders becoming our stockholders. In connection with the Closing of the Merger, we changed our name from CF Finance Acquisition Corp. III to “AEye, Inc.”

The Merger is intended to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, CF III will be treated as the

“acquired” company for financial reporting purposes. This determination is primarily based on Old AEye stockholders comprising a relative majority of the voting power of the post-combination entity and having the ability to nominate the majority of the governing body of the post-combination entity, Old AEye’s senior management comprising the senior management of the post-combination entity and Old AEye’s operations comprising the ongoing operations of the post-combination entity. Accordingly, for accounting purposes, our financial statements will represent a continuation of the financial statements of Old AEye and the Merger will be treated as the equivalent of Old AEye issuing stock for the net assets of CF III, accompanied by a recapitalization. The net assets of CF III will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Old AEye in future reports of the post-combination entity.

As a consequence of the Merger, we became an SEC-registered, Nasdaq-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Our historical operations and statements of assets and liabilities may not be comparable to the operations and statements of assets and liabilities of the combined company as a result of the Merger.

COVID-19 Impact

The extensive impact of the pandemic caused by COVID-19 has resulted and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. The ongoing COVID-19 pandemic has disrupted and affected our business operations, which has led to business and supply chain disruptions, as well as broad changes in its supply and demand. For example, our offices and R&D and manufacturing locations have been, and continue to be, impacted due to national and regional government declarations requiring closures, quarantines and travel restrictions. To mitigate the impact of the pandemic, we took several steps during 2020 and 2021 to ensure our viability into the future. We significantly reduced internal discretionary costs, reduced senior leadership salaries, furloughed and laid off a portion of the employees, and obtained a loan and rent deferral for a period of six months in 2020. We also applied for and were granted the PPP Loan of $2.3 million with SVB as part of the U.S. Small Business Administration program. This loan enabled us to bring back a portion of the furloughed employees.

The continued impact of the COVID-19 pandemic on our operational and financial performance will depend on various future developments, including the duration and spread of the outbreak and impact on our customers, suppliers, and employees, all of which is uncertain at this time. We expect the COVID-19 pandemic to adversely impact revenue and results of operations, but are unable to predict at this time the size and duration of this adverse impact. At the same time, we have seen some signs of positive effects for our long-term business prospects and partnerships as a result of the pandemic. We believe automakers perceive the incorporation of lidar solutions in new models as a long-term strategic initiative that will be necessary for future growth and which are therefore beyond the direct impact of the COVID-19 pandemic. For more information on our operations and risks related to epidemics, including COVID-19, please see the section entitled “Risk Factors” of this prospectus.

Key Factors Affecting Our Operating Results

We believe that our future performance and success depends to a substantial extent on our ability to capitalize on the following opportunities, which in turn is subject to significant risks and challenges, including those discussed below and the risk factors described in the “Risk Factors” section of this registration statement.

We are subject to those risks common in the technology industry and also those risks common to early stage companies including, but not limited to, the possibility of not being able to successfully develop or commercialize our products, attract new customers and retain existing customers, develop and protect intellectual property, comply with existing and new or modified laws and regulations applicable to our business, maintain and enhance the value of our reputation and brand, hire, integrate and retain talented people at all levels of our organization, develop and protect intellectual property, and successfully develop new solutions to enhance the experience of customers.

Market Trends and Uncertainties

We anticipate growing demand for our iDAR perception platform across three major markets, including the Automotive, Industrial and Mobility markets. We anticipate the total addressable market for lidar-based perception technology to grow to $42 billion by 2030. Within those markets, we are targeting attractive segments including ADAS, autonomous driving, commercial trucking, robo-taxis and various Industrial market segments such as mining, aviation, railway and traffic systems. This provides us with multiple opportunities for sustained growth by enabling new applications and product features across these market segments. However, as our customers continue R&D projects to commercialize solutions that rely on lidar technology, it is difficult to estimate the timing of ultimate end market and customer adoption. In the Automotive market for example, our growth and financial performance will be influenced by our ability to successfully integrate into OEM programs that require years of development, testing, and validation. Because of the size and complexity of these OEM programs, we see our existing Tier 1 partnerships as a substantial competitive advantage given their large scale, mass-production capabilities, and existing OEM customer relationships. Our primary focus in Automotive is on ADAS for passenger and commercial vehicle autonomy, particularly highway autonomy applications. We believe that growth in that market is driven by both more stringent safety regulations and consumer demand for vehicles offering increased safety. We will need to anticipate and adapt to any changes in the regulatory environment, as well as changes in consumer demand in order to take advantage of this opportunity.

Additionally, we intend to increase our investments in international operations and partnerships that will position the company to expand globally and meet growing demand in the international markets. This is an important part of our core strategy and may expose us to additional factors such as foreign currency risk, additional operating costs, and other risks and challenges that may impact the ability to meet projected sales and margins.

Partnerships and Commercialization

Our technology is designed to be a key enabler of autonomous solutions for Automotive, Industrial and Mobility applications. Because our technology must be integrated into a broader solution by our customers, it is critical that we achieve design wins with these customers. Achieving these design wins varies based on the market and application. The design win cycle in the Automotive market tends to be substantially longer and more difficult than in other markets. Achieving a design win with an OEM within the Automotive market may take considerably longer than a design win with customers in the Industrial or Mobility markets. We consider design wins to be critical to our future success, although the revenue generated by each design win and the time necessary to achieve such a win can vary significantly, making it difficult to predict our financial performance.

Our revenue and profitability will be dependent upon our success in licensing our technology to Tier 1 automotive suppliers, such as Continental, that intend to use our technology in volume production of lidar sensors for OEMs. Delays of autonomy programs from OEMs that we are currently or will be working with through our Tier 1 partners could result in us being unable to achieve our revenue targets and profitability in the time frame we anticipate. Our revenue and profitability will be further dependent upon both our success in selling our lidar solutions to customers in the Industrial and Mobility markets.

Gross Margin Improvement

Our gross margins will depend on numerous factors, including among others the average selling price of our products, pricing of our development contracts with customers, royalty rates on licenses we grant to our customers, unit volumes, product mix, component costs, personnel costs, contract manufacturing costs, overhead costs and product features. In the future, we expect to generate attractive gross margins from licensing our lidar technology and software to our Tier 1 partners in Automotive, and we expect those licenses will begin generating revenue for us in 2024. We also sell our own lidar solutions to customers in the Industrial and Mobility markets utilizing low-cost components that are sourced from the Tier 2 automotive supply chain. If our Tier 1 partners in Automotive do not achieve the volumes that we expect, then the cost of the components we use to address the Industrial and Mobility markets may be higher than we currently anticipate and may impact our gross margins and our ability to achieve profitability.

To date, our revenue has been generated through development and/or collaboration arrangements with OEMs and Tier 1 suppliers to the OEMs, as well as unit sales of our products. The development contracts primarily focus on customization of our proprietary iDAR capabilities to the customers’ applications, typically involving software implementation to assist with sensor connection and control, customization of scan patterns, and enhancement of particular perception capabilities to meet specific customer needs. In general, development and/or collaboration arrangements that require more complex configurations have higher prices and higher gross margins. We expect development contracts to represent a smaller share of our total revenue over time, as we increase our focus on technology licensing and product sales. We expect our gross margins from the sale of products to improve over time as we outsource volume production of our lidar sensors to contract manufacturers, which will both increase unit volumes and reduce the cost per unit. In the fourth quarter of 2021, we expect to commence our transition process to contract manufacturers.

Investment and Innovation

Our proprietary active-sensing, intelligent lidar technology delivers industry-leading performance that helps to solve the most difficult challenges in delivering partial or full autonomy. While traditional sensing systems passively collect data, our active iDAR leverages principles from automated targeting systems and biomimicry to scan its environment, while intelligently focusing on what matters in order to enable safer, smarter and faster decisions in complex scenarios.

We believe our financial performance is significantly dependent on our ability to maintain our leadership position. This is further dependent on the investments we make in R&D. It is essential that we continually identify and respond to rapidly evolving customer requirements, develop and introduce innovative new products, enhance and service existing products and generate active market demand for our products. If we fail to do this, our leading market position and revenue may be adversely affected, and our investments in that area will not be recovered.

Components of Results of Operations

Total Revenues

We categorize our revenue as (1) prototype sales and (2) development contracts.

Prototype sales includes the sale of our 4Sight products. In 2020 and during the first two quarters of 2021, our prototype revenue primarily related to unit sales of the company’s 4Sight M product. Revenue from prototype sales is typically recognized at a point in time when the control of goods is transferred to the customer, generally upon delivery or shipment to the customer.

Development contracts represented the majority of our total revenues in 2020 and during the first two quarters of 2021, which are earned from R&D and/or collaboration arrangements with OEMs and Tier 1 suppliers to the OEMs. These contracts primarily focus on customization of our proprietary iDAR capabilities to the customers’ applications, typically involving software implementation to assist with sensor connection and control, customization of scan patterns, and enhancement of perception capabilities to meet specific customer needs. Revenue from development contracts is recognized when we satisfy performance obligations in the contract, which can result in recognition at either a point in time or over time. This assessment is made at the outset of the arrangement for each performance obligation.

Cost of Revenue

Cost of Revenue includes the cost of component inventory used in the production of prototypes, direct and indirect labor costs associated with the units, as well as direct labor associated with development contracts.

Operating Expenses

Research and Development

Our R&D efforts are focused primarily on hardware, software, and system engineering related to the design and development of our advanced lidar solutions. R&D expenses include:

•	personnel-related expenses, including salaries, benefits, bonuses, and stock-based compensation expense;

•	third-party engineering and contractor costs;

•	new hardware and software expenses; and

•	allocated overhead expenses.

R&D costs are expensed as they are incurred. Our investment in R&D will continue to grow because we believe that investment is essential to maintain our position as a provider of one of the most advanced lidar solutions available.

Sales and Marketing

Our sales and marketing expenses consist primarily of personnel-related costs, including salaries, benefits, bonuses, and stock-based compensation, for all personnel directly involved in business development and customer account management, trade shows expenses, advertising and promotions expenses for press releases, other public relations services, and allocated overhead expenses. We expect our sales and marketing expense to grow over time as we continue to expand our sales and marketing efforts to support the anticipated growth of our business.

General and Administrative

Our general and administrative expenses consist primarily of personnel-related costs, including salaries, benefits, bonuses, and stock-based compensation, for executive, finance, legal, human resources, technical support, and other administrative personnel. Other significant expenses include consulting, accounting and professional fees, insurance premiums, software and computer equipment costs, general office expenses, and allocated overhead expenses. We expect our general and administrative expenses to increase for the foreseeable future as we increase our headcount to support the growth of our business, and as a result of operating as a public company, including additional costs and expenses associated with compliance with the rules and regulations of the SEC, legal, audit, insurance, investor relations, and other administrative and professional services.

Change in Fair Value of Embedded Derivative and Warrants

Change in fair value of embedded derivatives is the result of the change in fair value at each reporting date of redemption features associated with our convertible notes. The carrying amounts of these embedded derivatives are recorded at fair value at issuance, marked-to-market as of each balance sheet date, and changes in fair value are reported as either income or expense during the period. Change in fair value of warrants are related to the revaluation of our outstanding convertible preferred stock warrant liabilities.

Interest Income and Interest Expense

Interest income consists primarily of interest earned on our cash and cash equivalents. These amounts will vary based on our cash and cash equivalents balances and market rates. Interest expense consists primarily of interest on our borrowings and convertible notes and amortization of debt issuance costs and discount.

Results of Operations

Comparison of the Years ended December 31, 2020 and 2019

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this registration statement. The following table sets forth our consolidated results of operations data for the periods ended December 31, 2020 and 2019:

	Years Ended December 31,		Variance
(in thousands, except percentages)	2020	2019	$	%
Prototype sales	$365	$291	$74	25.4%
Development contracts	1,214	1,175	39	3.3%
Total revenues	1,579	1,466	113	7.7%
Cost of revenue	808	253	555	219.4%
Gross profit	771	1,213	(442)	(36.4)%
Research and development	17,130	18,661	(1,531)	(8.2)%
Sales and marketing	3,408	4,244	(836)	(19.7)%
General and administrative	6,715	7,129	(414)	(5.8)%
Total operating expenses	27,253	30,034	(2,781)	(9.3)%
Loss from operations	(26,482)	(28,821)	(2,339)	(8.1)%
Change in fair value of embedded derivative liability and warrant liability	1,410	—	1,410	N/A
Interest income	23	266	(243)	(91.4)%
Interest expense	(1,502)	(96)	(1,406)	1,464.6%
Total other income/(expense), net	(69)	170	(239)	(140.6)%
Net loss	$(26,551)	$(28,651)	$(2,100)	(7.3)%

Revenue

Prototype Sales

Prototype sales increased by $74 thousand, or 25.4%, to $365 thousand for the year ended December 31, 2020 from $291 thousand for the year ended December 31, 2019. This increase was primarily due to an increase in units being sold in 2020 compared to 2019 as a result of the release of our 4Sight M product line in July of 2020.

Development Contracts

Development contracts increased by $39 thousand, or 3.3%, to $1.2 million for the year ended December 31, 2020 from $1.2 million for the year ended December 31, 2019. The increase in development contract revenue was due to an increase in performance obligations satisfied year-over-year as well as an increase in the number of development contracts, in progress in 2020.

Cost of Revenue

Cost of revenue increased by $555 thousand, or 219.4%, to $808 thousand for the year ended December 31, 2020 from $253 thousand for the year ended December 31, 2019. This increase was primarily due to the cost associated with the increase in units sold as well as costs incurred on units provided at no cost to certain customers.

Operating Expenses

Research and Development

R&D expenses decreased by $1.5 million, or 8.2%, to $17.1 million for the year ended December 31, 2020 from $18.7 million for the year ended December 31, 2019. This decrease was primarily driven by COVID-19 related impacts as a result of personnel reductions, reduced general operating costs related to engineering expenses of $609 thousand associated with certain cost management initiatives and the impact of renegotiation of certain third-party vendor agreements. The decrease was partially offset by a net increase in engineering and contract development expenses, as well as increased stock-based compensation expense.

Sales and Marketing

Total sales and marketing expenses decreased by $836 thousand, or 19.7%, to $3.4 million for the year ended December 31, 2020 from $4.2 million for the year ended December 31, 2019. This decrease was primarily due to marketing program spend reduction of $700 thousand, given less live events occurred during 2020 due to the COVID-19 pandemic.

General and Administrative

Total general and administrative expenses decreased by $414 thousand, or 5.8%, to $6.7 million for the year ended December 31, 2020 from $7.1 million for the year ended December 31, 2019. This decrease was primarily due to COVID-19 related impacts necessitating a reduction of personnel, decreased expenses related to travel, expenses associated with employees being present in the office, and other cost management initiatives, as well as prototype costs in the prior year. This decrease was partially offset by an increase in rent expense associated with our new Dublin facility.

Change in Fair Value of Embedded Derivatives and Warrants

Change in fair value of embedded derivatives and warrants was a gain of $1.4 million for the year ended December 31, 2020, primarily due to a $1.5 million decrease in the fair value of liabilities associated with embedded derivatives, offset by a $93 thousand loss associated with a change in the fair value of our liability classified warrants.

Interest Income

Interest income decreased by $243 thousand, or 91.4%, to $23 thousand for the year ended December 31, 2020 from $266 thousand for the year ended December 31, 2019. This decrease was primarily due to lower cash and cash equivalents balance held in 2020 relative to 2019.

Interest Expense

Interest expense increased by $1.4 million, or 1,464.6%, to $1.5 million for the year ended December 31, 2020 from $96 thousand for the year ended December 31, 2019. This increase was primarily due to interest on convertible notes, term loan, and the PPP Loan, as well as amortization of debt discounts.

Net Loss

Net loss decreased by $2.1 million, or 7.3%, to $26.6 million for the year ended December 31, 2020 from $28.7 million for the year ended December 31, 2019. This decrease was primarily due to a headcount reduction as a result of COVID-19 related impacts along with increases in prototype and development contract revenue.

Comparison of the Six Months ended June 30, 2021 and 2020

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this registration statement. The following table sets forth our consolidated results of operations data for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,		Variance
	2021	2020	$	%
(in thousands, except percentages)
Prototype sales	$461	$63	$398	631.7%
Development contracts	615	100	515	515.0%
Total revenues	1,076	163	913	560.1%
Cost of revenue	1,071	147	924	628.6%
Gross Profit	5	16	(11)	(68.8)%
Research and development	11,562	7,960	3,602	45.3%
Sales and marketing	3,498	1,938	1,560	80.5%
General and administrative	7,760	3,212	4,548	141.6%
Total operating expenses	22,820	13,110	9,710	74.1%
Loss from operations	(22,815)	(13,094)	(9,721)	74.2%
Change in fair value of embedded derivative liability and warrant liability	(119)	(82)	(37)	45.1%
PPP loan forgiveness	2,297	—	2,297	100.0%
Interest income	5	13	(8)	(61.5)%
Interest expense	(1,952)	(554)	(1,398)	252.3%
Total other income/(expense), net	231	(623)	854	(137.1)%
Net loss	$(22,584)	$(13,717)	$(8,867)	64.6%

Revenue

Prototype Sales

Prototype sales increased by $398 thousand, or 631.7%, to $461 thousand for the six months ended June 30, 2021 from $63 thousand for the six months ended June 30, 2020. This increase was primarily due to an increase in 4Sight M unit sales.

Development Contracts

Development contracts increased by $515 thousand, or 515.0%, to $615 thousand for the six months ended June 30, 2021 from $100 thousand for the six months ended June 30, 2020. This increase was due to having more development contracts as of June 30, 2021 compared to June 30, 2020.

Cost of Revenue

Cost of revenue increased by $924 thousand, or 628.6%, to $1.1 million for the six months ended June 30, 2021 from $147 thousand for the six months ended June 30, 2020. This increase was primarily due to increased sales as well as price variances and inventory adjustments.

Operating Expenses

Research and Development

R&D expenses increased by $3.6 million, or 45.3%, to $11.6 million for the six months ended June 30, 2021 from $8.0 million for the six months ended June 30, 2020. This increase was primarily due to an increase in contract development and other R&D fees, as well as an increase in stock-based compensation.

Sales and Marketing

Total sales and marketing expenses increased by $1.6 million, or 80.5%, to $3.5 million for the six months ended June 30, 2021 from $1.9 million for the six months ended June 30, 2020. This increase was primarily due to an increase in stock-based compensation, personnel costs and marketing program spend.

General and Administrative

Total general and administrative expenses increase by $4.5 million, or 141.6%, to $7.8 million for the six months ended June 30, 2021 from $3.2 million for the six months ended June 30, 2020. This increase was primarily due to an increase in stock-based compensation, personnel costs, and professional fees.

Change in fair value of embedded derivatives and warrants

The loss from the change in fair value of embedded derivatives and warrants increased by $37 thousand, or 45.1%, to $119 thousand for the six months ended June 30, 2021 from $82 thousand for the six months ended June 30, 2020 primarily due to the valuation performed at June 30, 2021.

PPP Loan forgiveness

PPP Loan forgiveness increased by $2.3 million, or 100.0%, to $2.3 million for the six months ended June 30, 2021 from $0 for the six months ended June 30, 2020. This increase was primarily due to the gain from the forgiveness of the PPP Loan.

Interest Income

Interest income decreased by $8 thousand, or 61.5%, to $5 thousand for the six months ended June 30, 2021 from $13 thousand for the six months ended June 30, 2020. This decrease was primarily due to an interest rate decline during this period.

Interest Expense

Interest expense increased by $1.4 million, or 252.3%, to $2.0 million, for the six months ended June 30, 2021 from $554 thousand for the six months ended June 30, 2020. This increase was primarily related to the interest on the SVB term loan, convertible notes and debt issuance costs.

Net Loss

Net loss increased by $8.9 million, or 64.6%, to $22.6 million for the six months ended June 30, 2021 from $13.7 million for the six months ended June 30, 2021. This increase was due to an increase in cost of revenue, engineering expenses, contract development expenses, stock-based compensation, personnel expenses, professional fees and interest expense.

Liquidity and Capital Resources

As of June 30, 2021 and 2020, we had a net loss of $22.6 million and $13.7 million, respectively. We anticipate that we will continue to incur losses for at least the next several years. We expect that our R&D expenses and selling, general and administrative expenses will continue to be significant and, as a result, we may need additional capital resources to fund our operations. We believe that the net proceeds from the Merger, together with our existing cash and cash equivalents, will enable us to fund our operating expenses, capital expenditure requirements and debt service payments for a period of at least twelve months from the date of this registration statement. As of August 21, 2021, we received approximately $256.8 million, before expenses, from the transaction, which alleviates the uncertainty in obtaining financing to meet our needs.

Cash Flow Summary

	Six months ended June 30,
	2021	2020
	(in thousands)
Net cash provided by (used in):
Operating activities	$(18,339)	$(10,005)
Investing activities	$(245)	$(3,914)
Financing activities	$15,463	$12,229

Operating Activities

For the six months ended June 30, 2021, net cash used in operating activities was $18.3 million. Factors affecting our operating cash flows during this period were net loss of $22.6 million and gain on PPP Loan forgiveness of $2.3 million, offset by stock-based compensation of $4.2 million, amortization of issuance costs of $437 thousand, and depreciation and amortization of $498 thousand. Net changes in operating assets and liabilities was $526 thousand driven by accounts payable of $1.5 million and accrued expenses and other current liabilities of $2.0 million, offset by inventory of $1.8 million.

For the six months ended June 30, 2020, net cash used in operating activities was $10.0 million. Factors affecting our operating cash flows during this period were net loss of $13.7 million and change in fair value of embedded derivative liability of $82 thousand, offset by stock-based compensation of $543 thousand. Net changes in operating assets and liabilities were $2.4 million driven by prepaids and other current assets of $3.0 million, offset by inventory of $754 thousand.

Investing Activities

For six months ended June 30, 2021, net cash used in investing activities was $245 thousand, which included the purchase of lab and testing equipment, test vehicles, and computer and related equipment with growth of our employee base.

For six months ended June 30, 2020, net cash used in investing activities was $3.9 million. The primary factors affecting our investing cash flows during this period was the purchase of property and equipment of $3.9 million associated with the construction allowance for the new headquarters.

Financing Activities

For the six months ended June 30, 2021, net cash provided by financing activities was $15.5 million. The primary factors affecting our financing cash flows during this period were the proceeds from the issuance of notes of $8.0 million, proceeds from a financing facility of $10.0 million, and principal payments on the credit facility of $667 thousand and payments of $1.3 million of deferred financing costs.

For the six months ended June 30, 2020, net cash provided by financing activities was $12.2 million. The primary factors affecting our financing cash flows during this period were the proceeds from the issuance of convertible equity instruments of $10.4 million, proceeds from PPP Loan of $2.3 million, and the principal payments on a credit facility of $445 thousand.

Capital Resources

In August 2019, we entered into a loan and security agreement with SVB (the “Loan Agreement”), which provided for a revolving credit line and growth capital term loans. The revolving credit line provided us with $3.0 million and accrued interest at a floating per annum rate equal to the greater of the prime rate or 5.5%. The revolving line of credit matured on August 16, 2020 and there were no amounts outstanding under the revolving line of credit as of December 31, 2020 and 2019. The growth capital term loan facility had an initial loan amount of $4.0 million, which was drawn in December 2019. The second tranche of $1.0 million was not drawn and has expired. Repayment for this term loan began on January 1, 2020. The term loan will be paid in equal monthly payments of principal, plus accrued interest. The interest rate on the term loan is the greater of the prime rate plus 0.75% or 5.5%. As of December 31, 2020 and 2019, the rate on the term loan was 5.5%. In April 2020, we entered into a deferral agreement that extended the dates for all monthly principal payments, which allowed us not to make any principal payments for any term loans until December 2020.

In April 2020, we received $2.3 million in aggregate proceeds from the PPP Loan. The PPP Loan had a two-year maturity, with payment of principal and interest deferred until July 22, 2021. In June 2021, we received notice of forgiveness of the PPP Loan.

In March 2019, we offered additional shares to existing and new investors at a purchase price of $6.19 per share. Upon the execution of the agreement, we issued 484,471 shares of Old AEye Series B Preferred Stock for cash proceeds of $3.0 million in 2019. No additional convertible preferred stock was issued in 2020.

In 2020, we issued convertible equity instruments, referred to as convertible notes in our financial statements, for an aggregate principal amount of approximately $40.0 million. The convertible equity instruments bear an interest and dividend rate of 3% compounded annually with a maturity of date, extended in July 2021, of October 31, 2021. During 2020, we received $30.0 million in proceeds related to the convertible equity instruments. For the six months ended June 30, 2021, we received proceeds of $8.0 million from the sale of additional convertible equity instruments. The convertible equity instruments converted by their terms at the Effective Time.

In April 2021, we entered into a Loan and Security Agreement (“SVB Agreement”) with SVB Innovation Credit Fund VIII, L.P. (the “Lender”), which made available to us term loan advances of $10.0 million. The principal amount outstanding under the term loan advances accrues interest at 8% per annum, payable monthly in arrears. The outstanding and unpaid principal and interest, in addition to a “final payment” (defined as a payment equal to the original aggregate principal amount of the term loan advances extended by the Lender multiplied by 5%), due at maturity, which was August 1, 2021.

Funding Requirements

At the time of issuance of our financial statements for the six months ended June 30, 2021, we concluded that there was substantial doubt about our ability to continue as a going concern for a period of twelve months. As of June 30, 2021, we had an accumulated deficit of $109.4 million and for the six months then ended we had negative operating cash flows of $18.3 million. We expect our expenses to increase substantially in connection with our ongoing activities, particularly developing new technology, as well as enhancing the capabilities and performance of our lidar system. We believe that the net proceeds from the Merger, together with our existing cash and cash equivalents, will enable us to fund our operating expenses, capital expenditure requirements and debt service payments for a period of at least twelve months from the date of this registration statement. As of August 21, 2021, we received approximately $256.8 million, before expenses, from the transaction, which alleviates the uncertainty in obtaining financing to meet the Company’s needs.

Contractual Obligations and Commitments

In the normal course of business, we enter into obligations and commitments that require future contractual payments. The commitments result primarily from lease for office space and leased equipment. The following table summarizes our contractual obligations and commercial commitments (in thousands) as of June 30, 2021:

	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Rental Payments	$2,317	$4,703	$4,969	$1,063
Convertible Notes	$37,759	—	—	—
Borrowings - net of issuance costs	$11,334	$1,242
Total	$51,410	$5,945	$4,969	$1,063

Off-Balance Sheet Arrangements

As of the balance sheet date of June 30, 2021 we have not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates.

We do not believe that inflation has had a material effect on our business, results of operations or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations or financial condition.

Interest Rate Risk

As of June 30, 2021, we had cash and cash equivalents of $11.2 million, which consisted primarily of deposits in our bank accounts, which carries a degree of interest rate risk, as well as borrowings accumulated of $12.6 million which carry a degree of interest rate risk. A hypothetical 10% change in interest rates would not have a material impact on our financial condition or results of operations due to the short-term nature of our investment portfolio and borrowings.

Credit Risk

Our concentration of credit risk is determined by evaluating each customer and each vendor that accounts for more than 10% of our accounts receivable and accounts payable, respectively. For the six months ended June 30, 2021, there were two customers each accounting for 10% or more of our accounts receivable and two vendors each accounting for 10% or more of our accounts payable.

We perform credit evaluations as needed and generally do not require collateral for our customers. We analyze accounts receivable, historical percentages of uncollectible accounts, and changes in payment history when evaluating the adequacy of the allowance for doubtful accounts for potential credit losses on customers’ accounts. At June 30, 2021 and 2020, we did not have write-offs and did not record an allowance for doubtful accounts on the consolidated balance sheet.

Critical Accounting Policies and Estimates

Our consolidated financial statements are in accordance with GAAP. We are required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, the reported amounts of revenues and expenses during the reporting periods, fair value measures and the related disclosures in the consolidated financial statements. We believe that the following accounting policies described in Note 1 Organization and Summary of Significant Accounting Policies in the audited consolidated financial statements for the year ended December 31, 2020 included elsewhere in this registration statement, are critical because they involve a higher degree of judgment and uncertainty. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results of our analysis form the basis for making assumptions about the carrying values of assets and liabilities and fair value measures that are not readily apparent from other sources. As a result, these accounting policies could materially affect our financial statements.

On an ongoing basis, we evaluate these estimates and judgments based on historical experiences and various other factors that are believed to reflect the current circumstances. While we believe our estimates, assumptions and judgments are reasonable, they are based on information presently available. Actual results may differ significantly from these estimates due to changes in judgments, assumptions and conditions as a result of unforeseen events or otherwise, which could have a material impact on our financial position and results of operations.

Revenue

We recognize revenues from the sale of prototype systems and from R&D and collaboration and development arrangements with OEMs and suppliers to the OEMs. Revenue represents the amount of expected consideration we are entitled to receive upon the transfer of promised goods or services in the ordinary course of our activities and is recorded net of sales taxes. We recognize revenue when performance obligations are satisfied by transferring control of a promised good or service to a customer. For performance obligations that are satisfied at a point in time, we also consider the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment; (ii) legal title; (iii) physical possession; (iv) significant risks and rewards of ownership; and (v) acceptance of the good or service. For performance obligations satisfied over time, we recognize revenue over time by measuring the progress toward complete satisfaction of a performance obligation.

The application of various accounting principles related to the measurement and recognition of revenue requires us to make judgments and estimates. Specifically, complex arrangements with nonstandard terms and conditions may require relevant contract interpretation to determine the appropriate accounting treatment, including whether the promised goods and services specified in a multiple element arrangement should be treated as separate performance obligations. When a contract involves multiple performance obligations, the Company accounts for individual products and services separately if the customer can benefit from the product or service on its own or with other resources that are readily available to the customer and the product or service is separately identifiable from other promises in the arrangement. For multiple element obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price.

Convertible Notes and Embedded Derivatives

The convertible notes issued during 2020 contain certain embedded features that meet the requirements for separate accounting, which we account for as a derivative instrument. We recognize the derivative instrument as a derivative liability and report it together within the Convertible notes - Current on the consolidated balance sheet and remeasure such embedded derivatives at fair value at each balance sheet date, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss. We determine the fair value of the derivative instrument using an option pricing Monte Carlo simulation model, which takes into account the probability of a change in control occurring and potential repayment amounts and timing of such payments.

Stock-Based Compensation

We recognize stock-based awards granted to our employees and directors based on the estimated grant-date fair value of the awards. Compensation expense is recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the respective award. We estimate the fair value of options using the Black-Scholes option-pricing model, which requires objective and subjective assumptions such as the option’s expected term, fair value of our ordinary shares, risk-free interest rate, expected dividend yield, expected term and expected volatility of our ordinary shares. Our assumptions may differ from those used in prior periods. Changes to the estimates we make from time to time may have a significant impact on our stock-based compensation expense and could materially impact our results of operations.

Determination of the Fair Value of Common Stock

The fair value of the AEye Common Stock underlying our stock-based payment awards is determined by the AEye Board, with reviews and input from third-party valuations to determine the fair value of stock awards and option grants and perform the fair value calculations with the Black-Scholes option-pricing model. We believe that the AEye Board has the relevant experience and expertise to determine the fair value of our AEye Common Stock. If stock-based payment awards were granted a short period of time prior to the date of a valuation report, we retrospectively assessed the fair value used for financial reporting purposes after considering the fair value reflected in the subsequent valuation report and other facts and circumstances on the date of grant as discussed below. Given the absence of a public trading market for our AEye Common Stock, the valuations of AEye Common Stock were determined in accordance with the guidance provided by the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, and the AEye Board exercised reasonable judgment and considered numerous and subjective factors to determine the best estimate of fair value of our AEye Common Stock, including the following factors:

•	the results of contemporaneous valuations performed at periodic intervals by an independent valuation firm;

•	the prices, rights, preferences, and privileges of our convertible preferred stock relative to those of our AEye Common Stock;

•	the prices of our convertible preferred stock and AEye Common Stock sold to investors in arms-length transactions or offered to investors through a tender offer;

•	our actual operating and financial performance and estimated trends and prospects for our future performance;

•	our stage of development;

•	the likelihood of achieving a liquidity event, such as an initial public offering, merger with a SPAC, direct listing, or sale of our company, given prevailing market conditions;

•	the lack of marketability involving securities in a private company;

•	the market performance of comparable publicly traded companies; and

•	U.S. and global capital market conditions and overall economic conditions.

In valuing our AEye Common Stock for 2019, the AEye Board determined the equity value of our business generally using a weighting of the income and market approach valuation methods. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate based on our weighted-average cost of capital and are adjusted to reflect the risks inherent in our cash flows. The market approach estimates value based on a comparison of the subject company to comparable public companies in a similar line of business. From the comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial forecasts to estimate the value of the subject company.

For 2020 valuations, where AEye did not have a recent or expected arm’s length preferred equity financing, we have used a hybrid method utilizing a combination of the OPM and the probability-weighted expected return method, or PWERM, in estimating the value of our AEye Common Stock. Using the PWERM, the value of our AEye Common Stock is estimated based upon a probability-weighted analysis of varying values for our common stock assuming possible future events for our company, including a scenario of an initial public offering or a direct listing of our Class A common stock on an exchange and a scenario assuming continued operation as a private entity. When AEye had a recent or expected arm’s length preferred equity financing, the results from the PWERM analysis were not inconsistent with the overall weighted value considering the terms and pricing of the preferred round of financing.

Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our AEye Common Stock.

The AEye Board’s assessments of the fair value of our AEye Common Stock for grant dates between the dates of an available third-party valuation report were based in part on the current available financial and operational information and the common stock value provided in the most recent available third-party valuation report as compared to the timing of each grant. For financial reporting purposes we use straight-line interpolation as appropriate between valuation date and the grant date of our stock options. This determination includes an evaluation of whether the subsequent valuation report indicates that any significant change in valuation had occurred between the previous valuation and the grant date.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and we have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Common Stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2024, and we expect to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Recent Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 1 to our accompanying unaudited condensed consolidated financial statements included in this prospectus for a full description of recent accounting pronouncements, including expected dates of adoption and estimated effects on results of operations and financial condition.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

On November 13, 2020 CF III’s units began trading on Nasdaq under the symbol “CFACU”. On January 4, 2021, CF III’s Class A common stock and warrants trading on Nasdaq under the symbols “CFAC” and “CFACW,” respectively. On the Closing Date, all outstanding CF III units were separated, pursuant to their terms, into one share of Common Stock and one-third (1/3) of one warrant (and the units ceased trading on Nasdaq), and on August 18, 2021, and our Common Stock and warrants were listed on Nasdaq under the new trading symbols “LIDR” and “LIDRW”, respectively.

We have not paid any cash dividends on shares of our Common Stock and do not intend to pay cash dividends. The payment of cash dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board. We expect to retain any earnings for use in our business operations and, accordingly, do not anticipate declaring any dividends in the foreseeable future.

BUSINESS

General

We are a provider of high-performance, active lidar systems technology for vehicle autonomy, advanced driver-assistance systems, or ADAS, and robotic vision applications. Our proprietary software-definable iDAR™ (Intelligent Detection and Ranging) platform combines solid-state active lidar, an optionally fused low-light HD camera, and integrated deterministic artificial intelligence to capture more intelligent information with less data, enabling faster, more accurate, and more reliable perception.

Old Aeye was founded in 2013 to create a deterministic AI-driven sensing system that performs better than the human eye and visual cortex. Luis Dussan’s experience developing mission-critical targeting systems for fighter jets and ground troops on behalf of the U.S. military provided him with the background to develop a differentiated approach to visual sensing. While traditional sensing systems passively collect data, our active iDAR leverages principles from automated targeting systems and biomimicry to scan its environment, while intelligently focusing on what matters in order to enable safer, smarter and faster decisions in complex scenarios.

As a result, our active iDAR is designed to enable higher levels of autonomy and functionality — SAE Levels 2 through 5 — with the goal of optimizing performance, power and reducing price. Our iDAR platform is software-definable, network-optimized, and leverages deterministic artificial intelligence at the edge. Our modular design facilitates product hardware updates as technologies evolve, and its small size and modest heat dissipation enable very flexible placement options on the interior or exterior of a vehicle. iDAR also leverages a common architecture to create application-specific products across the Automotive, Mobility and Industrial markets.

Our systems-based approach encourages partnership from the well-established automotive supply chain, including original equipment manufacturers, or OEMs, Tier 1 and Tier 2 suppliers. There is strong alignment between us and our partners given what is required to produce a high-performance automotive grade product at scale, including quality, reliability and affordability. Our Tier 1 partners will add value with OEM customers through industrialization, manufacturing, integration, sales, marketing, product liability and warranty. Our Tier 2 partners provide automotive-grade sub-components, which are used not only in automotive lidar for ADAS use cases, but also for our products to be sold in the Industrial and Mobility markets. The result will be a high-quality, high-performance product at a low cost, which we expect to be a key enabler in accelerating adoption of lidar across various markets beyond Automotive.

In pursuing this strategy, we have partnered with leading Tier 1 automotive suppliers including Continental, Hella, Aisin, and ZKW Group GmbH (an affiliate of LG Electronics). Our Tier 1 partners are currently in the process of bidding for long range lidar series production awards with OEMs that are expected to represent a substantial portion of 2026 forecast revenues.

We are based in the San Francisco Bay Area and are backed by world-renowned financial and strategic investors including Kleiner Perkins, Taiwania Capital, GM Ventures, Continental AG, Hella Ventures, LG Electronics, Subaru-SBI, Pegasus Ventures (Aisin), Intel Capital, SK Hynix and Airbus Ventures.

Market Outlook/Overview

We believe that lidar will be a required sensing solution across many end markets. We broadly define our three key end markets as Automotive (ADAS), Mobility and Industrial.

Automotive (ADAS)

Applications include lidar sensors and software for passenger and commercial vehicles. Automotive and commercial vehicle OEMs seek to introduce lidar sensors to add ADAS features and improve safety for passengers and pedestrians. To achieve these objectives, our sensors can search, detect, acquire and track small objects at long distances. We believe that our strategy to partner with Tier 1 automotive suppliers to produce high-quality, long-range lidar at scale will drive adoption of lidar in series production across major global OEMs.

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Passenger vehicle ADAS systems — highway autonomy in passenger vehicles is a highly relevant use case for our technology, as passenger vehicle OEMs are actively in the process of adding new features that enhance the consumer driving experience. These highway systems rely on consistent detection of dangerous, often small, obstacles at long distances and high speeds, which our system can optimize for in software.

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Commercial vehicle ADAS systems — hub-to-hub autonomy in commercial vehicles enabled by lidar promises similar technological utility to that in passenger vehicles. Importantly, however, the value that a commercial vehicle operator derives from commercial ADAS is driven by increased utility and safety through reduced risk from driver fatigue. We believe that adoption rates for long-range lidar will be higher in commercial vehicles initially due to the significant share of time that highway driving represents for commercial customers.

Mobility

We believe that lidar is a critical component of fully autonomous driving or self-driving systems. Currently, fully autonomous vehicles are primarily being tested in low speed, closed-loop (meaning a fixed route or limited geographic area) conditions. For autonomous vehicles to perform at higher speeds and unlock their full potential, we believe long-range lidar will be necessary. We may also introduce other mid- and short-range lidar systems based on the same iDAR architecture. Our system is particularly well-suited to reduce the intensive compute (and associated power and latency) requirements of fully autonomous systems because our platform handles critical data processing at the sensor level, thereby allowing the self-driving system to focus limited compute resources on the vehicle’s path planning.

We identify three distinct types of Mobility customers, each of whom stand to benefit from our best-in-class detection of small objects at long distances.

•	Shuttles — moving people on-demand and along flexible routes.

•	Logistics — moving goods medium and long distances in bulk quantities.

•	Delivery — moving goods short and medium distances in small quantities.

Industrial

We believe there are a broad range of use cases for lidar in Industrial markets, including but not limited to rail, construction, mining & agriculture, aerospace & defense, drones and traffic systems.

•	Rail — detecting and acquiring railway debris at long distances to stop the train to prevent derailment; assessing tracks for maintenance needs; and monitoring platform safety.

•	Construction, Mining &Agriculture — detecting and acquiring obstacles, pedestrians, and animals in the path of large, autonomous construction and mining vehicles and agricultural equipment.

•	Aerospace & Defense — detecting wires or other obstacles above ground for helicopters; automating logistics vehicles for the military; enabling mid-air refueling.

•	Drones — detecting and acquiring obstacles in low-altitude flight paths.

•	Traffic Systems — acquiring and tracking pedestrians, vehicles, and obstacles for congestion monitoring and efficiency; accident tracking and measurement.

Commercial

Overview

We employee two different go-to-market models: one model addresses the traditional automotive (ADAS) market and the other model addresses Industrial and Mobility markets.

We employee a channel model in the traditional Automotive market by working through Tier 1 suppliers that sell products to OEM customers. Those Tier 1 suppliers will industrialize, manufacture, and sell lidar sensor solutions to OEMs that incorporate our proprietary design and software. We expect that we will receive royalty payments from those Tier 1 suppliers for each unit they sell to their OEM customers. Royalties may take the form of a fixed amount per unit, a percentage of the average selling price of the sensor, profit-sharing, or some combination of these methods. We work alongside our Tier 1 supplier partners to quote new business according to the OEM’s specifications. Our announced Tier 1 developing supplier partner engagements include Continental, Hella, ZKW Group GmbH (an affiliate of LG Electronics) and Aisin, we are also engaged in partnership discussions with other Tier 1 suppliers.

For the Industrial and Mobility markets, we either sell directly to the customer or through systems integrators. Contract manufacturers with whom we have agreements, assemble, test, and deliver these products. Direct sales constitute sales of units to upgrade systems or otherwise add on to an existing product, while systems integrators will build our technology into mass produced systems, such as autonomous mining haulers, locomotives, or traffic systems.

Our lidar products employ a single product platform that is based on components sourced from an established Tier 2 automotive supply chain to drive down costs and increase reliability. We expect to utilize those same components to address the Industrial and Mobility markets, which enables us to leverage our volume in automotive, to drive costs down for the products made by our contract manufacturing partners.

Relationship with Continental

Continental, which refers to Continental AG together with its subsidiaries, is one of the largest Tier 1 automotive suppliers globally as measured by revenue. Continental is also a leading provider of ADAS systems, supplying more than 25 OEMs, 50 brands and 300 vehicle models globally, having shipped over 100 million ADAS products over the last three years, including radar, camera, autonomous driving compute units and complementary flash lidar for short-range applications.

In October 2020, we and Continental publicly announced a strategic partnership whereby Continental will manufacture and integrate our lidar products into OEM model lines through long-term series production contracts with OEMs. Continental, after evaluating a wide range of competing solutions, entered into a memorandum of understanding with us outlining the basis for a long-range lidar technology partnership.

Continental is currently engaged in six OEM purchasing processes using us as its technology design partner. Continental is planning a manufacturing facility with a 2024 anticipated start of production. It is expected that the full production line capacity will be contractually committed to Continental through various series production lines over the next few years.

For production lines that utilize our product design, Continental will purchase the hardware components from a group of approved automotive-grade Tier 2 suppliers manufacturing our component designs. We expect that for each unit that Continental sells based upon our licensed product design, Continental will pay us a royalty.

Technology

We developed the iDAR (Intelligent Detection and Ranging) platform, to combine solid-state active lidar, an optionally fused low-light HD camera, and integrated deterministic artificial intelligence to capture more intelligent information with less data, enabling faster, more accurate, and more reliable perception. The iDAR platform enables the integration of various types of sensor inputs, including camera, lidar, and radar. Our 4Sight products are developed on this framework and incorporate both camera and lidar sensors.

The iDAR system leverages a bistatic architecture, allowing for physically separated transmit and receive paths. This improves range, refresh rate, and resolution over conventional coaxial architectures employed by our competitors, by allowing the transmitter to direct energy independently of the receiver’s focus. The lidar system employs time-of-flight based scanning, delivered with extremely low latency.

The laser is a 1550nm fiber laser. The 1550nm wavelength provides a photon budget far exceeding (>100x) 905nm lasers, because 1550nm is a retina-safe wavelength, therefore allowing more energy to be utilized by lidar solutions using 1550nm lasers.

We leverage custom high resonance Micro-Electro-Mechanical Systems (MEMS) mirrors for agile scanning over a wide field of view. The MEMS that we use are extremely small when compared to competing MEMS-based lidar solutions, and when coupled with the extremely high resonant frequency at which they can operate, our MEMS meet and exceed shock and vibration requirements for Automotive, Industrial, and Defense markets.

The bistatic architecture that we use is key to our proprietary camera-lidar system integration. By separating the send and receive paths, we can boresight align a camera imager with the laser transmitter. While the lidar delivers deterministic 3D data, the camera is additive for interpreting human-designed contextual clues, such as the color of stop lights or the words on a road sign. The camera integration is optional, therefore, we also intend to offer lidar-only solutions to our customers.

All of this data is processed directly on the System-on-a-Chip, where our algorithms continually evaluate the certainty of object detection in order to direct system energy and focus.

Unique Modular System

Key Platform Design Decisions

Products

Our product offerings are comprised of the 4Sight A and 4Sight M, both of which are built on the iDAR™ platform. The 4SightA is currently in early sample testing with Continental and Hella, while the 4Sight M is expected to enter commercial production with automotive qualified contract manufacturers in the fourth calendar quarter of 2021.

iDAR

iDAR is our proprietary lidar intelligent sensing platform. This intelligence is enabled by our patented bistatic architecture, which keeps the transmit and receive channels separate, allowing iDAR to optimize for both. As each laser pulse is transmitted, the receiver is told where and when to look for its return — enabling deterministic artificial intelligence to be introduced into the sensing process at the point the laser pulse is received. Ultimately, this establishes the iDAR platform as active — allowing it to focus on what matters most in a vehicle’s surroundings.

The result mimics how the human visual cortex conceptually focuses on and evaluates the environment around the vehicle, driving conditions, and road hazards, enabling smarter, more accurate decision making — radically improving the probability of detection and the accuracy of classification. The sensor captures more intelligent information with less data, enabling faster, more accurate and more reliable perception.

We have identified four levels which differentiate our system:

(1)

iDAR at Design: iDAR at Design (software configured scan patterns) enables customers to create a single, deterministic scan pattern to deliver optimal information for any specific use case. This level is particularly beneficial for repetitive motion applications, such as powerline or pipeline inspection (which cameras alone cannot achieve), or robots in a closed-loop environment that is unlikely to experience anything unexpected. Through iDAR at Design, the customers’ unique, deterministic scan pattern will give them precisely the information they need for their repetitive pattern application.

(2)

Triggered iDAR: With Triggered iDAR (camera cueing), customers can create a library of deterministic, software-configurable scan patterns at design time, each one addressing a specific use case. Maps, IMU, speed, tilt, weather, and direction of the vehicle can all trigger the sensor to switch from one scan pattern to another. For example, a customer can create different scan patterns for highway, urban, and suburban driving, as well as an “exit ramp” pattern. In addition, the customer can create scan patterns for those same driving environments, but optimized for bad weather (e.g., “highway rain scan pattern” vs “highway sunlight scan pattern”).

(3)

Responsive iDAR: With Responsive iDAR (Deterministic Detection Logic), scan patterns are created at design and run time. In this level, the entire platform is completely software-configurable and situationally aware, adjusting, in real time, how it scans the scene, where to apply density and extra power, and what scan rate to employ. In this level, deterministic feedback loops or other sensors, such as camera and radar, inform the lidar to interrogate objects discretely or via dense, dynamic Regions of Interest (ROIs) at various points throughout the scene. It can also dynamically alter its scan pattern on the fly. Responsive iDAR is akin to human perception. The system is intelligent, proactively understanding and interrogating the scene, and perpetually optimizing its own scan patterns and data collection to focus on the information that matters most and responds based on firmware feedback.

(4)

Predictive iDAR: Predictive iDAR (motion forecasting) takes what is offered in Responsive iDAR but looks ahead and, therefore, is even smarter about where (and what) it interrogates. In this level, basic perception can be distributed to the edge of the sensor network. Just like a human, Predictive iDAR understands the motion of everything it sees, which enables the system to deliver more information with less data, focusing its energy on the most important objects in a scene while paying attention to everything else in its periphery. The end result of Predictive iDAR is motion forecasting through neural networks. Like human intuition, Predictive iDAR can “sense” (i.e., predict) where an object will be at different times in the future, enabling the vehicle to solve even the most challenging edge cases.

4Sight A

4Sight A is our high-performance, software-configurable lidar solution for Automotive (ADAS) markets. Built on a modular architecture, the 4Sight A series is easily customizable to address the specific design requirements for multiple OEMs. Industrialized, manufactured, tested, and validated by our Tier 1 partners, the 4Sight A series features industry leading, long-range ADAS performance, designed to address the need for high-performance applications. 4Sight A is built on our patented 1550nm, solid-state, active lidar.

We believe the unique combination of features of 4Sight A include:

•	Active lidar enables user’s choice of deterministic scan patterns catered to specific use cases and applications, such as highway autopilot;

•	Feature-specific Fixed Regions of Interest (ROIs) designed to detect threats from various locations;

•	Lidar perception made available through a software reference library;

•	Windshield, grill, and other discreet vehicle integration options that are optimized by software configurability;

•	Size, Weight and Power (“SWaP”) optimized;

•	Functional Safety (“FuSa”)/Safety of the Intended Functionality (“SOTIF” or ISO 21448) compliant for signal path — providing necessary determinism for testing and validation;

•	Lower cost than other long range lidar for ADAS applications with similar start of production date.

4Sight M

4Sight M is our high-performance, software-configurable lidar solution for the Mobility and Industrial markets. Built on our unique iDAR™ platform, 4Sight M meets the diverse array of performance and functional requirements for the Mobility and Industrial markets with our industry-leading lidar performance, integrated intelligence, advanced vision capabilities, and unmatched reliability and safety. 4Sight M is a cost-effective, customizable perception solution that leverages the complete iDAR software platform and includes a comprehensive software development kit for an extensible roadmap to autonomous functionality.

Flexible sensor location within the car

Our design allows for unique flexibility with respect to sensor placement for two key reasons. First, our performance is not significantly impaired by first surfaces, such as stray light reflected off of a windshield or the plastic used in the fascia or headlight. Second, the unit’s low power requirements and small form factor makes it easier for OEM designers to integrate our sensors into a variety of locations in a vehicle, such as behind the windshield. Competing solutions, on the other hand, may need to be integrated into the roof of the car in order to resolve challenges with excess heat or size. As a result, OEMs that install competing products may need to substantially alter the physical appearance of their vehicles to accommodate those products.

Competition

Lidar-based perception solutions for autonomous applications is an emerging market with a wide variety of possible applications across many different markets. We face competition from numerous companies worldwide that are developing lidar solutions, and some of these solutions may use a similar wavelength or scanning type. For example, we and one of our major competitors both use lasers that have a 1550nm wavelength. Other competitors use MEMS-based scanning technologies that are similar to ours, although we believe our MEMS solution is unique due its small size and high resonant frequency. In addition to companies focused specifically on developing lidar solutions, we also face competition from current or potential partners and customers that may be developing lidar solutions internally. We believe that many of the other companies developing lidar solutions are focused on shorter-range sensors that passively collect data, and most of these sensors utilize 905nm lasers that limit their performance. We believe that we are differentiated from competitors by virtue of our active, embedded artificial intelligence approach that enables our lidar sensors to dynamically adapt to changing environments. In addition, we believe that our product design delivers longer range and higher resolution than many of our competitors. This is possible, in part, because we utilize 1550nm lasers that enable our lidar solutions to achieve a higher photon budget than many of our competitors that rely upon 905nm lasers. While 1550nm lasers are more costly than 905nm lasers on a per unit basis, 1550nm lasers have much higher performance and our product only requires one such laser. Some 905nm systems utilize up to 128 lasers and still don’t attain the performance results we achieve with a single 1550 nm laser. As a result, we believe that we are able to compete favorably in the lidar market, particularly in market segments such as highway autonomous driving applications that can benefit from our active, long-range, high-resolution capabilities.

We believe that our modular, patented design, our embedded artificial intelligence, which is inherently enabled by our unique product, and our strong R&D capabilities will enable us to remain a technology leader in the lidar market.

Research and Development

We have made substantial investments into our R&D efforts historically, and we expect to substantially increase our investments in this area in the future. We believe that this is essential to maintain our position as a provider of one of the most advanced lidar solutions in the market. While our R&D activities occur primarily in Dublin, California, we work with technology developers on a world-wide basis. Our engineers located in Dublin, California focus on developing sensor hardware, firmware, and perception software.

Our R&D team is responsible for both developing new technology, as well as enhancing the capabilities and performance of our lidar hardware, firmware and perception software. Our R&D team also has responsibility for identifying, defining and prototyping advanced components that we may utilize from key suppliers, as well as for our design-for-manufacturability (DFM) and other critical capabilities. Additionally, this team works alongside our operations team to assist our Tier 1 and contract manufacturer partners as they develop large-scale manufacturing processes based on our lidar design.

Intellectual Property

We believe that our competitive advantage and our success depend in part upon our ability to develop and protect both our intellectual property and our technology. We own a portfolio of intellectual property, that includes patents (issued and pending), registered trademarks, copyrights, trade secrets and expertise in the development of our lidar solutions.

We have filed patent and trademark applications in order to further secure these rights and strengthen our ability to defend against third parties who may infringe on our rights. We also rely on trade secrets, design and manufacturing know-how, continuing technological innovations, and licensing and exclusivity opportunities to maintain and improve our competitive position. Additionally, we protect our proprietary rights through agreements with our commercial partners, vendors, employees, and consultants, as well as close monitoring of the developments, components, products, and competitors in the industry.

As of June 18, 2021, we owned 35 U.S. and foreign issued patents and we had 41 pending U.S. and foreign patent applications, with 24 patent applications in the drafting stage. In addition, we have six pending trademark applications. Our patents and patent applications cover a broad range of system level and component level aspects of our key technology including, among other things, bistatic lidar system architecture, laser, scanner, receiver, and perception technology.

Sales and Marketing

We utilize a combination of channel (indirect) sales and direct sales methods. In the Automotive market, we work with Tier 1 partners that are suppliers to the OEMs. We intend to license our lidar designs and other intellectual property to these Tier 1 partners, who will then industrialize and sell our technology to their OEM customers. While we intend to use Tier 1 partners as our sales channel, we also maintain direct contact with the OEMs, which better enables us to understand their specific product requirements and facilitate the implementation of our product design into their vehicles. Working with Tier 1 partners allows us to use this existing automotive value chain and provides us with an opportunity to increase our penetration of the Automotive market more rapidly than would otherwise be possible. This, in turn, will substantially reduce our investment in sales and marketing, and it will also substantially reduce the associated costs for manufacturing, working capital, validation and testing, as well as the overhead of product liability and warranty over the life of the multiyear series production programs with OEMs. In the Industrial and Mobility markets, we use the same supply chain to manufacture through global contract manufacturers, and we will sell our products primarily through system integrator channel partners that may integrate our lidar sensor and software as part of a larger solution for an end customer. We also intend to sell directly to certain customers for situations in which a system integrator relationship is either not present or not required.

We solicit feedback directly from partners and customers in order to identify opportunities to improve our product design. Our sales and marketing team works with industry analysts, universities and independent labs to conduct studies and performance tests, which provides third-party validation of our solutions to current and potential customers and partners. Our marketing team also drives our brand management and increases our public visibility through news releases, advertising campaigns, events, industry panels, and other public relations programs.

Government Regulation

We believe that the U.S. has provided a constructive legal environment to enable the testing and development of autonomous capabilities. We do not expect any federal rules or regulations in the near future that would impact the use or demand for our lidar technology. The states of California and New York, however, do enforce operational or registration requirements for some autonomous functions. U.S. federal regulations generally allow higher levels of safe and responsible autonomous functionality to be deployed. The European Union, China and other foreign markets are also developing standards to define the requirements for deploying higher levels of autonomy.

The National Highway Traffic Safety Administration (the “NHTSA”) is the principal legal and regulatory authority that has oversight of vehicles equipped with our sensors as they are deployed on public roadways. The obligations of motor vehicle equipment manufacturers include regular reporting under the Transportation Recall Enhancement, Accountability and Documentation Act process as well as strict recall and reporting requirements for any defects related to highway safety or any non-compliance with the Federal Motor Vehicle Safety Standards. Similar such reporting and recall requirements exist in foreign markets. As the development of federal, state and foreign legal frameworks around autonomous vehicles continue to evolve, we may be subject to additional regulatory schemes.

Lidar technology, such as ours, is subject to the Electronic Product Radiation Control Provisions of the Federal Food, Drug, and Cosmetic Act. These requirements are enforced by the U.S. Food and Drug Administration, or FDA. Electronic product radiation includes laser technology. Regulations governing these products are intended to protect the public from hazardous or unnecessary exposure. Manufacturers are required to certify in product labeling and reports to the FDA that their products comply with applicable performance standards as well as maintain manufacturing, testing, and distribution records for their products.

We are also subject to trade, customs product classification and sourcing regulations. In addition, our operations are subject to various federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations. We are subject to the requirements of the federal Occupational Safety and Health Act, as amended, and comparable state laws that protect and regulate employee health and safety.

Like all companies operating in similar industries, we are subject to environmental regulation, including water use; air emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation and disposal of hazardous materials; and the remediation of environmental contamination. Compliance with these rules may include permits, licenses and inspections of our facilities and products.

Human Capital Resources

We believe that our culture is one of our competitive advantages. We have emphasized a collaborative, team-oriented, performance-based culture with a strong focus on both the development of differentiated technology and the success of our customers. Our leadership team has come from sectors including aerospace and defense, semiconductors, software, computer hardware, management consulting and private equity. As of December 31, 2020, we have approximately 69 employees worldwide. The majority of our employees are in the R&D function. We also engage numerous consultants and contractors to supplement our regular full-time workforce. None of our employees are represented by a labor union, and we consider our employee relations to be good. To date, we have not experienced any work stoppages.

Facilities

Our corporate headquarters is located in Dublin, California, where we lease 56,549 square feet pursuant to a lease that expires December 1, 2026. The Dublin facility contains engineering, R&D, operations, customer support, marketing and administrative functions. We also lease 1,540 square feet of office space in a facility in Tiburon, California pursuant to a lease which expires September 30, 2022. The Tiburon facility contains administrative and sales and marketing functions.

Legal Proceedings

From time to time, we may become involved in actions, claims, suits and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. In particular, we were named in a lawsuit filed in February 2021, in the Third Judicial Circuit Court of Wayne, Michigan, by Orfin. In the suit, Orfin alleged that it entered an enforceable agreement with us to invest $2.5 million in a convertible note to be issued by us. Based on this and other allegations, Orfin asserted claims against us for breach of contract and promissory estoppel. The suit was transferred to the United States District Court for the District of Delaware in April 2021 and voluntarily dismissed, without prejudice, in August 2021. Other than that, we are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material effect on our business, financial condition, and results of operations.

MANAGEMENT

Management and Board of Directors

The following sets forth certain information concerning the persons who serve as our executive officers and members of our Board.

Name	Age	Position
Blair LaCorte	58	Chief Executive Officer and Director
Luis Dussan	46	Chief Technology Officer, Chief Product Strategist and Director
Robert Brown	56	Treasurer, Chief Financial Officer and Chief Accounting Officer
Thomas R. Tewell	54	Chief Operating Officer
Andrew S. Hughes	55	Secretary and General Counsel
Wen Hsieh	48	Director
Prof. Dr. Bernd Gottschalk	77	Director
Dr. Karl-Thomas Neumann	60	Director
Timothy J. Dunn	63	Director
Carol DiBattiste	69	Director

Executive Officers

Blair LaCorte is our Chief Executive Officer and a Class III member of our Board. Mr. LaCorte also served as Chief Executive Officer and member of Old AEye’s Board since October 2020. Mr. LaCorte joined Old AEye as an advisory board member in 2016 and was named Chief of Staff and President in 2017. Prior to Old AEye, he served as Global President of PRG from 2013 through 2016, a live event technology and services company. From 2010 through 2013, Mr. LaCorte served as Chief Executive Officer of XOJET Aviation, an on-demand private jet charter company. He also served as the Managing Director and Operating Partner at TPG, a private equity firm with over $91 billion in global investments. He graduated summa cum laude from the University of Maine and holds an M.B.A. from Dartmouth’s Tuck School of Business, where he later served as an executive fellow at the Center for Digital Strategies.

Mr. LaCorte is qualified to serve on our Board based on his experience serving as the Chief Executive Officer of Old AEye, his professional expertise and his investing experience.

Luis Dussan is our Chief Technology Officer and Chief Product Strategist and a Class II member of our Board. Mr. Dussan co-founded Old AEye in 2013 and was a member of Old AEye’s Board since its inception. Since 2020, he served as Old AEye’s President and Chief Technology Officer. From December 2013 through 2014 he served as Old AEye’s President and from 2014 through 2020 as Old AEye’s Chief Executive Officer. Mr. Dussan is a 20+ years veteran of the aerospace and defense industry. He started his career at NASA in 1997 working for the Jet Propulsion Lab in the Deep Space Network that communicated with NASA planetary and deep space probes. From 2002 through 2009 he worked at Lockheed Martin in their Missiles and Fire Control Division. From 2009 through 2013, Mr. Dussan joined Northrop Grumman Laser Systems, as Chief Technologist, where he was responsible for managing the division’s Electro-Optical Sensors R&D. Mr. Dussan holds a B.S. in Electrical Engineering & Computer Science, an M.S. in Quantum Optics and an M.S. in Optics & Photonics.

Mr. Dussan is qualified to serve on our Board based on his technical and operational expertise gained from serving as Chief Technology Officer and as a member of the Board of Old AEye and his position as Co-Founder of Old AEye.

Robert Brown is our Treasurer, Chief Financial Officer and Chief Accounting Officer. Mr. Brown served as Chief Financial Officer of Old AEye since November 2020. Mr. Brown came to us with over 30 years of financial experience, completing over $20 billion in financing and M&A transactions. Prior to joining us, he was the Chief Financial Officer at Cepton Technologies, a provider of lidar solutions, from 2019 through 2020, at Velodyne Lidar from 2017 through 2019, and at VeriSilicon, a provider of custom semiconductor services and semiconductor IP licensing, from 2015 through 2017. From 2014 through 2015 he served as Vice President, Business Development at Cadence Design Systems, a provider of computational software for electronic design. Mr. Brown also served in various positions at LSI Corporation, a provider of networking and storage semiconductors, from 2000 to 2014, including Senior Director, Corporate Development and Vice President, Treasury, Tax & Corporate Development. From 1999 to 2000 he worked as VP, Financial Planning & Treasurer at GetThere, a provider of internet travel solutions. Prior to that, Mr. Brown held several roles in finance at Hewlett-Packard, a provider of computers and peripherals, from 1992 to 1999. He started his career in banking with Security Pacific National Bank in 1987. Mr. Brown holds a B.S. in Business from Miami University and an M.B.A. from the University of Michigan.

Thomas R. Tewell is our Chief Operating Officer. Mr. Tewell served as Old AEye’s Chief Operating Officer since March 2021. Prior to joining us, he was the Chief Operating Officer at Velodyne Lidar, from 2018 through 2021. From 2017 to 2018, he was an executive in manufacturing strategy and technology at Velodyne Lidar. During his career, Mr. Tewell has held progressively senior roles in both hardware and embedded software across technology companies, including VeriSilicon Holdings Co., Ltd., NXP Semiconductors, Freescale Semiconductor, NVIDIA, and Fujitsu Semiconductor America, Inc., from 2005 through 2017. He brings more than 30 years of engineering and operations experience, including two decades in automotive electronics.

Andrew S. Hughes is our Secretary and General Counsel. Mr. Hughes served as the General Counsel for Old AEye since March 2021. Mr. Hughes came to us with over 30 years of legal experience. Prior to joining Old AEye, he was the General Counsel for the Americas at Renesas Electronics Corporation, a global automotive and industrial semiconductor manufacturer, from 2017 through 2021. From 2015 to 2017, he was the General Counsel and Corporate Secretary at Intersil Corporation, a power management semiconductor solutions provider. During his career, Mr. Hughes has served as General Counsel and Corporate Secretary at Ikanos Communications, Inc., Bell Microproducts, Inc., and LSI Logic Corporation, and served as a Division Counsel at Harris Corporation and as a partner at a regional law firm in Southern California. Mr. Hughes holds a B.A. degree from the University of California, Los Angeles, and a J.D. and M.B.A. from Santa Clara University.

Non-Employee Directors

Wen Hsieh is as a Class I member of our Board. Wen Hsieh served as a member of Old AEye’s Board since 2016 as the representative director of Kleiner Perkins Caufield & Byers, where he has been a General Partner since 2006. Before that he was an Associate Principal at McKinsey & Company from 2001 through 2006. Mr. Hsieh holds a B.S and M.S. in Electrical Engineering from the California Institute of Technology and a Ph.D. in Electrical Engineering with a Biology Minor from the California Institute of Technology.

Prof. Dr. Bernd Gottschalk is a Class III member of our Board. Prof. Dr. Gottschalk, born in Lübeck, Germany, studied economics at the Universities of Hamburg, Saarbrücken and Stanford, California. He earned his doctorate in 1971 at the University of Hamburg (Dr. rer. pol.). From 1972 to 1996, he worked in various divisions at Daimler-Benz AG, including Assistant to the CEO, Plant Manager Mannheim (Engines, Buses, Foundry) and President of Mercedes-Benz do Brasil. In 1992, he was appointed ordinary member of the Managing Board of Mercedes-Benz AG, responsible for the Commercial Vehicles Division (trucks, vans, buses) worldwide. From 1997 until 2008, Prof. Dr. Gottschalk served as President of the German Association of the Automotive Industry (VDA). Prof. Dr. Gottschalk also had various responsibilities in the national and international industry over the years: he was President of the International Organization of Motor Vehicle Manufacturers (OICA) in Paris and Vice President of the Federation of German Industries (BDI). Prof. Dr. Gottschalk is also founder, Owner and Managing Partner of AutoValue GmbH, Frankfurt, a provider of automotive expertise. Prof. Dr. Gottschalk is also a member of supervisory boards of various publicly-listed companies such as Schaeffler AG, Jost Werke AG, and Compagnie Plastic Omnium SA, Paris. Since November 2020 he has served as a Member of the Supervisory Board of Benteler International AG.

Prof. Dr. Gottschalk is qualified to serve on our Board based on his broad experience in the automotive industry as a founder, senior executive and board member of private and publicly-listed companies.

Dr. Karl-Thomas Neumann is a Class II member of our Board. Dr. Neumann, born in Twistringen, Germany, studied Electrical Engineering at the University of Dortmund, Germany and holds a Ph.D. in Electrical Engineering from the University of Duisburg, Germany. Dr. Neumann has held several executive leadership positions within the automotive and semiconductor industry since starting his career as research engineer at the Fraunhofer Society in 1989. From 1993 until 1999 he worked in various divisions of Motorola where he was appointed Director Strategy and Advanced System Laboratories from 1996 until 1999. From 2000 until 2004 he worked in various positions at Volkswagen AG, where he served as Director Development Electrics and Electronics and Founder and Chief Executive Officer of Carmeq. From 2004 until 2007 he held several executive-level positions at Continental, including Executive Board Member, President, Chief Technology Officer and Chief Financial Officer. From 2009-2010 he served as the Executive Vice President of Volkswagen Group, and was appointed the Chief Executive Officer and President of Volkswagen Group China from 2010-2012. From 2013 to 2017 Dr. Neumann was the Senior Vice President of General Motors and the Chief Executive Officer of Adam Opel AG/Group GmbH. He is also founder of the investment and consultant company KTN GmbH, where he serves as the Chief Executive Officer until today. Dr. Neumann also serves on the board of directors of Hyundai Mobis, Apex.AI, KTN Beratungs- und Beteiligungs-GmbH, Navico Holding AS, indie Semiconductor, Oculii Corp. and (as member of the advisory board) RTI.

Dr. Neumann is qualified to serve on our Board based on his broad experience in the automotive industry as a senior executive and board member of private and publicly-listed companies.

Timothy J. Dunn is a Class I member of our Board. Mr. Dunn most recently served as an Operating Partner at TPG Capital, a private equity firm with more than $50 billion of assets under management. Prior to TPG, Mr. Dunn served as Chief Financial Officer at Hotwire from 2001-2005. Mr. Dunn served as Gap, Inc.’s Senior Vice President and Chief Financial Officer between 1998 and 2001. Prior to joining Gap, Mr. Dunn worked at PepsiCo in a series of finance and strategic planning roles. Over the course of his career, Mr. Dunn held several international roles, including in London as the Chief Financial Officer for Pizza Hut International for Europe, Africa and the Middle East. Earlier in his career, Mr. Dunn served as the Controller for PepsiCo Restaurants International and the Chief Financial Officer for Gap’s Domestic and International businesses. Mr. Dunn worked for PWC and is a CPA (inactive) in California. Mr. Dunn has served on private and public company boards, including Chair of the Audit Committee for two TPG portfolio companies — Ellucian, an ERP software company for higher education, and Vertafore, software company for insurance carriers, brokers, and agencies - as well as Nordstrom’s Federal Savings Bank, a credit card bank owned by Nordstrom. Mr. Dunn is also Chair of the Board for St Anthony Foundation, a preeminent non-profit in San Francisco. Mr. Dunn holds a Bachelor’s degree in Business Administration from the University of Southern California.

Mr. Dunn is qualified to serve on our Board based on his broad experience as a senior executive and board member of private and publicly-listed companies.

Carol DiBattiste is a Class III member of our Board. Ms. DiBattiste currently serves on the board of Wayside Technology Group (NASDAQ: WSTG), June 2020 to present, a value-added information technology distribution and solutions company, and on the board of Giant Oak, December 2019 to present, a private behavioral science-led machine learning company which supports the identification of unknown risks for government and financial institutions. She also serves as an operating advisor for Liberty Hall Capital Partners, March 2020 to present, a private equity leader in aerospace and defense. Ms. DiBattiste most recently served as the Chief Legal and Compliance Officer and Corporate Secretary at ComScore, Inc. (NASDAQ:SCOR),

January 2017 to June 2020, a global information and analytics company that measures advertising, content, and the consumer audiences across media platforms. Ms. DiBattiste served as Senior Advisor for Appeals Modernization, Office of the Secretary from May 2016 to August 2016, and from August 2016 to January 2017 she served as Executive in Charge and Vice Chairman, Board of Veterans’ Appeals, both with the U.S. Department of Veterans Affairs. Ms. DiBattiste served as Executive Vice President, Chief Legal, Privacy, Security, and Administrative Officer with Education Management Corporation (OTC:EDMCQ) from March 2013 to March 2016. Prior to that, she held senior executive roles at public companies, including Geeknet (NASDAQ: GKNT), from 2011 to 2013, which was acquired by GameStop (NYSE:GME); ChoicePoint (NYSE: CPS), from 2005 to 2008, which was acquired by Reed Elsevier/Lexis Nexis; and Reed Elsevier, from 2008-2011, (RELX PLC). Ms. DiBattiste also held several senior leadership positions in the U.S. Government at the Departments of Defense, Justice, Homeland Security, and Veterans Affairs, including the Under Secretary of the U.S. Air Force, a Senate confirmed position, and Deputy Administrator of the Transportation Security Administration. Ms. DiBattiste holds an L.L.M., Law from the Columbia University School of Law, a J.D. from Temple University School of Law, and a B.A., Sociology-Criminal Justice from LaSalle University. She is Directorship Certified by the National Association of Corporate Directors.

Ms. DiBattiste is qualified to serve on our Board based on her broad experience as a senior executive and board member of private and publicly-listed companies.

Director Independence

The Nasdaq Listing Rules require that a majority of our Board be independent. An “independent director” is defined generally as a person who is not an executive officer or employee of the company and who, in the opinion of the Board, has no relationship with the company which would “interfere with the exercise of independent judgment” in carrying out director responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we concluded that other than Blair LaCorte, and Luis Dussan, all directors will qualify as an independent director under Nasdaq listing standards.

Committees of Our Board

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter. Our audit committee is composed of three (3) independent directors, our compensation committee is composed of three (3) independent directors, and our nominating committee is composed of two (2) independent directors.

Audit Committee

Our audit committee consists of Timothy J. Dunn, Bernd Gottschalk, and Wen Hsieh, with Mr. Dunn serving as the chairman of the audit committee. Each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Each member of our audit committee meets the requirements for financial literacy under the Nasdaq Listing Rules. In arriving at this determination, the Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Mr. Dunn qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq rules. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

Compensation Committee

Our compensation committee consists of Carol DiBattiste, Timothy J. Dunn, and Karl-Thomas Neumann, with Mr. Neumann serving as the chairman of the compensation committee. Each of these individuals are non-

employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee.

Nominating Committee

Our nominating committee consists of Carol DiBattiste and Bernd Gottschalk, with Dr. Gottschalk serving as the chairman of the nominating committee. Each of these individuals are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a nominating committee.

Code of Ethics

We adopted a written code of ethics that applies to all of our directors, officers and employees in accordance with applicable federal securities laws, which is available on our website, https://investors.aeye.ai/. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form a part of this prospectus. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed regarding our named executive officers (“NEO”) in the summary compensation table below.

For 2020, our NEOs were:

•	Blair LaCorte, our Chief Executive Officer

•	Luis Dussan, our Chief Technology Officer and founder

•	Robert Brown, Chief Financial Officer

To achieve our goals of bringing our artificial perception system to broad applications from automated driving to industrial robotics, rail and traffic systems and to maintaining our position as the technology leader in the lidar market, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.

We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. Our current compensation programs reflect our startup origins in that they consist primarily of salary and stock option awards. As we need to evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require. Our Board has historically determined the compensation for our NEOs.

Our NEOs’ compensation packages consist of the following elements intended to achieve the following purposes:

Element	Purpose
Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent.

Discretionary Cash Bonus	Incentivize and reward employees for contributions to Company performance.

Equity Compensation	Promote an employee ownership culture and the maximization of long-term stockholder value by aligning the interests of employees and stockholders

Perquisites	We generally provide benefits to our named executive officers on the same basis as provided to all of our employees, including 100% contribution by us towards medical, dental and vision insurance and a tax-qualified Section 401(k) plan, including a safe harbor matching contribution by us of 100% on the first 3% of eligible compensation contributed and 50% of the following 2% eligible compensation contributed annually. Our NEOs are, however, reimbursed up to $10,000 annually for executive medical services (a benefit not available to other employees).

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2020 and December 31, 2019.

Name and principal position	Fiscal Year	Salary ($)	Option Awards ($)(3)		Bonus ($)(4)	All Other Compensation ($)(5)	Total ($)
Blair LaCorte	2020	$218,506	$4,225,476		0	$19,530.00	$4,463,512
Chief Executive Officer	2019	$230,417	$153,120		0	$4,423.00	$387,960
Luis Dussan	2020	$236,699	0	(1)	0	$24,444	$261,143
Chief Technology Officer and founder	2019	$300,000	0	(1)	0	$14,269	$314,269

Robert Brown(2)	2020	$18,750	$2,043,161		0	0	$2,061,911
Chief Financial Officer	2019	n/a	n/a		n/a	n/a

(1)	Received stock option grants but they were terminated in connection with transitioning from the role of CEO to the role of President and Chief Technology Officer of AEye.
(2)	Robert Brown joined AEye in November 2020.
(3)	Reflects options granted under AEye’s 2016 Incentive Plan, determined with reference to a fair market value of a share of common stock in the 2019 calendar year of $2.32 and $2.33 in 2020.
(4)	Reflects any discretionary cash bonuses paid.
(5)	Amounts reported under “All Other Compensation” reflect employer contributions made pursuant to AEye’s 401(k) plan for each NEO and any stipends received.

Narrative Disclosure to Summary Compensation Table

For 2020, the compensation program for our NEOs consisted of base salary and incentive compensation delivered in the form of stock option awards. In addition, our NEOs were eligible to participate in any employee benefit programs generally available to all employees. The NEOs are, however, reimbursed up to $10,000 annually for executive medical services (a benefit not available to other employees).

Base Salary

Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, comparable market data and prior salary level. Thereafter, our Board generally has reviewed, and adjusted as necessary, base salaries for each of our executive officers, at a minimum annually. In setting base salary levels for 2020, the AEye Board considered a range of factors, including:

•	the individual’s anticipated responsibilities and experience;

•	its directors’ collective experience and knowledge in compensating similarly situated individuals at other companies; and

•	the value of the executive officer’s existing equity awards.

Discretionary Cash Bonus

We do not have any formal plans specific to our NEOs providing for annual cash bonus awards. We maintain an informal discretionary bonus arrangement for our employees, including our NEOs. NEOs may receive discretionary bonus compensation payments based on the achievement of performance targets. In 2020 none of our NEOs received a cash bonus.

AEye’s 2016 Incentive Plan

In October 2016, the board of directors of Old AEye adopted, and the stockholders of Old AEye approved, the AEye 2016 Stock Plan (the “2016 Plan”). The 2016 Plan permits the grant of incentive stock options, non-statutory stock options, and restricted stock awards to employees, directors and consultants of AEye. A total of 8,591,684 shares of AEye Common Stock were reserved for grant under the 2016 Plan. As of December 31, 2020, options and RSUs to purchase 7,538,609 shares of AEye Common Stock were outstanding.

Administration. The AEye Board administers the 2016 Plan. Subject to the terms of the 2016 Plan, the administrator has the power to, among other things, select the participants and the time or times at which awards shall be granted, determine the awards to be made pursuant to the 2016 plan, determine the fair market value of stock or other property, determine the terms, conditions and restrictions applicable to each award, including fixing the price, vesting period, time of expiration and the manner in which an award becomes exercisable, establish the terms and conditions applicable to, and establish such other terms and requirements of the various compensation incentives under the 2016 Plan, and correct any defect, supply any omission or reconcile any inconsistency in the 2016 Plan or in any award agreement under the 2016 Plan.

Options. Stock options have been granted under the 2016 Plan. Subject to the provisions of the 2016 Plan, the administrator determines the term of an option, the number of shares and the class of shares subject to an option, and the time period in which an option may be exercised. The exercise price per share of incentive stock options granted under the 2016 Plan shall be established in the discretion of the AEye Board, provided, however, that the exercise price per share for an option must be at least 100% of the fair market value per share of AEye Common Stock on the grant date; provided that the exercise price for an incentive stock option granted to a 10% or more holder of AEye Common Stock will be no less than 110% of the fair market value per share of AEye Common Stock on the grant date. Nonqualified stock options may be granted with a per share exercise price that is less than 100% of the per share fair market value of AEye Common Stock. The aggregate fair market value of the shares with respect to which incentive stock options may be exercisable for the first time by an option holder in any calendar year, under the 2016 Plan or otherwise, may not exceed $100,000 (or such higher amount as permitted under Section 422 of the Code). Subject to the provisions of the 2016 Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date (which may be no more than 10 years from the date of grant, or 5 years for an incentive stock option granted to a 10% or more holder of AEye Common Stock), and the period following termination of service during which options may remain exercisable.

Capital Adjustments. In the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change affecting AEye’s capital structure, or in the event of payment of a dividend or distribution to the stockholders of AEye in a form other than stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares of AEye’s stock, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 2016 Plan, to the maximum number of shares that may be issued upon the exercise of incentive stock options, to the maximum number of shares that may be issued with respect to stock options that are not incentive stock options, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, and to any exercise price or purchase price relating to awards in order to prevent dilution or enlargement of participants’ rights under the 2016 Plan.

Effect of Merger. Each AEye option that was outstanding immediately prior to the Effective Time of the Merger, whether vested or unvested, was assumed by CF III and converted into an option to purchase shares of Class A Common Stock under the Equity Incentive Plan (each an “Assumed Option”). Each Assumed Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such option immediately prior to the Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (i) each Assumed Option shall be exercisable for that number of shares of Class A

Common Stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of CF III Common Stock subject to AEye’s option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio; and (ii) the per share exercise price for each share of Class A Common Stock issuable upon exercise of the Assumed Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of AEye Common Stock subject to such AEye stock immediately prior to the Effective Time by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Class A Common Stock purchasable under each Assumed Option shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any AEye option to which Section 422 of the Code applies, the exercise price and the number of shares of Class A Common Stock purchasable under such Assumed Option shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.

Plan Amendment or Termination. The AEye Board may amend, modify, or terminate the 2016 Plan at any time. No amendment, modification or termination of the 2016 Plan or an award agreement shall in any manner adversely affect any options, restricted stock awards, or other award theretofore granted under the 2016 Plan, without the consent of the participant holding such options, restricted stock awards, or other awards; provided that the AEye Board may amend or modify the terms of the 2016 Plan or an award agreement, retroactively or prospectively, as permitted under the 2016 Plan to comply with changes in accounting or tax rules or to comply with Section 409A with or without the consent of the participant.

AEye, Inc. 2021 Equity Incentive Plan

The purpose of the AEye, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) is to advance the interests of our Company and our stockholders by providing an incentive to attract, retain and reward persons for performing services and by motivating such persons to contribute to the growth and profitability of our Company and its subsidiaries. The Incentive Plan provides for the grant of RSU awards, incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, SARs, restricted stock awards, performance units, performance shares, cash-based awards, and other stock-based awards.

Shares Available for Awards. Under the Incentive Plan, 15,440,430 shares of our common stock are initially reserved for issuance thereunder. The number of shares of Common Stock reserved for issuance under the Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through January 1, 2032, by 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the Board. The following shares of common stock will become available again for issuance under the Incentive Plan: (i) any shares subject to a stock award that are not issued because such stock award expired or was canceled or terminated without all of the shares covered by such stock award having been exercised or settled in full; (ii) any shares subject to any portion of a stock award that is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased for an amount not greater than the award’s purchase price by the Company; (iv) any shares reacquired by the Company or withheld in satisfaction of tax withholding obligations on a stock award; and (v) any shares reacquired by the Company or withheld as consideration for the exercise price of a stock option.

Non-Employee Director Compensation Limit. Under the Incentive Plan, the annual compensation awarded to any non-employee directors of the Company during each calendar year, including both shares subject to stock awards granted under the Incentive Plan or otherwise and any cash fees paid to such non-employee director during any calendar year may not exceed $750,000 in total value, or $1 million for the calendar year in which a non-employee director is first elected to the Company’s Board (calculating the value of any such stock awards based on the grant date fair market value of such stock awards for financial reporting purposes). Such limitation on non-employee director stock awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the non-employee director, expense reimbursements, or distributions from any deferred compensation program applicable to the non-employee director.

Administration. The Incentive Plan will be concurrently administered by our Board or compensation committee. Our Board or compensation committee may each be considered to be a “Plan Administrator”. Subject to the terms of the Incentive Plan, the Plan Administrator has full and final power and authority to make all determinations and take all actions with respect to the Incentive Plan or any award as Plan Administrator may deem advisable to the extent not inconsistent with the provisions of the Incentive Plan or applicable law, including: determine the recipients of awards, the types of awards to be granted, the number of shares of common stock subject to or the cash value of awards, the terms and conditions of awards granted, and the criteria to be satisfied by participants as a condition to receipt of performance awards under the Incentive Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Incentive Plan.

Amendment and Termination. The Plan Administrator may at any time amend the Incentive Plan or any outstanding award and may at any time terminate or suspend the Incentive Plan as to future grants of awards, provided that the Plan Administrator may not, without the affected award recipient’s consent, alter the terms of the Plan so as to materially adversely affect a participant’s rights under an award without the consent of the Participant. Consistent with any applicable law, regulation or rule, including the rules of any stock exchange, the Incentive Plan requires stockholder approval of certain material revisions to the Incentive Plan, including: (a) an increase in the maximum aggregate number of shares of common stock that may be issued under the Incentive Plan (except by operation of the provisions of the Incentive Plan relating to changes in our capital structure), (b) a change in the class of persons eligible to receive incentive stock options, or (c) or as otherwise required by applicable law, regulation, or rule. No awards may be made under the Incentive Plan following the ten (10) year anniversary of the earlier of the date that the board of directors or the stockholders approve the Incentive Plan, but previously granted awards may continue in accordance with their terms beyond that date unless earlier terminated by the Plan Administrator.

Eligibility. All of the Company’s (including its subsidiaries) employees, non-employee directors, officers, and consultants are eligible to participate in the Incentive Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Incentive Plan only to the Company’s employees (including officers) and employees of its subsidiary corporations (as determined in accordance with Section 422 and Section 424 of the Code).

Terms and Conditions of Awards. Generally, the Plan Administrator will determine the terms of all awards under the Incentive Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to our common stock subject to awards.

Terms and Conditions for Awards Requiring Exercise. Incentive stock options and, except as provided in the award agreement, nonqualified stock options, may not be transferred other than by will or the laws of descent and distribution, and during an employee’s lifetime may be exercised only by the employee or the employee’s guardian or legal representative. Upon the cessation of a participant’s employment with us, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited, except that:

•

All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with us other than for Cause (as defined in the Incentive Plan) will, except as otherwise set forth in the option award agreement, remain exercisable for the lesser of (i) three (3) months or (ii) the period ending on the latest date such stock option or SAR could have been exercised;

•

All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with us due to death will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the latest date on which such stock option or SAR could have been exercised (provided that a participant’s service will be deemed to have terminated due to death if the participant dies within three (3) months (or such other period provided by the participant’s award agreement) after the participant’s termination of service); and

•

All stock options and SARs held by a participant which were exercisable immediately prior to the participant’s termination of service with us due to Disability (as defined in the Incentive Plan) will remain exercisable for the lesser of (i) the one (1) year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the latest date on which such stock option or SAR could have been exercised.

The exercise price (or base value from which appreciation is to be measured) of each award requiring exercise will be 100% of the fair market value of the Common Stock subject to such award, as determined on the effective date of the grant, or such higher amount as the Plan Administrator may determine; provided that incentive stock options granted to participants who own stock of possessing more than ten percent (10%) of the total combined voting power of all classes of our stock or any parent corporation, subsidiary corporation or affiliate (a “Ten Percent Holder”) must have an exercise price per share not less than 110% of the fair market value of a share of Common Stock on the effective date the incentive stock option is granted. Fair market value will be determined by the Plan Administrator consistent with the applicable requirements of Section 409A of the Code.

Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant. Incentive stock options granted to a Ten Percent Holder will have a maximum term not to exceed five (5) years from the date of grant.

Effect of a Change in Control. In the event of a “Change in Control” each outstanding award shall be subject to the definitive agreement entered into by the Company in connection with the “Change in Control.” The Incentive Plan defines a “Change in Control” as the occurrence of any one or a combination of the following:

(i)

any “person” becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total fair market value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the effective date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a participating company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)

a transaction in which the stockholders of the Company immediately before the transaction do not retain immediately after the transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors; or

(iii)	a date specified by the “committee” following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of incumbent directors.

However, in certain instances, the term “Change in Control” may be given a more limited meaning. If an amount treated as nonqualified deferred compensation within the meaning of Section 409A of the Code would become payable under the Plan upon, or on a date specified in relation to, a change in control event, that event must qualify as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

Changes in and Distributions with Respect to Our Common Stock. In the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change affecting our common stock, or in the event of payment of a dividend or distribution to our stockholders in a form other than common stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares of our stock, the Plan Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Incentive Plan, to the maximum number of shares that may be issued upon the exercise of incentive stock options, to the maximum number of shares that may be issued with respect to stock options that are not incentive stock options, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, and to any exercise price or purchase price relating to awards in order to prevent dilution or enlargement of participants’ rights under the Incentive Plan.

Effect of Section 280G and Section 4999 of the Code in Connection with a Change in Control. If any acceleration of vesting pursuant to an award granted under the Incentive Plan and any other payment or benefit received or to be received by a participant in the Incentive Plan would subject the participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the participant may elect to reduce the amount of any acceleration of vesting called for under the award in order to avoid such characterization.

Clawback Policy. The Plan Administrator may specify in any award agreement that an award granted under the Incentive Plan and the participant’s rights, payments, and benefits with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, but are not limited to, termination of the participant’s service for cause (within the meaning of the Incentive Plan) or any accounting restatement due to material noncompliance with any financial reporting requirements. If we are required to prepare an accounting restatement, any participant who knowingly or through gross negligence engaged or failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, will reimburse us for (i) the amount of any payment in settlement of an award received by such participant during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such participant from the sale of our securities during such 12-month period.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary further assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise may give rise to

“alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option or the disposition of the shares acquired on exercise of the option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to individuals designated in those Sections. Finally, if incentive stock options (granted under all stock plans of the Company and its parent and subsidiary corporations, including the Equity Incentive Plan) first become exercisable by a participant in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock options in respect of those excess shares will be treated as non-qualified stock options for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (a “non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for restricted stock forfeited subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections.

Benefits, Perquisites and Retirement Benefits

We provide benefits to our NEOs on the same basis as provided to all of our employees, including medical, dental and vision insurance, life insurance, short-and long-term disability insurance. Except for a reimbursement of up to $10,000 in executive medical expenses, we do not maintain any ongoing executive-specific benefit or perquisite programs.

We provide a tax-qualified Section 401(k) plan for all employees, including our NEOs. We provide a safe harbor match of 100% on the first 3% of eligible compensation contributed and 50% of the following 2% eligible compensation contributed of participants’ elective contributions annually to the 401(k) plan. We do not provide to employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Potential Payments upon a Termination or a Change in Control

We evidence initial employment terms in offer letters to new employees providing for employment at will. Except for Luis Dussan, none of our NEOs are party to an employment agreement with us. Luis Dussan’s employment agreement, dated October 31, 2016, sets forth the general terms of employment, including salary, equity incentive compensation and benefits.

Robert Brown has been granted an option to purchase 876,893 shares of common stock in accordance with the 2016 Plan subject to the vesting schedule set forth in the Notice of Grant of Stock Option by and between AEye and Robert Brown, dated November 17, 2020 (the “Brown Award”). 25% of the unvested shares in the Brown Award will immediately vest if AEye experiences a “change in control” and Mr. Brown is terminated without “cause” on or before November 16, 2021 (which does not include the Merger). In addition, 25% of Mr. Brown’s unvested shares subject to the option will immediately vest upon the successful completion of the Merger on or before November 16, 2021.

Mr. LaCorte’s Notice of Grant of Stock Option, dated October 1, 2020, provides that 100% of the unvested shares subject to the option will immediately vest if Mr. LaCorte is terminated without “cause” within 12 months of a “change in control” (which does not include the Merger). The Notice of Grant of Stock Option by and between the Company and Blair LaCorte, dated June 1, 2017, provides that 50% of the unvested shares subject to the option will immediately vest if Mr. LaCorte is terminated without “cause” within 12 months of a “change in control.”

Outstanding Equity Awards at Fiscal 2020 Year End

The following table provides information about the outstanding equity awards held by our NEOs as of December 31, 2020.

			Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Blair LaCorte	06/01/2017	(1)	—	20,843	0.59	05/31/2027
Chief Executive Officer and Director	05/08/2018	(2)	—	5,209	0.65	05/07/2028
	09/18/2018	(3)	—	8,568	0.65	09/17/2028
	02/28/2019	(4)	—	29,167	2.32	02/27/2029
	07/02/2019	(5)	—	5,625	2.32	07/01/2029
	04/10/2020	(6)	2,469	5,723	2.33	04/09/2030
	10/01/2020	(7)	399,085	1,347,257	2.33	09/30/2030

Robert Brown	11/17/2020	(8)	—	876,893	2.33	11/16/2030
Chief Financial Officer

(1)

1/48 of the shares underlying the award vest each month from the vesting commencement date, May 29, 2017. 50% percent of the unvested shares subject to the award will immediately vest if Mr. LaCorte is terminated without “cause” within 12 months of a “change in control.”

(2)	1/48 of the shares underlying the award vest each month from the vesting commencement date, May 29, 2017.
(3)	1/48 of the shares underlying the award vest each month from the vesting commencement date, September 18, 2018.
(4)	1/48 of the shares underlying the award vest each month from the vesting commencement date, January 1, 2019.
(5)	1/48 of the shares underlying the award vest each month from the vesting commencement date, March 18, 2019.
(6)	1/12 of the shares underlying the award vest each month from the vesting commencement date, April 4, 2020.
(7)

1/48 of the shares underlying the award vest each month from the vesting commencement date, December 12, 2019. 100% of the unvested shares subject to the award will immediately vest if Mr. LaCorte is terminated without “cause” within 12 months of a “change in control”.

(8)

25% of the shares underlying the reward vest on the one-year anniversary of the vesting commencement date, November 16, 2020; thereafter, 1/48 of the shares underlying the award vest each month. 25% of the unvested shares subject to the award will immediately vest if AEye experiences a “change in control and Mr. Brown is terminated without “cause” on or before November 16, 2021. 25% of the shares subject to the award will immediately vest upon the successful completion of the Merger on or before November 16, 2021.

Director Compensation

In 2020, no director received cash, equity or other non-equity compensation for service on Old AEye’s Board. We currently have no other formal arrangements under which directors receive compensation for their service on our Board or its committees. Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.

Our Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We intend to develop a board of directors’ compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Management”, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we, Old AEye or CF III have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

CF III Related Party Transactions

Founder Shares

In March 2016, the Sponsor purchased 5,750,000 Founder Shares for an aggregate price of $25,000. On September 24, 2020, CF III effectuated a 2.5-for-1 stock split of its outstanding CF III Common Stock. In addition, on October 5, 2020, the Sponsor returned to CF III, at no cost, an aggregate of 8,625,000 Founder Shares, which were cancelled, resulting in an aggregate of 5,750,000 Founder Shares outstanding and held by the Sponsor. In October and November 2020, the Sponsor transferred 20,000 Founder Shares to each of Mr. Robert Sharp and Mr. Robert Hochberg, respectively, each an independent director of CF III. All share and per-share amounts have been retroactively restated to reflect the stock split and Founder Shares cancellation. The Founder Shares automatically converted into shares of Class A Common Stock at the Effective Time and are subject to certain transfer restrictions. Immediately following the Closing, the Sponsor transferred to Lidar AI Investments LLC (“Lidar AI”) 2,284,000 shares of Class A Common Stock in consideration for certain members of Lidar AI introducing CF III to Old AEye and the consulting and other services that the members of Lidar AI provided to CF III in connection with the Merger.

The Sponsor, Lidar AI, and CF III’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the Merger or (B) subsequent to the Merger, (x) if the last reported sale price of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger, or (y) the date on which CF III completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of CF III’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 500,000 private placement units at a price of $10.00 per unit ($5,000,000 in the aggregate), which at the Effective Time separated pursuant to their terms into 500,000 shares of Common Stock and 166,666 Warrants with an exercise price of $11.50 per share. The Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Warrants will expire five years after the completion of the Merger.

The Sponsor and CF III’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Placement Units until 30 days after the completion of the Merger.

Underwriting Agreement

Pursuant to an underwriting agreement dated November 12, 2020, between CF III, on the one hand, and CF&Co. and Odeon Capital Group LLC (“Odeon”), on the other hand, CF III paid a total of $4,000,000 in underwriting discounts and commissions for CF&Co.’s services as the representative of the underwriters in the IPO and $100,000 to Odeon for serving as the qualified independent underwriter.

Business Combination Marketing Agreement

Pursuant to a business combination marketing agreement, dated November 12, 2020, between CF III and CF&Co., CF III engaged CF&Co. as an advisor to assist CF III in arranging meetings with its stockholders to discuss CF III’s initial business combination and the target business’ attributes, introducing CF III to potential investors that are interested in purchasing CF III’s securities in connection with its initial business combination, providing financial advisory services to assist CF III in obtaining stockholder approval for its initial business combination, and assisting CF III with its press releases and public filings in connection with such transaction. CF III agreed to pay CF&Co. a cash fee for such services upon the consummation of its initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the base offering amount of the IPO and 5.5% of the gross proceeds of the over-allotment offering amount of the IPO, or $8.65 million in the aggregate, which such amount was paid to CF&Co. upon consummation of the Merger.

Related Party Loans and Other Transactions

The Sponsor made available to the Company, under the Pre-IPO Note, up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. Prior to closing the Initial Public Offering, the amount outstanding under the Pre-IPO Note was $139,870. The Pre-IPO Note was non-interest bearing and was repaid in full upon the completion of the Initial Public Offering.

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor has committed, pursuant to the Sponsor Loan, up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements, including $10,000 per month for office space, administrative and shared personnel support services that will be paid to the Sponsor, after the Initial Public Offering and prior to the Company’s initial Business Combination. On April 30, 2021, the Sponsor funded the amount needed to extend the Company’s time to consummate its initial Business Combination from May 17, 2021 to September 17, 2021 and agreed to fund the amount needed to further extend the Company’s time to consummate its initial Business Combination to January 17, 2022, if necessary. In connection therewith, the Company issued the Sponsor a promissory note in the amount of $2,300,000 and an additional amount of $0.10 per Public Share was deposited in the Trust Account. As of June 30, 2021 and December 31, 2020, there was approximately $3,461,000 and $428,000, respectively, outstanding under the loans payable by the Company to the Sponsor, including approximately $1,161,000 and $428,000, respectively, outstanding under the Sponsor Loan and an additional $2,300,000 and $0, respectively, outstanding under the loan payable to the Sponsor as a result of the extension of the Combination Period from May 17, 2021 to September 17, 2021.

The Sponsor pays expenses on the Company’s behalf. The Company reimburses the Sponsor for such expenses paid on its behalf. The unpaid balance is included in Payables to related parties on the accompanying balance sheet. As of June 30, 2021 and December 31, 2020, the Company had accounts payable outstanding to the Sponsor for such expenses paid on the Company’s behalf of approximately $109,000 and $4,300, respectively.

Registration Rights Agreement

Pursuant to a registration rights agreement entered into in November 2020, the holders of Founder Shares and Private Placement Units (and component securities), including the Sponsor and certain directors of CF III, are entitled to certain demand and “piggyback” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

Sponsor PIPE Subscription Agreement in Connection with PIPE Investment

Contemporaneously with the execution of the Original Merger Agreement, CF III entered into subscription agreements with the PIPE investors, including the Sponsor. The Sponsor purchased 950,000 shares of Class A

Common Stock at a price of $10.00 per share, for an aggregate purchase price $9.5 million. Following Closing, the Sponsor assigned 450,000 shares of Class A Common Stock to an unrelated third-party.

Sponsor Support Agreement

Contemporaneously with the execution of the Original Merger Agreement, CF III entered into a Sponsor Support Agreement with the Sponsor and Old AEye, pursuant to which, among other things: (i) for the benefit of Old AEye, the Sponsor agreed to comply with its obligations under the Inside Letter, by and among CF III, the Sponsor and certain officers and directors of CF III to not transfer, to not participate in the redemption and to vote its shares of CF III Common Stock in favor of the Merger Agreement and the business combination (including the Merger), other than as permitted by the Sponsor Support Agreement, and CF III agreed to enforce such provisions, and CF III and the Sponsor provided Old AEye with certain consent rights with respect to transfers of CF III securities owned by the Sponsor and amendments, modifications or waivers under the Insider Letter, (ii) to waive its anti-dilution rights with respect to its shares of Class B Common Stock under the CF III certificate of incorporation, and (iii) to release CF III, Old AEye, Merger Sub and their respective subsidiaries effective as of the Closing from all pre-Closing claims, subject to customary exceptions.

In April 2021, contemporaneously with the execution of the Amendment to the Merger Agreement, CF III, the Sponsor and Old AEye amended the Sponsor Support Agreement, pursuant to which the Sponsor funded the amount needed to extend the deadline for CF III to consummate its initial Merger from May 17, 2021 to September 17, 2021.

Engagement Letters

Pursuant to an engagement letter entered in February 2021 (the “PIPE Engagement Letter”), CF III engaged CF&Co. to act as sole placement agent for the PIPE Investment for a placement fee equal to 3.0% of the gross proceeds of any sale of securities of CF III upon the closing of the PIPE Investment. Pursuant to the PIPE Engagement Letter and based on the aggregate PIPE Investment of $225 million, CF&Co. received a cash fee of $6.75 million payable upon consummation of the PIPE Investment.

Pursuant to an engagement letter entered in February 2021 (the “M&A Engagement Letter”), CF III engaged CF&Co. to act as its financial advisor to perform customary services for CF III in connection with the Merger. Pursuant to the M&A Engagement Letter, CF&Co. received a cash fee of $10.0 million payable upon consummation of the Merger.

AEye Related Party Transactions

Stockholder Support Agreement

In February 2021, Old AEye, CF III and certain key Old AEye Stockholders entered into the Original Stockholder Support Agreement. On April 30, 2021, CF III, Old AEye, and certain Old AEye Stockholders entered into the A&R Stockholder Support Agreement, whereby the Old AEye Stockholders party to the Original Stockholder Support Agreement reaffirmed their undertaking to vote all of their shares of Old AEye Common Stock and Old AEye Preferred Stock in favor of the approval and adoption of the Merger Agreement and the approval of the Business Transaction. Additionally, such Old AEye Stockholders reaffirmed their other obligations under the Original Stockholder Support Agreement and the Lock-Up Agreements entered into by such Old AEye Stockholders, including, among other things, the agreement (i) not to transfer their shares of Old AEye Common Stock or Old AEye Preferred Stock (or enter into any arrangement with respect thereto) for a certain period of time or (b) to grant any proxy that is inconsistent with the proxy granted in the A&R Stockholder Support Agreement.

Luis Dussan, Blair LaCorte, Taiwania Capital Buffalo Fund Co., Ltd, KPCB Holdings, Inc, as nominee, and General Motors Ventures LLC are parties to the Stockholder Support Agreement. Luis Dussan and Blair LaCorte

are members of our Board, Taiwania Capital Buffalo Fund Co., Ltd is a current stockholder and affiliated with a former member of our Board, KPCB Holdings, Inc., as nominee is a current stockholder and is affiliated with a current member of our Board, and General Motors Ventures LLC currently holds more than 5% of our Common Stock.

Lock-Up Agreements

In February 2021, Old AEye, CF III and certain key Old AEye Stockholders entered into a Lock-Up Agreement, whereby each of the key Old AEye Stockholders agreed to not to sell or offer to sell their Old AEye capital stock for a certain period of time. Luis Dussan, Blair LaCorte, Taiwania Capital Buffalo Fund Co., Ltd, KPCB Holdings, Inc, as nominee, and General Motors Ventures LLC are parties to the A&R Stockholder Support Agreement. Luis Dussan and Blair LaCorte are members of our Board, Taiwania Capital Buffalo Fund Co., Ltd is a current stockholder and affiliated with a former member of our Board, KPCB Holdings, Inc., as nominee is a current stockholder and is affiliated with a current member of our Board, and General Motors Ventures LLC currently holds more than 5% of our Common Stock.

Equity Financings

2020 and 2021 Convertible Equity Instruments

Between February 2020 and January 2021, we issued convertible equity instruments in an aggregate principal amount of approximately $40 million to investors that included certain persons that currently hold more than 5% of our Common Stock, and affiliates of certain members of our Board. The convertible equity instruments accrue interest at a rate of 3.0% per annum. All of the convertible equity instruments automatically converted into shares of our Common Stock immediately prior to the Effective Time of the Merger. The following table summarizes the aggregate principal amount of convertible equity instruments issued to any of our current executive officers, directors, or holders of more than 5% of our Common Stock.

Name	Aggregate Principal Amount
KPCB Holdings, Inc., as nominee	$7,344,919.15
Taiwania Capital Buffalo Fund Co., Ltd.	$1,973,729.03
General Motors Ventures LLC	$2,844,199.15

(1)	Wen Hsieh is a member of the AEye Board and is affiliated with KPCB Holdings, Inc., as nominee. KPCB Holdings, Inc. as nominee holds more than 5% of AEye Common Stock.
(2)	Huang Lee is a former member of the AEye Board and is affiliated with Taiwania Capital Buffalo Fund Co., Ltd.
(3)	General Motors Ventures LLC holds more than 5% of AEye Common Stock.

Series A Preferred Stock Financing

From October 2016 through November 13, 2017, pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of October 31, 2016, Old AEye sold an aggregate of 9,226,734 shares of Old AEye Series A Preferred Stock for a cash purchase price of $2.0423 per share or the conversion and cancellation of certain convertible promissory notes, for an aggregate purchase price of approximately $19 million, pursuant to Old AEye’s Series A Preferred Stock financing. Each share of Old AEye’s Series A Preferred Stock converted automatically into shares of Class A Common Stock in connection with the completion of the Merger, as provided in the Merger Agreement.

The following table summarizes the Series A Preferred Stock purchased by our executive officers, directors, or holders of more than 5% of our Capital Stock.

Stockholder	Shares of Series A Preferred Stock	Total Purchase Price	Total Principal and Accrued Interest on Convertible Note
General Motors Ventures LLC	2,448,220	5,000,000	n/a
KPCB Holdings, Inc., as nominee	2,448,220	$5,000,000	n/a

(1)	General Motors Ventures LLC holds more than 5% of AEye capital stock.
(2)	Wen Hsieh is a member of the AEye Board and is affiliated with KPCB Holdings, Inc. as nominee. KPCB Holdings, Inc., as nominee holds more than 5% of AEye capital stock.

Series B Preferred Stock Financing

From October 31, 2018 to December 18, 2019, pursuant to that certain Series B Preferred Stock Purchase Agreement, dated as of October 31, 2018, Old AEye sold an aggregate of 7,156,991 shares of its Old AEye Series B Preferred Stock for a cash purchase price of $6.1923 per share or the conversion and cancellation of certain convertible promissory notes, for an aggregate purchase price of approximately $43 million, pursuant to Old AEye’s Series B Preferred Stock financing. Each share of Old AEye Series B Preferred Stock converted automatically into Class A Common Stock at the Effective Time.

The following table summarizes the Series B Preferred Stock purchased by AEye’s executive officers, directors, or holders of more than 5% of AEye capital stock.

Stockholder	Shares of Series B Preferred Stock	Total Purchase Price	Series B Preferred Shares from Conversion of Notes	Total Principal on Convertible Note
Taiwania Capital Buffalo Fund Co., Ltd	1,130,436	$6,999,998.85	N/A	N/A
General Motors Ventures LLC	391,146	$2,422,093.38	462,564	$2,577,905.00
KPCB Holdings, Inc., as nominee	391,146	$2,422,093.38	462,564	$2,577,905.00
HELLA Ventures LLC	540,993	3,349,990.95	296,066	1,650,000

(1)	Huang Lee is a former member of the AEye Board and is affiliated with Taiwania Capital Buffalo Fund Co., Ltd.
(2)	General Motors Ventures LLC holds more than 5% of AEye capital stock.
(3)	Wen Hsieh is a member of the AEye Board and is affiliated with KPCB Holdings, Inc. as nominee. KPCB Holdings, Inc., as nominee holds more than 5% of AEye capital stock.
(4)	HELLA Ventures LLC is holding more than 5% of AEye capital stock.

Old AEye Stockholder Agreements

In October 2018, in connection with its Series B Preferred Stock financing, Old AEye entered into an amended and restated investors’ rights agreement, right of first refusal and co-sale agreement, and voting agreement (collectively, the “AEye Stockholder Agreements”), which granted rights to certain holders of AEye capital stock, including Blair LaCorte, who is a member of our Board; KPCB Holdings, Inc., as nominee. which is affiliated with director Wen Hsieh; Taiwania Capital Buffalo Fund Co. Ltd., which is affiliated with former director Huang Lee; and General Motors Ventures LLC, which held more than 5% of AEye capital stock prior to the Merger (collectively, the “Agreement Parties”). Pursuant to the AEye Stockholder Agreements, the Agreement Parties agreed to vote in specified ways with respect to the election of directors of AEye. The AEye

Stockholder Agreements also provided the Agreement Parties with certain registration rights, pre-emptive rights, information and inspection rights, drag-along rights, and right of first refusal and co-sale rights. The AEye Stockholder Agreements terminated upon the Closing of the Merger.

Joint Development Agreement

In July 2019, Old AEye entered into a Joint Development Agreement with Hella GmbH & Co. KG aA, (“Hella”), which is affiliated with HELLA Ventures LLC, which held more than 5% of our Capital Stock, setting forth the general terms and conditions of the collaborative R&D between the parties in the field of lidar sensor development and iDAR platform/system development to combine their complementary know-how and capabilities to jointly develop a leading lidar/iDAR perception sensor and platform.

Related Person Transaction Policy Following the Merger

In connection with Closing of the Merger, we adopted a new written related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of the Combined Entity’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Combined Entity without the prior consent of the audit committee, or other independent members of the Combined Entity Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for the Combined Entity to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available. All of the transactions described in this section were entered into prior to the adoption of this policy.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

•	each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s Common Stock;

•	each current executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock of the Company beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares	% of Class
Directors and Executive Officers(1)
Blair LaCorte(2)	4,482,507	2.8%
Luis Dussan(3)	18,324,105	11.8%
Robert Brown(4)	821,884	*
Thomas R. Tewell	—	*
Andrew S. Hughes	—	*
Wen Hsieh	—	*
Prof. Dr. Bernd Gottschalk(5)	37,208	*
Dr. Karl-Thomas Neumann(6)	2,478	*
Timothy J. Dunn(7)	17,052	*
Carol DiBattiste(8)	9,302	*
All directors and officers as a group(10 individuals)	23,694,540	15.2%
5% Shareholders
KPCB Holdings, Inc., as nominee(9)	16,300,697	10.5%
General Motors Ventures LLC(10)	13,864,191	8.9%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following individuals or entities is c/o AEye, Inc., 1 Park Place, Suite 200, Dublin, CA 94568.
(2)	Interests shown consist of (a) 1,405,484 shares of Common Stock and (b) options to purchase 3,077,023 shares of Common Stock that are exercisable within 60 days of August 16, 2021.
(3)	Interests shown consist of (a) 18,316,664 shares of Common Stock and (b) options to purchase 7,441 shares of Common Stock that are exercisable within 60 days of August 16, 2021.
(4)	Interests shown consist of options to purchase 821,884 shares of Common Stock that are exercisable within 60 days of August 16, 2021.
(5)	Interests shown consist of options to purchase 37,208 shares of Common Stock that are exercisable within 60 days of August 16, 2021.
(6)	Interests shown consist of options to purchase 2,478 shares of Common Stock that are exercisable within 60 days of August 16, 2021.
(7)	Interests shown consist of options to purchase 17,052 shares of Common Stock that are exercisable within 60 days of August 16, 2021.
(8)	Interests shown consist of options to purchase 9,302 shares of Common Stock that are exercisable within 60 days of August 16, 2021.

(9)

Consists of (a) 13,405,167 shares of our common stock held by Kleiner Perkins Caufield & Byers XVI, LLC (“KPCB XVI”), 458,898 shares held by KPCB XVI Founders Fund, LLC (“XVI Founders”), 2,362,303 shares held by Kleiner Perkins Caufield & Byers XIX, LLC (“KPCB XIX”), 22,179 shares held by Kleiner Perkins XIX Friends, LLC (“XIX Friends”) and 52,150 shares held by KPCB XIX Founders Fund, LLC (“XIX Founders”). All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such individuals and entities. The managing member of KPCB XVI and XVI Founders is KPCB XVI Associates, LLC (“KPCB XVI Associates”). L. John Doerr, Beth Seidenberg, Randy Komisar, Theodore E. Schlein and Wen Hsieh, the managing members of KPCB XVI Associates, exercise shared voting and dispositive control over the shares held by KPCB XVI and XVI Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XVI and XVI Founders except to the extent of their pecuniary interest therein. The managing member of KPCB XIX, XIX Friends and XIX Founders is KPCB XIX Associates, LLC (“KPCB XIX Associates”). Ilya Fushman, Mamoon Hamid and Wen Hsieh, the managing members of KPCB XIX Associates, exercise shared voting and dispositive control over the shares held by KPCB XIX, XIX Friends and XIX Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XIX, XIX Friends and XIX Founders except to the extent of their pecuniary interest therein. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025.

(10)	The business address of General Motors Ventures LLC is MC 482-C37-D99, 300 Renaissance Center, Detroit, MI 48265.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock and Warrants after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Percentage ownership is based on 154,404,302 shares of Common Stock, 29,415,292 shares of Common Stock reserved for issuance upon the exercise of options to purchase Common Stock and 7,833,332 Warrants (and 7,833,332 shares of Common Stock issuable upon the exercise thereof) outstanding as of August 16, 2021.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Except as set forth below, the Selling Securityholders have registration rights set forth in their subscription agreements entered into concurrently with the execution of the Original Merger Agreement. We are obligated to file one or more registration statements to register the resales of shares by the Selling Securityholders who participated in the PIPE Investment. We and the investors have each provided indemnities to each other against certain losses resulting from such party’s material misstatements or omissions in any registration statement or prospectus.

Other than as described below or elsewhere in this prospectus, none of the Selling Securityholders has any material relationship with us or any of our predecessors or affiliates.

Up to 7,666,666 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
ADB Holdings I LLC(1)	293,795	—	293,795	—	—	—	—	—
Arena Capital Fund, LP - Series 4(2)	150,000	—	150,000	—	—	—	—	—
Arena Capital Fund, LP - Series 6(2)	150,000	—	150,000	—	—	—	—	—
Arena Capital Fund, LP - Series 9(2)	175,000	—	175,000	—	—	—	—	—
Arena Capital Fund, LP - Series 14(2)	25,000	—	25,000	—	—	—	—	—
Aristeia Capital, L.L.C(3)	700,000	—	700,000	—	—	—	—	—
Atman Fund II LP	200,000	—	200,000	—	—	—	—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
BEMAP Master Fund Ltd.	129,461	—	129,461	—	—	—	—	—
Beryl Capital Partners II LP	167,735	—	167,735	—	—	—	—	—
Beryl Capital Partners LP	13,770	—	13,770	—	—	—	—	—
Blair LaCorte(4)(5)	4,482,507	—	4,482,507	—
Bespoke Alpha MAC MIM LP	16,760	—	16,760	—	—	—	—	—
Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV(6)	1,200,000	—	1,200,000	—	—	—	—	—
Blackwell Partners LLC - Series A(7)	275,000	—	275,000	—	—	—	—	—
Castle Hook Master Fund Ltd.(8)	1,000,000	—	1,000,000	—	—	—	—	—
CF Finance Holdings III, LLC(4)(9)	4,426,000	166,666	4,426,000	166,666	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(10)	575,814	—	500,000	—	75,814	*	—	—
Context Partners Master Fund, L.P.(11)	400,000	—	400,000	—	—	—	—	—
Continental Automotive Systems, Inc.	450,000	—	450,000	—	—	—	—	—
Cooper Road Acquisition, LLC(12)	100,832	—	100,832	—	—	—	—	—
Cooper Road, LLC(13)	838,378	—	838,378	—	—	—	—	—
Corbin Hedged Equity Fund LP	13,372	—	13,372	—	—	—	—	—
Dean Kehler	939,210	—	939,210	—	—	—	—	—
Dominant Capital Limited	400,000	—	400,000	—	—	—	—	—
DS Liquid Div RVA MON LLC	156,162	—	156,162	—	—	—	—	—
ECMC Group, Inc.(14)	900,000	—	900,000	—	—	—	—	—
Gain Global Co., Ltd.	625,000	—	625,000	—	—	—	—	—
General Motors Ventures LLC(15)	200,000	—	200,000	—	—	—	—	—
Grandwin Enterprises Limited(16)	100,000	—	100,000	—	—	—	—	—
HELLA Ventures LLC	200,000	—	200,000	—	—	—	—	—
Hillel Weinberger	104,579	—	104,579	—	—	—	—	—
Integrated Core Strategies (US) LLC(17)	800,000	205,755	800,000	205,755	—	—	205,755	*
Intel Capital Corporation	250,000	—	250,000	—	—	—	—	—
Jason Capone	104,579	—	104,579	—	—	—	—	—
Jordan Bloom	195,864	—	195,864	—	—	—	—	—
Kepos Alpha Master Fund L.P.(18)	400,000	—	400,000	—	—	—	—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
KPCB Holdings, Inc., as nominee(4)(19)	16,300,697	—	16,300,697	—
LCT18 Investments, LLC	100,000	—	100,000	—	—	—	—	—
Leon Wagner	104,579	—	104,579	—	—	—	—	—
Linden Capital L.P.(20)	500,000	—	500,000	—	—	—	—	—
Lionhill Ventures Limited	40,000	—	40,000	—	—	—	—	—
Liu Lin	200,000	—	200,000	—	—	—	—	—
Long Wang	200,000	—	200,000	—	—	—	—	—
Luis Dussan(4)(21)	18,324,105	—	18,324,105	—
Lugard Road Capital Master Fund, LP(22)	394,039	—	394,039	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP(23)	1,991	—	1,991	—	—	—	—	—
Luxor Capital Partners, LP(24)	3,178	—	3,178	—	—	—	—	—
Luxor Wavefront, LP(25)	792	—	792	—	—	—	—	—
Magnetar Capital Master Fund Ltd.	25,000	—	25,000	—	—	—	—	—
Magnetar Constellation Fund II, Ltd.	50,000	—	50,000	—	—	—	—	—
Magnetar Constellation Master Fund, Ltd.	167,000	—	167,000	—	—	—	—	—
Magnetar Discovery Master Fund Ltd.	20,000	—	20,000	—	—	—	—	—
Magnetar Lake Credit Fund LLC	25,000	—	25,000	—	—	—	—	—
Magnetar Longhorn Fund LP	19,000	—	19,000	—	—	—	—	—
Magnetar SC Fund Ltd.	38,000	—	38,000	—	—	—	—	—
Magnetar Structured Credit Fund, LP	67,000	—	67,000	—	—	—	—	—
Magnetar Xing He Master Fund Ltd.	58,000	—	58,000	—	—	—	—	—
Marc Mazur	10,458	—	10,458	—	—	—	—	—
Maso Capital Investments Limited	100,000	—	100,000	—	—	—	—	—
Michael Maselli	391,726	—	391,726	—	—	—	—	—
Millais Limited	400,000	—	400,000	—	—	—	—	—
MMCAP International Inc. SPC(26)	400,000	—	400,000	—	—	—	—	—
MMF LT, LLC(27)	500,000	—	500,000	—	—	—	—	—
Monashee Pure Alpha SPV I LP	76,946	—	76,946	—	—	—	—	—
Monashee Solitario Fund LP	98,701	—	98,701	—	—	—	—	—
Noble Delight Enterprises Corp.	500,000	—	500,000	—	—	—	—	—
Norwich Assets Limited(28)	100,000	—	100,000	—	—	—	—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
Patriot Capital Limited(29)	25,000	—	25,000	—	—	—	—	—
Pinehurst Partners LP	5,123	—	5,123	—	—	—	—	—
Polar Long/Short Master Fund	232,716	—	232,716	—	—	—	—	—
Polar Multi-Strategy Master Fund	167,284	—	167,284	—	—	—	—	—
Purpose Alternative Credit Fund - T LLC	8,000	—	8,000	—	—	—	—	—
Purpose Alternative Credit Fund Ltd.	23,000	—	23,000	—	—	—	—	—
Ratan Capital Master Fund Ltd.	300,000	—	300,000	—	—	—	—	—
Robert Brown(4)(30)	821,884	—	821,884	—
Saba Capital Master Fund III, L.P.	65,179	—	65,179	—	—	—	—	—
Saba Capital Master Fund, Ltd.	170,887	—	170,887	—	—	—	—	—
Saba II AIV LP	463,934	—	463,934	—	—	—	—	—
SFL SPV I LLC	21,970	—	21,970	—	—	—	—	—
Spring Creek Capital, LLC(31)	1,000,000	—	1,000,000	—	—	—	—	—
Star V Partners LLC	125,000	—	125,000	—	—	—	—	—
Stonehaven Ventures Limited(32)	60,000	—	60,000	—	—	—	—	—
SUBARU-SBI Innovation Fund	100,000	—	100,000	—	—	—	—	—
Taiwania Capital Buffalo Fund Co., Ltd.	100,000	—	100,000	—	—	—	—	—
Tech Opportunities LLC(33)	400,000	—	400,000	—	—	—	—	—
The Cui Family Revocable Living Trust	200,000	—	200,000	—	—	—	—	—
The Joseph S. Lacob Revocable Trust created UTA dated July 19, 2007, as amended	100,000	—	100,000	—	—	—	—	—
Thomas V. Ward III	25,000	—	25,000	—	—	—	—	—
Thoth Investment Holdings Limited	300,000	—	300,000	—	—	—	—	—
Entities affiliated with TPG Public Equity Partners(34)	1,500,000	—	1,500,000	—	—	—	—	—
Tyche Partners II, L.P.	100,000	—	100,000	—	—	—	—	—
Tyler Engh	25,000	—	25,000	—	—	—	—	—
VMS Investment Group Limited	200,000	—	200,000	—	—	—	—	—
Wong Fung	750,000	—	750,000	—	—	—	—	—
Yi-Hua Chung	200,000	—	200,000	—	—	—	—	—
Zhao Kai	350,000	—	350,000	—	—	—	—	—

*	less than 1%
(1)	ADB Holdings I LLC is an entity controlled by Arthur D. Baer.
(2)	Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.
(3)

Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of Aristeia Master, L.P., ASIG International Limited,

DS Liquid Div RVA ARST, LLC, and Windermere Ireland Fund PLC (each a “Fund” and collectively, the “Funds”), which are the holders of such securities, as shown below. As investment manager, trading advisor and/or general partner of each Fund, Aristeia has voting and investment control with respect to the securities held by each Fund. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Funds.
(4)

These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(5)

Consists of (a) 1,405,484 shares of Common Stock and (b) options to purchase 3,077,023 shares of Common Stock that are exercisable within 60 days of August 16, 2021. Blaire LaCorte is our Chief Executive Officer and a member of our Board.

(6)

Blackstone Alternative Solutions L.L.C. is the investment manager of Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Holdings II L.P. is the sole member of Blackstone Strategic Opportunity Associates L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The principal business address of each of the entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(7)

Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the Selling Securityholder as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the Selling Securityholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the securities held by the Selling Securityholder.

(8)

Castle Hook Partners LP, the investment manager of Castle Hook Master Fund Ltd., has voting and investment power over the securities held by Castle Hook Master Fund Ltd. David Rogers is the Chief Investment Officer, Founding Partner and Managing Member of Castle Hook Partners LP. Castle Hook Master Fund Ltd. and David Rogers each disclaims beneficial ownership of these securities. The address of Castle Hook Master Fund Ltd. is 250 West 55th Street, 32nd Floor, New York, New York 10019.

(9)

Consists of (i) 3,426,000 Founder Shares, (ii) 500,000 shares of Common Stock acquired in the Private Placement, (iii) 500,000 PIPE shares, and (iv) 166,666 Warrants (and 166,666 shares of Common Stock issuable upon exercise of such Warrants). Cantor Fitzgerald, L.P. (“Cantor”) is the sole member of CF Finance Holdings III. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor. Howard W. Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF Finance Holdings III. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address for the entities and individual discussed in this footnote is 110 East 59th Street, New York NY 10022.

(10)

As of August 16, 2021, includes (1) 500,000 PIPE Shares and (ii) 75,814 additional shares of Class A Common Stock. Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of Citadel Multi-Strategy Equities Master Fund Ltd. (“Citadel”). Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel. The foregoing shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities is the beneficial owner of any of our securities other than the securities actually owned by such person (if any). The business address of Citadel is c/o Citadel Advisors LLC 601 Lexington Ave., New York, New York 10022.
(11)

Voting and investment power over the shares held by Context Partners Master Fund, L.P. resides with Context Capital Management, LLC. The address of Context Partners Master Fund, L.P. is 7724 Girard Avenue, Third Floor, La Jolla, CA 92037.

(12)	Cooper Road, LLC is an entity controlled by Jay Bloom.
(13)	Cooper Road Acquisition LLC is an entity controlled by Jordan Bloom.
(14)

Greg Van Guilder, the Chief Investment Officer of ECMC Group, Inc. and James V. McKeon, Julia Gouw, Derek Langhauser, James Runcie, K. Paul Singh, Jennifer Anderson, Diana Ingram, Jack O’Connell, Maurice M. Salter and Jeremy Wheaton, members of the board of directors of ECMC Group, Inc., may be deemed to beneficially own the shares of common stock held by ECMC Group, Inc. Each of these individuals disclaims beneficial ownership of such shares. The address of ECMC Group, Inc. is 111 Washington Avenue South, Suite 1400 Minneapolis, MN 55401.

(15)

General Motors Ventures LLC (“GM Ventures”) currently holds more than 5% of our Capital Stock. GM Ventures is a wholly owned subsidiary of General Motors Holdings LLC (“GM Holdings”). GM Holdings is a wholly owned subsidiary of General Motors Company (“GM”). The principal office of each of GM Ventures, GM Holdings, and GM is 300 Renaissance Center, Detroit, MI, 48265.

(16)

Grandwin Enterprises Limited (“GW”) is wholly owned by Pak To Leung. As such, Pak To Leung may be deemed to share voting and investment power with respect to the shares held by GW. The registered address for GW is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, British Virgin Islands.

(17)

Millennium Management LLC (“Millennium Management”) is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”). Millennium Group Management LLC (“Millennium Group Management”) is the managing member of Millennium Management. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Accordingly, Millennium Management, Millennium Group Management and Mr. Englander may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. An entity under common control with Integrated Core Strategies, Millennium Management, and Millennium Group Management beneficially owned 83,333 additional shares of common stock issuable upon exercise of Warrants. The foregoing should not be construed as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the referenced securities. The address of Integrated Core Strategies is c/o Millennium Management, 99 Park Avenue, New York, New York 10022.

(18)

Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of the foregoing individuals and entities is c/o Kepos Capital LP, 11 Times Square, 35th Flr, New York, NY 10036.

(19)

Consists of (a) 13,405,167 shares of our common stock held by Kleiner Perkins Caufield & Byers XVI, LLC(“KPCB XVI”), 458,898 shares held by KPCB XVI Founders Fund, LLC (“XVI Founders”), 2,362,303 shares held by Kleiner Perkins Caufield & Byers XIX, LLC (“KPCB XIX”), 22,179 shares held by Kleiner Perkins XIX Friends, LLC (“XIX Friends”) and 52,150 shares held by KPCB XIX Founders Fund, LLC (“XIX Founders”). All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such individuals and entities. The managing member of KPCB XVI and XVI Founders is KPCB XVI Associates, LLC (“KPCB XVI Associates”). L. John Doerr, Beth Seidenberg, Randy Komisar, Theodore E. Schlein and Wen Hsieh, the managing members of KPCB XVI Associates, exercise shared voting and dispositive control over the shares held by KPCB XVI and XVI Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XVI and XVI Founders except to the extent of their pecuniary interest therein. The managing member of KPCB XIX, XIX Friends and XIX Founders is KPCB XIX Associates, LLC (“KPCB XIX Associates”). Ilya Fushman, Mamoon Hamid and Wen Hsieh, the managing members of KPCB XIX Associates, exercise shared voting and dispositive control over the shares held by KPCB XIX, XIX Friends and XIX Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XIX, XIX Friends and XIX Founders except to the extent of their pecuniary interest therein. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025. KPCB Holdings, Inc., as nominee is affiliated with current members of our Board and currently holds more than 5% of our Capital Stock.
(20)

Reflects shares held for the account of Linden Capital L.P. (“Linden Capital”). Linden GP LLC is the general partner of Linden Capital and, in such capacity, may be deemed to beneficially own the shares held by Linden Capital. Linden Advisors LP is the investment manager of Linden Capital. Siu Min Wong is the principal owner and controlling person of Linden Advisors LP and Linden GP LLC. In such capacities, Linden Advisors LP and Mr. Wong may each be deemed to beneficially own the shares held by Linden Capital. The principal business address for Linden Capital is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The principal business address for each of Linden Advisors, LP Linden GP LLC and Mr. Wong is 590 Madison Avenue, 15th Floor, New York, New York 10022.

(21)

Consists of (a) 18,316,664 shares of Common Stock and (b) options to purchase 7,441 shares of Common Stock that are exercisable within 60 days of August 16, 2021. Luis Dussan is our Chief Technology Officer and Chief Product Strategist and a member of our Board.

(22)

Luxor Capital Group, LP is the investment manager of Lugard Road Capital Master Fund, LP. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Lugard Road Capital Master Fund, LP. Mr. Green disclaims beneficial ownership of any such securities. The mailing address of Lugard Road Capital Master Fund, LP is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.

(23)

Luxor Capital Group, LP is the investment manager of Luxor Capital Partners Offshore Master Fund, LP. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Capital Partners Offshore Master Fund, LP. Mr. Leone disclaims beneficial ownership of any such securities. The mailing address of Luxor Capital Partners Offshore Master Fund, LP is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.

(24)

Luxor Capital Group, LP is the investment manager of Luxor Capital Partners, LP. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Capital Partners, LP. Mr. Leone disclaims beneficial ownership of any such securities. The mailing address of Luxor Capital Partners, LP is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.

(25)

Luxor Capital Group, LP is the investment manager of Luxor Wavefront, LP. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Wavefront, LP. Mr. Leone disclaims beneficial ownership of any such securities. The mailing address of Luxor Wavefront, LP is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.

(26)

Securities held by MMCAP International Inc. SPC. Matthew MacIsaac is the Secretary of MM Asset Management Inc., which is the investment advisor to MMCAP International Inc. SPC, and may be deemed to having voting and dispositive control over the securities held by the Selling Securityholder.

(27)

Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(28)

Norwich Assets Limited is wholly owned by Mr. Chung Cho Yee, Mico. As such, he may be deemed to share voting and investment power with respect to the shares held. The business address of the reporting person is 31/F, Bank of America Tower, Central, Hong Kong.

(29)

A majority of Patriot Capital Limited (“Patriot”) isbeneficially owned by Mr. Silas Kei Fong Chou. As such, Mr. Silas Kei Fong Chou may be deemed to share voting and investment power with respect to the shares held by Patriot. The business address of the reporting person is12/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong.

(30)	Consists of options to purchase 821,884 shares of Common Stock exercisable within 60 days of August 16, 2021. Robert Brown is out Treasurer, Chief Financial Officer and Chief Accounting Officer.
(31)

Dispositive and voting power over the shares held by Spring Creek Capital, LLC is held by its president, Eric Butcher. The business address for Spring Creek Capital, LLC is 4111 E 37th Street N, Wichita, Kansas 67220.

(32)

Stonehaven Ventures Limited (“SV”) is wholly and beneficially owned by Mr. Silas Kei Fong CHOU. As such, Mr. Silas Kei Fong CHOU may be deemed to share voting and investment power with respect to the shares held by SV. The business address of the reporting person is 12/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong.

(33)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The business address of the entities and persons named herein is c/o Hudson Bay Capital Management LP 28 Havemeyer Place, 2nd Floor Greenwich CT 06830.

(34)

Includes 842,355 shares of common stock held directly by TPG Public Equity Partners Master Fund, L.P., 583,175 shares of common stock held directly by TPG Public Equity Partners Long Opportunities Master Fund, L.P., and 74,470 shares of common stock held directly by TPG Public Equity Partners, LP (together with TPG Public Equity Partners Master Fund, L.P. and TPG Public Equity Partners Long Opportunities Master Fund, L.P. the “TPEP Funds”). The general partner of each of the TPEP Funds is TPG PEP GenPar Governance, L.P., whose general partner is TPG PEP GenPar Advisors, L.P., whose general partner is TPG Holdings III, L.P., whose general partner is TPG Holdings III-A, L.P., whose general partner is TPG Holdings III-A, Inc., whose sole shareholder is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, LLC, whose sole member is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to beneficially own the shares of common stock held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares of common stock held by the TPG Funds except to the extent of their pecuniary interest therein, if any.

DESCRIPTION OF OUR SECURITIES

The following description summarizes some of the terms of our Amended Charter and Amended Bylaws and the DGCL, as well as the terms of our Warrants. This description is summarized from, and qualified in its entirety by reference to, our Amended Charter, Amended Bylaws and Warrant Agreement, dated as of November 12, 2020, with Continental Stock Transfer & Trust Company, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL

General

Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Our authorized capital stock consists of 300,000,000 shares of Class A Common Stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Voting rights

Each holder of Class A Common Stock is entitled to one (1) vote in person or by proxy for each share of the Class A Common Stock held of record by such holder. The holders of shares of the Class A Common Stock do not have cumulative voting rights. Except as otherwise required in the Amended Charter or by applicable law, the holders of the Class A Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.

Dividend rights

Subject to any other provisions of the Amended Charter, each holder of Class A Common Stock is entitled to receive, in proportion to the number of shares of the Class A Common Stock, such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation

In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, after payments to creditors of the Company that may at the time be outstanding, and subject to the rights of any holders of the Company’s preferred stock that may then be outstanding, holders of shares of the Class A Common Stock will be entitled to receive ratably, in proportion to the number of shares of the Class A Common Stock held by them, all remaining assets of the Company available for distribution.

Preferred Stock

Under the terms of the Amended Charter, our Board has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Dividends

Declaration and payment of any dividend is subject to the discretion of our Board. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The ability of our Board to declare dividends may be limited by the terms of any other financing and other agreements entered into by us or our subsidiaries from time to time.

Election of Directors

Our Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. Class I directors are elected to an initial one-year term (and three-year terms subsequently), the Class II directors are elected to an initial two-year term (and three-year terms subsequently) and the Class III directors are elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Annual Stockholder Meetings

Our Amended Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, our Board may conduct meetings by remote communications. Our Amended Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding our annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Amended Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Amended Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in the Amended Charter, a director serving on a classified board may be removed by the stockholders only for cause. The Amended Charter provides that, subject to the rights, if any, of the holders of shares of our preferred stock then outstanding, directors may be removed for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Amended Charter also provides that, subject to the rights granted to one or more series of our preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors may be filled by a majority vote of our Board, provided that a quorum is present, and any other vacancies on our Board may be filled by a majority vote of our Board, even if less than a quorum, or by a sole remaining director.

Quorum

Unless otherwise required by the DGCL or other applicable law, the holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Amended Charter. If, however, such quorum will not be present or represented at any meeting of the stockholders, such stockholders will have power to adjourn the meeting from time to time until a quorum shall attend.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Class A Common Stock at prices higher than prevailing market prices.

Special Meetings

The Amended Charter provides that special meetings of our stockholders may be called only by the chairman of our Board, our Chief Executive Officer or our Board pursuant to a resolution adopted by a majority of our Board. Our stockholders will not be eligible and will have no right to call a special meeting.

Our Amended Bylaws also provide that unless otherwise restricted by the Amended Charter or the Amended Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our Board or committee thereof.

Amended Charter and Amended Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Amended Bylaws may be amended, altered or repealed (A) by the affirmative vote of a majority of our entire Board; or (B) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We expect to continue to enter into, agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

Exclusive Jurisdiction of Certain Actions

The Amended Charter requires that derivative actions brought in the name of the Company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.

Transfer Agent and Warrant Agent

The transfer agent for Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Common Stock and Warrants are listed on Nasdaq under the symbols “LIDR” and “LIDRW”, respectively.

PLAN OF DISTRIBUTION

We are registering (i) the resale of 64,232,845 shares of Common Stock by certain of the selling security holders named in this prospectus (each a “Selling Securityholder” and collectively, the “Selling Securityholders”), (ii) the issuance by us and resale of 3,885,268 shares of Common Stock reserved for issuance upon the exercise of options to purchase Common Stock, and 21,080 shares of Common Stock reserved for issuance upon the settlement of outstanding RSUs and (iii) the issuance by us of up to 7,833,332 shares of Common Stock upon the exercise of outstanding Warrants. The Selling Securityholders will pay the incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, if applicable (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering), brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their shares of Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of securities at a stipulated price per share and/or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an ex-change or other similar offerings through sales agents;

•	in privately negotiated transactions, whether through an options exchange or otherwise;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the Warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

A holder of options to acquire Common Stock may exercise such options in accordance with the applicable option award on or before the expiration date of such option.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders party thereto have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, if applicable (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering), brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

LEGAL MATTERS

The validity of the shares of Common Stock and Warrants offered hereby will be passed upon for us by DLA Piper LLP (US), San Francisco, California.

EXPERTS

The financial statements of CF Finance Acquisition Corp. III as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and 2019 appearing in this registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report appearing elsewhere in this registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of AEye, Inc. as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to AEye, Inc.’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock and Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

AEYE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,226	$15,275
Accounts receivable, net	138	156
Inventories, net	4,468	2,655
Prepaid and other current assets	1,711	1,396

Total current assets	17,543	19,482
Property and equipment—Net	4,697	4,865
Restricted cash	2,150	1,222
Other noncurrent assets	3,890	316

Total assets	$28,280	$25,885

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	4,782	1,807
Accrued expenses and other current liabilities	6,048	3,356
Deferred revenue (including $200 from related parties)	272	660
Convertible notes	37,759	29,079
Borrowing - net of issuance costs, current portion	11,334	2,693

Total current liabilities	60,195	37,595
Deferred rent, noncurrent	3,333	3,631
Borrowings - net of issuance costs, noncurrent	1,242	2,884

Total liabilities	$64,770	$44,110

COMMITMENTS AND CONTINGENCIES (Note 15)
STOCKHOLDERS’ DEFICIT:

Preferred stock—$0.00001 par value: 17,500,000 shares authorized at June 30, 2021 and December 31, 2020 ; 16,383,725 shares issued and outstanding at June 30, 2021 and December 31, 2020 ; aggregate liquidation preference of $63,162 at June 30, 2021 and December 31, 2020	62,639	62,639

Common stock—$0.00001 par value: 37,500,000 shares authorized at June 30, 2021 and December 31, 2020 ; 10,886,441 and 10,838,010 shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	10,239	5,920

Accumulated deficit	(109,368)	(86,784)
Total stockholders’ deficit	(36,490)	(18,225)

Total liabilities and stockholders’ deficit	$28,280	$25,885

The accompanying notes are an integral part of these condensed consolidated financial statements

AEYE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
REVENUE:
Prototype sales (including $141 and $161 thousand from related parties for the three and six months ended June 30, 2021, respectively)	$228	$—	$461	$63
Development contracts (including $500 thousand from related parties for the three and six months ended June 30, 2021)	519	—	615	100

Total revenues	747	—	1,076	163

Cost of revenue	454	36	1,071	147

Gross (loss) profit	293	(36)	5	16
OPERATING EXPENSES:
Research and development	5,726	3,423	11,562	7,960
Sales and marketing	1,911	640	3,498	1,938
General and administrative	4,750	1,505	7,760	3,212

Total operating expenses	12,387	5,568	22,820	13,110

LOSS FROM OPERATIONS	(12,094)	(5,604)	(22,815)	(13,094)

OTHER INCOME (EXPENSE):
Change in fair value of embedded derivative liability and warrant liability	(16)	(1,519)	(119)	(82)
Gain on PPP loan forgiveness	2,297	—	2,297	—
Interest income	2	2	5	13
Interest expense	(1,264)	(381)	(1,952)	(554)

Total other income (expense), net	1,019	(1,898)	231	(623)

Provision for income tax expense	—	—	—	—

NET LOSS AND COMPREHENSIVE LOSS	$(11,075)	$(7,502)	$(22,584)	$(13,717)

PER SHARE DATA
Net loss per common share (basic and diluted)	(1.02)	(0.66)	(2.08)	(1.21)
Weighted average common shares outstanding (basic and diluted)	10,884,301	11,316,842	10,868,166	11,304,295

The accompanying notes are an integral part of these condensed consolidated financial statements.

AEYE, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

Three and Six Months Ended June 30, 2021 and 2020

(In thousands, except share and per share data)

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount (1)
BALANCE—December 31, 2019	16,383,725	$62,639	11,283,838	$—	$3,305	$(60,233)	$5,711
Issuance of common stock upon exercise of stock options			21,770		14		14
Convertible notes					10,211		10,211
Stock-based compensation					280		280
Net loss						(6,215)	(6,215)

BALANCE—March 31, 2020	16,383,725	$62,639	11,305,608	$—	$13,810	$(66,448)	$10,001
Issuance of common stock upon exercise of stock options			58,555		68		68
Stock-based compensation					263		263
Convertible notes					(10,211)		(10,211)
Net loss						(7,502)	(7,502)
BALANCE—June 30, 2020	16,383,725	$62,639	11,364,163	$—	$3,930	$(73,950)	$(7,381)

BALANCE—December 31, 2020	16,383,725	$62,639	10,838,010	—	$5,920	$(86,784)	$(18,225)

Issuance of common stock upon exercise of stock options			46,152	—	85		85
Stock-based compensation					1,610		1,610
Net loss						(11,509)	(11,509)
BALANCE—March 31, 2021	16,383,725	$62,639	10,884,162	$—	$7,615	$(98,293)	$(28,039)

Issuance of common stock upon exercise of stock options			2,279	—	4		4
Stock-based compensation			—	—	2,620	—	2,620
Net loss						(11,075)	(11,075)

BALANCE—June 30, 2021	16,383,725	$62,639	10,886,441	$—	$10,239	$(109,368)	$(36,490)

The accompanying notes are an integral part of these condensed consolidated financial statements.

AEYE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share and per share data)

(Unaudited)

	Six months ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,584)	$(13,717)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	498	420
Change in fair value of embedded derivative liability and warrant liability	119	82
Noncash gain on PPP loan forgiveness	(2,297)	—
Stock-based compensation	4,230	543
Amortization of issuance costs	437	32
Amortization of debt issuance costs	543	282
Other	189	(23)
Changes in operating assets and liabilities:
Accounts receivable	18	(484)
Inventories, net	(1,813)	(754)
Prepaids and other current assets	(316)	3,013
Other noncurrent assets	(144)	104
Accounts payable	1,513	(150)
Accrued expenses and other current liabilities	1,953	185
Deferred rent, noncurrent	(297)	(242)
Deferred revenue	(388)	704

Net cash provided by (used in) operating activities	$(18,339)	$(10,005)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(245)	(3,914)

Net cash provided by (used in) investing activities	$(245)	$(3,914)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	$89	$82
Proceeds from the issuance of convertible notes	8,045	10,376
Proceeds from SVB financing facility	10,000	2,270
Principal payments for SVB credit facility	(667)	(445)
Payments of deferred financing costs	(1,287)	—
Payment of debt issuance costs	(717)	(54)

Net cash provided by (used in) financing activities	$15,463	$12,229

NET (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,121)	(1,690)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	16,497	8,205
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Ending	$13,376	$6,515
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	142	98
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment additions included in accounts payable and accrued liabilities	85	—
Deferred financings costs included in accounts payable and accrued liabilities	2,143	—
Noncash gain on extinguishment of debt related to PPP loan	2,297	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

AEYE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data or otherwise stated)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

AEye, Inc. and subsidiaries (the “Company” or “AEye”), a Delaware corporation, was formed on February 15, 2013. US LADAR, Inc., AEye International, Ltd. and AEye Germany GmbH wholly owned subsidiaries were established, July 27, 2015, June 19, 2018 and December 13, 2019, respectively. AEye International IP, LLC a Delaware LLC was formed on June 14, 2019 and is a wholly owned subsidiary of AEye International, Ltd. Substantially, all the Company’s operations since formation have been conducted through the AEye, Inc. legal entity.

AEye is a provider of high-performance, active LiDAR systems for vehicle autonomy, advanced driver-assistance systems (ADAS), and robotic vision applications. AEye’s software-definable iDAR™ (Intelligent Detection and Ranging) platform combines solid-state active LiDAR, an optionally fused low-light HD camera, and integrated deterministic artificial intelligence to capture more intelligent information with less data, enabling faster, more accurate, and more reliable perception.

On February 17, 2021, CF Finance Acquisition Corp. III (Nasdaq: CFAC) (“CF III”), a special purpose acquisition company, announced that it had entered into a Merger Agreement that would result in AEye becoming a wholly owned subsidiary of CF III. Upon consummation of the Merger, CF III will change its name to “AEye, Inc.” An Amendment to the Merger Agreement was entered into on April 30, 2021 which reflects amendments, modifications and additions to certain recitals, definitions, sections and exhibits to the Merger Agreement.

Significant Risks and Uncertainties

The Company is subject to those risks common in the technology industry and also those risks common to early stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products, technological obsolescence, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China and expanded into a worldwide pandemic during 2020, leading to significant business and supply chain disruptions. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company, its performance, and its financial results and could adversely affect the Company’s financial position and results.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Following a transaction to merge the Company and a SPAC entity whereas the Company will continue as the surviving corporation, subject to the terms and conditions of an agreed upon merger agreement (the “Business Combination”), the Company has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. This may make it difficult or impossible to compare the Combined Entity’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Basis of Preparation and Liquidity

The accompanying condensed consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary to the fair presentation of the Company’s consolidated financial position, results of operations, and cash flows for the period presented under the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. The accompanying interim unaudited condensed consolidated financial statements and accompanying notes have been prepared in accordance with U.S. GAAP along with instructions to Form 10-Q and Article 10 of SEC Regulation S-X.

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Accordingly, these condensed consolidation financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2020 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The information as of December 31, 2020 included on the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair statement of the Company’s financial position as of June 30, 2021 and the results of operations and cash flows for the three and six months ended June 30, 2021 and 2020.

Reclassification of prior year presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. Specifically, Restricted cash is now presented as a separate line item on the condensed consolidated balance sheets and was previously included within other noncurrent assets; certain line items have been consolidated and presented together as deferred financing costs in Note 5 Other noncurrent assets; certain items are now presented as separate line items in Note 10 Interest expense.

Going concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern.

As of June 30, 2021, the Company had cash and cash equivalents of $11,226, an accumulated deficit of $109,368 and net current liabilities of $42,652. During the six months ended June 30, 2021, the Company incurred a net loss of $22,584 and had negative cash flows from operating activities of $18,339.

While the Company is incurring losses and working to achieve profitability, there is sufficient cash on hand to support the next 12 months of operation. As discussed in Note 18 Subsequent Events, the Company effected the close of a merger transaction with CF Finance Acquisition Corp. III on August 16, 2021. As of August 21, 2021, the Company has received approximately $256,800, before expenses, from the transaction, which alleviates the uncertainty in obtaining financing to meet the Company’s needs.

Use of Estimates—The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; the valuation of deferred tax assets, fixed assets, inventory, investments, embedded derivative, fair value of common stock, and share-based compensation.

Segment Reporting—We manage our business on the basis of one reportable and operating segment. Operating segments are defined as, components of an enterprise which separate financial information, is evaluated regularly by the chief operating decision maker, which is our Chief Executive Officer (“CEO”). The CEO decides how to allocate resources and assesses the Company’s performance based upon condensed consolidated financial information. All of our sales were made to customers (in USD) located in the United States, Europe, and Asia through AEye, Inc., and all property and equipment is located in the United States.

Concentration of Credit Risk—Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with major financial institutions, which management assesses to be of high credit quality, to limit the exposure of each investment.

The Company’s accounts receivables are derived from customers located in the U.S, Europe and Asia. The Company mitigates its credit risks by performing ongoing credit evaluations of its customers’ financial conditions and requires customer advance payments in certain circumstances. The Company generally does not require collateral.

The Company’s concentration of risk related to accounts receivable and accounts payable was determined by evaluating the number of customers and vendors accounting for 10% or more of accounts receivable (AR) and accounts payable (AP). As of the six months June 30, 2021, AEye had two customers accounting for 10% or more of AR and two vendors accounting for 10% or more of AP. As of December 31, 2020, AEye had four customers accounting for 10% or more of AR and three vendors accounting for 10% or more of AP. For the three months and six months ended June 30, 2021, AEye had two and three customers accounting for 10% or more of revenue, respectively. For the three and six months ended June 30, 2020, AEye had zero and three customers accounting for 10% or more of revenue, respectively.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842) (ASU 2016-02), which supersedes FASB Accounting Standards Codification Topic 840, Leases (Topic 840), and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. Among its provisions, this standard requires lessees to recognize right-of-use assets and lease liabilities on the balance sheets for operating leases, and also requires additional qualitative and quantitative disclosures about lease arrangements, with a limited exception for short-term leases. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which deferred the effective date of ASU 2016-02. As a result, ASU 2016-02 is now effective for smaller reporting companies for fiscal years beginning after December 15, 2021. In 2020, the Company planned to adopt the new standard as of January 1, 2021. Upon planning for the adoption of the new standard, the company determined additional time would better prepare the Company in considering and addressing the technical implications of the adoption. The Company revised its plans to adopt Topic 842 on January 1, 2022. The Company is currently evaluating the impact this standard will have on its consolidated financial statements and related disclosures. The adoption of this standard will require the recognition of a right-of-use asset and lease liability on the Company’s condensed consolidated balance sheets.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which has subsequently been amended by ASU No. 2018-19, ASU No. 2019-04, ASU No. 2019-05, ASU No. 2019-10 and ASU No. 2019-11. The objective of the guidance in ASU 2016-13 is to allow entities to recognize estimated credit losses in the period that the change in valuation occurs. ASU 2016-13 requires an entity to present financial assets measured on an amortized cost basis on the balance sheet net of an allowance for credit losses. Available for sale and held to maturity debt securities are also required to be held net of an allowance for credit losses. For public business entities, this standard is effective for fiscal years beginning after December 15, 2019. For smaller reporting companies, the standard is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on its consolidated financial statements and related disclosures and will adopt the guidance in the first quarter of fiscal 2023 as permitted for smaller reporting companies.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by, among other things, eliminating certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 is effective for public business entities for fiscal years beginning after December 15, 2020, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity. This standard amends the accounting treatment for convertible instruments. For smaller reporting companies, the amendments are effective for fiscal years beginning after December 15, 2023. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

2.	FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities is determined in accordance with the fair value hierarchy established in FASB ASC Topic 820, Fair Value Measurements and Disclosures. ASC Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy of ASC Topic 820 requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1—Observable inputs, such as quoted prices in active markets

Level 2—Inputs, other than the quoted prices in active markets, which are observable either directly or indirectly or pricing based on quoted prices for similar assets or liabilities.

Level 3—Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The Company’s financial assets and liabilities include cash equivalents. Cash equivalents in the form of money market funds are recorded at fair value. The Company classifies its cash equivalents within Level 1, as it uses quoted market prices.

Our financial instruments that are not re-measured at fair value include accounts receivable, accounts payable, accrued and other current liabilities, convertible notes and long-term debt. The carrying values of these financial instruments approximate their fair values.

Financial assets and liabilities measured at fair value on a recurring basis as:

	As of June 30, 2021
	(unaudited)
	Level 1	Level 2	Level 3	Total
Liabilities
Warrant liability	$—	$—	$229	$229

Total financial liabilities	$—	$—	$229	$229

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Warrant liability	$—	$—	$93	$93
Embedded derivative liability	$—	$—	$17	$17

Total financial liabilities	$—	$—	$110	$110

The fair value of the redeemable convertible preferred stock warrant liability is based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy. In determining the fair value of the redeemable convertible preferred stock warrant liability, the Company used the Black-Scholes option-pricing model to estimate the fair value using unobservable inputs including the expected term, expected volatility, risk-free interest rate and expected dividend yield (see Note 9).

Warrant Liability - The fair value of the redeemable convertible preferred stock warrant liability is based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy. In determining the fair value of the redeemable convertible preferred stock warrant liability, the Company used the Black-Scholes option-pricing model to estimate the fair value using unobservable inputs including the expected term, expected volatility, risk-free interest rate and expected dividend yield.

Concurrent with entering into the loan and security arrangements with Comerica Bank and Silicon Valley Bank in 2017 and 2019 respectively, the Company issued to the lenders warrants to purchase shares of stock in the Company.

In the case of Comerica Bank, the Company issued a warrant for 7,353 shares of Series A Preferred Stock exercisable at $2.04 a share, with an expiration date of August 17, 2027. These warrants are contingently redeemable and are classified as liabilities in the consolidated balance sheets.

The fair value of the warrants issued was recorded as of the date of initial issuance. As of June 30, 2021, the warrant liability was remeasured with the increase recognized as a loss of $136 within change in fair value of embedded derivative liability and warrant liability in the consolidated statement of operations and comprehensive loss for the six months ended June 30, 2021.

Embedded Derivative Liability - During 2020, the Company entered into a convertible note agreement under which the Company may issue convertible equity instruments (“2020 Notes”). The 2020 Notes contain an embedded redemption feature, which is considered to be a derivative that is required to be separately accounted for at fair value and subsequently remeasured to fair value at each reporting date. The fair value of the embedded derivative liability was estimated using a with and without method. This method isolates the value of the embedded derivative liability by measuring the difference in the host contract’s value with and without the isolated feature. The resulting cash flows are discounted at the Company’s borrowing rate, as adjusted for fluctuations in the market interest rate from the inception of the Company’s comparative borrowings to the reporting date, to measure the fair value of the embedded derivative. The valuation for the conversion portion of the derivative factors in the expected timing and probability of a financing that would result in the conversion of the underlying, plus accrued interest discounted to the financing price per share. The probability and timing of a financing are estimated at each reporting date.

For the six months ended June 30, 2021 and year ended December 31, 2020, there were no transfers between Level 1 and Level 2 inputs. There were no transfers in or out of Level 3 inputs. There were no issuances, purchases, sales or settlements of Level 3 inputs, other than as disclosed below. For the six months ended June 30, 2021, and year ended December 31, 2020, the fair value of the embedded derivative liability was zero and 17 respectively.

The following table presents a summary of the changes in fair value of the Company’s Level 3 financial instruments for the six months ended June 30, 2021:

	Embedded Derivative Liability	Warrant Liability	Total
Balance at December 31, 2020	$17	$93	$110
(Gain) loss in fair value included in other income (expense)	(17)	136	119

Balance at June 30, 2021 (unaudited)	$—	$229	$229

3.	CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Cash, cash equivalents (which consists entirely of money market funds) and restricted cash (which is presented within other noncurrent assets in the condensed consolidated balance sheets) consist of the following as of June 30, 2021 and the year ended December 31, 2020:

	June 30, 2021	December 31, 2020
	(unaudited)
Cash and cash equivalents	$11,226	$15,275
Restricted cash	2,150	1,222

Total cash, cash equivalents, and restricted cash	$13,376	$16,497

4.	INVENTORIES

Inventory, net of write-downs, as of June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021	December 31, 2020
	(unaudited)
Raw materials	$1,662	$1,123
Work in-process	2,499	1,337
Finished goods	307	195

Total inventory, net	$4,468	$2,655

Total inventory balance as of June 30, 2021 and December 31, 2020 includes a reserve to reduce inventories to net realizable value of $419 and $273, respectively.

5.	OTHER NONCURRENT ASSETS

Other noncurrent assets as of June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021	December 31, 2020
	(unaudited)
Deferred financing costs	$3,719	$289
Other noncurrent assets	171	27

Total other noncurrent assets	$3,890	$316

Deferred financing costs primarily includes deferred incremental transactions costs.

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities as of June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021	December 31, 2020
	(unaudited)
Payroll liabilities	$1,673	$1,014
Accrued interest	938	391
Accrued purchases and other	2,862	1,406
Deferred rent - current portion	575	545

Accrued expenses and other current liabilities	$6,048	$3,356

7.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net as of June 30, 2021 and December 31, 2020 consists of the following:

	June 30, 2021	December 31, 2020
	(unaudited)
Lab and testing equipment	$751	$625
Computers and related equipment	328	218
Office furniture and equipment	338	338
Vehicles	205	165
Leasehold improvements	4,709	4,709
Construction in progress	54	—

Total property and equipment	6,385	6,055
Less accumulated depreciation and amortization	(1,688)	(1,190)

Property and equipment—net	$4,697	$4,865

Depreciation and amortization expense related to property and equipment amounted to $498 and $253 recognized within research and development, sales and marketing, and general and administrative expenses within the condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2021 and for the three months ended June 30, 2021, respectively. Depreciation and amortization expense were $420 and $268 for the six months ended June 30, 2020 and for the three months ended June 30, 2020, respectively. Disposals of property and equipment were not material for the three and six months ended June 30, 2021 and the year ended December 31, 2020.

8.	BORROWINGS

Silicon Valley Bank Financing Facility

On April 26, 2021, the Company entered into a loan and security agreement (the “Agreement”) with an affiliate of Silicon Valley Bank (“SVB” or the “Lender”) in connection with the non-binding term sheet for a financing facility of up to $10,000 entered into on March 18, 2021. Under the Agreement, the Lender shall make a term loan advance to the Company of $4,000. Subject to the terms and conditions of the Agreement, and upon the Company’s request, the Lender shall make one term loan advance to the Company of $6,000. The interest rate on the term loan advance is calculated at 8% per annum and payable monthly, in arrears. Upon entering the agreement, the $4,000 was drawn. On May 13, 2021, the additional $6,000 was drawn and the loan balance at June 30, 2021 for this facility was $10,000. The principal and interest are due at maturity, which is the earlier of closing of a SPAC transaction or August 1, 2021, unless the term loan maturity date extension condition is met prior to August 1, 2021.

As discussed in Note 18, the Company met the conditions to extend the term loan maturity date to October 26, 2021.

The term loans also contain certain reporting and negative covenants. The reporting covenants include the delivery of audited financial statements within 180 days of year end, among other things. The negative covenants prohibit the Company from engaging in certain activities, such as an acquisition without the Lender’s prior consent. The Company is not in default on any covenants. The balance of the financing facility, including interest, was repaid on August 20, 2021 as discussed in Note 18 Subsequent events.

Silicon Valley Bank Credit Facility

On August 16, 2019, the Company entered into a loan and security agreement with Silicon Valley Bank, which provides for growth capital term loans. Borrowings under this facility are secured by substantially all the Company’s assets, excluding intellectual property. The term loan’s borrowings are subject to certain financial covenants and restrictions. The Company complied with all financial covenants and restrictions as of June 30, 2021 and December 31, 2020.

The growth capital term loan facility is made up of a $4,000 loan amount, which was drawn in December 2019. The Company began repaying the term loan under this facility beginning January 1, 2020 in equal monthly payments of principal, plus accrued interest. The interest rate on the term loan is the greater of (a) the prime rate plus 0.75% and (b) 5.5%. As of June 30, 2021 and December 31, 2020, the rate on the term loan was 5.5%.

On April 20, 2020, the Company entered into a deferral agreement with the Silicon Valley Bank, whereby the payment dates for all monthly principal payments on the term loan falling due after the deferred agreement’s effective date was extended by six months. Therefore, the Company did not make any principal payments for any term loans for the period from May 31, 2020 to December 31, 2020. The Company accounted for this as a debt modification. For the six months ended June 30, 2021, the term loan balance was $2,666.

Payroll Protection Program (PPP) Loan

On June 19, 2021, the Company received notice of the Paycheck Protection Program (PPP) forgiveness payment made to SVB by the Small Business Administration in the amount of $2,270 in principal and $27 in interest. This amount represents the forgiveness of the total PPP loan the Company received in 2020 under the PPP Loan provisions of the CARES act. As of June 30, 2021, there were no amounts outstanding under the PPP loan.

As of June 30, 2021 and December 31, 2020, the Company’s borrowings consisted of:

	June 30, 2021	December 31, 2020
	(unaudited)
Silicon Valley Bank financing facility	$10,000	—
Silicon Valley Bank credit facility	2,666	$3,334
Payroll Protection Program (PPP) Loan	—	2,270
Unamortized debt issuance costs - SVB financing and credit facility	(90)	(27)

Total borrowings, net of issuance costs	$12,567	$5,577

Borrowings - net of issuance costs, current portion	$11,334	$2,693
Borrowings - net of issuance costs, noncurrent portion	1,242	2,884

Total borrowings, net issuance costs	$12,567	$5,577

9.	CONVERTIBLE NOTES

During 2020, the Company entered into various convertible note agreements (“2020 Notes”) under which the Company may issue convertible equity instruments having an aggregate principal amount of up to $40,000, a 3% accruing dividend and a maturity date, extended in July 2021, of October 31, 2021. During 2020 the Company received $30,000 in proceeds related to the 2020 Notes. For the six months ended June 30, 2021, the Company issued an additional $8,045 of convertible notes. There were no new convertible notes issued in the three months ended June 30, 2021.

Pursuant to the terms of the 2020 Notes, upon the closing by the Company of a financing, all outstanding principal and unpaid accrued interest of the 2020 Notes will automatically convert into Company preferred stock sold (the “Next Financing Stock”) at a “conversion price” equal to the lesser of:

(i)	the original issue price per share paid in the Next Financing Stock multiplied by 90%; and

(ii)	the price obtained by dividing $250,000 by the number of outstanding shares of common stock of the Company immediately prior to the Next Financing, as applicable.

At June 30, 2021, the convertible notes balance was comprised of the following:

	June 30, 2021	December 31, 2020
	(unaudited)
Convertible notes - face value	$38,035	$29,990
Unamortized issuance costs	(67)	(175)
Unamortized debt discount	(209)	(753)
Embedded derivative liability	—	17

Convertible notes - current	$37,759	$29,079

The Company recorded out-of-period adjustments in the quarter ended June 30, 2020 to correct amounts originally recorded in the three months ended March 31, 2020 related to (a) an understatement of the loss by $1,479 thousand due to the change in fair value of embedded derivatives and warrants, and (b) $10,211 thousand of convertible equity notes previously included in additional paid-in capital that should have been recorded as a liability. Such out-of-period adjustments are considered immaterial. These matters have no effect on the Company’s financial statements for the year ended December 31, 2020.

As a result of the merger with CF Finance Acquisition Corp. III effected on August 16, 2021, all outstanding principal and unpaid accrued interest of the 2020 Notes were converted to 5,584,308 Company preferred stock immediately prior to closing the transaction and subsequently converted to common stock of the newly combined entity as discussed in Note 18 Subsequent Events.

Embedded Derivative Liability

As outlined in the indenture governing the 2020 Notes, the 2020 Notes are automatically convertible, contingent upon the occurrence of certain events, most notably a financing (a “Next Financing”), defined as the issuance and sale of additional preferred stock (“Financing Stock”). The redemption price is defined as a price per share equal to 90% of the price per share paid by the other purchasers of the Financing Stock sold in the Next Financing. The 2020 Notes are redeemable into the number of shares of Next Financing Stock needed to settle all of the aggregate amount of principal and unpaid interest owed to the holder of such notes, which is based on the ultimate price per share associated with the Financing Stock. Consequently, the 2020 Notes are considered stock settled debt.

This redemption feature embedded in the 2020 Notes is considered to be a derivative that is required to be separately accounted for at fair value and subsequently remeasured to fair value at each reporting date. Accordingly, upon issuance of the 2020 Notes, the Company recognized the fair value associated with the embedded derivative which resulted in an embedded derivative liability of approximately $1,520, with an equal and offsetting debt discount. At June 30, 2021, the Company remeasured the embedded derivative and determined that the fair value was $0. The value of the embedded derivative liability at June 30, 2021 and December 31, 2020 is presented together with the associated convertible notes on the condensed consolidated balance sheet.

Valuation of the Embedded Derivative Liability

The Company determined the fair value of the embedded derivative using an option pricing Monte Carlo simulation model taking into account the probability of change in control occurring and potential repayment amounts and timing of such payments that would result under two scenarios:

Scenario I: If the Company has a liquidation event (sale, merger, IPO of the Company or any event that constitutes a Deemed Liquidation Event) (a “Change of Control”) or a dissolution event before the Next Financing, the instrument will be converted into the Company’s Series B Preferred Stock at the Series B Preferred Stock original issue price (as adjusted for stock splits, antidilution events and the like); currently $6.1923, or the holders of instruments representing a majority (>50%) of the aggregate outstanding principal amount under the instruments, have the option to convert the Instrument to receive 1.5 times the principal amount of the Instrument and accrued dividends.

Scenario II: If the instruments have not converted on or before October 31, 2021, the Company shall pay the principal amount and the accrued dividends on the instrument to the instrument holders.

The option pricing Monte Carlo simulation model was used to estimate the value of the ability to sell the shares back to the Company at a fixed price in the future (i.e., the holder of the 2020 Notes can put the shares and receive the principal and interest payments plus any applicable premiums). The fair value of the embedded derivative was determined using a “with-and-without analysis”, where the value of the 2020 Notes including the embedded derivative is defined as the “with”, and the value of the 2020 Notes excluding the embedded derivative is defined as the “without”.

The following assumptions were made in the Company’s application of the option pricing Monte Carlo simulation model:

•	Beginning Stock Price. The Company’s equity value was estimated based on a third party appraisal, which was understood to reasonably represent the value at the Valuation Date.

•	Term. The time until a financing is raised was estimated by management.

•

Volatility. Since the Company’s stock is not publicly traded, the expected volatilities are based on the historical and implied volatilities of similar companies whose stock prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies.

•	Risk-free Rate. The risk-free rate is consistent with the estimated term until a future funding round.

The following table sets forth the inputs to the option pricing Monte Carlo simulation model that were used to value the embedded derivative:

June 30, 2021 (unaudited)
Time until Event/SPAC (years)	0.13
Volatility of the underlying asset	65.00%
Risk-free rate of interest	10.40%

The Company applied a discount factor to reflect the risks associated with payment. The selected discount rate represents the estimated discount rate where the face value equals fair value as of the original issuance date of February 26, 2020. The implied discount rate for the 2020 Notes was considered reasonable given the cost of equity for the overall business.

10.	INTEREST EXPENSE

Interest expense for the six months ended June 30, 2021 and 2020 consisted of the following:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Interest on term loan debt	$269	$67	$395	$130
Interest on PPP loan	5	4	11	4
Interest on convertible note	288	78	566	106
Amortization of issuance costs	426	15	437	32
Amortization of debt discount	276	217	543	282

Interest expense	$1,264	$381	$1,952	$554

11.	STOCKHOLDERS’ DEFICIT

Preferred Stock—At June 30, 2021 and December 31, 2020, convertible preferred stock consisted of the following:

	Shared Authorized	Shares Outstanding	Liquidation Preference	Carrying Amount
Series A	9,234,087	9,226,734	$18,844	$18,595
Series B	8,265,913	7,156,991	44,318	44,044

Total	17,500,000	16,383,725	$63,162	$62,639

Common Stock—

Common stock reserved for future issuance as of June 30, 2021 and December 31, 2020 consists of the following:

	June 30, 2021	December 31, 2020
	(unaudited)
Shares reserved for preferred stock outstanding	16,383,725	16,383,725
Shares reserved for Series A preferred stock warrant	7,353	7,353
Shares reserved for warrant to purchase common stock	61,612	61,612
Options issued and outstanding	8,379,760	8,497,693
Shares available for future option grants	386,150	6,648

Total	25,218,600	24,957,031

12.	STOCK-BASED COMPENSATION

In 2014, the Company adopted the Equity Incentive Plan (the “2014 Plan”) and in 2016, the Company adopted the 2016 Stock Plan (the “2016 Plan” and together with the 2014 Plan, the “Plans”). The Plans provide for the grant of incentive stock options to employees only and non-statutory stock options and restricted stock awards to employees, directors and consultants of the Company. The aggregate number of shares of common stock that may be issued under the Plans is 10,498,559, of which 386,150 are available as of June 30, 2021 for future grants.

On November 17, 2020, Robert Brown was granted the option to purchase 876,893 shares of AEye, Inc. Common Stock in accordance with the 2016 Plan subject to the vesting schedule set forth in the Notice of Grant of Stock Option. The options vest 25% on the first anniversary of the grant date, with the remaining vesting ratably over the next three years.

In January 2021, the Board approved an amendment and restatement of the 2016 Stock Plan to provide for the issuance of restricted stock units (RSU) under the Plan and increase the number of shares of common stock of the Company reserved for issuance pursuant to the Plan by 310,000 shares to a new total of 8,901,684. As of June 30, 2021, 467,697 restricted stock awards were granted.

The Board determines the terms of the awards, including the amount, fair market value and vesting provisions. Under the 2016 Plan, options to purchase common stock generally vest over four years with 25% vesting at the end of first year and the rest vesting monthly thereafter. RSU awards generally vest 25% on the first anniversary of the grant date with the remaining RSU awards vesting ratably over the next three years or they vest ratably over the four years. Under the 2014 Plan, the vesting period for options to purchase common stock range from immediate to four years. Under each plan, the options expire ten years from the date of grant.

On June 28, 2021, the Company entered into an Option Repurchase and Release Agreement to purchase 145,833 vested options for $1,500 from an executive awarded with these options under the Company’s 2016 Plan. The $1,500 consideration will be transferred following the closing of the first “Exit Event”, defined as any of the following: (a) the merger described in in the Merger Agreement and preliminary S-4 registration statement filed with the Securities and Exchange Commission on May 13, 2021; (b) a transaction whereby a special purpose acquisition company acquires equity interests of the Company; (c)a Change in Control (as defined in the 2016 Plan); or (d) the first firm commitment underwritten public offering pursuant to an effective registration statement on an established national or foreign securities exchange covering the offer and sale by the Company. As of June 30, 2021 no consideration has yet been transferred to the executive.

A summary of stock option activity related to the Plans for the six months ended June 30, 2021 is as follows:

	Outstanding Stock Options	Weighted Average Exercise Price	Weighted Average Contractual Life (Years)	Aggregate Intrinsic Value
Balance at December 31, 2020	8,497,693	$1.79	8.3	$112,548
Granted	—	—
Exercised	(49,265)	1.80
Forfeited	(345,306)	1.97
Expired	(46,060)	1.18

Balance at June 30, 2021 (unaudited)	8,057,062	$1.78	7.9	$255,464

Vested and expected to vest as of June 30, 2021 (unaudited)	8,057,062	$1.73	7.6	$234,165

Vested and exercisable as of June 30, 2021 (unaudited)	4,296,916	$1.36	6.6	$138,058

The aggregate intrinsic value is the difference between the current fair value of the underlying common stock and the exercise price for in-the-money stock options.

The total fair value of options vested during the six months ended June 30, 2021 was $1,568. The fair value of shares vested is calculated based on grant date fair value.

The following table summarizes the RSU award activity under the 2016 Plan:

	Common Stock	Weighted Average Grant date fair value
Unvested at December 31, 2020	—	—

Granted	467,697	$32.51
Vested	(33,615)	$32.60

Unvested at June 30, 2021 (unaudited)	434,082	$32.50

Stock-Based Compensation Expense—The following table summarizes stock-based compensation expense recorded in each component of operating expenses in the Company’s condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)
Research and development	$776	$111	$1,397	$247
Sales and marketing	415	38	773	81
General and administrative	1429	114	2,060	215

Total stock-based compensation expense	$2,620	$263	$4,230	$543

The weighted-average grant date fair value of options granted during the six months ended June 30, 2021 and 2020 was $0 and $0.93 respectively.

As of June 30, 2021, the total unrecognized compensation expense to unvested options for the Brown Award and other options was $6,427 and $2,546 respectively, expected to be recognized over an estimated weighted average period of 2.60 years. The total unrecognized compensation expense for RSUs, net of estimated forfeitures, was $10,066 which is expected to be recognized over an estimated weighted average period of 3.40 years.

The Company estimates the fair value of stock-based awards on grant date using the Black-Scholes option-pricing model and assumptions discussed below. Each of these inputs are based on highly subjective assumptions and require significant judgment.

Fair Value of Common Stock—For the six months ended June 30, 2021, the Company estimates the fair value of the common stock underlying the stock option awards using the Probability Weighted Expected Return Method (PWERM). This approach involves the estimation of future potential outcomes for the company, as well as values and probabilities associated with each respective potential outcome. The common stock per share value determined using this approach is ultimately based upon probability-weighted per share values resulting from the various future scenarios, which can include an IPO, merger or sale, dissolution, or continued operation as a private company.

For the six months ended June 30, 2021, the fair value of the common stock underlying the stock option awards was determined by the Board. Given the absence of a public trading market, the Board considered numerous objective and subjective factors to determine the fair value of the Common Stock at each meeting at which awards were approved. These factors included, but were not limited to (i) third-party valuations of common stock; (ii) the rights, preferences, and privileges of convertible preferred stock relative to common stock; (iii) the lack of marketability of common stock; (iv) stage and development of the Company’s business; (v) general economic conditions; and (vi) the likelihood of achieving a liquidity event, such as an initial public offering (“IPO”) or sale of the Company, given prevailing market conditions. To evaluate the fair value of the underlying shares for grants between two independent valuations and after the last independent valuation, a linear interpolation framework was used to evaluate the fair value of the underlying shares.

Volatility—Since the Company’s stock is not publicly traded, the expected volatilities are based on the historical and implied volatilities of similar companies whose stock or option prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies.

Risk-Free Interest Rate—The risk-free interest rates are based on US Treasury yields in effect at the grant date for notes with comparable terms as the awards.

Expected Term—The expected term of options granted to employees is based on the expected life of the stock options, giving consideration to the contractual terms and vesting schedules.

Dividend Yield—The expected dividend-yield assumption is based on the Company’s current expectations about its anticipated dividend policy.

13.	REVENUE

Disaggregation of Revenue

The Company recognized the following revenues by geographic area based on the primary billing address of the customer and timing of transfer of goods or services to customers (point-in-time or over time), as it believes it best depicts how the nature, amount, timing and uncertainty of its revenue and cash flows are affected by economic factors. Total revenue based on the disaggregation criteria described above are as follows:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Revenue by primary geographical market:
United States	$154	$—	$387	$128
Germany	500	—	500	—
Other European countries	64	—	64	35
Asia	29	—	125	—

Total	$747	$—	$1,076	$163
Revenue by timing of recognition:
Recognized at a point in time	$720	$—	$1,033	$163
Recognized over time	27	—	43	—

Total	$747	$—	$1,076	$163

Contract Liabilities

Contract liabilities consist of deferred revenue and customer advance payments. Deferred revenue includes billings in excess of revenue recognized and is recognized as revenue when the Company performs under the contract. Customer advance payments represent required customer payments in advance of product shipments according to payment terms. Customer advance payments are recognized as revenue when control of the performance obligation is transferred to the customer. Contract liabilities consisted of the following as of June 30, 2021:

As of June 30, 2021
(unaudited)
Contract liabilities, current	$272
Contract liabilities, long-term	—

Total	$272

The following table shows the significant changes in contract liabilities balance as of June 30, 2021:

Beginning balance - April 1, 2021	$779
Revenue recognized that was included in the contract liabilities beginning balance	(527)
Increase due to cash received and performance obligations not yet satisfied during the period	20

Ending balance - June 30, 2021 (unaudited)	$272

Remaining Performance Obligations

Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed where they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. The deferred revenue balance represents the remaining performance obligations for contracts with an original duration of greater than one year.

For the three months ended June 30, 2021 the Company recognized $527 of revenue that was deferred as of March 31, 2021. The deferred revenue balance of $272 at June 30, 2021 is expected to be recognized over the next twelve months.

14.	INCOME TAXES

The Company did not record a provision or benefit for income taxes during the six months ended June 30, 2021 and 2020. The Company continues to maintain a full valuation allowance for its net U.S. federal and state deferred tax assets.

15.	COMMITMENTS AND CONTINGENCIES

The Company primarily leases offices, under noncancellable operating lease agreements that expire from 2022 to 2026. During 2019 the Company entered into a rental agreement for the Company’s headquarters in Dublin, California. Under the agreement the Company is provided an option to extend the lease term one time for a period of five years and the Company received leasehold improvement incentives of $3,845. The total amount of the leasehold improvement incentives are being amortized over the lease term.

The Company recognizes rent expense on a straight-line basis over the lease period. Rental expense is principally for leased office space and was $941 and $1,015 within the condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2021 and 2020, respectively. Deferred rent liabilities, including deferred lease incentives, were $3,909 and $4,175 as of June 30, 2021 and December 31, 2020 within the condensed consolidated balance sheets.

Future minimum payments as of June 30, 2021 under the noncancellable operating leases are as follows:

Operating Leases
(unaudited)
Six months ended 2021	$1,143
Years ended:
2022	2,331
2023	2,342
2024	2,412
2025 and after	4,824

Total minimum lease payments	$13,052

On February 25, 2021, the Company entered into a non-binding memorandum of understanding with a leading global automotive electronics supplier and committed to pay the counterparty $3,800 under the arrangement as part of their joint development efforts. The payment is due on or after October 1, 2021. The arrangement between the parties is not binding until an agreement is signed by both parties detailing the terms and conditions of the agreement. At June 30, 2021, such an agreement has not yet been drafted or signed by both parties.

Contingencies—The Company may be subject to legal proceedings and claims that arise in the ordinary course of business. Management is not currently aware of any matters that will have a material effect on the financial position, results of operations, or cash flows of the Company.

16.	RELATED PARTIES

On February 25, 2021, the Company entered into a non-binding memorandum of understanding with a leading global automotive electronics supplier, which is also an existing investor. The Company would commit to pay the counterparty $3,800 under the arrangement as part of their joint development efforts. The payment is due on or after October 1, 2021 as disclosed in Note 15.

In July 2019, the Company entered into an agreement with an investor of the Company and major supplier to the automaker segment for a total transaction price of $1,500 to be received by the Company. Under the arrangement the Company agreed to cooperate on the R&D costs associated with bidding on a supply contract with a major automaker. The Company determined that there were two performance obligations associated with the promises under the arrangement, with one being specified R&D efforts and the other related to the delivery of samples and approvals. Further the Company determined that the transaction price associated with these two performance obligations should be allocated $1,000 to the R&D efforts and $500 to the delivery of samples and approvals. The Company determined that the performance obligation associated with the R&D efforts should be recognized over time given the customer simultaneously receives and consumes the benefits provided by the Company’s performance, and the performance obligation associated with the delivery of samples and approvals should be recognized at a point in time, as the over time criteria was not met. During 2019, the Company recognized revenue of $1,000 over time. Further, the Company recorded $500 within deferred revenue on the consolidated balance sheet at December 31, 2020 and 2019. For the three months ended June 30, 2021, the Company satisfied the performance obligation and recognized the $500.

Since November 2016, the Company has employed a sibling of Mr. Dussan, the Company’s President and Chief Technology Officer, who held the position of Sr. Manager of Human Resources in 2020 and as at June 30, 2021. In 2020 and as at June 30, 2021, Mr. Dussan’s sibling received total cash compensation of $115 and $58, respectively. In 2020 he was granted options to purchase 10 shares of common stock with an exercise price of $2.33 per share. For the six months ended June 30, 2021, Mr. Dussan’s sibling was granted 500 RSUs. In addition, he participates in all other benefits that the Company generally offers to all of its employees.

17.	NET LOSS PER SHARE

The following table sets forth the computations of net loss per share for the periods listed:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Numerator:
Net loss attributable to common shareholders	$(11,075)	$(7,502)	$(22,584)	$(13,717)
Denominator:
Weighted average common shares outstanding- Basic	10,884,301	11,316,842	10,868,166	11,304,295
Dilutive effect of potential common shares	—	—	—	—

Weighted average common shares outstanding- Diluted	10,884,301	11,316,842	10,868,166	11,304,295

Net loss per common share (basic and diluted)	$(1.02)	$(0.66)	$(2.08)	$(1.21)

Due to net losses for the three and six months ended June 30, 2021 and 2020, basic and diluted loss per share were the same, as the effect of all potentially dilutive securities would have been anti-dilutive. The following table sets forth the anti-dilutive common share equivalents for the periods listed:

	June 30, 2021	June 30, 2020
	(unaudited)
Warrants to purchase common stock	61,612	61,612
Warrants to purchase Series A preferred stock warrant	7,353	7,353
Options to purchase common stock	8,379,760	5,387,133
Conversion of Series A preferred stock	9,226,734	9,226,734
Conversion of Series B preferred stock	7,156,991	7,156,991
Conversion of convertible notes	5,886,180	1,502,385

Total	30,718,630	23,342,208

18.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 21, 2021.

Merger with CF Finance Acquisition Corp. III

On February 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”) and Meliora Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of CF III.

On August 16, 2021, pursuant to the Merger Agreement, the business combination between CF III and the Company was affected through the merger of Merger Sub with and into AEye, Inc., with AEye, Inc. as the surviving company and wholly owned subsidiary of CF III.

Contemporaneously with the execution of the Merger Agreement on February 17, 2021, CF III entered into subscription agreements with certain investors to purchase an aggregate of 22,500,000 shares of Class A common stock (“PIPE Shares”) for an aggregate purchase price of $225,000 (“PIPE investment”).

Pursuant to the Merger Agreement, all outstanding principal and unpaid accrued interest of the 2020 Notes were converted to 5,584,308 Company preferred stock immediately prior to closing the transaction and subsequently converted to common stock of the newly combined entity.

As of August 21, 2021, the Company has received approximately $256,800, before expenses, from the transaction.

Other events

On July 2, 2021, the Company and certain investors entered into an Amendment to Convertible Equity Instruments (the “Amendment”) pursuant to the 2020 Notes dated February 26, 2020. The Amendment amends and restates the maturity date of each instrument to October 31, 2021.

As a result of the 2020 Notes maturity date amendment to October 31, 2021, the Company also satisfied the term loan maturity date extension associated with the Silicon Valley Bank financing facility. The Company met the following criteria in the SVB agreement associated with the financing facility: (a) the maturity dates for the 2020 Notes have been extended at least thirty (30) days after October 1, 2021; and (b) no Default or Event of Default exists. Hence, the term loan maturity date was extended from the earlier of August 1, 2021 or the close of a SPAC transaction, to October 26, 2021.

On August 20, 2021, the Company repaid the balance of the Silicon Valley Bank financing facility, including interest.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of AEye, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AEye, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, stockholders’ (deficit) equity, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, accumulated deficit, and negative cash flows from operating activities, and has debt financing coming due that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

May 12, 2021

We have served as the Company’s auditor since 2018.

AEYE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(In thousands, except share and per share data)

	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,275	$5,855
Accounts receivable, net (including $22 from related parties)	156	143
Inventories, net	2,655	2,418
Prepaid and other current assets	1,396	5,207
Total current assets	19,482	13,623
Property and equipment, net	4,865	4,965
Other noncurrent assets	1,538	2,472

Total assets	$25,885	$21,060

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	1,807	4,469
Accrued expenses and other current liabilities	3,356	2,019
Deferred revenue (including $565 from related parties)	660	950
Convertible notes	29,079	—
Borrowings – net of issuance costs, current portion	2,693	1,333
Total current liabilities	37,595	8,771
Deferred rent, noncurrent	3,631	4,127
Borrowings – net of issuance costs, noncurrent	2,884	2,451

Total liabilities	$44,110	$15,349

COMMITMENTS AND CONTINGENCIES (Note 16)
STOCKHOLDERS’ (DEFICIT) EQUITY:
Preferred stock – $0.00001 par value: 17,500,000 shares authorized at December 31, 2020 and 2019; 16,383,725 shares issued and outstanding at December 31, 2020 and 2019; aggregate liquidation preference of $63,162 at December 31, 2020 and 2019	62,639	62,639
Common stock – $0.00001 par value: 37,500,000 shares authorized at December 31, 2020 and 2019; 10,838,010 and 11,283,838 shares issued and outstanding at December 31, 2020 and 2019	—	—
Additional paid-in capital	5,920	3,305
Accumulated deficit	(86,784)	(60,233)
Total stockholders’ (deficit) equity	(18,225)	5,711

Total liabilities and stockholders’ (deficit) equity	$25,885	$21,060

See notes to consolidated financial statements.

AEYE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

(In thousands, except share and per share data)

	2020	2019
REVENUE:
Prototype sales (including $60 from related parties)	$365	$291
Development contracts (including $1,150 from related parties)	1,214	1,175

Total revenues	1,579	1,466

Cost of revenue	808	253

Gross profit	771	1,213

OPERATING EXPENSES:
Research and development	17,130	18,661
Sales and marketing	3,408	4,244
General and administrative	6,715	7,129

Total operating expenses	27,253	30,034

LOSS FROM OPERATIONS	(26,482)	(28,821)

OTHER INCOME (EXPENSE):
Change in fair value of embedded derivatives and warrants	1,410	—
Interest income	23	266
Interest expense	(1,502)	(96)

Total other income (expense), net	(69)	170

Provision for income tax expense	—	—

NET LOSS AND COMPREHENSIVE LOSS	$(26,551)	$(28,651)

PER SHARE DATA
Net loss per share (basic and diluted)	(2.36)	(2.58)
Weighted average shares outstanding (basic and diluted)	11,247,251	11,099,850

See notes to consolidated financial statements.

AEYE, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(In thousands, except share and per share data)

	Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount(1)
BALANCE – January 1, 2019	15,899,254	$59,669	10,965,329	$—	$2,257	$(31,582)	$30,344
Issuance of common stock upon exercise of stock options			318,509	—	196		196
Issuance of common stock warrant					86		86
Issuance of Series B preferred stock, net of issuance costs of $30	484,471	2,970					2,970
Stock-based compensation	—	—	—	—	766	—	766
Net loss						(28,651)	(28,651)

BALANCE – December 31, 2019	16,383,725	$62,639	11,283,838	$—	$3,305	$(60,233)	$5,711
Issuance of common stock upon exercise of stock options			504,524	—	663		663
Repurchase of common stock			(950,352)	—	—		—
Stock-based compensation	—	—	—	—	1,952	—	1,952
Net loss						(26,551)	(26,551)

BALANCE – December 31, 2020	16,383,725	$62,639	10,838,010	$—	$5,920	$(86,784)	$(18,225)

(1)	Amounts within common stock round to zero

See notes to consolidated financial statements.

AEYE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

(In thousands, except share and per share data)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,551)	$(28,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	922	343
Noncash interest expense related to bank loans	97	18
Change in fair value of embedded derivatives and warrants	(1,410)	—
Stock-based compensation	1,952	766
Amortization of debt issuance costs	830	—
Other	68	(64)
Changes in operating assets and liabilities:
Accounts receivable	(13)	249
Inventories, net	(237)	(1,332)
Prepaids and other current assets	3,811	(4,210)
Other noncurrent assets	(193)	(10)
Accounts payable	484	939
Accrued expenses and other current liabilities	1,377	1,102
Deferred revenue	(290)	950
Deferred rents, noncurrent	(496)	4,071

Net cash used in operating activities	$(19,689)	$(25,829)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	$(4,036)	$(1,178)
Maturity of short-term investment	—	6,000

Net cash (used in) provided by investing activities	$(4,036)	$4,822
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	$663	$196
Proceeds from the issuance of Series B preferred stock – net of issuance costs of $30	—	2,970
Proceeds from the issuance of convertible notes	29,990	—
Proceeds from bank loans	2,270	4,000
Principal payments on bank loan	(667)	(1,939)
Payment of debt issuance costs	(238)	(135)

Net cash provided by financing activities	$32,018	$5,092

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	8,293	(15,915)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – Beginning of year	8,205	24,120
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – End of year	$16,498	$8,205
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	197	76
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment additions paid with lease incentive	—	56
Property and equipment additions included in accounts payable and accrued liabilities	13	3,159
Issuance of common stock warrant in connection with credit facility	—	86

See notes to consolidated financial statements.

AEYE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(in thousands, except share and per share data or otherwise stated)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

AEye, Inc. and subsidiaries (the “Company” or “AEye”), a Delaware corporation, was formed on February 15, 2013. US LADAR, Inc., AEye International, Ltd. and AEye Germany GmbH wholly owned subsidiaries were established, July 27, 2015, June 19, 2018 and December 13, 2019, respectively. AEye International IP, LLC a Delaware LLC was formed on June 14, 2019 and is a wholly owned subsidiary of AEye International, Ltd. Substantially, all the Company’s operations since formation have been conducted through the AEye, Inc. legal entity.

AEye is a provider of high-performance, active LiDAR systems for vehicle autonomy, advanced driver-assistance systems (ADAS), and robotic vision applications. AEye’s software-definable iDAR™ (Intelligent Detection and Ranging) platform combines solid-state active LiDAR, an optionally fused low-light HD camera, and integrated deterministic artificial intelligence to capture more intelligent information with less data, enabling faster, more accurate, and more reliable perception.

Significant Risks and Uncertainties

The Company is subject to those risks common in the technology industry and also those risks common to early stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products, technological obsolescence, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China and expanded into a worldwide pandemic during 2020, leading to significant business and supply chain disruptions. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company, its performance, and its financial results and could adversely affect the Company’s financial position and results.

Basis of Preparation and Liquidity

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include all adjustments necessary to the fair presentation of the Company’s consolidated financial position, results of operations, and cash flows for the period presented.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2020, the Company had cash and cash equivalents of $15,275, an accumulated deficit of $86,784 and net current liabilities of $18,113. Further, as of May 12, 2021, the Company has $41,638 of debt financing coming due within the next twelve months. During the year ended December 31, 2020, the Company incurred a net loss of $26,551 and had negative cash flows from operating activities of $19,689. As a result of these conditions, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

The Company’s business prospects are subject to risks, expenses, and uncertainties frequently encountered by companies in the early stages of commercial operations. To date, the Company has been funded primarily by equity financings, convertible promissory notes and other borrowings. The attainment of profitable operations is dependent upon future events, including, successful deployment of new products, obtaining securing certain contracts, building its customer base, successfully executing its business and marketing strategy and hiring appropriate personnel.

Failure to generate sufficient revenues, achieve planned gross margins and operating profitability, control operating costs, or secure additional funding may require the Company to modify, delay, or abandon some of its planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on the Company’s business, operating results, financial condition, and ability to achieve its intended business objectives.

The Company intends to obtain financing through the execution of a merger transaction with CF Finance Acquisition Corp III. These plans are intended to mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern; however, as the plans are not entirely within the Company’s control, management cannot assure they will be effectively implemented.

The accompanying consolidated financial statements have been prepared, assuming the Company will continue as a going concern and do not include adjustments that might result from the outcome of this uncertainty. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.

Use of Estimates — The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; the valuation of deferred tax assets, fixed assets, inventory, investments, embedded derivative, fair value of common stock, and share-based compensation.

Segment Reporting — We manage our business on the basis of one reportable and operating segment. Operating segments are defined as, components of an enterprise which separate financial information, is evaluated regularly by the chief operating decision maker, which is our Chief Executive Officer (“CEO”). The CEO decides how to allocate resources and assesses the Company’s performance based upon consolidated financial information. All of our sales were made to customers (in USD) located in the United States, Europe, and Asia through AEye, Inc., and all property and equipment is located in the United States.

Cash and Cash Equivalents — The Company considers all highly liquid investments, such as treasury bills, commercial paper, certificates of deposit, and money market instruments with maturities of three months or less at the time of acquisition to be cash equivalents. Cash equivalents primarily consist of amounts held in interest-bearing money market accounts that were readily convertible to cash.

Restricted Cash — Restricted cash of $1,223 and $2,350 as of December 31, 2020 and 2019 consists of funds that are contractually restricted as to usage or withdrawal due to a contractual agreement, and is included in other noncurrent assets within the consolidated balance sheets. In 2020, the Company had a letter of credit to the amount of $2,150 with Silicon Valley Bank as security for the payment of rent on its new headquarters in Dublin, CA. During the year ended December 31, 2020, as a result of COVID-19, the Company agreed to a rent payment restructuring arrangement with the landlord, whereby restricted cash under the letter of credit was released and $928 was used to fund rental payments during the period from May 1, 2020 through December 31, 2020. At December 31, 2020, the Company had an available letter of credit of $1,222. As part of the restructuring arrangement, the Company replenished the letter of credit back by paying $928 in January 2021.

Concentration of Credit Risk — Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with major financial institutions, which management assesses to be of high credit quality, to limit the exposure of each investment.

The Company’s accounts receivables are derived from customers located in the U.S, Europe and Asia. The Company mitigates its credit risks by performing ongoing credit evaluations of its customers’ financial conditions and requires customer advance payments in certain circumstances. The Company generally does not require collateral.

The Company’s concentration of risk related to accounts receivable and accounts payable was determined by evaluating the number of customers and vendors accounting for 10% or more of accounts receivable (AR) and accounts payable (AP). As of the end of 2020, AEye has 4 customers accounting for 10% or more of AR and 3 vendors accounting for 10% or more of AP. As of the end of 2019, AEye had 2 customers accounting for 10% or more of AR and 2 vendors accounting for 10% or more of AP. During the year ended December 31, 2020, AEye had 1 customer accounting for 10% or more of revenue. During the year ended December 31, 2019, AEye had 2 customers accounting for 10% or more of revenue.

Fair Value Measurements — The Company defines fair value as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability.

Derivatives — The Company accounts for derivative instruments in accordance with Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging. The Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items are accounted for affect the financial statements.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt instruments are reviewed to determine whether they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the consolidated balance sheets at fair value.

An evaluation of specifically identified conditions is made to determine whether the fair value of the derivative issued is required to be classified as equity or as a derivative liability. The fair value of derivative liabilities is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Accounts Receivable — Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the consolidated statement of cash flows.

Accounts receivable are reduced by an allowance for doubtful accounts, which is the Company’s best estimate of the amount of credit losses inherent in its existing accounts receivable. The Company reviews the need for an allowance for doubtful accounts quarterly based on historical experience with each customer and the specifics of each arrangement. During the years ended December 31, 2020 and 2019, the Company did not have any write-offs and at December 31, 2020 and 2019 did not record an allowance for doubtful accounts on the consolidated balance sheets.

Inventories — Net — Inventories consist of raw materials, work in progress and finished goods. Inventories are stated at the lower of cost and net realizable value and costs are computed under the standard cost method. Prototype inventory cost consists of the associated raw material, direct and indirect labor. The Company evaluates the need for inventory reserves associated with obsolete, slow moving, and non-sellable inventory by reviewing estimated net realizable values on a periodic basis and records a provision for excess and obsolete inventory to adjust the carrying value of inventory as needed. The Company recorded an allowance to write down inventory of $298 and $1,164 as of December 31, 2020 and December 31, 2019 respectively, to reduce inventory to the lower of cost or to its net realizable value.

Property and Equipment — Net — Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the lease term or expected useful life of the improvements.

Impairment of Long-Lived Assets — The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There are no impairment charges recorded in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019.

Leases — The Company rents office space and vehicles under long-term leases that are accounted for as operating leases following ASC 840, Leases. Rent expense is recognized on a straight-line basis over the expected lease term. The difference between straight-line rent expense and amounts paid are recorded as a deferred rent liability. Lease incentives, including tenant improvement allowances, are also recorded as a deferred rent liability and amortized as a reduction of rent expense on a straight-line basis over the expected term of the lease.

Revenue Recognition — In 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC 606) (collectively, “ASC 606”). ASC 606 requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, ASC 606 requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

The Company generates revenues from the sale of prototype systems and from R&D and collaboration arrangements with automakers and suppliers to the automakers. Under ASC 606, the Company accounts for such arrangements as contracts with customers and accordingly recognizes revenue by applying the following steps:

•	Identification of the contract, or contracts, with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

See Note 14, Revenue, for additional information related to the application of ASC 606 to the Company’s primary revenue streams.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of operations.

Contract Liabilities

Contract liabilities relate to deferred revenue, customer advanced payments and customer deposits. Deferred revenue consists of amounts that have been invoiced with cash received but for which revenue not been recognized. This generally includes unrecognized revenue balances for technology development. Deferred revenue that will be realized during the succeeding 12-month period is recorded within current liabilities and the remaining deferred revenue is recorded as noncurrent liabilities. Customer advanced payments represent required customer payments in advance of product shipments according to customer’s payment term. Customer advance payments are recognized as revenue when control of the performance obligation is transferred to the customer. Customer deposits represent consideration received from a customer which can be applied to future product or service purchases, or refunded.

Arrangements with Multiple Performance Obligations

When a contract involves multiple performance obligations, the Company accounts for individual products and services separately if the customer can benefit from the product or service on its own or with other resources that are readily available to the customer and the product or service is separately identifiable from other promises in the arrangement. The consideration is allocated between separate performance obligations in proportion to their estimated standalone selling price.

Significant financing component

In certain arrangements, the Company receives payment from a customer either before or after the performance obligation has been satisfied. The expected timing difference between the payment and satisfaction of performance obligations for all of the Company’s contracts is one year or less; therefore, the Company applies a practical expedient and does not consider the effects of the time value of money. The Company’s contracts with customer prepayment terms do not include a significant financing component because the primary purpose is not to receive financing from the customers.

Collaboration and Development Agreements

The Company considers whether an arrangement qualified as a collaborative arrangement under ASC 808, Collaborative Arrangements by assessing whether the arrangement between the parties have joint operating activities where both are (i) active participants in the activity; and (ii) have exposure to significant risks and rewards dependent on the commercial success of the activity. When both criteria are met, the arrangement is considered a collaborative arrangement and accounted for under ASC 808.

To qualify and present consideration as revenue within the scope of ASC 606, consideration exchanged in a collaborative arrangement must originate from a customer. The Company refers to ASU 2018-18, Clarifying the Interaction between Topic 808 and Topic 606, which clarifies when participants of a collaborative arrangement are within the scope of ASC 606 (and a customer relationship exists in the context of a unit of account).

The Company evaluates the unit of account for each arrangement and determines if the collaboration partner is considered a customer (defined as a party contracted with the entity to obtain goods and services which are outputs from the entity’s ordinary course of business, in exchange for consideration). When this definition is met, the Company applies the ASC 606 guidance, including recognition, measurement, presentation and disclosure requirements to the unit of account. When a portion of a bundle unit of account (i.e. multiple promises which are not individually distinct) is not with a customer, the entire unit of account is not accounted for under the scope of ASC 606. For such arrangements, the Company may choose to analogize to the recognition and measurement guidance of ASC 606 whereby the consideration associated with revenue from non ASC 606 elements are recognized together with revenue to be recognized under ASC 606, as appropriate.

Cost of Revenue — Cost of revenue primarily consists of costs directly associated with the production of those prototypes that are held for sale. Such costs are direct materials, direct labor and indirect labor. Direct and indirect labor includes personnel-related costs, including associated stock-based compensation, and packaging and procurement respectively associated with the production of prototypes. Other costs such as indirect manufacturing costs are recognized in research and development and general and administrative expenses on the consolidated statement of operations.

Research and Development Expenses — Research and development expenses include personnel costs (including salaries, benefits, bonuses, and stock-based compensation), new hardware and software materials to the extent no future economic benefits are expected, other related expenses such as lab equipment, third party development-related contractors, and allocated overhead expenses. Substantially all the R&D expenses are related to the development of new products and services, including contract development expenses. They are expensed as incurred and included in the consolidated statement of operation and comprehensive loss.

Sales and Marketing Expenses — Sales and marketing expenses include personnel costs (including salaries, benefits, bonuses, and stock-based compensation) for employees associated with business development and account management, trade shows expenses, and advertising and promotions expenses for press releases, other public relations services, and allocated overhead expenses.

General and Administrative Expenses — General and administrative expenses consist primarily of personnel costs (including salaries, benefits, bonuses, and stock-based compensation) for executive management and employees related to finance, legal, technical support, and other administrative personnel. General and administrative expenses also include management consulting, accounting and legal professional fees, insurance, software, computer equipment costs, general office expenses, and allocated overhead expenses.

Stock-Based Compensation — The Company accounts for stock-based compensation by measuring and recognizing compensation expense for all share-based awards based on estimated grant-date fair values. The Company uses the straight-line attribution method to allocate compensation cost to reporting periods over each optionee’s requisite service period, which is generally the vesting period, and estimates the fair value of share-based awards using the Black-Scholes option-valuation model. The Black-Scholes option-valuation model requires the input of subjective assumptions, including the option’s expected term and the price volatility of the underlying stock. The Company’s policy is to recognize stock-based compensation net of estimated forfeitures, based on historical forfeiture rates. The Company measures nonemployee awards at the date of grant, which generally is the date at which a grantor and a grantee reach a mutual understanding of the key terms and conditions of a share-based payment award.

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize deferred tax assets in the future in excess of their net recorded amount, an adjustment to the deferred tax asset valuation allowance would be made to reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which determinations are made (1) whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50% likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statements of operations. Accrued interest and penalties are included on the related tax liability line in the consolidated balance sheets. As of and for the year ended December 31, 2020 and 2019 there were no interest or penalties recorded.

Net Loss per share – Basic net loss per share is computed using net loss available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the dilutive effects of stock options, preferred stocks, convertible notes and warrants outstanding during the period to the extent such securities would not be anti-dilutive and is determined using the if-converted and treasury stock methods. The Company computes earnings per share of common stock using the two-class method required for participating securities and does not apply the two-class method in periods of net loss. Diluted earnings per share for the years ended December 31, 2020 and 2019 excluded common stock equivalents because the effect of their inclusion would be anti-dilutive or would decrease the reported loss per share.

Comprehensive Loss

Comprehensive loss includes all changes in equity (net assets) from non-owner sources during a period. There have been no items qualifying as comprehensive loss and, therefore the Company’s comprehensive loss was the same as net loss for the years ended December 31, 2020 and 2019.

Recently Issued Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), which supersedes ASC 840, and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. Among its provisions, this standard requires lessees to recognize right-of-use assets and lease liabilities on the balance sheets for operating leases, and also requires additional qualitative and quantitative disclosures about lease arrangements. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which deferred the effective date of ASU 2016-02. As a result, ASU 2016-02 is now effective for all other entities for fiscal years beginning after December 15, 2021. The Company initially planned to adopt the new standard as of January 1, 2021. Upon planning for the adoption of the new standard, the Company determined additional time would better prepare the Company in considering and addressing the technical implications of the adoption. The Company revised its plans to adopt Topic 842 to January 1, 2022. The Company is currently evaluating the impact this standard will have on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which has subsequently been amended by ASU No. 2018-19, ASU No. 2019-04, ASU No. 2019-05, ASU No. 2019-10 and ASU No. 2019-11. The objective of the guidance in ASU 2016-13 is to allow entities to recognize estimated credit losses in the period that the change in valuation occurs. ASU 2016-13 requires an entity to present financial assets measured on an amortized cost basis on the balance sheet net of an allowance for credit losses. Available for sale and held to maturity debt securities are also required to be held net of an allowance for credit losses. For public business entities, this standard is effective for fiscal years beginning after December 15, 2019. For smaller reporting companies, the standard is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on its consolidated financial statements and related disclosures and will adopt the guidance in the first quarter of fiscal 2023 as permitted for smaller reporting companies.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by, among other things, eliminating certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 is effective for public business entities for fiscal years beginning after December 15, 2021, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This standard amends the accounting treatment for convertible instruments. For smaller reporting companies, the amendments are effective for fiscal years beginning after December 15, 2023. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

2. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities is determined in accordance with the fair value hierarchy established in FASB ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy of ASC Topic 820 requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 — Observable inputs, such as quoted prices in active markets

Level 2 — Inputs, other than the quoted prices in active markets, which are observable either directly or indirectly or pricing based on quoted prices for similar assets or liabilities.

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

At December 31, 2020 and 2019, the Company’s financial instruments that are not re-measured at fair value include accounts receivable, accounts payable, accrued expenses and other current liabilities. The carrying values of these financial instruments approximate their fair values.

Financial assets and liabilities measured at fair value on a recurring basis as of:

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Warrant liability	$—	$—	$93	$93
Embedded derivative liabilities	$—	$—	$17	$17

Total financial liabilities	$—	$—	$110	$110

As of December 31, 2019, there were no assets or liabilities measured at fair value on a recurring basis.

Warrant liability — The fair value of the redeemable convertible preferred stock warrant liability is based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy. In determining the fair value of the redeemable convertible preferred stock warrant liability, the Company used the Black-Scholes option-pricing model to estimate the fair value using unobservable inputs including the expected term, expected volatility, risk-free interest rate and expected dividend yield (see Note 9).

Embedded Derivative Liability — The fair value of the embedded derivative liability was estimated using a with and without method. This method isolates the value of the embedded derivative by measuring the difference in the host contract’s value with and without the isolated feature. The resulting cash flows are discounted at the Company’s borrowing rate, as adjusted for fluctuations in the market interest rate from the inception of the Company’s comparative borrowings to the reporting date, to measure the fair value of the embedded derivative. The valuation for the conversion portion of the derivative factors in the expected timing and probability of a financing that would result in the conversion of the underlying, plus accrued interest discounted to the financing price per share. The probability and timing of a financing are estimated at each reporting date.

For the year ended December 31, 2020, there were no transfers between Level 1 and Level 2 inputs. There were no transfers in or out of Level 3 inputs. There were no issuances, purchases, sales or settlements of Level 3 inputs, other than as disclosed below.

The following table presents a summary of the changes in fair value of the Company’s Level 3 financial instruments for the year ended December 31, 2020:

	Embedded Derivative	Warrants	Total
Balance at December 31, 2019	$—	$—	$—
Initial fair value of embedded derivative	1,520	—	1,520
(Gain)/loss in fair value included in other income (expense)	(1,503)	93	(1,410)

Balance at December 31, 2020	$17	$93	$110

3. CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Cash, cash equivalents (which consists entirely of money market funds) and restricted cash (which is presented within other noncurrent assets in the consolidated balance sheets) consist of the following for the year ended December 31, 2020 and 2019:

	2020	2019
Cash and cash equivalents	$15,275	$5,855
Restricted cash	1,223	2,350

Total cash, cash equivalents, and restricted cash	$16,498	$8,205

4. INVENTORIES

Inventory, net of write-downs, as of December 31, 2020 and 2019 were as follows:

	2020	2019
Raw materials	$1,123	$1,269
Work in-process	1,337	1,027
Finished goods	195	122

Total inventory, net	$2,655	$2,418

Total inventory balance as of December 31, 2020 and 2019 includes the inventory reserve of $273 and $272, respectively, for obsolete or scrap inventory.

5. PREPAID AND OTHER ASSETS

Prepaid and other assets as of December 31, 2020 and 2019 were as follows:

	2020	2019
Receivables for tenant improvements	$453	$3,845
Taxes receivable	43	500
Advances to suppliers & employees	351	5
Prepaid rent	200	214
Prepaid software licenses	178	253
Prepaid insurance, taxes, lease costs, and other	171	390

Total prepaid and other current assets	$1,396	$5,207

6. ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, 2020 and 2019 were as follows:

	2020	2019
Trade receivables	$134	$143
Trade receivables – related parties	22	—

Total accounts receivables	$156	$143

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities as of December 31, 2020 and 2019 were as follows:

	2020	2019
Payroll liabilities	$1,014	$933
Sales tax payable	82	30
Accrued interest	391	12
Accrued purchases and other	1,324	488
Deferred rent – current portion	545	556

Accrued expenses and other current liabilities	$3,356	$2,019

8. PROPERTY AND EQUIPMENT, NET

Property and equipment, net as of December 31, 2020 and 2019 consists of the following:

	2020	2019
Lab and testing equipment	$625	$637
Computers and related equipment	218	337
Office furniture and equipment	338	195
Vehicles	165	165
Leasehold improvements	4,709	269
Construction in progress	—	4,051

Total property and equipment	6,055	5,654
Less accumulated depreciation and amortization	(1,190)	(689)

Property and equipment – net	$4,865	$4,965

Construction in progress as of December 31, 2019 represents amounts capitalized for tenant improvements at the Company’s new leased office facility in Dublin, California. Pursuant to the lease, the landlord is obligated to pay the Company a construction allowance of up to $3,845 toward the Company’s cost of such improvements which was completed in 2020. This allowance is accounted for as a lease incentive and included in deferred rent liabilities as of December 31, 2019. As the Company has a legal right to reimbursement under the lease agreement, the Company has recorded a construction allowance receivable which is included in other current assets as of December 31, 2019. In 2020, the balance of $3,845 was received and construction was completed upon which the construction in progress amounts were reclassified into leasehold improvements.

Depreciation and amortization expense related to property and equipment amounted to $922 and $343 recognized within research and development, sales and marketing, and general and administrative expenses within the consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019, respectively. Disposals of property and equipment were not material for the years ended December 31, 2020 and 2019.

9. BORROWINGS

Comerica Bank Credit Facility

In 2017, the Company entered into a credit facility with Comerica Bank which allowed it to borrow on a term loan of $2,000. Loan terms included interest at the prime rate plus 0.75% with equal monthly payments of principal beginning December 1, 2017 and a maturity date of August 17, 2021. Security for the loan included substantially all the Company’s assets, excluding intellectual property.

This credit facility was retired during 2019, including the $200 restricted cash with Comerica Bank that was released in early 2020. At the time of retirement of this facility the associated debt issuance costs were fully amortized and all unpaid principal and interest were repaid, accordingly no gain or loss on extinguishment of debt was recognized.

Silicon Valley Bank Credit Facility

On August 16, 2019, the Company entered into a loan and security agreement with Silicon Valley Bank, which provides for (1) a revolving letter of credit and (2) growth capital term loans. Borrowings under either facility are secured by substantially all the Company’s assets, excluding intellectual property. The term loan’s borrowings are subject to certain financial covenants and restrictions. The Company complied with all financial covenants and restrictions as of December 31, 2020.

The revolving line-of-credit facility provides for $3,000 in available credit. Principal amounts outstanding under the revolving line accrue interest at a floating per annum rate equal to the greater of (a) the prime rate and (b) 5.5%. The revolving letter of credit matured on August 16, 2020.

The growth capital term loan facility is made up of an initial loan amount of $4,000, which was drawn in December 2019. A second tranche of $1,000 can be drawn before June 30, 2020 if certain milestones events are met. Such milestones were not met in 2020 and the second tranche was not drawn upon. The term loan under this facility will be repaid beginning January 1, 2020 in equal monthly payments of principal, plus accrued interest. The interest rate on the term loan is the greater of (a) the prime rate plus 0.75% and (b) 5.5%. As of December 31, 2020 and 2019, the rate on the term loan was 5.5%.

On April 20, 2020, the Company entered into a deferral agreement with the Silicon Valley Bank, whereby the payment dates for all monthly principal payments on the term loan falling due after the deferred agreement’s effective date was extended by six months. Therefore, the Company did not make any principal payments for any term loans for the period from May 31, 2020 to December 31, 2020. The Company accounted for this as a debt modification.

Payroll Protection Program (PPP) Loan

In 2020, the Company received a loan of $2,270 as part of the Federal Paycheck Protection Program (PPP). The Company used the proceeds to pay qualified expenses related to employee payroll, benefits, and leased spaces. The Company received the loan from the Silicon Valley Bank under the PPP Loan provisions of the CARES Act.

The loan has a two-year maturity and there is a deferral of payment of principal and interest until July 22, 2021 as part of the Paycheck Protection Program Flexibility Act 2020. On December 30, 2020, the Company applied for forgiveness on the loan.

Amounts outstanding under the Company’s borrowing arrangements as of December 31, 2020 and 2019 consisted of:

	2020	2019
Silicon Valley Bank term loan	$3,333	$4,000
Silicon Valley Bank PPP Loan	2,270	—
Unamortized debt discount	(26)	(216)
Current maturities	(2,693)	(1,333)

Borrowings, net of current maturities	$2,884	$2,451

Amortization of debt discount totaled $97 and $18 for the years ended December 31, 2020 and 2019, respectively, and is included in interest expense.

Scheduled maturities of long-term borrowings as of December 31, 2020 are as follows:

Year	Amount
2021	$2,693
2022	2,244
2023	667

$5,604

Warrants — Concurrent with entering into the loan and security arrangements with Comerica Bank and Silicon Valley Bank in 2017 and 2019 respectively, the Company issued to the lenders warrants to purchase shares of stock in the Company.

In the case of Comerica Bank, the Company issued a warrant for 7,353 shares of Series A Preferred Stock exercisable at $2.04 a share, with an expiration date of August 17, 2027. These warrants are contingently redeemable and are classified as liabilities in the consolidated balance sheets.

The fair value of the warrants issued was recorded as of the date of initial issuance. As of December 31, 2020, the warrant liability was remeasured with the increase recognized as a loss of $93 within change in fair value of embedded derivatives and warrants in the consolidated statement of operations and comprehensive loss.

The redeemable convertible preferred stock warrants were valued using the following assumptions under the Black-Scholes option-pricing model:

December 31, 2020
Stock price	$15.03
Expected term (years)	5.8
Expected volatility	45.6%
Risk-free interest	0.4%
Dividend yield	—%

In the case of Silicon Valley Bank, during 2019 the Company issued a warrant for 61,612 shares of common stock exercisable at $2.32 a share, with an expiration date of August 16, 2029. These warrants are determined to be equity classified.

In conjunction with the issuance of these warrants the Company recorded a debt discount in the amount of $86 which is being amortized over the expected term of the loan.

10. CONVERTIBLE NOTES

During 2020, the Company entered into a convertible note agreement under which the Company may issue convertible equity instruments (“2020 Notes”), having an aggregate principal amount of up to $40,000 and a 3% accruing dividend. During 2020 the Company received $30,000 in proceeds related to various 2020 Notes issued.

Pursuant to the terms of the 2020 Notes, upon the closing by the Company of a financing, all outstanding principal and unpaid accrued interest of the 2020 Notes will automatically convert into Company preferred stock sold (the “Next Financing Stock”) at a “conversion price” equal to the lesser of:

(i)	the original issue price per share paid in the Next Financing Stock multiplied by 90%; and

(ii)	the price obtained by dividing $250,000 by the number of outstanding shares of common stock of the Company immediately prior to the Next Financing, as applicable.

At December 31, 2020, the convertible notes balance was comprised of the following:

2020
Convertible notes – face value	$29,990
Unamortized fees	(175)
Debt discount	(753)
Derivative liability	17

Convertible notes – current	$29,079

Embedded Derivative

As outlined in the indenture governing the 2020 Notes, the 2020 Notes are automatically convertible, contingent upon the occurrence of certain events, most notably a financing (a “Next Financing”), defined as the issuance and sale of additional preferred stock (“Financing Stock”). The redemption price is defined as a price per share equal to 90% of the price per share paid by the other purchasers of the Financing Stock sold in the Next Financing. The 2020 Notes are redeemable into the number of shares of Next Financing Stock needed to settle all of the aggregate amount of principal and unpaid interest owed to the holder of such notes, which is based on the ultimate price per share associated with the Financing Stock. Consequently, the 2020 Notes are considered stock settled debt.

This redemption feature embedded in the 2020 Notes is considered to be a derivative that is required to be separately accounted for at fair value and subsequently remeasured to fair value at each reporting date. Accordingly, upon issuance of the 2020 Notes, the Company recognized the fair value associated with the embedded derivative which resulted in a derivative liability of approximately $1,520, with an equal and offsetting debt discount. At December 31, 2020, the Company remeasured the embedded derivative and determined that the fair value was $17, recognizing a gain on change in fair value of the embedded derivative of $1,503 in the consolidated statement of operations and comprehensive loss. The value of the embedded derivative liability at December 31, 2020 is presented together with the associated convertible notes on the consolidated balance sheet.

The debt discount recorded in conjunction with recognition of the embedded derivative of $1,520 is being amortized by the Company over the term of the related convertible notes.

Interest expense of the 2020 Notes totaled $359 and amortization of debt discount totaled $768 for the fiscal year ended December 31, 2020.

Valuation of the Embedded Derivative

The Company determined the fair value of the derivative using an option pricing Monte Carlo simulation model taking into account the probability of change in control occurring and potential repayment amounts and timing of such payments that would result under two scenarios:

Scenario I: The Company assumed a “SPAC transaction event”, which falls under the definition of a liquidation event, defined as a sale, merger, initial public offering (“IPO”) of the Company, or any event that constitutes a Deemed Liquidation Event (a “Change of Control”) or a dissolution event before the Next Financing, and therefore the instrument will be converted into the Company’s Series B Preferred Stock at the Series B Preferred Stock original issue price (as adjusted for stock splits, antidilution events and the like); currently $6.1923, or the holders of instruments representing a majority (>50%) of the aggregate outstanding principal amount under the instruments, have the option to convert the Instrument to receive 1.5 times the principal amount of the Instrument and accrued dividends.

Scenario II: The company assumed a “qualified financing event” meaning the instruments have not converted on or before October 31, 2021, the Company shall pay the principal amount and the accrued dividends on the instrument to the instrument holders.

The option pricing Monte Carlo simulation model was used to estimate the value of the ability to sell the shares back to the Company at a fixed price in the future (i.e., the holder of the 2020 Notes can put the shares and receive the principal and interest payments plus any applicable premiums). The fair value of the embedded derivative was determined using a “with-and-without analysis”, where the value of the 2020 Notes including the embedded derivative is defined as the “with”, and the value of the 2020 Notes excluding the embedded derivative is defined as the “without”.

The following assumptions were made in the Company’s application of the option pricing Monte Carlo simulation model:

•	Beginning Stock Price. The Company’s equity value was estimated based on a third party appraisal, which was understood to reasonably represent the value at the Valuation Date.

•	Term. The time until a financing is raised was estimated by management.

•

Volatility. Since the Company’s stock is not publicly traded, the expected volatilities are based on the historical and implied volatilities of similar companies whose stock prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies.

•	Risk-free Rate. The risk-free rate is consistent with the estimated term until a future funding round.

The following table sets forth the inputs to the option pricing Monte Carlo simulation model that were used to value the embedded derivative:

December 31, 2020
SPAC event scenario (years)	0.41
Financing event scenario (years)	0.25
Maturity (years)	0.65
Volatility of the underlying asset	77.50%
Risk-free rate of interest	0.09%

The Company applied a discount factor to reflect the risks associated with payment. The selected discount rate represents the estimated discount rate where the face value equals fair value as of the original issuance date of February 26, 2020 and then adjusted for changes to market rates since issuance. The implied discount rate for the 2020 Notes was considered reasonable given the cost of equity for the overall business.

11. INTEREST EXPENSE

Interest expense for the years ended December 31, 2020 and 2019 was as follows:

	2020	2019
Interest on term loan debt	$200	$78
Interest on PPP Loan	16	—
Interest on convertible note	359	—
Debt discount amortization	927	18

Interest expense	1,502	96

12. STOCKHOLDERS’ (DEFICIT) EQUITY

During 2019, the Company issued 484,471 shares of Series B preferred stock for cash proceeds of $3,000. In 2020, no additional convertible preferred stocks were issued.

Preferred Stock—At December 31, 2020, and 2019, convertible preferred stock consisted of the following (in thousands, except share data):

	Shared Authorized	Shares Outstanding	Liquidation Preference	Carrying Amount
Series A	9,234,087	9,226,734	$18,844	$18,595
Series B	8,265,913	7,156,991	44,318	44,044

Total	17,500,000	16,383,725	$63,162	$62,639

Rights, preferences, and privileges of the holders of Series A convertible preferred stock and Series B convertible preferred stock referred to collectively as the “Preferred Stock”, the terms of which are as follows:

Voting — On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of such series of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the certificate of incorporation, holders of Preferred Stock shall vote together with the holders of common stock as a single class. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company; the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company; the holders of record of shares of common stock, exclusively and as a separate class, are entitled to elect two directors of the Company; and the holders of record of the majority of common stock, the majority of Series A Preferred Stock and the majority of Series B Preferred Stock elect one director, where each votes as a separate class for the same nominee.

Dividends — In any calendar year, the holders of outstanding shares of Preferred Stock, on a pari passu basis, are entitled to receive dividends when, as and if declared by the board of directors (the “Board”) on a noncumulative basis, out of any assets at the time legally available therefor, at the applicable Dividend Rate (as defined below) specified for such series of Preferred Stock payable in preference and priority to any declaration or payment of any dividend on the common stock in which the Preferred Stock would share. “Dividend Rate” means an annual rate of 8% per share for the Preferred Stock, (each based on the original issue price applicable to the series of Preferred Stock subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to such series of Preferred Stock). No dividends have been declared for the years ended December 31, 2020 and 2019.

Conversion — Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the applicable original issue price of such series by the applicable conversion price of such series in effect at the time of conversion. The initial conversion price is equal to the applicable original issue price of the series preferred stock, in the case of Series A Preferred Stock, $2.0423 and for Series B Preferred Stock, $6.1923. The applicable conversion price, and the rate at which shares of Preferred Stock may be converted into shares of common stock, is subject to certain adjustments. As of December 31, 2020 and 2019, the conversion rate for convertible preferred stock was one-to-one.

Liquidation — In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company or Deemed Liquidation Event (as defined in the certificate of incorporation), the holders of outstanding shares of Preferred Stock then outstanding, on a pari passu basis, are entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment is made to the holders of any junior stock by reason of their ownership thereof, an amount per share equal to the applicable Original Issue Price (as defined below), plus any dividends previously declared and accrued but unpaid thereon. If upon any such liquidation, dissolution, or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders is insufficient to pay the holders of shares of Preferred Stock the full amount to which they are entitled, the holders of shares of Preferred Stock are to share ratably in proportion to the full amounts to which they would otherwise be respectively entitled. The “Original Issue Price” is $2.0423 per share for Series A Preferred Stock and $6.1923 per share for Series B Preferred Stock, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to such series of Preferred Stock.

After the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of common stock, pro rata based on the number of shares held by each such holder.

Redemption — Except in a deemed liquidation event (as defined in Company’s certificate of incorporation), the Preferred Stock is not mandatorily redeemable. The Company has determined that a deemed liquidation event is within the control of the Company and accordingly the Preferred Stock has been recorded within permanent equity.

Common Stock — On September 15, 2020, the Company entered into a stock repurchase and option termination agreement to repurchase 950,352 shares of common stock (with a par value $0.00001 per share) for an aggregated consideration of $1.00 from the Company’s former Chief Executive Officer. In addition, 86,000 of the former Chief Executive Officer’s options were also cancelled, and the remaining $35 of unamortized stock-based compensation expense was recorded within the consolidated statement of operations and other comprehensive loss for the year ended December 31, 2020.

Common stock reserved for future issuance as of December 31, 2020 and 2019 consists of the following:

	2020	2019
Shares reserved for preferred stock outstanding	16,383,725	16,383,725
Shares reserved for Series A preferred stock warrant	7,353	7,353
Shares reserved for warrant to purchase shares of common stock	61,612	68,458
Options issued and outstanding	8,497,693	5,800,426
Shares available for future option grants	6,648	958,087

Total	24,957,031	23,218,049

The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of the holders of Preferred Stock.

Voting — The holders of common stock are entitled to one vote for each share of common stock. There is no cumulative voting. Except as expressly provided within the certificate of incorporation, the common stock shall vote with all other classes on all matters.

13. STOCK-BASED COMPENSATION

In 2014, the Company adopted the Equity Incentive Plan (the “2014 Plan”) and in 2016, the Company adopted the 2016 Stock Plan (the “2016 Plan” and together with the 2014 Plan, the “Plans”). The Plans provide for the grant of incentive stock options to employees only and non-statutory stock options and restricted stock awards to employees, directors and consultants of the Company. The aggregate number of shares of common stock that may be issued under the Plans is 10,188,559, of which 6,648 are available as of December 31, 2020 for future grants.

The Board determines the terms of the awards, including the amount, fair market value and vesting provisions. Under the 2016 Plan, options to purchase common stock generally vest over four years with 25% vesting at the end of first year and the rest vesting monthly thereafter. Under the 2014 Plan, the vesting period for options to purchase common stock range from immediate to four years. Under each plan, the options expire ten years from the date of grant. As of December 31, 2020, no restricted stock awards had been granted.

A summary of stock option activity related to the Plans for the years ended December 31, 2019 and December 31, 2020 is as follows:

	Outstanding Stock Options	Weighted Average Exercise Price	Weighted Average Contractual Life (Years)	Aggregate Intrinsic Value (in thousands)
Balance at December 31, 2018	3,585,704	$0.56	8.1	$6,325
Granted	2,829,917	2.32
Exercised	(318,509)	0.62
Forfeited	(253,729)	1.23
Expired	(42,957)	0.66

Balance at December 31, 2019	5,800,426	1.38	8.3	5,446
Granted	4,411,431	2.33
Exercised	(504,524)	1.31
Forfeited	(1,014,010)	2.04
Expired	(195,630)	1.98
Balance at December 31, 2020	8,497,693	1.79	8.3	112,548

Vested and expected to vest as of December 31, 2020	8,497,693	1.79	8.3	112,548

Vested and exercisable as of December 31, 2020	3,546,022	$1.21	7.0	$49,022

The weighted-average grant date fair value of options granted during the years ended December 31, 2020 and 2019, was $3.55 and $0.98, respectively. The intrinsic value of options exercised during the years ended December 31, 2020 and 2019 was $6,867 and $543, respectively.

The total fair value of shares vested during the year ended December 31, 2020 and 2019, was $1,712 and $703, respectively. The fair value of shares vested is calculated based on grant date fair value.

Stock-Based Compensation Expense — The following table summarizes stock-based compensation expense recorded in each component of operating expenses in the Company’s consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019:

	2020	2019
Research and development	$702	$376
Sales and marketing	249	144
General and administrative	1,001	246

Total stock-based compensation expense	$1,952	$766

Unrecognized stock-based compensation expense and the weighted-average recognition period as of December 31, 2020 and 2019 is as follows (in thousands, except weighted average period):

	2020	2019
Unrecognized stock-based compensation expense	$11,562	$2,275

Weighted average recognition period	2.9	2.9

Significant Assumptions in Estimating Option Fair Value — For the years ended December 31, 2020 and 2019, the Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which greatly affect the fair value of each stock option, including:

Fair Value of Common Stock — For the year ended December 31, 2020, the Company estimates the fair value of the common stock underlying the stock option awards using the Probability Weighted Expected Return Method (PWERM). This approach involves the estimation of future potential outcomes for the company, as well as values and probabilities associated with each respective potential outcome. The common stock per share value determined using this approach is ultimately based upon probability-weighted per share values resulting from the various future scenarios, which can include an IPO, merger or sale, dissolution, or continued operation as a private company.

For the year ended December 31, 2019, the fair value of the common stock underlying the stock option awards was determined by the Board. Given the absence of a public trading market, the Board considered numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting at which awards were approved. These factors included, but were not limited to (i) third-party valuations of common stock; (ii) the rights, preferences, and privileges of convertible preferred stock relative to common stock; (iii) the lack of marketability of common stock; (iv) stage and development of the Company’s business; (v) general economic conditions; and (vi) the likelihood of achieving a liquidity event, such as an IPO or sale of the Company, given prevailing market conditions. To evaluate the fair value of the underlying shares for grants between two independent valuations and after the last independent valuation, a linear interpolation framework was used to evaluate the fair value of the underlying shares.

Volatility — Since the Company’s stock is not publicly traded, the expected volatilities are based on the historical and implied volatilities of similar companies whose stock or option prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies.

Risk-Free Interest Rate — The risk-free interest rates are based on US Treasury yields in effect at the grant date for notes with comparable terms as the awards.

Expected Term — The expected term of options granted to employees is based on the expected life of the stock options, giving consideration to the contractual terms and vesting schedules.

Dividend Yield — The expected dividend-yield assumption is based on the Company’s current expectations about its anticipated dividend policy.

The weighted average assumptions used in the Black-Scholes option-pricing model for stock options for the years ended December 31, 2020 and 2019, are as follows:

	2020	2019
Expected term (in years)	5.8	6.0
Risk-free interest rate	0.4%	2.1%
Expected volatility	45.6%	40.9%
Expected dividend yield	—%	—%

14. REVENUE

Sale of prototypes

The Company recorded revenue for prototype sales of $365 and $291 in 2020 and 2019 respectively. These arrangements typically have one performance obligation which is satisfied at the point of delivery or shipment to the customer. The Company does not incur significant contract costs in fulfilling or obtaining their contracts with customers.

Collaboration and Development Agreements

In 2019 and 2020, the Company entered into collaborative research and development agreements with companies primarily in the auto, transportation and electronic display industry. The Company assessed the number of performance obligations associated with the promises under each agreement, primarily the delivery of customized iDAR perception-related goods, and recognized $1,214 and $1,175 in revenue for performance obligations satisfied during 2020 and 2019 respectively, in the consolidated statement of operations and comprehensive loss. In 2020 and 2019, the Company recognized $660 and $950 in deferred revenue in the consolidated balance sheet for amounts obtained by the Company for performance obligations in collaborative research and development agreements which have not yet been satisfied at December 31, 2020.

For Revenue with related parties, refer to Note 17.

Disaggregation of revenue

The Company recognized the following revenues by geographic area based on the primary billing address of the customer and timing of transfer of goods or services to customers (point-in-time or over time), as it believes it best depicts how the nature, amount, timing and uncertainty of its revenue and cash flows are affected by economic factors. Total revenue based on the disaggregation criteria described above are as follows:

	2020	2019
Revenue by primary geographical market:
United States	$330	$385
Europe	135	1,025
Asia	1,114	56

Total	$1,579	$1,466

Revenue by timing of recognition:
Recognized at a point in time	$1,515	$466
Recognized over time	64	1,000

Total	$1,579	$1,466

Contract Liabilities

Contract liabilities consist of deferred revenue and customer advance payments. Deferred revenue includes billings in excess of revenue recognized and is recognized as revenue when the Company performs under the contract. Customer advance payments represent required customer payments in advance of product shipments according to payment terms. Customer advance payments are recognized as revenue when control of the performance obligation is transferred to the customer. Contract liabilities consisted of the following as of December 31, 2020:

As of December 31, 2020
Contract liabilities, Current	$660

Total	$660

The following table shows the significant changes in contract liabilities balances during the years ended December 31, 2020 and 2019:

	2020	2019
Beginning balance	$950	$—
Revenue recognized that was included in the contract liabilities beginning balance	(450)	—
Increase due to cash received and not recognized as revenue and billings in excess of revenue recognized during the period	160	950

Ending balance	$660	$950

Remaining performance obligations

Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed where they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. The deferred revenue balance represents the remaining performance obligations for contracts with an original duration of greater than one year.

For year ended December 31, 2020 the Company recognized $450 of revenue that was deferred as of December 31, 2019. The deferred revenue balance of $660 at December 31, 2020 is expected to be recognized over the next twelve months.

15. INCOME TAXES

For both the years ended December 31, 2020 and 2019, the Company recorded no provision for income taxes due to losses incurred.

The following table presents a reconciliation of the federal statutory rate of 21% to our effective tax rate for the periods presented:

	2020	2019
U.S. federal tax benefit at statutory rate	21.0%	21.0%
State income taxes, net of federal benefit	3.5%	3.1%
Non-deductible expenses and other	0.3%	(0.2)%
Share-based compensation	(1.5)%	(0.5)%
Research and development credits	2.5%	1.1%
Foreign rate differential	(4.3)%	(2.9)%
Change in valuation allowance, net	(21.5)%	(21.6)%

Effective tax rate	—%	—%

For 2020 and 2019, our effective tax rate differs from the amount computed by applying the statutory federal and state income tax rates to net loss before income tax, primarily as the result of state income taxes, R&D credits and changes in our valuation allowance.

Significant components of the Company’s deferred tax assets and liabilities at December 31, are presented below:

	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$17,011	$12,276
Research and development credit carryforward	2,810	1,826
Stock-based compensation	51	42
Property and equipment	40
Other accruals	464	545

Gross deferred tax assets	20,376	14,688
Valuation allowance	(20,376)	(14,677)

Net deferred tax assets	—	11
Deferred tax liabilities:
Property and equipment	—	(11)

Total deferred tax assets (liabilities) – net	$—	$—

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. The Company could not conclude that it was more likely than not that tax benefits from operating losses would be realized and, accordingly, has provided a full valuation allowance against its deferred tax assets. The valuation allowance as of December 31, 2019 was $14,677 which increased to $20,376 at December 31, 2020. The increase in the valuation allowance is primarily due to additional reserve required against net operating losses and research credits generated during the year ended December 31, 2020.

As of December 31, 2020, the Company had $67,955 and $41,106 of federal and state net operating losses available to reduce future taxable income, of which $12,255 will begin to expire in 2033 for federal tax purposes and $41,106 will begin to expire in 2035 for state tax purposes. Approximately $55,700 of federal net operating loss included above can be carried forward indefinitely.

As of December 31, 2019, the Company had $48,528 and $34,234 of federal and state net operating losses available to reduce future taxable income, which will begin to expire in 2033 for federal and 2035 for state tax purposes.

The Company also has federal and state research and development tax credit carryforwards of$2,299 and $2,043 as of December 31, 2020 and $1,496 and $1,505 as of December 31, 2019. The federal credits begin to expire in 2034 and the state credits have no expiration date.

The Company has completed a Section 382 study through December 31, 2020 to determine whether it had experienced a change in ownership and, if so, whether the tax attributes (NOL and credits were impaired). As a result of this study, the Company concluded all of its NOLs and credits would be available to use as of December 31, 2020. However future change in ownership may limit the ability to use tax attributes under Section 382. Under Section 382 of the Internal Revenue Code of 1986, as amended, the Company’s ability to utilize NOL or other tax attributes, such as research tax credits, in any taxable year, may be limited if the Company has experienced an “ownership change.” Generally, a Section 382 ownership change occurs if there is a cumulative increase of more than 50 percentage points in the stock ownership of one or more stockholders or groups of stockholders who owns at least 5% of a corporation’s stock within a specified testing period. Similar rules may apply under state tax laws.

Unrecognized Tax Benefits — The following is a tabular reconciliation of the total amounts of unrecognized tax benefits:

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits:

	2020	2019
Unrecognized tax benefits as of the beginning of the year	$938	$647
Increases related to prior year tax provisions	(14)	—
Increase related to current year tax provisions	286	291

Unrecognized tax benefits as of the end of the year	$1,210	$938

The Company recognizes interest and penalties related to income tax matters as a component of income tax expense. As of December 31, 2020 there was no accrued interest nor penalties related to uncertain tax positions.

The Company reports income taxes in accordance with Financial Accounting Standards Board Accounting Standards (FASB ASC) 740, Income Taxes, which requires an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as net operating loss and tax credit carryforwards. Deferred tax amounts are determined by using the enacted tax rates expected to be in effect when the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance reduces the deferred tax assets to the amount that is more likely than not to be realized.

The Company has a history of operating losses and has incurred cumulative book losses since its formation. Based upon the history of losses, the Company has determined that it is more likely than not that the deferred tax assets will not be utilized, and accordingly, a full valuation allowance has been recorded.

The Company files income tax returns in the U.S., various state jurisdictions, and foreign jurisdictions. The U.S., state and foreign jurisdictions have statutes of limitations that generally range from three to five years. Due to the Company’s net losses, substantially all of its federal, state and local income tax returns are subject to examination for federal and state purposes since inception. The Company is not currently under examination for federal or state income tax purposes.

16. COMMITMENTS AND CONTINGENCIES

The Company leases are principally related to offices under noncancellable operating lease agreements that expire from 2022 to 2026. During 2019 the Company entered into a rental agreement for the Company’s headquarters in Dublin, California. Under the agreement the Company is provided an option to extend the lease term one time for a period of five years and the Company received leasehold improvement incentives of $3,845. The total amount of the leasehold improvement incentives is being amortized over the lease term. Refer to Note 8 for additional details.

The Company recognizes rent expense on a straight-line basis over the lease period. Rental expense is principally for leased office space and was $1,942 and $1,278 within the consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019, respectively. Deferred rent liabilities, including deferred lease incentives, were $4,175 and $4,683 as of December 31, 2020 and 2019, respectively, within the consolidated balance sheets.

Future minimum payments under the noncancellable operating leases are as follows:

Years Ending December 31	Operating Leases
2021	$2,286
2022	2,330
2023	2,342
2024	2,412
2025 and after	4,824

Total minimum lease payments	$14,194

Contingencies — The Company may be subject to legal proceedings and claims that arise in the ordinary course of business. Management is not currently aware of any matters that will have a material effect on the financial position, results of operations, or cash flows of the Company.

17. RELATED PARTIES

In July 2019, the Company entered into an agreement with an investor of the Company and major supplier to the automaker segment for a total transaction price of $1,500. Under the arrangement the Company agreed to cooperate on the R&D costs associated with a bidding on a supply contract with a major automaker. Further the Company has the ability to earn an additional consideration from the supplier upon the delivery of certain samples to the supplier and the achievement of approvals associated with the Company’s offering. The Company determined that there were two performance obligations associated with the promises under the arrangement, with one being specified R&D efforts and the other related to the delivery of samples and approvals. Further the Company determined that the transaction price associated with these two performance obligations should be allocated $1,000 to the R&D efforts and $500 to the delivery of samples and approvals. The Company determined that the performance obligations should be recognized over time because the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs. During 2019, the Company recognized revenue of $1,000 over time. Further the Company recorded $500 within deferred revenue on the consolidated balance sheet at December 31, 2019, for the second performance obligation which had yet to be achieved by year end. In 2020, no additional performance obligations have been satisfied on this contract and the $500 deferred revenue balance remains unchanged in the consolidated balance sheet as of December 31, 2020.

The Company entered into a contract with a major automaker in 2016, who is also an investor, and recognized $175 in revenue under this contract during the year ended December 31, 2019. No revenue was recognized under the contract for the year ended December 31, 2020.

In July 2019, the Company entered into a collaborative research and development agreement with an existing investor of the Company and major supplier to the automaker segment. Under the arrangement the Company agreed to customize certain elements of the Company’s hardware and software to meet the specific requirements of the supplier. The Company determined that there was one performance obligation associated with the promises under the arrangement. Further the Company determined that the transaction price associated with the single performance obligation should be recognized at a point in time as the criteria for over time recognition were not met. At December 31, 2019, the Company recorded $450 within deferred revenue upon receipt of initial payment.

In April 2020, the contract was modified by a mutual termination of both parties which modified the performance obligation to reduce the number of Lidar units to be delivered, and include a fully paid-up license to use AEye’s technology in products and services for internal and non-commercial purposes. The performance obligation and associated revenue was changed as a result of this contract modification. A cumulative catch-up adjustment was used to update the existing contract. The mutual termination arrangement included the modification to the original performance obligation, with a reduction in transaction price from the original $1,500 to $1,050. The modified performance obligation was fully performed and satisfied in April 2020. The Company recognized the total transaction price of $1,050, of which $450 was previously deferred.

In August 2020, the Company entered into an arrangement with a leading global automotive electronics supplier to cooperate and develop products for the automotive and other markets. The global supplier is an existing investor and for the year ended December 31, 2020, the Company recognized revenue of $60 under the agreement.

In August 2020, a non-binding memorandum of understanding was executed with an existing investor, where both parties intend to enter a proof of concept arrangement to assess the viability of the opportunity and the terms under which the parties will proceed with a partnership. There has not yet been any monetary consideration transferred under this arrangement.

In September 2019, the Company entered into an arrangement with an existing investor to work collaboratively on developing a proof of concept (POC) to develop and demonstrate certain functionality of perception devices. There was no revenue recognized under the contract for the year ended December 31, 2019. In 2020, the Company satisfied the performance obligations (recognized at a point in time) in the contract and recognized $100 for the year ended December 31, 2020. The Company recognized $65 within deferred revenue on the consolidated balance sheet at December 31, 2020 for amounts obtained by the Company for performance obligations which have not yet been satisfied at December 31, 2020.

18. NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:

	2020	2019
Numerator:
Net loss attributable to common shareholders (in thousands)	$(26,551)	$(28,651)
Denominator:
Weighted average Common shares outstanding- Basic	11,247,251	11,099,850
Dilutive effect of potential common shares	—	—

Weighted average Common shares outstanding- Diluted	11,247,251	11,099,850

Net loss per share attributable to Common shareholders – Basic and Diluted	$(2.36)	$(2.58)

The following table sets forth securities that could potentially dilute the calculation of diluted earnings per share as of December 31, 2020 and 2019:

	2020	2019
Warrants to purchase common stock	61,612	68,458
Warrants to purchase preferred stock	7,353	7,353
Options to purchase common stock	8,497,693	5,800,426
Conversion of Series A Preferred stock	9,226,734	9,226,734
Conversion of Series B Preferred stock	7,156,991	7,156,991
Conversion of convertible notes	4,385,497	—

Total	29,335,880	22,259,962

19. SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 12, 2021, the date the consolidated financial statements were available for issuance.

Merger Agreement

On February 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”) and Meliora Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of CF III. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the closing of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into AEye, Inc. (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), whereby the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation of the Merger and become a wholly owned subsidiary of CF III.

Upon the Closing of the Merger, all outstanding shares of the Company’s common stock and Preferred Stock shall automatically be cancelled and cease to exist in exchange for the right to receive a number of shares of newly issued CF III Class A Common Stock that is equal to the Exchange Ratio.

The Company options outstanding under the Company employee share option plan whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by CF III and converted into an option to purchase shares of CF III Class A Common Stock (“Assumed Option”). Each Assumed Option will continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Options immediately prior to Closing of the Merger, except that (i) each Assumed Option shall be exercisable for that number of shares of CF III Class A Common Stock equal to the product of (A) the number of shares of Company Common Stock subject to the Company Option immediately prior to the Closing multiplied by (B) the Exchange Ratio; and (ii) the per share exercise price for each share of CF III Class A Common Stock issuable upon exercise of the Assumed Option shall be equal to the quotient obtained by dividing (A) the exercise price per share of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (B) the Exchange Ratio. Each Company warrant that is outstanding immediately prior to the Effective Time will be assumed by CF III and converted into a warrant to purchase shares of CF III Class A Common Stock (each, an “Assumed Warrant”). Each Assumed Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Warrant immediately prior to the Closing, except that (i) each Assumed Warrant shall be exercisable for that number of shares of CF III Class A Common Stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Company Capital Stock subject to the Company Warrant immediately prior to the Closing multiplied by (B) the Exchange Ratio; and (ii) the per share exercise price for each share of CF III Class A Common Stock issuable upon exercise of the Assumed Warrant shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of Company Capital Stock subject to the Company Warrant immediately prior to the Closing by (B) the Exchange Ratio.

The Exchange Ratio will be determined prior to the closing of the Merger and represents a fully-diluted pre-transaction equity value of the Company of $1.52 billion, as agreed upon in Amendment No.1 to the Merger Agreement with Merger Sub and CF III entered on April 30, 2021.

The board of directors of each of the Company and CF III have unanimously approved the Transactions. The Closing of the Transactions will require the approval of the stockholders of the Company and CF III, and is subject to other customary Closing conditions, including the receipt of certain regulatory approvals.

Other Events

Subsequent to December 31, 2020 and up to May 12, 2021, the Company issued an additional $8,045 of convertible notes under the agreement discussed in Note 10.

In January 2021, the Board approved an amendment and restatement the 2016 Stock Plan to provide for the issuance of restricted stock units under the Plan and increase the number of shares of common stock of the Company reserved for issuance pursuant to the Plan by 310,000 shares to a new total of 8,901,684.

On February 9, 2021, the Company entered into a memorandum of understanding with a vision systems supplier where they agree to purchase 300 units within two years of a successful proof of concept testing.

On February 25, 2021, the Company entered into a memorandum of understanding with a leading global automotive electronics supplier, which is also an existing investor. The Company would commit to pay the counterparty $3,800 as part of their joint development efforts.

On March 18, 2021, the Company entered into a non-binding term sheet for a financing facility of up to $10,000. On April 26, 2021, the Company entered into a loan and security agreement associated with the non-binding term sheet, where the lender made a term loan advance to the Company of $4,000. Subject to the terms and conditions of this agreement, upon the Company’s request, the lender shall make a second term loan advance to the Company in an aggregate amount of $6,000. On May 13, 2021, the additional $6,000 was drawn. Interest is payable in arrears on the outstanding principal amount. The outstanding and unpaid principal and interest is due at maturity, which is the earlier of closing of the SPAC transaction or October 26, 2021.

On April 5, 2021, the Company granted a total of 241,197 Restricted Stock Units (RSUs) awards to various individuals with various vesting conditions.

CF FINANCE ACQUISITION CORP. III

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Current Assets:
Cash	$128,719	$1,250
Prepaid expenses	466,501	437,500

Total current assets	595,220	438,750
Other assets	145,833	364,583
Cash equivalents held in Trust Account	232,305,815	230,000,819

Total Assets	$233,046,868	$230,804,152

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accrued expenses	$81,058	$28,099
Payables to related party	108,719	4,295
Sponsor loan – promissory notes	3,460,955	427,612
Franchise tax payable	100,000	24,615
Income tax payable	52	26

Total Current Liabilities	3,750,784	484,647
Warrant liability	12,611,665	12,061,764

Total Liabilities	16,362,449	12,546,411

Commitments and Contingencies (Note 5)
Class A common stock, 20,958,853 and 21,325,774 shares subject to possible redemption at $10.10 and $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	211,684,415	213,257,740
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of both June 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 2,541,147 and 2,174,226 issued and outstanding (excluding 20,958,853 and 21,325,774 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	254	217
Class B common stock, $0.0001 par value; 30,000,000 shares authorized; 5,750,000 shares issued and outstanding as of both June 30, 2021 and December 31, 2020	575	575
Additional paid-in capital	9,457,745	7,884,457
Accumulated deficit	(4,458,570)	(2,885,248)

Total Stockholders’ Equity	5,000,004	5,000,001

Total Liabilities and Stockholders’ Equity	$233,046,868	$230,804,152

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF FINANCE ACQUISITION CORP. III

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2021	2020		2021	2020
General and administrative costs	$270,523	$—		$844,333	$—
Administrative expenses – related party	30,000	—		60,000	—
Franchise tax expense	50,050	—		130,575	—

Loss from operations	(350,573)	—		(1,034,908)	—
Interest income on investments held in Trust Account	5,815	—		11,487	—
Changes in fair value of warrant liability	(1,566,668)			(549,901)

Net loss	$(1,911,426)	$—		$(1,573,322)	$—

Weighted average number of shares of common stock outstanding:
Class A – Public shares	23,000,000	—		23,000,000	—
Class A – Private placement	500,000	—		500,000	—
Class B – Common stock	5,750,000	5,000,000	(1)	5,750,000	5,000,000	(1)
Basic and diluted net income (loss) per share:
Class A – Public shares	$0.00	$—		$0.00	$—
Class A – Private placement	$(0.31)	$—		$(0.25)	$—
Class B – Common stock	$(0.31)	$0.00		$(0.25)	$0.00

(1)

Excludes an aggregate of up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised in full by the underwriter. This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split and subsequent return to the Company, which resulted in cancellation of 8,625,000 Founder Shares (see Note 6).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF FINANCE ACQUISITION CORP. III

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

For the Three and Six Months Ended June 30, 2021 and 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	2,174,226	$217	5,750,000	$575	$7,884,457	$(2,885,248)	$5,000,001
Shares subject to possible redemption	(33,810)	(3)	—	—	(338,097)	—	(338,100)
Net income	—	—	—	—	—	338,104	338,104

Balance – March 31, 2021	2,140,416	214	5,750,000	575	7,546,360	(2,547,144)	5,000,005
Shares subject to possible redemption	400,731	40	—	—	1,911,385	—	1,911,425
Net loss	—	—	—	—	—	(1,911,426)	(1,911,426)

Balance – June 30, 2021	2,541,147	$254	5,750,000	$575	$9,457,745	$(4,458,570)	$5,000,004

	Common Stock					Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares		Amount
Balance – December 31, 2019	—	$—	5,750,000	(1)	$575	$24,425	$(2,449)	$22,551

Net income	—	—	—		—	—	—	—

Balance – March 31, 2020	—	—	5,750,000		575	24,425	(2,449)	22,551

Net income	—	—	—		—	—	—	—

Balance – June 30, 2020	—	$—	5,750,000	(1)	$575	$24,425	$(2,449)	$22,551

(1)

This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split and subsequent return to the Company, which resulted in cancellation of 8,625,000 Founder Shares (see Note 6).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF FINANCE ACQUISITION CORP. III

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,573,322)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party	549,366	—
Interest income on investments held in Trust Account	(11,487)	—
Changes in fair value of warrant liability	549,901	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	247,749	—
Accrued expenses	52,958	—
Income tax payable	26	—
Payable to related party	104,424	—
Franchise tax payable	75,385	—

Net cash used in operating activities	(5,000)	—

Cash flows from investing activities:
Proceeds from Trust Account to pay tax	6,491	—
Cash deposited to Trust Account	(2,300,000)	—

Net cash used by investing activities	(2,293,509)	—

Cash flows from financing activities:
Proceeds from related party – Sponsor loan	3,033,343	—
Payment of related party payable	(607,365)	—

Net cash provided by financing activities	2,425,978	—

Net change in cash	127,469	—
Cash – beginning of the period	1,250	25,000

Cash – end of the period	$128,719	$25,000

Supplemental disclosure of noncash financing activities:
Prepaid expenses paid with payables to related party	$58,000	$—

Changes in Class A common stock subject to possible redemption	$(1,573,325)	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF FINANCE ACQUISITION CORP. III

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation

CF Finance Acquisition Corp. III (the “Company”) was incorporated in Delaware on March 15, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company’s wholly-owned subsidiary Meliora Merger Sub, Inc. was formed on February 10, 2021.

Although the Company is not limited in its search for target businesses to a particular industry or sector for the purpose of consummating a Business Combination, the Company intends to focus its search on companies operating in the financial services, healthcare, real estate services, technology and software industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not commenced operations. All activity through June 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, relates to the Company’s efforts toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on investments in money market funds that invest in U.S. Treasury Securities and cash equivalents from the proceeds derived from the Initial Public Offering, and recognized changes in the fair value of warrant liability as other income (expense).

The Company’s sponsor is CF Finance Holdings III, LLC (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on November 12, 2020. On November 17, 2020, the Company consummated the Initial Public Offering of 23,000,000 units (each, a “Unit” and with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including 3,000,000 Units sold upon the exercise of the underwriters’ overallotment option in full, at a purchase price of $10.00 per Unit, generating gross proceeds of $230,000,000, which is described in Note 4. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Initial Public Offering and will expire 5 years after the completion of the Business Combination, or earlier upon redemption or liquidation.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 500,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit to the Sponsor in a private placement, generating gross proceeds of $5,000,000, which is described in Note 5. The proceeds of the Private Placement Units were deposited into the Trust Account (as defined below) and will be used to fund the redemption of the Public Shares subject to the requirements of applicable law (see Note 5).

Offering costs amounted to approximately $4,600,000, consisting of $4,100,000 of underwriting fees and approximately $500,000 of other costs.

Following the closing of the Initial Public Offering and sale of the Private Placement Units on November 17, 2020, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units (see Note 5) was placed in a trust account (“Trust Account”) located in the United States at UMB Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, which may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share). The per share amount to be distributed to public stockholders who redeem the Public Shares will not be reduced by the Marketing Fee (as defined below in Note 5). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation (as may be amended, the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the Business Combination is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5), their shares underlying the Private Placement Units and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares held by the initial stockholders in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with its Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

On February 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) by and among the Company, Meliora Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and AEye, Inc., a Delaware corporation (“AEye”), a provider of high-performance, active LiDAR systems for vehicle autonomy, advanced driver assistance systems and robotic vehicle applications. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the closing of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into AEye (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), whereby the separate corporate existence of Merger Sub will cease and AEye will be the surviving corporation of the Merger and become a wholly owned subsidiary of the Company. At the Closing, the Company will amend its charter to, among other matters, change its name to “AEye, Inc.” On April 30, 2021, the Company entered into Amendment No. 1 to the Merger Agreement with Merger Sub and AEye (the “Merger Agreement Amendment” and, together with the Original Merger Agreement, the “Merger Agreement”). The board of directors of each of AEye and the Company have unanimously approved the Transactions. The closing of the Transactions will require the approval of the stockholders of AEye and the Company, and is subject to other customary closing conditions, including the receipt of certain regulatory approvals. For more information about the business combination with AEye, see the Company’s Registration Statement on Form S-4 initially filed with the SEC on May 13, 2021 and as amended on June 28, 2021 and July 8, 2021 (the “Form S-4”), the definitive proxy statement filed with the SEC on July 21, 2021 (the “Proxy Statement”) and the Current Reports on Form 8-K filed with the SEC on February 17, 2021 and May 3, 2021.

Contemporaneously with the execution of the Original Merger Agreement, the Company entered into separate Subscription Agreements (the “Subscription Agreements”) with a number of subscribers (each a “Subscriber”), including the Sponsor, pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, at the Closing, an aggregate of 22.5 million shares of Class A common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $225.0 million (the “PIPE Investments”), with the Sponsor’s Subscription Agreement accounting for $9.5 million of such aggregate PIPE Investments (of which the Sponsor has assigned $4.5 million of its subscription to an unrelated third-party). The PIPE Investments are contingent upon the closing of the Business Combination with AEye and, therefore, do not affect the shares subject to possible redemption as of June 30, 2021.

Failure to Consummate a Business Combination — The Company has until September 17, 2021 or prior to the expiration of the applicable four-month extension period, as described below, to consummate a Business Combination (as may be extended pursuant to the Amended and Restated Certificate of Incorporation or as approved by the Company’s stockholders, the “Combination Period”). If the Company is unable to complete a Business Combination by the end of the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

On April 30, 2021, the Sponsor funded the amount needed to extend the Company’s time to consummate its initial Business Combination from May 17, 2021 to September 17, 2021 and agreed to fund the amount needed to further extend the Company’s time to consummate its initial Business Combination to January 17, 2022, if necessary. In connection therewith, the Company issued the Sponsor a promissory note in the amount of $2,300,000 and an additional amount of $0.10 per Public Share was deposited in the Trust Account.

If the Company anticipates that it may not be able to consummate a Business Combination by September 17, 2021, and subject to the Sponsor depositing additional funds into the Trust Account as set out below, the time to consummate a Business Combination shall be extended for an additional four months up to three additional times, for a total of up to 22 months to complete a Business Combination. The stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate a Business Combination to be extended, the Sponsor or its affiliates or permitted designees, upon five business days advance notice prior to the applicable deadline, must deposit into the Trust Account $2,300,000 ($0.10 per Public Share) on or prior to the date of the applicable deadline, for each of the available four month extensions providing a total possible Combination Period of 22 months at a total payment value of $9,200,000 ($0.10 per Public Share), including the $2,300,000 deposited by the Sponsor on April 30, 2021. Any such payments would be made by the Sponsor pursuant to a non-interest bearing loan issued by the Company which would be due and payable on the consummation of the Business Combination out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, it may repay such loans solely from assets not held in the Trust Account, if any.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account, except for the Company’s independent registered public accounting firm.

Liquidity and Capital Resources

As of June 30, 2021 and December 31, 2020, the Company had $128,719 and $1,250, respectively, of cash in its operating account and working capital deficit of $3,155,564 and $45,897, respectively. As of June 30, 2021, the Company did not have any interest income from the Trust Account, as during the three months and six months ended June 30, 2021, $5,815 and $11,487 of the interest income earned on funds held in the Trust Account, respectively, was used to pay taxes.

The Company’s liquidity needs through June 30, 2021 have been satisfied through a contribution of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, a loan of approximately $140,000 from the Sponsor pursuant to a promissory note (the “Pre-IPO Note”) (see Note 5), the proceeds from the sale of the Private Placement Units not held in the Trust Account, and the Sponsor Loan (as defined below). The Company fully repaid the Pre-IPO Note upon completion of the Initial Public Offering. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor has committed up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements after the Initial Public Offering and prior to the Company’s initial Business Combination (the “Sponsor Loan”). If the Sponsor Loan is insufficient, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). On April 30, 2021, the Sponsor funded the amount needed to extend the Company’s time to consummate its initial Business Combination from May 17, 2021 to September 17, 2021 and agreed to fund the amount needed to further extend the Company’s time to consummate its initial Business Combination to January 17, 2022, if necessary. In connection therewith, the Company issued the Sponsor a promissory note in the amount of $2,300,000 and an additional amount of $0.10 per Public Share was deposited in the Trust Account.

As of June 30, 2021 and December 31, 2020, there was approximately $3,461,000 and $428,000, respectively, outstanding under the loans payable by the Company to the Sponsor, including approximately $1,161,000 and $428,000, respectively, outstanding under the Sponsor Loan and an additional $2,300,000 and $0, respectively, outstanding under the loan payable to the Sponsor as a result of the extension of the Combination Period from May 17, 2021 to September 17, 2021.

Basis of Presentation

The unaudited condensed consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2021 and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K/A filed by the Company with the SEC on May 3, 2021.

In connection with the Company’s going concern considerations in accordance with guidance in Accounting Standards Update (“ASU”) No. 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, the Company’s original mandatory liquidation date of May 17, 2021 was extended to September 17, 2021. In connection with the extension, the Sponsor funded the amount needed to extend the Company’s time to consummate its initial Business Combination. In addition, the Sponsor agreed to fund the amount needed to further extend the Company’s time to consummate its initial Business Combination to January 17, 2022, if necessary. It is the current intention, but not obligation, of the Sponsor to exercise, at least three four-month extensions, should a Business Combination not occur within the applicable allotted time period for such a Business Combination. The Sponsor has already exercised one of the four extensions available. The consummation of the Business Combination pursuant to the Merger Agreement is subject to, among other closing conditions, the approval of the stockholders of the Company, and other terms and conditions as described in the Current Reports on Form 8-K filed with the SEC on February 17, 2021 and April 30, 2021, the Form S-4 and the Proxy Statement. These unaudited condensed financial statements do not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed in Note 1, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and, therefore, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account as of June 30,

2021 and December 31, 2020. The balance of the Company’s investments held in the Trust Account as of June 30, 2021 and December 31, 2020 was comprised of cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation maximum coverage limit of $250,000, and cash equivalents held in the Trust Account. For the three and six months ended June 30, 2021 and 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Merger Sub, as of June 30, 2021. Merger Sub had no assets or liabilities as of June 30, 2021. All significant inter-company transactions and balances have been eliminated in consolidation.

Fair Value of Financial Instruments

As of June 30, 2021 and December 31, 2020, the carrying values of cash, cash equivalents held in the Trust Account, accrued expenses, payables to related party, the Sponsor Loan and franchise tax payable approximated their fair values due to the short-term nature of the instruments.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, and other costs incurred in connection with the preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Warrant Liability

The Company evaluated the Public Warrants (as defined in Note 3) and Private Placement Warrants (as defined in Note 4 and, together with the Public Warrants, the “Warrants”) (see Note 4, Note 7 and Note 8) in accordance with guidance in Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815-40”) and concluded that pursuant to the terms thereof related to certain tender or exchange offers, the Warrants are precluded from being accounted for as components of equity. As the Warrants meet the definition of a derivative under ASC 815, Derivatives and Hedging, the Warrants are recorded as liabilities on the balance sheet and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with any subsequent changes in fair value recognized in statement of operations in the period of change.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480, Distinguishing Liabilities from Equity. Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2021 and December 31, 2020, 20,958,853 and 21,325,774 shares of Class A common stock subject to possible redemption, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income Taxes

Income taxes are accounted for under ASC 740, Income Taxes (“ASC 740”), using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the unaudited condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is more likely than not that deferred tax assets will not be recognized, a valuation allowance would be established to offset their benefit.

ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the unaudited condensed consolidated financial statements. The Company provides for uncertain tax positions, based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties related to unrecognized tax benefits as provision for income taxes on the statement of operations.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 7,833,332 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share of common stock is the same as basic earnings per share of common stock for the periods presented.

The Company’s statement of operations includes a presentation of income per share of common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for shares of Class A common stock is calculated by dividing the interest income on investments held in the Trust Account, net of applicable taxes available to be withdrawn from the Trust Account by the weighted average number of shares of Class A common stock outstanding for the period, excluding 500,000 shares of Class A common stock held by the Sponsor, which is not subject to redemption. Net loss per share, basic and diluted for shares of Class B common stock is calculated by dividing the net income, less income attributable to the shares of redeemable Class A common stock by the weighted average number of shares of Class B common stock and 500,000 shares of Class A common stock held by the Sponsor and outstanding for the period.

The following table reflects the calculation of basic and diluted net loss per share of common stock:

	For the Three Months Ended June 30,
	2021	2020
Redeemable shares of Class A common stock
Numerator: earnings allocable to redeemable shares of Class A common stock
Interest income on investments held in Trust Account	$5,815	$—

Less franchise tax available to be withdrawn from the Trust Account	$(5,815)	$—
Net earnings	$—	$—
Denominator: weighted average number of redeemable shares of Class A common stock	23,000,000	—
Basic and diluted net loss per redeemable share of Class A common stock	$0.00	$—
Non-redeemable shares of Class A private placement common stock and Class B common stock
Numerator: net loss minus redeemable net earnings
Loss from operations	$(350,573)	$—
Less franchise tax available to be withdrawn from the Trust Account	$5,815	$—
Change in fair value of warrant liability attributable to non-redeemable shares of Class A private placement common stock and Class B common stock	$(1,566,668)	$—

Non-redeemable net loss	$(1,911,426)	$—
Denominator: weighted average number of non-redeemable shares of Class A private placement common stock and Class B common stock
Non-redeemable shares of Class A private placement common stock and Class B common stock, basic and diluted	6,250,000	5,000,000
Basic and diluted net loss per non-redeemable share of Class A private placement common stock and share of Class B common stock	$(0.31)	$0.00

	For the Six Months Ended June 30,
	2021	2020
Redeemable shares of Class A common stock
Numerator: earnings allocable to redeemable shares of Class A common stock
Interest income on investments held in Trust Account	$11,487	$—

Less franchise tax available to be withdrawn from the Trust Account	$(11,487)	$—
Net earnings	$—	$—
Denominator: weighted average number of redeemable shares of Class A common stock	23,000,000	—
Basic and diluted net loss per redeemable share of Class A common stock	$0.00	$—
Non-redeemable shares of Class A private placement common stock and Class B common stock
Numerator: net loss minus redeemable net earnings
Loss from operations	$(1,034,908)	$—
Less franchise tax available to be withdrawn from the Trust Account	$11,487	—
Change in fair value of warrant liability attributable to non-redeemable shares of Class A private placement common stock and Class B common stock	$(549,901)	$—

Non-redeemable net loss	$(1,573,322)	$—
Denominator: weighted average number of non-redeemable shares of Class A private placement common stock and Class B common stock
Non-redeemable shares of Class A private placement common stock and Class B common stock, basic and diluted	6,250,000	5,000,000
Basic and diluted net loss per non-redeemable share of Class A private placement common stock and Class B common stock	$(0.25)	$0.00

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The standard is expected to reduce complexity and improve comparability of financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The ASU also enhances information transparency by making targeted improvements to the related disclosures guidance. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The new standard will become effective for the Company beginning January 1, 2024, can be applied using either a modified retrospective or a fully retrospective method of transition and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s unaudited condensed consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units at a price of $10.00 per Unit, including 3,000,000 Units sold upon exercise of the underwriters’ overallotment option in full. Each Unit consists of one share of Class A common stock, and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). No fractional warrants will be issued upon separation of the Units and only whole warrants will trade.

Note 4 — Related Party Transactions

Founder Shares

In March 2016, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $25,000. On September 24, 2020, the Company effectuated a 2.5-for-1 stock split. On October 5, 2020, the Sponsor returned to the Company, at no cost, an aggregate of 8,625,000 Founder Shares, which the Company cancelled, resulting in an aggregate of 5,750,000 Founder Shares outstanding and held by the Sponsor. All share and per share amounts have been retroactively restated. In addition, in October and November 2020, the Sponsor transferred 20,000 Founder Shares to each of the independent directors of the Company. The Founder Shares will automatically convert into shares of Class A common stock at the time of the consummation of the Business Combination and are subject to certain transfer restrictions.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 500,000 Private Placement Units at a price of $10.00 per Private Placement Unit ($5,000,000 in the aggregate). Each Private Placement Unit consists of one share of Class A common stock and one-third of one warrant (the “Private Placement Warrants”). Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Units have been added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Private Placement Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

Underwriter

The lead underwriter is an affiliate of the Sponsor (see Note 6).

Business Combination Marketing Agreement

The Company has engaged Cantor Fitzgerald & Co. (“CF&Co.”), an affiliate of the Sponsor, as an advisor in connection with the Business Combination to assist the Company in holding meetings with its stockholders to discuss the Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay CF&Co. a cash fee (the “Marketing Fee”) for such services upon the consummation of the Business Combination in an amount of $8,650,000, which is equal to 3.5% of the gross proceeds of the base offering in the Initial Public Offering and 5.5% of the gross proceeds from the full exercise of the underwriters’ over-allotment option.

Related Party Loans

The Sponsor made available to the Company, under the Pre-IPO Note, up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. Prior to closing the Initial Public Offering, the amount outstanding under the Pre-IPO Note was $139,870. The Pre-IPO Note was non-interest bearing and was repaid in full upon the completion of the Initial Public Offering.

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor has committed, pursuant to the Sponsor Loan, up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements, including $10,000 per month for office space, administrative and shared personnel support services that will be paid to the Sponsor, after the Initial Public Offering and prior to the Company’s initial Business Combination. On April 30, 2021, the Sponsor funded the amount needed to extend the Company’s time to consummate its initial Business Combination from May 17, 2021 to September 17, 2021 and agreed to fund the amount needed to further extend the Company’s time to consummate its initial Business Combination to January 17, 2022, if necessary. In connection therewith, the Company issued the Sponsor a promissory note in the amount of $2,300,000 and an additional amount of $0.10 per Public Share was deposited in the Trust Account. As of June 30, 2021 and December 31, 2020, there was approximately $3,461,000 and $428,000, respectively, outstanding under the loans payable by the Company to the Sponsor, including approximately $1,161,000 and $428,000, respectively, outstanding under the Sponsor Loan and an additional $2,300,000 and $0, respectively, outstanding under the loan payable to the Sponsor as a result of the extension of the Combination Period from May 17, 2021 to September 17, 2021.

If the Sponsor Loan is insufficient to cover the working capital requirements of the Company, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.

The Sponsor pays expenses on the Company’s behalf. The Company reimburses the Sponsor for such expenses paid on its behalf. The unpaid balance is included in Payables to related parties on the accompanying balance sheet. As of June 30, 2021 and December 31, 2020, the Company had accounts payable outstanding to the Sponsor for such expenses paid on the Company’s behalf of approximately $109,000 and $4,300, respectively.

The Company may extend the initial period of time to consummate a Business Combination up to four times, each by an additional four months (for a total of 22 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $2,300,000 ($0.10 per Public Share), up to an aggregate of $9,200,000, or $0.10 per Public Share, on or prior to the date of the applicable deadline, for each four month extension. Any such payments would be made by the Sponsor pursuant to a non-interest bearing loan issued by the Company which would be due and payable on the consummation of the Business Combination out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, it may repay such loans solely from assets not held in the Trust Account, if any. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination. On April 30, 2021, the Sponsor funded the amount needed to extend the Company’s time to consummate its initial Business Combination from May 17, 2021 to September 17, 2021 and agreed to fund the amount needed to further extend the Company’s time to consummate its initial Business Combination to January 17, 2022, if necessary. In connection therewith, the Company issued to the Sponsor a promissory note in the amount of $2,300,000 (see Note 1). The Company has the additional option to extend the period of time to consummate a Business Combination up to three additional times each by an additional four months, for a total of up to 22 months from the closing of the Initial Public Offering to complete the Initial Business Combination.

Note 5 — Commitments and Contingencies

Registration and Stockholder Rights

Pursuant to a registration rights agreement entered into on November 12, 2020, the holders of Founder Shares and Private Placement Units (and component securities) are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted CF&Co., the lead underwriter and an affiliate of the Sponsor, a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. CF&Co. exercised the over-allotment option in full concurrent with the closing of the Initial Public Offering.

The lead underwriter was paid a cash underwriting discount of $4,000,000.

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Initial Public Offering in consideration for its services and expenses as the qualified independent underwriter. The qualified independent underwriter received no other compensation.

Business Combination Marketing Agreement

The Company has engaged CF&Co. as an advisor in connection with the Company’s Business Combination (see above under Underwriting Agreement within this Note 5).

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the pandemic could have an effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6 — Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 2,541,147 and 2,174,226 shares, respectively, of Class A common stock issued and outstanding, excluding 20,958,853 and 21,325,774 shares, respectively, subject to possible redemption. Class A common stock includes 500,000 shares included in the Private Placement Units. The shares of Class A common stock included in the Private Placement Units do not contain the same redemption features contained in the shares sold in the Initial Public Offering.

Class B Common Stock — The Company is authorized to issue 30,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of both June 30, 2021 and December 31, 2020, there were 5,750,000 shares of Class B common stock issued and outstanding. The initial stockholders collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering (not including the Private Placement Units).

Prior to the consummation of the Business Combination, only holders of Class B common stock will have the right to vote on the election of directors. Holders of Class A common stock will not be entitled to vote on the election of directors during such time. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).

On September 24, 2020, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split. On October 5, 2020, the Sponsor returned to the Company, at no cost, an aggregate of 8,625,000 Founder Shares, which were cancelled. The foregoing transactions resulted in an aggregate of 5,750,000 Founder Shares outstanding and held by the initial stockholders. Share and per share information contained in the unaudited condensed consolidated financial statements have been retroactively adjusted for this split and cancellation.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Note 7 — Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.

Note 8 — Fair Value Measurements on a Recurring Basis

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs to valuation techniques used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These three levels of the fair value hierarchy are:

•	Level 1 measurements — unadjusted observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2 measurements — inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3 measurements — unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020, and indicate the fair value hierarchy of the inputs that the Company utilized to determine such fair value.

June 30, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account — U.S. Treasury Securities	$232,305,815	$—	$—	$232,305,815

Liabilities:
Warrant liability	$12,343,333	$268,332	$—	$12,611,665

December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account — U.S. Treasury Securities	$230,000,819	$—	$—	$230,000,819

Liabilities:
Warrant liability	$—	$—	$12,061,764	$12,061,764

Level 1 assets as of June 30, 2021 and December 31, 2020 include investments in a money market fund that holds U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Warrant Liability

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liability on the Company’s balance sheet. The warrant liability is measured at fair value at inception and on a recurring basis, with any subsequent changes in fair value presented within change in fair value of warrant liability in the Company’s statement of operations.

Initial Measurement

The Company established the initial fair value for the Warrants on November 17, 2020, the date of the closing of the Initial Public Offering, and subsequent fair value as of December 31, 2020. As of December 31, 2020, the Public Warrants and Private Placement Warrants were measured at fair value on a recurring basis using an Options Pricing Model (the “OPM”). The Company allocated the proceeds received from (i) the sale of Units in the Initial Public Offering (which is inclusive of one share of Class A common stock and one-third of one Public Warrant), (ii) the sale of the Private Placement Units (which is inclusive of one share of Class A common stock and one-third of one Private Placement Warrant), and (iii) the issuance of Class B common stock, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption. The Warrants were classified as Level 3 at the initial measurement date and as of December 31, 2020 due to the use of unobservable inputs.

The Company utilized the OPM to value the Warrants as of December 31, 2020, with any subsequent changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability as of December 31, 2020 was determined using Level 3 inputs. Inherent in the OPM are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimated the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the Warrants. The risk-free interest rate was based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the Warrants. The expected life of the Warrants was assumed to be equivalent to their remaining contractual term. The dividend rate was based on the historical rate, which the Company anticipated to remain at zero. The aforementioned warrant liability is not subject to qualified hedge accounting.

The following table provides quantitative information about the inputs utilized by the Company in the fair value measurement of the Warrant as of December 31, 2020:

December 31, 2020
Risk-free interest rate	0.5%
Expected term (years)	5
Expected volatility	17.5%
Exercise price	$11.50
Stock price	$10.73
Dividend yield	0.0%

Subsequent Measurement

As of June 30, 2021, the fair measurement of the Public Warrants was reclassified from Level 3 to Level 1 due to the use of an observable quoted price in an active market. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of the Private Placement Warrants is equivalent to that of the Public Warrants. As such, the Private Placement Warrants were reclassified from Level 3 to Level 2 during the six months ended June 30, 2021.

As of June 30, 2021, the aggregate fair values of the Private Placement Warrants and Public Warrants were $0.3 million and $12.3 million, respectively.

The following table presents the changes in the fair value of warrant liability:

	Private Placement	Public	Warrant Liability
Fair value as of December 31, 2020	$256,632	$11,805,132	$12,061,764
Change in valuation inputs or other assumptions(1)	(21,633)	(995,134)	(1,016,767)

Fair Value as at March 31, 2021	234,999	10,809,998	11,044,997
Change in valuation inputs or other assumptions(1)	33,333	1,533,335	1,566,668

Fair value as of June 30, 2021(2)	$268,332	$12,343,333	$12,611,665

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liability in the statement of operations.
(2)

Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) for Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $11.0 million during the six months ended June 30, 2021. There were no transfers between levels during the three months ended June 30, 2021.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the financial statements date through the date that the unaudited condensed consolidated financial statements were available to be issued and determined that there have been no events that have occurred that would require adjustments to the disclosures in the unaudited condensed consolidated financial statements, except as set out below.

On July 21, 2021, the Company filed the Proxy Statement with respect to the special meeting of stockholders to be held in connection with the previously announced business combination with AEye (see

Note 1) to approve the Merger Agreement and the other proposals set forth in the Proxy Statement. In addition, on July 21, 2021, the Company issued a press release announcing that the SEC declared effective the Form S-4, the Company has filed the Proxy Statement, the Company established July 12, 2021 as the record date for such special meeting of stockholders and that such special meeting of stockholders will be held on August 12, 2021 at 9:30 a.m. Eastern time.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

CF Finance Acquisition Corp. III

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CF Finance Acquisition Corp. III (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 4, 2021

CF FINANCE ACQUISITION CORP. III

BALANCE SHEETS

	December 31,
	2020	2019
	(restated)
Assets:
Current assets:
Cash	$1,250	$25,000
Prepaid expenses	437,500	—

Total current assets	438,750	25,000
Other assets	364,583	—
Cash equivalents held in Trust Account	230,000,819	—

Total Assets	$230,804,152	$25,000

Liabilities and Stockholders’ Equity:
Current liabilities:
Accrued expenses	$28,099	$98
Payables to related party	4,295	2,351
Sponsor loan – promissory notes	427,612	—
Franchise tax payable	24,615	—
Income tax payable	26	—

Total current liabilities	484,647	2,449
Warrant liability	12,061,764	—

Total liabilities	12,546,411	2,449

Commitments and Contingencies
Class A common stock, 21,325,774 and -0- shares subject to possible redemption at $10.00 per share as of December 31, 2020 and 2019, respectively	213,257,740	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 2,174,226 and -0- shares issued and outstanding (excluding 21,325,774 and -0- shares subject to possible redemption) as of December 31, 2020 and 2019, respectively	217	—
Class B common stock, $0.0001 par value; 30,000,000 shares authorized; 5,750,000 shares issued and outstanding as of December 31, 2020 and 2019	575	575	(1)
Additional paid-in capital	7,884,457	24,425
Accumulated deficit	(2,885,248)	(2,449)

Total Stockholders’ Equity	5,000,001	22,551

Total Liabilities and Stockholders’ Equity	$230,804,152	$25,000

(1)

This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split and subsequent return to the Company, which resulted in cancellation of 8,625,000 Founder Shares (see Note 6).

The accompanying notes are an integral part of these financial statements.

CF FINANCE ACQUISITION CORP. III

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2020	2019
	(restated)
General and administrative costs	$115,204	$98
Administrative expenses – related party	14,333	—
Franchise tax expense	24,165	450

Loss from operations	(153,702)	(548)
Interest income on investments held in Trust Account	819	—

Change in fair value of warrant liability	(2,729,916)	—

Loss before income tax expense	(2,882,799)	(548)
Net loss	$(2,882,799)	$(548)

Weighted average number of common shares outstanding:
Class A – Public shares	23,000,000	—
Class A – Private placement	500,000	—
Class B – Common stock	5,090,659	5,000,000 (1)
Basic and diluted net income (loss) per share:
Class A – Public shares	$0.00	$—
Class A – Private placement	$(0.52)	$—
Class B – Common stock	$(0.52)	$(0.00)

(1)

Excludes an aggregate of up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised in full by the underwriter. This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split and subsequent return to the Company, which resulted in cancellation of 8,625,000 Founder Shares (see Note 6).

The accompanying notes are an integral part of these financial statements.

CF FINANCE ACQUISITION CORP. III

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the years ended December 31, 2020 (restated) and 2019
	Common Stock					Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares		Amount
Balance – December 31, 2018	—	$—	5,750,000	(1)	$575	$24,425	$(1,901)	$23,099

Net loss	—	—	—		—	—	(548)	(548)

Balance – December 31, 2019	—	$—	5,750,000	(1)	$575	$24,425	$(2,449)	$22,551

Sale of Class A common stock in initial public offering	23,000,000	2,300	—		—	220,864,401	—	220,866,701
Sale of private placement Class A common stock to Sponsor in private placement	500,000	50	—		—	4,801,401	—	4,801,451
Offering costs	—	—	—		—	(4,550,163)	—	(4,550,163)
Class A common stock subject to possible redemption	(21,325,774)	(2,133)	—		—	(213,255,607)	—	(213,257,740)
Net loss	—	—	—		—	—	(2,882,799)	(2,882,799)

Balance – December 31, 2020	2,174,226	$217	5,750,000		$575	$7,884,457	$(2,885,248)	$5,000,001

(1)

This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split and subsequent return to the Company, which resulted in cancellation of 8,625,000 Founder Shares (see Note 6).

The accompanying notes are an integral part of these financial statements.

CF FINANCE ACQUISITION CORP. III

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2020	2019
	(restated)
Cash Flows from Operating Activities:
Net loss	$(2,882,799)	$(548)
Adjustments to reconcile net loss to net cash provided by operating activities:
General and administrative expenses paid by related party	101,060	1,001
Interest income on investments held in Trust Account	(819)	—
Change in fair value of warrant liability	2,729,916	—
Changes in operating assets and liabilities:
Accrued expenses	28,001	(453)
Franchise tax payable	24,615	—
Income tax payable	26	—

Net cash provided by operating activities	—	—

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(230,000,000)	—

Net cash used in investing activities	(230,000,000)	—

Cash Flows from Financing Activities:
Proceeds from note payable to related party	427,612	—
Deferred offering costs paid by related party	139,870	—
Repayment of note payable to related party	(1,041,069)	—
Proceeds from collection of stock subscription receivable from stockholder	—	25,000
Proceeds received from initial public offering	230,000,000	—
Proceeds received from private placement	5,000,000	—
Offering costs paid	(4,550,163)	—

Net cash provided by financing activities	229,976,250	25,000

Net change in cash	(23,750)	25,000
Cash – beginning of the period	25,000	—

Cash – end of the period	$1,250	$25,000

Supplemental disclosure of noncash activities:
Offering costs included in note payable	$139,870	$—

General and administrative expenses paid by related party	$1,043,013	$—

Initial classification of warrant liability	$9,331,848	$—

Change in Class A common stock subject to possible redemption	$213,257,740	$—

The accompanying notes are an integral part of these financial statements.

CF FINANCE ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation

CF Finance Acquisition Corp. III (the “Company”) was incorporated in Delaware on March 15, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for purpose of consummating a Business Combination, the Company intends to focus its search on companies operating in the financial services, healthcare, real estate services, technology and software industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not yet commenced operations. All activity through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on U.S. Treasury Securities and cash equivalents from the proceeds derived from the Initial Public Offering, and recognized changes in the fair value of warrant liability as other income (expense).

The Company’s sponsor is CF Finance Holdings III, LLC (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective on November 12, 2020. On November 17, 2020, the Company consummated the Initial Public Offering of 23,000,000 units (each, a “Unit” and with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including 3,000,000 Units sold upon the exercise of the underwriters’ overallotment option in full, at a purchase price of $10.00 per Unit, generating gross proceeds of $230,000,000, which is described in Note 4. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Initial Public Offering and will expire 5 years after the completion of the Business Combination, or earlier upon redemption or liquidation.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 500,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit to the Sponsor in a private placement, generating gross proceeds of $5,000,000, which is described in Note 5.

The proceeds of the Private Placement Units were deposited into the Trust Account (as defined below) and will be used to fund the redemption of the Public Shares subject to the requirements of applicable law (see Note 5).

Offering costs amounted to approximately $4,600,000, consisting of $4,100,000 of underwriting fees and approximately $500,000 of other costs.

Following the closing of the Initial Public Offering and sale of Private Placement Units on November 17, 2020, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units (see Note 5) was placed in a trust account (“Trust Account”) located in the United States at UMB Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, which may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share). The per share amount to be distributed to public stockholders who redeem the Public Shares will not be reduced by the Marketing Fee (as defined below in Note 5). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation (as may be amended, the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the Business Combination is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5), their shares underlying the Private Placement Units and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares held by the initial stockholders in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Failure to Consummate a Business Combination — The Company has until May 17, 2021 or prior to the expiration of the applicable four-month extension period, as described below, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination by the end of the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

If the Company anticipates that it may not be able to consummate a Business Combination by May 17, 2021, and subject to the Sponsor depositing additional funds into the Trust Account as set out below, the time to consummate a Business Combination shall be extended for an additional four months up to four times, for a total of up to 22 months to complete a Business Combination. The stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate a Business Combination to be extended, the Sponsor or its affiliates or permitted designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $2,300,000 ($0.10 per Public Unit), on or prior to the date of the applicable deadline, for each of the available four month extensions providing a total possible business combination period of 22 months at a total payment value of $9,200,000 ($0.10 per Public Unit). Any such payments would be made in the form of a non-interest bearing loan which would be due and payable on the consummation of the Business Combination out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, it may repay such loans solely from assets not held in the Trust Account, if any. The Sponsor and its affiliates or designees intend, but are not obligated, to fund the Trust Account to extend the time for the Company to complete our initial business combination.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, except for the Company’s independent registered public accounting firm, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2020, the Company had $1,250 of cash in its operating account, working capital deficit of $45,897, and approximately $800 of interest income in the Trust Account available to pay franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses).

The Company’s liquidity needs through December 31, 2020 have been satisfied through a contribution of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, the loan of approximately $140,000 from the Sponsor pursuant to a promissory note (the “Pre-IPO Note”) (see Note 5), the proceeds from the sale of the Private Placement Units not held in the Trust Account, and the Sponsor Loan (as defined below). The Company fully repaid the Pre-IPO Note upon completion of the Initial Public Offering. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor has committed up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements after the Initial Public Offering and prior to the Company’s initial Business Combination (the “Sponsor Loan”). If the Sponsor Loan is insufficient, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors intend, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of December 31, 2020, there was approximately $428,000 outstanding under the Sponsor Loan.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective target businesses, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination. The Company also intends, but is not obligated to, utilize extensions available to extend the Business Combination Period, if necessary. It is the current intention of the Sponsor to exercise, at a minimum, two four month extensions should a Business Combination not occur, as noted above, such that the life of the Company will be at least one year and one day from the issuance of these financial statements.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

As described in Note 2 — Restatement of Previously Issued Financial Statements, the Company’s financial statements for the year ended December 31, 2020 are restated in this Annual Report on Form 10-K/A (Amendment No. 1) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued financial statements for such periods. The restated financial statements are indicated as “Restated” in the financial statements and accompanying notes, as applicable. See Note 2 — Restatement of Previously Issued Financial Statements for further discussion.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Restatement of Previously Issued Financial Statements

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to being treated as equity. The Company previously accounted for the Warrants as components of equity.

In light of the SEC Staff Statement, the Company reevaluated the accounting treatment of (i) the 7,666,666 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 166,666 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”, (see Note 4, Note 5 and Note 9).

Specifically, pursuant to their terms, the exercise of the Public Warrants and Private Placement Warrants may be settled in cash upon the occurrence of a tender offer or exchange that involves 50% or more of the Company’s Class A shareholders. Because not all of the shareholders need to participate in such tender offer or exchange to trigger the potential cash settlement and the Company does not control the occurrence of such an event, management concluded that the Public Warrants and Private Placement Warrants do not meet the Accounting Standards Codification, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815-40”) conditions of equity classification.

As the Warrants meet the definition of a derivative under ASC 815, Derivatives and Hedging (“ASC 815”), the Warrants should be recorded as liabilities on the balance sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement (“ASC 820”), with any subsequent changes in fair value recognized in the Company’s statement of operations in the period of change.

After management’s evaluation, the Company’s management and the audit committee of the Company’s board of directors concluded that it is appropriate to restate the Company’s previously issued financial statements as of December 31, 2020 and for the period then ended, as previously reported in its Form 10-K. The restated classification and reported values of the Warrants as accounted for under ASC 815-40 are included in the financial statements herein.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:

	As Previously Reported	Adjustment	Restated
Balance Sheet as of December 31, 2020
Warrant liability	$—	$12,061,764	$12,061,764
Total liabilities	484,647	12,061,764	12,546,411
Class A common stock subject to possible redemption	225,319,500	(12,061,760)	213,257,740
Class A common stock	97	120	217
Additional paid-in capital	5,154,665	2,729,792	7,884,457
Accumulated deficit	(155,332)	(2,729,916)	(2,885,248)
Total stockholders’ equity	$5,000,005	$(4)	$5,000,001

Statement of Operations for the year ended December 31, 2020
Change in fair value of warrant liability	$—	$(2,729,916)	$(2,729,916)
Loss before income tax expense	(152,883)	(2,729,916)	(2,882,799)
Net loss	(152,883)	(2,729,916)	(2,882,799)
Basic and diluted net loss per share, Class A – Public shares	$0.00	$0.00	$0.00
Basic and diluted net loss per share, Class A – Private placement	$(0.03)	$(0.49)	$(0.52)
Basic and diluted net loss per share, Class B – Common stock	$(0.03)	$(0.49)	$(0.52)

Statement of Cash Flows for the year ended December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(152,883)	$(2,729,916)	$(2,882,799)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in fair value of warrant liability	—	2,729,916	2,729,916
Net cash provided by operating activities	—	—	—
Non-Cash Investing and Financing Activities:
Initial classification of warrant liability	$—	$9,331,848	$9,331,848
Change in Class A common stock subject to possible redemption	$225,319,500	$(12,061,760)	$213,257,740

The impact to the balance sheet dated November 17, 2020, filed on Form 8-K on November 23, 2020 related to the impact of accounting for Public and Private Placement Warrants as liabilities at fair value resulted in a $9.3 million increase to the warrant liability line item on the audited balance sheet as of November 17, 2020 and a decrease to the Class A common stock subject to possible redemption line item on the audited balance sheet.

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account as of December 31, 2020 and 2019. The balance of the Company’s investments held in Trust Account as of December 31, 2020 is comprised of cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000, and cash equivalents held in Trust Account. For the years ended December 31, 2020 and 2019, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

As of December 31, 2020, the carrying values of cash, accrued expenses payables to related party, the Sponsor Loan, franchise tax payable and income tax payable approximate their fair values due to the short-term nature of the instruments.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, and other costs incurred in connection with the preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Warrant Liability

The Company evaluated the Public Warrants and Private Placement Warrants (see Note 4, Note 5 and Note 9) in accordance with ASC 815-40 and concluded that pursuant to the terms related to certain tender or exchange offers, the Warrants are precluded from being accounted for as components of equity. As the Warrants meet the definition of a derivative under ASC 815, the Warrants are recorded as liabilities on the balance sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, with any subsequent changes in fair value recognized in statement of operations in the period of change.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, Distinguishing Liabilities from Equity. Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 21,325,774 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Loss Per Common Share

Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 7,833,332 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per common share is the same as basic earnings per common share for the periods presented.

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for shares of Class A common stock is calculated by dividing the interest income on investments held in Trust Account, net of applicable taxes available to be withdrawn from the Trust Account by the weighted average number of shares of Class A common stock outstanding for the period, excluding 500,000 shares of Class A common stock held by the Sponsor, which is not subject to redemption. Net loss per share, basic and diluted for shares of Class B common stock is calculated by dividing the net income, less income attributable to the shares of redeemable Class A common stock by the weighted average number of shares of Class B common stock and 500,000 shares of Class A common stock held by the Sponsor and outstanding for the period.

The following table reflects the calculation of basic and diluted net income (loss) per common share:

	For the Year Ended December 31,
	2020	2019
Redeemable Class A common shares
Numerator: earnings allocable to redeemable Class A common shares
Interest income on investments held in Trust Account	$819	$—

Less franchise tax available to be withdrawn from the Trust Account	$819	$—
Net income	$—	$—
Denominator: weighted average number of redeemable Class A common share	23,000,000	—

	For the Year Ended December 31,
	2020	2019
Basic and diluted net income per redeemable Class A common share	$0.00	$—
Non-redeemable Class A and Class B common shares
Numerator: net loss minus redeemable net earnings
Loss from operations	$(153,702)	$(548)
Less franchise tax available to be withdrawn from Trust Account	818
Change in fair value of warrant liability attributable to non-redeemable Class A common shares	$(2,729,916)	$—

Non-redeemable net loss	$(2,882,799)	$(548)
Denominator: weighted average number of non-redeemable Class A and Class B common shares
Non-redeemable Class A private placement and Class B common shares, basic and diluted	5,590,659	5,000,000
Basic and diluted net loss per non-redeemable Class A private placement and Class B common share	$(0.52)	$(0.00)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, Income Taxes (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

No amounts were accrued for the payment of interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 4 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units at a price of $10.00 per Unit, including 3,000,000 Units sold upon exercise of the underwriters’ overallotment option in full. Each Unit consists of one share of Class A common stock, and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). No fractional warrants will be issued upon separation of the Units and only whole warrants will trade.

Note 5 — Related Party Transactions

Founder Shares

In March 2016, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $25,000. On September 24, 2020, the Company effectuated a 2.5-for-1 stock split. On October 5, 2020, the Sponsor returned to the Company, at no cost, an aggregate of 8,625,000 Founder Shares, which the Company cancelled, resulting in an aggregate of 5,750,000 Founder Shares outstanding and held by the Sponsor. All share and per share amounts have been retroactively restated. In addition, in October and November 2020, the Sponsor transferred 20,000 Founder Shares to two of the independent directors of the Company. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination and are subject to certain transfer restrictions.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 500,000 Private Placement Units at a price of $10.00 per Private Placement Unit ($5,000,000 in the aggregate). Each Private Placement Unit consists of one share of Class A common stock and one-third of one warrant. Each whole warrant sold as part of the Private Placement Units is exercisable for one whole share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Units have been added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the warrants included in the Private Placement Units will expire worthless. The warrants included in the Private Placement Units will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

Underwriter

The lead underwriter is an affiliate of the Sponsor (see Note 6).

Business Combination Marketing Agreement

The Company has engaged Cantor Fitzgerald & Co., an affiliate of the Sponsor, as an advisor in connection with the Business Combination to assist the Company in holding meetings with its stockholders to discuss the Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay Cantor Fitzgerald & Co. a cash fee (“Marketing Fee”) for such services upon the consummation of the Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the base offering in the Initial Public Offering, and 5.5% of the gross proceeds from the full exercise of the underwriters’ over-allotment option.

Related Party Loans

The Sponsor made available to the Company, under the Pre-IPO Note, up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. Prior to closing the Initial Public Offering, the amount outstanding under the Pre-IPO Note was $139,870. The Pre-IPO Note was non-interest bearing and was repaid in full upon the completion of the Initial Public Offering.

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor has committed, pursuant to the Sponsor Loan, up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements, including $10,000 per month for office space, administrative and shared personnel support services that will be paid to the Sponsor, after the Initial Public Offering and prior to the Company’s initial Business Combination. As of December 31, 2020, the Company had borrowed approximately $428,000 under the Sponsor Loan.

If the Sponsor Loan is insufficient to cover the working capital requirements of the Company, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest.

The Sponsor pays expenses on the Company’s behalf. The Company reimburses the Sponsor for such expenses paid on its behalf. The unpaid balance is included in Payables to related parties on the accompanying balance sheet. As of December 31, 2020, the Company had accounts payable outstanding to Sponsor for such expenses paid on the Company’s behalf of approximately $4,300.

The Company may extend the period of time to consummate a Business Combination up to four times, each by an additional four months (for a total of 22 months to complete a Business Combination). It is the current intention of the Sponsor to exercise, at a minimum, two four-month extensions should a Business Combination not occur, as noted above, such that the life of the Company will be at least one year and one day from the issuance of the financial statement. In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $2,300,000 ($0.10 per Public Share), up to an aggregate of $9,200,000, or $0.10 per Public Share, on or prior to the date of the applicable deadline, for each four month extension. Any such payments would be made in the form of a non-interest bearing loan which would be due and payable on the consummation of the Business Combination out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, it may repay such loans solely from assets not held in the Trust Account, if any. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination (see Note 1).

Note 6 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on November 12, 2020, the holders of Founder Shares and Private Placement Units (and component securities) are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted Cantor Fitzgerald & Co., the lead underwriter and an affiliate of the Sponsor, a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. Cantor Fitzgerald & Co. exercised the over-allotment option in full concurrent with the closing of the Initial Public Offering.

The lead underwriter was paid a cash underwriting discount of $4,000,000.

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Initial Public Offering in consideration for its services and expenses as the qualified independent underwriter. The qualified independent underwriter received no other compensation.

Business Combination Marketing Agreement

The Company has engaged Cantor Fitzgerald & Co. as an advisor in connection with the Company’s Business Combination. (see Note 5).

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have an effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 — Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 2,174,226 shares of Class A common stock issued and outstanding, excluding 21,325,774 shares subject to possible redemption. Class A common stock includes 500,000 shares included in Private Placement Units. There were no shares of Class A common stock issued and outstanding as of December 31, 2019. The shares of Class A common stock included in the Private Placement Units do not contain the same redemption features contained in the shares sold in the Initial Public Offering.

Class B Common Stock — The Company is authorized to issue 30,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of both December 31, 2020 and 2019, there were 5,750,000 shares of Class B common stock issued and outstanding. The initial stockholders collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering (not including the Private Placement Units).

Only holders of Class B common stock will have the right to vote on the election of directors until completion of the Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).

On September 24, 2020, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split. On October 5, 2020, the Sponsor returned to the Company, at no cost, an aggregate of 8,625,000 Founder Shares, which were cancelled. The foregoing transactions resulted in an aggregate of 5,750,000 Founder Shares outstanding and held by the initial stockholders. Share and per share information contained in the financial statements have been retroactively adjusted for this split and cancellation.

Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The warrants included in the Private Placement Units are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the warrants included in the Private Placement Units and the Class A common stock issuable upon the exercise of the warrants included in the Private Placement Units are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the warrants included in the Private Placement Units will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the warrants included in the Private Placement Units are held by someone other than the initial purchasers or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants (except with respect to the warrants included in the Private Placement Units):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Income Taxes

The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. There was no income tax expense for the years ending December 31, 2020 and 2019.

The income tax provision (benefit) consists of the following for the years ended December 31, 2020 and 2019:

	December 31,
	2020	2019
Current
Federal	$(4,908)	$(95)
State	—	—
Deferred
Federal	(600,500)	(20)
State	—	—
Change in valuation allowance	605,408	115

Income tax provision expense	$—	$—

The Company’s net deferred tax assets are as follows as of December 31, 2020 and 2019:

	December 31,
	2020	2019
Deferred tax asset	$573,282	$—
Mark-to-Market Adjustments
Startup/Organizational Costs	27,218	20
Net operating loss carryforwards	4,908	95

Total deferred tax assets	605,408	115
Valuation Allowance	(605,408)	(115)

Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

There were no unrecognized tax benefits as of December 31, 2020 and 2019. No amounts were accrued for the payment of interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows for the years ended December 31, 2020 and 2019:

	December 31,
	2020	2019
Statutory Federal income tax rate	21.0%	21.0%
Change in Valuation Allowance	(21.0)%	(21.0)%

Income Taxes Benefit	0.0%	0.0%

Note 9 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account U.S. Treasury Securities	$230,000,819	$—	$—	$230,000,819

Liabilities:
Warrant liability	$—	$—	$12,061,764	$12,061,764

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the year ended December 31, 2020.

Level 1 instruments include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Warrant Liability

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liability on the Company’s balance sheet. The warrant liability is measured at fair value at inception and on a recurring basis, with any subsequent changes in fair value presented within change in fair value of warrant liability in the Company’s statement of operations.

Initial Measurement and Subsequent Measurement

The Company established the initial fair value for the Warrants on November 17, 2020, the date of the closing of the Initial Public Offering, and subsequent fair value as of December 31, 2020. The Public Warrants and Private Placement Warrants are measured at fair value on a recurring basis, using an Options Pricing Model (the “OPM”). The Company allocated the proceeds received from (i) the sale of Units in the IPO (which is inclusive of one share of Class A common stock and one-third of one Public Warrant), (ii) the sale of the Private Placement Units (which is inclusive of one share of Class A common stock and one-third of one Private Placement Warrant), and (iii) the issuance of Class B common stock, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption. The Warrants were classified as Level 3 at the initial measurement date and as of December 31, 2020 due to the use of unobservable inputs.

The Company utilizes the OPM to value the Warrants at each reporting period, with any subsequent changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in the OPM are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the Warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the Warrants. The expected life of the Warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The aforementioned warrant liability is not subject to qualified hedge accounting.

The following table provides quantitative information regarding Level 3 fair value measurements:

	November 17, 2020 (Initial Measurement)	December 31, 2020
Risk-free interest rate	0.5%	0.5%
Expected term (years)	5	5
Expected volatility	17.5%	17.5%
Exercise price	$11.50	$11.50
Stock price	$10.00	$10.73
Dividend yield	0.0%	0.0%

The following table presents the changes in the fair value of warrant liability:

	Private Placement	Public	Warrant Liability
Fair value as of January 1, 2020	$—	$—	$—
Initial measurement on November 17, 2020	198,549	9,133,299	9,331,848
Change in valuation inputs or other assumptions(1)	58,083	2,671,833	2,729,916

Fair value as of December 31, 2020	$256,632	$11,805,132	$12,061,764

(1)	Changes in valuation inputs or other assumptions are recognized in Change in fair value of warrant liability in the statement of operations.

Note 10 — Subsequent Events

On February 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Meliora Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and AEye, Inc., a Delaware corporation (“AEye”), a provider of high-performance, active LiDAR systems for vehicle autonomy, advanced driver assistance systems and robotic vehicle applications. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the closing of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into AEye (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), whereby the separate corporate existence of Merger Sub will cease and AEye will be the surviving corporation of the Merger and become a wholly owned subsidiary of the Company. Contemporaneously with the execution of the Merger Agreement, the Company entered into separate Subscription Agreements (the “Subscription Agreements”) with a number of subscribers (each a “Subscriber”), including the Sponsor, pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers at the Closing, an aggregate of 22.5 million shares of Class A common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $225 million (the “PIPE Investments”), with the Sponsor’s Subscription Agreement accounting for $9.5 million of such aggregate PIPE Investments (of which the Sponsor has assigned $4.5 million of its subscription to an unrelated third-party) The board of directors of each of AEye and the Company have unanimously approved the Transactions. The closing of the Transactions will require the approval of the stockholders of AEye and the Company, and is subject to other customary closing conditions, including the receipt of certain regulatory approvals. On April 30, 2021, the Company entered into Amendment No. 1 to the Merger Agreement with Merger Sub and AEye. In addition, on April 30, 2021, the Sponsor funded the amount needed to extend the Company’s time to consummate its initial business combination from May 17, 2021 to September 17, 2021.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued and determined that there have been no events that have occurred that would require adjustments to the disclosures in the financial statements, except for the events described above.